 Filed pursuant to Rule 424(b)(2)
 1933 Act File No. 333-237583
PROSPECTUS SUPPLEMENT
600,000 Shares
EAGLE POINT INCOME COMPANY INC.
COMMON STOCK
$18.45 per Share
We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended. Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in junior debt tranches of collateralized loan obligations, or “CLOs,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We focus on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s Investors Service, Inc., or “Moody’s,” Standard & Poor’s, or “S&P,” or Fitch Ratings, Inc., or “Fitch,” and/or other applicable nationally recognized statistical rating organizations. We refer to such debt tranches in this prospectus supplement as “BB-Rated CLO Debt.” We may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to 35% of our total assets (at the time of investment) in CLO equity securities. We expect our investments in CLO equity securities to primarily reflect minority ownership positions. CLO junior debt and equity securities are highly leveraged, and therefore the CLO securities in which we intend to invest are subject to a higher degree of loss since the use of leverage magnifies losses. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.” We may also invest in other securities and instruments that our investment adviser believes are consistent with our investment objectives. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity, are unrated and are considered speculative with respect to timely payment of interest and repayment of principal. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.
Eagle Point Income Management LLC, or “Eagle Point Income Management” or the “Adviser,” our investment adviser, manages our investments subject to the supervision of our board of directors. An affiliate of the Adviser, Eagle Point Credit Management LLC, or “Eagle Point Credit Management,” provides investment professionals and other resources to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to conduct its operations. As of September 30, 2021, the Adviser, collectively with Eagle Point Credit Management, had approximately $5.9 billion in total assets under management, including capital commitments that were undrawn as of such date. Eagle Point Administration LLC, an affiliate of the Adviser, or the “Administrator,” serves as our administrator.
We are offering 600,000 shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock and 5.00% Series A Term Preferred Stock due 2026 trade on the New York Stock Exchange (“NYSE”) under the symbols “EIC” and “EICA,” respectively. The reported closing price for our common stock on October 27, 2021 was $19.19 per share. We determine the net asset value, or “NAV,” per share of our common stock on a quarterly basis. The unaudited NAV per share of our common stock on June 30, 2021 (the last date prior to the date of this prospectus supplement as of which we determined our NAV) was $17.38. Management’s unaudited estimate of the range of our net asset value per share of our common stock as of September 30, 2021 was between $17.67 and $17.71.
As of October 27, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $45.1 million, which was calculated based on 2,330,965 shares of outstanding common stock held by non-affiliates and on a price per share of $19.36, the closing price of our common stock on October 22, 2021 which is within sixty days prior to the date of this prospectus supplement. Pursuant to certain SEC rules, we may sell our securities in a public primary offering with a value that may not exceed more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have sold 59,368 shares of our common stock yielding net proceeds to us of approximately $1.0 million pursuant to the SEC rules noted above during the 12 calendar months prior to and including the date of this prospectus supplement.

Even if shares of the common stock are listed on an exchange, such shares may be thinly traded and you may experience losses if you sell on the secondary market under these conditions. Investors who purchase shares of the common stock at a premium may experience losses under certain circumstances. We may borrow funds to make investments. As a result we would be exposed to the risk of borrowing (also known as leverage) which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested thereby increasing the risk associated with investing in our common stock.
Shares of common stock of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their net asset value. If our shares of common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers of our securities.
Investing in our common stock involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any shares of common stock, you should read the discussion of the principal risks of investing in our securities, which are summarized in “Risk Factors” beginning on page S-20 of this prospectus supplement and page 17 of the accompanying prospectus.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in our common stock. Please read these documents before you invest and retain them for future reference. We file annual and semi-annual stockholder reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” To obtain this information free of charge or make other inquiries pertaining to us, please visit our website (www.eaglepointincome.com) or call (844) 810-6501 (toll-free). You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (www.sec.gov).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total(1)
Public offering price	$18.45	$11,070,000
Sales load (underwriting discounts and commissions)	$0.738	$442,800
Proceeds to us (before expenses)(2)(3)	$17.712	$10,627,200

(1)
We have granted the underwriter an option to purchase up to an additional 90,000 shares of our common stock at the public offering price, less the sales load payable by us, for 30 days after the date of this prospectus supplement to cover over-allotments, if any. If such option is exercised in full, the total sales load paid by us will be $509,220, and total proceeds to us, before expenses, will be $12,221,280. See “Underwriting.”

(2)
Total offering expenses payable by us, excluding sales load, are estimated to be $230,000.

(3)
The proceeds to us before expenses will be reduced by the $0.12 per share distribution on common stock to be paid on November 30, 2021 for any shares issued pursuant to the underwriter’s over-allotment option after the November 10, 2021 record date.

The underwriter expects to deliver the shares on or about November 2, 2021
Sole Bookrunning Manager
B. Riley Securities
The date of this prospectus supplement is October 29, 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us that relates to this offering. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that relates to this offering is accurate only as of the date on the front cover of this prospectus supplement, and the information appearing in the accompanying prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sales of the common stock. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates. We will update these documents to reflect material changes only as required by law. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where such offers are permitted.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. You should read this prospectus supplement and the accompanying prospectus together with any free writing prospectus that we have authorized for use in connection with this offering and with the additional information described under the heading, “Additional Information” in this prospectus supplement before investing in our common stock.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that is important to a decision to invest in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering of our common stock, including “Risk Factors,” “Additional Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Except where the context suggests otherwise, the terms:
•
The “Company,” “we,” “us” and “our” refer to Eagle Point Income Company Inc., a Delaware corporation or, for periods prior to our conversion to a corporation, EP Income Company LLC, a Delaware limited liability company;

•
“Eagle Point Income Management” and “Adviser” refer to Eagle Point Income Management LLC, a Delaware limited liability company;

•
“Eagle Point Administration” and “Administrator” refer to Eagle Point Administration LLC, a Delaware limited liability company; and

•
“Risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk.

Eagle Point Income Company Inc.
We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act.” We have elected to be treated, and intend to qualify annually, as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code of 1986, as amended, or the “Code,” beginning with our tax year ended December 31, 2018. We were formed on September 28, 2018 as EP Income Company LLC, a Delaware limited liability company, and converted into a Delaware corporation on October 16, 2018.
Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in junior debt tranches of CLOs, that are collateralized by a portfolio consisting primarily of below investment grade
U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We focus on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s, S&P, or Fitch, and/or other applicable nationally recognized statistical rating organizations. We refer to such debt tranches in this prospectus supplement as “BB-Rated CLO Debt.” We may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to 35% of our total assets (at the time of investment) in CLO equity securities. We expect our investments in CLO equity securities to primarily reflect minority ownership positions. We may also invest in other securities and instruments that the Adviser believes are consistent with our investment objectives such as securities issued by other securitization vehicles (such as collateralized bond obligations or “CBOs”). The amount that we will invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans or securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Adviser’s assessment of prevailing market conditions. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity securities, are unrated and are considered speculative with respect to timely payment of interest and repayment of principal. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.
These investment objectives are not fundamental policies of ours and may be changed by our board of directors without prior approval of our stockholders. See “Business.”
We pursue a differentiated strategy within the CLO debt market premised upon our Adviser’s strong emphasis on assessing the skill of CLO collateral managers and analyzing the structure of a CLO.

We believe that the Senior Investment Team’s (as defined below) direct and often longstanding relationships with CLO collateral managers and its CLO structural expertise, and the relative scale of the Adviser and its affiliates in the CLO market are competitive advantages as we seek to achieve our investment objectives. We seek to construct a portfolio of CLO securities that provides varied exposure across several key categories, including:
•
number and investment style of CLO collateral managers; and

•
CLO vintage period.

We believe that we are structured as an efficient vehicle for investors to gain exposure to the types of CLO securities and related investments historically accessed by primarily institutional investors. We believe that our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective without the uncertainty posed by redemptions in an open-end fund structure. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders.
Portfolio
As of September 30, 2021, we estimate that 73.1% of the fair value of our investments was in BB-rated CLO debt, 25.5% was in CLO equity tranches and 1.4% was in B-rated CLO debt. As of September 30, 2021, the weighted average coupon on our CLO debt investments was LIBOR plus 6.32%, the weighted average effective yield on our CLO debt portfolio was 8.21%, the weighted average mark on our CLO debt investments was 96.74%, the weighted average effective yield on our CLO equity investments was 15.83%, and the weighted average effective yield on our entire investment portfolio was 10.12%. As of June 30, 2021, our investments had 22 different CLO collateral managers and an aggregate fair value of $133.1 million. As of June 30, 2021, 74.8% of the fair value of our investments was in BB-rated CLO debt, 23.8% was in CLO equity tranches and 1.4% was in B-rated CLO debt.
Below is an unaudited summary description of our CLO investments held as of September 30, 2021 and June 30, 2021 on a look-through basis and reflects aggregate underlying exposure based on the portfolios of those investments. The information is estimated and derived from CLO trustee reports, custody statements, information received from CLO collateral managers, third party data sources and other statements related to the months of September 2021 and June 2021, respectively:
	September 2021(1)	June 2021(1)
Number of Unique Underlying Loan Obligor	1,369	1,327
Largest exposure to an Individual Obligor	0.91%	0.91%
Average Individual Loan Obligor Exposure	0.07%	0.08%
Top 10 Loan Obligors Exposure	6.20%	6.26%
Currency: USD Exposure	100.00%	100.00%
Indirect Exposure to Senior Secured Loans(2)	98.35%	98.21%
Weighted Average Overcollateralization (“OC”) Cushion Senior to the Security(3)	4.77%	4.69%
Weighted Average Market Value of Loan Collateral	98.62%	98.50%
Weighted Average Stated Loan Spread	3.50%	3.51%
Weighted Average Loan Rating(4)	B+/B	B+/B
Weighted Average Loan Maturity	4.9 years	4.9 years
Weighted Average Remaining CLO Reinvestment Period	2.3 years	2.4 years

(1)
The information presented herein is on a look-through basis to the collateralized loan obligation, or “CLO” and other related investments held by the Company as of September 30, 2021 and June 30, 2021 (except as otherwise noted) and reflects the aggregate underlying exposure of the Company based on the portfolios of those investments. The data is estimated and unaudited and is derived from CLO trustee reports received by the Company and from custody statements and/or other information received from CLO collateral managers and other third party sources. Information relating to the market price of underlying collateral is as of month end; however, with respect to other information shown, depending on when such information was received, the data may reflect a lag in the information reported. As such, while this information was obtained from third party data sources, trustee reports and similar reports, other than market price, it does not reflect actual underlying portfolio characteristics as of September 30, 2021 or June 30, 2021, as the case may be, and this data may not be representative of current or future holdings. The weighted average remaining reinvestment period information is based on the fair value of CLO equity and debt investments held by the Company at the end of the reporting period.
(2)
Data represents aggregate indirect exposure. We obtain our exposure in underlying senior secured loans indirectly through our CLO and related investments.

(3)
The weighted average OC cushion senior to the security is calculated using the BBB OC cushion for all BB-rated CLO debt securities in the portfolio and the BB OC cushion for all other securities in the portfolio, in each case as held on September 30, 2021 or June 30, 2021. Overcollateralization refers to the fact that the value of the assets (i.e., broadly syndicated US loans) underlying a CLO exceeds the principal due on the liabilities (i.e., CLO debt securities) required to be repaid.

(4)
Credit ratings shown are based on those assigned by S&P, or, for comparison and informational purposes, if S&P does not assign a rating to a particular obligor, the weighted average rating shown reflects the S&P equivalent rating of a rating agency that rated the obligor provided that such other rating is available with respect to a CLO or related investment held by us. In the event multiple ratings are available, the lowest S&P rating, or if there is no S&P rating, the lowest equivalent rating, is used. The ratings of specific borrowings by an obligor may differ from the rating assigned to the obligor and may differ among rating agencies. For certain obligors, no rating is available in the reports received by the Company. Ratings below BBB- are below investment grade. Further information regarding S&P’s rating methodology and definitions may be found on its website (www.standardandpoors.com).

Eagle Point Income Management
Eagle Point Income Management, our investment adviser, manages our investments subject to the supervision of our board of directors pursuant to an investment advisory agreement, or the “Investment Advisory Agreement.” An affiliate of the Adviser, Eagle Point Credit Management, provides investment professionals and other resources under a personnel and resources agreement, or the “Personnel and Resources Agreement,” to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to the conduct of its operations. An affiliate of the Adviser, Eagle Point Administration, performs, or arranges for the performance of, our required administrative services. For a description of the fees and expenses that we pay to the Adviser and the Administrator, see “The Adviser and the Administrator — Investment Advisory Agreement — Management Fee” and “The Adviser and the Administrator — The Administrator and the Administration Agreement.”
The Adviser is registered as an investment adviser with the SEC. The Adviser, collectively with Eagle Point Credit Management, as of September 30, 2021, had approximately $5.9 billion of total assets under management, including capital commitments that were undrawn as of such date. Based on Eagle Point Credit Management’s CLO equity assets under management, the Adviser believes that, collectively with Eagle Point Credit Management, it is among the largest CLO equity investors in the market. The Adviser was established in September 2018. Eagle Point Credit Management was established in 2012 by Thomas P. Majewski and Stone Point Capital LLC, or “Stone Point,” as investment manager of Trident V, L.P. and related investment vehicles, which we refer to collectively as the “Trident V Funds.” The Adviser is primarily owned by the Trident V Funds through intermediary holding companies. Additionally, an affiliate of Enstar Group Limited currently also indirectly owns a portion of the limited liability company interests in the Adviser. The Senior Investment Team also holds an indirect ownership interest in the Adviser. The Adviser is ultimately governed through intermediary holding companies by a board of managers, or the “Adviser’s Board of Managers,” which includes Mr. Majewski and certain principals of Stone Point. See “The Adviser and the Administrator.” Stone Point, an investment adviser registered with the SEC, is a specialized private equity firm focused on the financial services industry.
The “Senior Investment Team” is led by Mr. Majewski, Managing Partner of the Adviser, and is also comprised of Daniel W. Ko, Portfolio Manager, and Daniel M. Spinner, Portfolio Manager. The Senior

Investment Team is primarily responsible for our day-to-day investment management and the implementation of our investment strategy and process.
Each member of the Senior Investment Team is a CLO industry specialist who has been directly involved in the CLO market for the majority of his career and has built relationships with key market participants, including CLO collateral managers, investment banks and investors. Members of the Senior Investment Team have been involved in the CLO market as:
•
the head of the CLO business at various investment banks;

•
a lead CLO structurer and collateralized debt obligation, or “CDO,” workout specialist at an investment bank;

•
a CLO equity and debt investor;

•
principal investors in CLO collateral management firms; and

•
a lender and mergers and acquisitions adviser to CLO collateral management firms.

We believe that the complementary, yet highly specialized, skill set of each member of the Senior Investment Team provides the Adviser with a competitive advantage in its CLO-focused investment strategy. See “The Adviser and the Administrator — Portfolio Managers.”
In addition to managing our investments, the Adviser’s affiliates and the members of the Senior Investment Team manage investment accounts for other clients, including Eagle Point Credit Company Inc., or “Eagle Point Credit Company” or “ECC,” a publicly traded, closed-end management investment company that is registered under the 1940 Act and for which Eagle Point Credit Management serves as investment adviser, privately offered pooled investment vehicles and institutional separate accounts. Many of these accounts pursue an investment strategy that substantially or partially overlaps with the strategy that we pursue. See “Risk Factors — Risks Related to Our Business and Structure — There are significant actual and potential conflicts of interest which could impact our investment returns.”
CLO Overview
We pursue an investment strategy focused on investing primarily in junior debt tranches and the equity of CLOs. The CLOs that we primarily target are securitization vehicles that pool portfolios of primarily below investment grade U.S. senior secured loans. Such pools of underlying assets are often referred to as CLO “collateral.” While the vast majority of the portfolio of most CLOs consists of senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in assets that are not first lien senior secured loans, including second lien loans, unsecured loans, senior secured bonds and senior unsecured bonds.
CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non- static, revolving structures that generally allow for reinvestment over a specific period of time (the “reinvestment period”, which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.
A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s, S&P and/or Fitch. The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. The diagram below is for illustrative purposes only and highlights a hypothetical structure intended to depict a typical CLO in the market. A minority of CLOs also include a B-rated debt tranche (in which we may invest), and the structure of CLOs in which we invest may otherwise vary from the example set forth below.

CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and which govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity investors. One waterfall (the interest waterfall) applies to interest payments received on a CLO’s underlying collateral. The second waterfall (the principal waterfall) applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests. Please see “Business — CLO Overview” for a more detailed description of a CLO’s typical structure and certain key terms and conditions thereof.
A CLO’s indenture typically requires that the maturity dates of a CLO’s assets (typically five to eight years from the date of issuance of a senior secured loan) be shorter than the maturity date of the CLO’s liabilities (typically 12 to 13 years from the date of issuance). However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par. See “Risk Factors — Risks Related to Our Investments — We and our investments are subject to reinvestment risk.”
Our Structure and Formation Transactions
We were organized as EP Income Company LLC, a Delaware limited liability company, on September 28, 2018, and converted into a Delaware corporation on October 16, 2018. Our initial investment portfolio was contributed to us prior to our registration as an investment company by Cavello Bay Reinsurance Limited, a Bermuda limited company, or “Cavello Bay,” on October 4, 2018 in exchange for 75,052 of our limited liability company units, or “Units.” Cavello Bay is a subsidiary of Enstar Group Limited, or “Enstar.” The Trident V Funds are minority investors in Enstar, directly or indirectly owning less than 10% of the company’s equity securities, and have participated with Enstar in the acquisition of certain insurance businesses. Cavello Bay acquired the contributed investments from a separate subsidiary of Enstar in which the Trident V Funds indirectly hold an interest, StarStone Insurance Bermuda Limited, or “StarStone.” Eagle Point Credit Management was investment adviser to each of Cavello Bay and StarStone during the time periods in which they held these investments. In addition, the Adviser made a capital contribution to us of $100,000 for which it received 100 Units.
At the time of our conversion into a corporation on October 16, 2018, the Units held by Cavello Bay converted into 3,764,580 shares, or 99.9% of our common stock, and the Units held by the Adviser converted into 5,016 shares, or 0.1% of our common stock, in each case based on our estimated and unaudited NAV calculated as of the date of the conversion and at a price per common stock equal to $20.00, which offering price per common stock the Board, or a duly authorized committee thereof, determined was not below the NAV of our common stock as of the date of such conversion. Cavello Bay subsequently transferred a portion of such shares to certain of its affiliates, which are also affiliates of Enstar. The shares of our common stock held by Cavello Bay or certain of Enstar’s other affiliates and the Adviser are subject to certain lock-up restrictions.
In May 2019, we issued 886,563 shares of common stock pursuant to a private placement at an average net price per share to us of $20.11, which amount represented our applicable net asset value per share of common stock. Of such average net price per share of common stock, $19.10 per share was paid by investors participating in the private placement and $1.01 was contributed to us by affiliates of the Adviser.
On July 26, 2019, we completed an initial public offering of 1,362,114 shares of our common stock, which resulted in net proceeds to us of approximately $26.3 million after payment of certain offering expenses payable by us and before deducting underwriting discounts and commissions payable by the Adviser or its affiliates.
The following chart reflects our organizational structure and our relationship with the Adviser and the Administrator as of the date of this prospectus supplement:
Financing and Hedging Strategy
Leverage by the Company.   We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets through borrowings under the BNP Credit Facility described below, or through the issuance of preferred stock (such as the Series A Term Preferred Stock described below) or debt securities, although the actual amount of our leverage is uncertain from time to time. Certain instruments that create leverage are considered to be senior securities under the 1940 Act.
With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.
On September 27, 2019, we entered into a credit agreement with Société Générale, as lender, that established a revolving credit facility (the “SocGen Credit Facility”) of up to $30,000,000. The SocGen Credit Facility was terminated and matured on September 24, 2021. On September 24, 2021, we entered into a credit agreement with BNP Paribas, as lender, that established a revolving credit facility (the “BNP Credit Facility”) of up to $25,000,000. As of October 27, 2021, we did not have any borrowings outstanding under the BNP Credit Facility.

As of October 27, 2021, we had one series of preferred stock outstanding, the Series A Term Preferred Stock. As of June 30, 2021, our leverage, which includes borrowings under the SocGen Credit Facility, represented approximately 21.1% of our total assets (less current liabilities). On a pro forma basis, after giving effect to the issuance and sale of shares of common stock pursuant to our “at-the-market” offering from October 1, 2021 through October 27, 2021, our leverage, including the assumed borrowings of $25,000,000 under the BNP Credit Facility as of October 27, 2021, represented approximately 35.9% of our total assets (less current liabilities) as of September 30, 2021 (based on a midpoint of management’s unaudited estimate of the range of our NAV as of such date and after giving effect to the payment of the $0.12 per share distribution on October 29, 2021 to holders of record as of October 12, 2021 and the issuance of 1,400,000 the Series A Term Preferred Stock in the Preferred Offering, which includes the exercise of the underwriters’ option to purchase additional shares (as defined below)). As of June 30, 2021, our asset coverage ratio in respect of senior securities representing indebtedness as calculated pursuant to Section 18 of the 1940 Act was 474%. In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue additional preferred stock, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes.
Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets, although the actual amount of our leverage is uncertain from time to time. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by issuing additional shares of preferred stock or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock, debt securities and/or credit facilities. In addition, we may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our NAV per share of our common stock. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.”
Derivative Transactions.   We may engage in “Derivative Transactions,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit and/or other risks, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter, or “OTC,” options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”
Operating and Regulatory Structure
We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management

Investment Company.” In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code, beginning with our tax year ended December 31, 2018.
Our investment activities are managed by the Adviser and supervised by our board of directors. Under the Investment Advisory Agreement, we have agreed to pay the Adviser a management fee based on our “Managed Assets.” “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage). The management fee is calculated monthly based on our Managed Assets at the end of each calendar month and is payable quarterly in arrears. The management fee for any partial month will be pro-rated (based on the number of days actually elapsed at the end of such partial month relative to the total number of days in such calendar month). See “The Adviser and the Administrator — Investment Advisory Agreement — Management Fee.”
We have also entered into an administration agreement, which we refer to as the “Administration Agreement,” under which we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement. See “The Adviser and the Administrator — The Administrator and the Administration Agreement.”
Conflicts of Interest
Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. The Adviser and the Administrator are affiliated with other entities engaged in the financial services business. In particular, the Adviser and the Administrator are affiliated with Eagle Point Credit Management and Stone Point, and certain members of the Adviser’s Board of Managers are principals of Stone Point. Pursuant to certain management agreements, Stone Point has received delegated authority to act as the investment manager of the Trident V Funds. The Adviser and the Administrator are primarily owned by the Trident V Funds through intermediary holding companies. The Trident V Funds and other private equity funds managed by Stone Point invest in financial services companies. Additionally, an affiliate of Enstar and its other affiliates that are our stockholders, also indirectly own a portion of the limited liability company interests in the Adviser. Also, under the Personnel and Resources Agreement, Eagle Point Credit Management will make available the personnel and resources, including portfolio managers and investment personnel, to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to the conduct of its operations. These relationships may cause the Adviser’s, the Administrator’s and certain of their affiliates’ interests, and the interests of their officers and employees, including the Senior Investment Team, to diverge from our interests and may result in conflicts of interest that may not be foreseen or resolved in a manner that is always or exclusively in our best interest.
In addition, the Adviser is under common control with Marble Point Credit Management LLC, or “Marble Point,” which is a CLO collateral manager and manager of other investment vehicles that invest in senior secured loans, CLO securities and other related investments.
Our executive officers and directors, as well as other current and potential future affiliated persons, officers and employees of the Adviser and certain of its affiliates, may serve as officers, directors or principals of, or manage the accounts for, other entities, including ECC, with investment strategies that substantially or partially overlap with the strategy that we pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders. The Adviser has entered into, and may in the future enter into additional, business arrangements with certain of our stockholders, including granting indirect ownership in limited liability company interests in the Adviser. In such cases, such stockholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account. As a result of these relationships and separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among us, other advisory clients and other business activities. See “Conflicts of Interest.”
In order to address such conflicts of interest, we have adopted a code of ethics under Rule 17j-1 of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our directors and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.
Pursuant to the investment allocation policies and procedures of the Adviser and Eagle Point Credit Management, they seek to allocate investment opportunities among accounts in a manner that is fair and equitable over time. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by certain affiliates of the Adviser, including Eagle Point Credit Management. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it. See “Conflicts of Interest — Code of Ethics and Compliance Procedures.”
Co-Investment with Affiliates.   In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by the Adviser and may do so with other accounts managed by certain of the Adviser’s affiliates, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We will be able to rely on the exemptive relief granted by the SEC to Eagle Point Credit Management and certain of its affiliates to participate in certain negotiated co-investments alongside other accounts, including ECC, managed by Eagle Point Credit Management, or certain of its affiliates, subject to certain conditions including (i) that a majority of our directors who have no financial interest in the transaction and a majority of our directors who are not interested persons, as defined in the 1940 Act, approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant. A copy of the application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.
Summary Risk Factors
The value of our assets, as well as the market price of our securities, will fluctuate. Our investments should be considered risky, and you may lose all or part of your investment in us. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in our securities. An investment in our securities may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. We are designed primarily as a long-term investment vehicle, and our common stock is not an appropriate investment for a short-term trading strategy. We can offer no assurance that returns, if any, on our investments will be commensurate with the risk of investment in us, nor can we provide any assurance that enough appropriate investments that meet our investment criteria will be available.
The following is a summary of certain principal risks of an investment in our securities and us. See “Risk Factors” for a more complete discussion of the risks of investing in us and our securities, including certain risks not summarized below.
•
Key Personnel Risk.   We are dependent upon the key personnel of the Adviser and certain of our Adviser’s affiliates for our future success.

•
Conflicts of Interest Risk.   Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. See “Conflicts of Interest.”

•
Interest Rate Risk.   The price of certain of our investments may be significantly affected by changes in interest rates. As of the date of this prospectus supplement, interest rates in the United States are near historic lows, which increases our exposure to risks associated with rising interest rates.

•
Prepayment Risk.   The assets underlying the CLO securities in which we invest are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments in which we invest are subject to prepayment risk. If we or a CLO collateral manager are unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, our investment performance will be adversely impacted.
•
LIBOR Risk.   The CLO equity and debt securities in which we invest earn interest at, and CLOs in which we invest typically obtain financing at, a floating rate based on LIBOR. After the global financial crisis, regulators globally determined that existing interest rate benchmarks should be reformed based on concerns that LIBOR was susceptible to manipulation. In a speech on July 27, 2017, the then-Chief Executive of the Financial Conduct Authority of the UK (the “FCA”) announced the FCA’s intention to cease sustaining LIBOR. On March 5, 2021, the FCA announced that all LIBOR settings will either cease to be provided by any administrator, or no longer be representative (i) immediately after December 31, 2021, for all GBP, EUR, CHF and JPY LIBOR settings and one-week and two-month US dollar LIBOR settings, and (ii) immediately after June 30, 2023 for the remaining US dollar LIBOR settings, including three-month US dollar LIBOR. Replacement rates that have been identified include the Secured Overnight Financing Rate (SOFR, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities) and the Sterling Overnight Index Average Rate (SONIA, which is intended to replace GBP LIBOR and measures the overnight interest rate paid by banks for unsecured transactions in the sterling market), although other replacement rates could be adopted by market participants. At this time, it is not possible to predict the effect of the establishment of SOFR, SONIA or any other replacement rates or any other reforms to LIBOR. In addition, the effect of a phase out of LIBOR on U.S. senior secured loans, the underlying assets of the CLOs in which we invest, is currently unclear. In addition, based on supervisory guidance from regulators, many banks are expected to cease issuance of new LIBOR-based instruments by January 1, 2022.

•
Liquidity Risk.   Generally, there is no public market for the CLO investments we target. As such, we may not be able to sell such investments quickly, or at all. If we are able to sell such investments, the prices we receive may not reflect our assessment of their fair value or the amount paid for such investments by us.

•
Management Fee Risk.   Our management fee structure may incentivize the Adviser to use leverage in a manner that adversely impacts our performance.

•
Subordinated Securities.   CLO junior debt and equity securities that we may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt and equity securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the face amount of the CLO debt and CLO equity of a CLO at inception exceed its total assets. Though not exclusively, we will typically be in a subordinated or first loss position with respect to realized losses on the underlying assets held by the CLOs in which we are invested.

•
High-Yield Investment Risk.   The CLO junior debt and equity securities that we acquire are typically rated below investment grade or, in the case of equity securities, unrated and are therefore considered “higher-yield” or “junk” securities and are considered speculative with respect to timely payment of interest and repayment of principal. The senior secured loans and other credit-related assets underlying CLOs are also typically higher-yield investments. Investing in CLO junior debt and equity securities and other high-yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact our performance.

•
Risks of Investing in CLOs and Other Structured Debt Securities.   CLOs and other structured finance securities are generally backed by a pool of credit-related assets that serve as collateral. Accordingly, CLO and structured finance securities present risks similar to those of other types of credit investments, including default (credit), interest rate and prepayment risks. In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments. There is also a risk that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. CLOs are also inherently leveraged vehicles and are subject to leverage risk. See “Risks Related to Our Investments — Our investments in CLO securities and other structured finance securities involve certain risks” in the accompanying prospectus.

•
Leverage Risk.   The use of leverage, whether directly or indirectly through investments such as CLO junior debt and equity securities that inherently involve leverage, may magnify our risk of loss. CLO junior debt and equity securities are very highly leveraged (with CLO equity securities typically being leveraged nine to 13 times), and therefore the CLO securities in which we invest are subject to a higher degree of loss since the use of leverage magnifies losses.

We previously incurred leverage through the issuance of our preferred stock and borrowings under the BNP Credit Facility. We may incur additional leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of derivative transactions, additional shares of preferred stock, debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and our board of directors deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if our investments were not leveraged.
The following table is intended to illustrate the effect of the use of direct leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.
Assumed Return on Our Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding return to common stockholder(1)	-17.13%	-9.51%	-1.89%	5.73%	13.35%

(1)
Assumes (i) $177.0 million in pro forma total assets as of June 30, 2021 (adjusted to reflect the issuance of shares of common stock in our “at-the-market” offering from July 1, 2021 through October 27, 2021, the issuance of 1,400,000 shares of our Series A Term Preferred Stock in our Preferred Offering (which includes the exercise of the underwriters’ option to purchase additional shares of Series A Term Preferred Stock), the repayment of $28,400,000 under the SocGen Credit Facility and borrowings of the full $25,000,000 under the BNP Credit Facility), (ii) $116.2 million in pro forma net assets as of June 30, 2020 (adjusted to reflect the issuances and borrowings described above) and (iii) an annualized average interest rate on our indebtedness and preferred equity, as of June 30, 2021 (adjusted to reflect the issuances and borrowings described above), of 3.66%.

Based on our assumed leverage described above, our investment portfolio would have been required to experience an annual return of at least 1.2% to cover annual interest and dividend payments on our assumed outstanding indebtedness and preferred equity.
•
Credit Risk.   If (1) a CLO in which we invest, (2) an underlying asset of any such CLO or (3) any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, our income, NAV and/or market price would be adversely impacted.

•
Limited Investment Opportunities Risk.   The market for CLO securities is more limited than the market for other credit related investments. We can offer no assurances that sufficient investment opportunities for our capital will be available.

•
Non-Diversification Risk.   We are a non-diversified investment company under the 1940 Act and expect to hold a narrower range of investments than a diversified fund under the 1940 Act.

•
Market Risk.   Political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of our investments. A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital, reduce the availability of suitable investment opportunities for us, or adversely and materially affect the value of our investments, any of which would negatively affect our business. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.
•
Currency Risk.   Although we primarily make investments denominated in U.S. dollars, we may make investments denominated in other currencies. Our investments denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar.

•
Hedging Risk.   Hedging transactions seeking to reduce risks may result in poorer overall performance than if we had not engaged in such hedging transactions, and they may also not properly hedge our risks.

•
Reinvestment Risk.   CLOs will typically generate cash from asset repayments and sales that may be reinvested in substitute assets, subject to compliance with applicable investment tests. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or as may be required to satisfy a CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest- related cash flow, thereby having a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

•
Refinancing Risk.   If we incur debt financing and subsequently refinance such debt, the replacement debt may be at a higher cost and on less favorable terms and conditions. If we fail to extend, refinance or replace such debt financings prior to their maturity on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow.

•
Tax Risk.   If we fail to qualify for tax treatment as a RIC under Subchapter M of the Code for any reason, or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions, and the amount of such distributions, to our common stockholders and for payments to the holders of our other obligations.

•
Derivatives Risk.   Derivative instruments in which we may invest may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, liquidity, leverage, volatility, and OTC trading risks. In addition, a small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of Derivative Transactions, we could lose the entire amount of our investment; in other types of Derivative Transactions the potential loss is theoretically unlimited.

•
Counterparty Risk.   We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on obligations, thereby resulting in potentially significant losses.

•
Global Economy Risk.   Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market.

•
COVID-19 Pandemic Risk.   The COVID-19 pandemic has created economic and financial disruptions and contributed to increased volatility in global financial markets. The pandemic has affected certain countries, regions, companies, industries and market sectors more dramatically than others and will likely continue to do so. It is not known how long the impact of the COVID-19 pandemic will last or the severity thereof. Federal, state and local governments, as well as foreign governments, have taken aggressive steps to address problems being experienced by the markets and by businesses and the economy in general; however, there can be no assurance that these measures will be adequate.

Recent Developments
Net Asset Value
The net asset value (“NAV”) per share of our common stock as of June 30, 2021 (the last date prior to the date of this prospectus supplement as of which we determined our NAV) was $17.38. Management’s unaudited estimate of the range of our net asset value per share of our common stock as of September 30, 2021 was between $17.67 and $17.71.
Net Investment Income
Management’s unaudited estimate of the range of our net investment income less realized losses per share of our common stock for the quarter ended September 30, 2021 was between $0.29 and $0.33.
Preferred Stock Offering
On October 18, 2021, we priced an underwritten public offering of 1,220,000 shares of our newly issued 5.00% Series A Term Preferred Stock due 2026 (the “Series A Term Preferred Stock”) at a public offering price of $25 per share (the “Preferred Offering”). We also granted the underwriters a 30-day option to purchase up to an additional 180,000 shares of the Series A Term Preferred Stock. The offering closed on October 22, 2021 and resulted in net proceeds to us of approximately $29.3 million after payment of underwriting discounts and commissions and estimated offering expenses payable by us. The Series A Term Preferred Stock is listed on the New York Stock Exchange under the symbol “EICA.”
On October 28, 2021, in connection with the Preferred Offering, pursuant to the underwriters’ exercise in full of their option to purchase additional shares of Series A Term Preferred Stock, we completed an offering of an additional 180,000 shares of our Series A Term Preferred Stock, which resulted in net proceeds to us of approximately $4.4 million after payment of underwriting discounts and commissions.
Distributions
On August 10, 2021, we declared three monthly distributions of $0.12 per share on shares of our common stock. The monthly distributions will be paid on October 29, 2021, November 30, 2021 and December 31, 2021 to holders of record as of October 12, 2021, November 10, 2021 and December 13, 2021, respectively.
On October 18, 2021, in connection with the Preferred Offering, we declared the first two monthly distributions on shares of the Series A Term Preferred Stock, in amounts equal to $0.131945 per share and $0.104167 per share, payable on November 30, 2021 and December 31, 2021, respectively to holders of record of the Series A Term Preferred Stock on November 10, 2021 and December 13, 2021, respectively.
Our Corporate Information
Our offices are located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830, and our telephone number is (844) 810-6501.

THE OFFERING
Issuer
Eagle Point Income Company Inc.
Common Stock Offered by Us
600,000 shares of common stock. An additional 90,000 shares of common stock will be issuable pursuant to an option granted to the underwriter to purchase additional shares to cover over-allotments, if any.
Common Stock Outstanding Immediately After This Offering. . . . . . . . . . . . . . . . .
6,767,743 shares of common stock assuming the over-allotment option is not exercised.
6,857,743 shares of common stock assuming the over-allotment option is exercised in full.
Use of Proceeds
We intend to use the net proceeds from the sale of the shares of our common stock to acquire investments in accordance with our investment objectives and strategies and for general working capital purposes, including, as applicable, making distributions to our stockholders. In addition, we may also use all or a portion of the net proceeds to repay any outstanding indebtedness. See “Use of Proceeds” in this prospectus supplement.
Listing
Our common stock is traded on the NYSE under the symbol “EIC”.
Trading at a Discount
Shares of closed-end investment companies that are listed on an exchange frequently trade at a discount to their NAV. If our shares trade at a discount to our NAV, it will likely increase the risk of loss for purchasers in this offering. Investing in our common stock involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks. of investing in our common stock, including the risk of leverage, under “Risk Factors” in the accompanying prospectus.
Distributions
We intend to make regular monthly distributions of all or a portion of our “investment company taxable income” (which generally consists of ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, and excluding any deduction for distributions paid to stockholders) to common stockholders. We also intend to make at least annual distributions of all or a portion of our “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses). In the event of a distribution, we anticipate a portion of such distributions, if made, to be paid from income primarily generated by interest income earned on our investment portfolio, and a portion of such distributions may also comprise a return of capital. At times, in order to maintain a stable level of distributions, we may distribute less than all of our net investment income or distribute accumulated undistributed income in addition to current net investment income.
As one of the requirements for us to maintain our ability to be taxed as a “regulated investment company,” we are generally required to pay distributions to holders of our common stock in an amount equal to substantially all of our taxable income.
If a record date for a particular distribution occurs before an investor’s date of settlement, such investor who purchases shares in this offering will not be entitled to receive such distribution.

Dividend Reinvestment Plan
Each holder of at least one full share of our common stock will be automatically enrolled in our dividend reinvestment plan, or the “DRIP.” Under the DRIP, distributions on shares of our common stock are automatically reinvested in additional shares of our common stock by American Stock Transfer and Trust Company, LLC, the DRIP agent unless the holder “opts-out” of the DRIP. Holders of our common stock who receive distributions in the form of additional shares of our common stock are nonetheless subject to the applicable federal, state or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. The DRIP agent (acting on our behalf) will primarily use newly-issued, authorized shares of common stock to implement reinvestment of distributions under the DRIP. Distributions that are reinvested through the issuance of new shares increase our stockholders’ equity on which a management fee is payable to the Adviser. If we declare a distribution payable in cash, holders of shares of our common stock who opt-out of participation in the DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in the DRIP) generally will receive such distributions in cash. See “Description of Our Capital Stock — Common Stock — Dividend Reinvestment Plan” in the accompanying prospectus.
Risk Factors
Investing in our common stock involves risks. You should carefully consider the information set forth under the caption “Risk Factors” before deciding to invest in our common stock.
Additional Information
We file annual and semi-annual reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at Eagle Point Income Company Inc., Attention: Investor Relations, by telephone at (844) 810-6501, or on our website at www.eaglepointincome.com.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are estimated based on historical fees and expenses incurred by the Company, as appropriate. In addition, such amounts are based on our pro forma total assets as of June 30, 2021, which have been adjusted to reflect (1) the issuance in our prior “at-the-market” offering of shares of our common stock from July 1, 2021 through October 27, 2021, yielding net proceeds to us of approximately $1.0 million, (2) the issuance in our Preferred Offering of 1,400,000 shares of our Series A Term Preferred Stock (which includes the exercise of the underwriters’ option to purchase additional shares), yielding net proceeds to us of approximately $33.6 million and (3) the repayment of $28,400,000 under the SocGen Credit Facility and the assumed borrowings in the amount of $25,000,000 under the BNP Credit Facility. As of June 30, 2021, our leverage on the pro forma basis as described above (excluding any distributions paid after June 30, 2021) represented approximately 34.1% of our total assets (less current liabilities). Such expenses and actual leverage incurred by us may vary in the future. Whenever this prospectus supplement contains a reference to fees or expenses paid by “us” or “Eagle Point Income Company,” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown.
Stockholder Transaction Expenses (as a percentage of the offering price):
Sales load	4.00%(1)
Offering expenses borne by the Company	2.08%(2)
Dividend reinvestment plan expenses	Up to $15(3)
Total stockholder transaction expenses	6.08%
Annual Expenses (as a percentage of net assets attributable to common stock):
Management fee	1.90%(4)
Interest payments on borrowed funds	1.89%(5)
Other expenses	1.24%(6)
Total annual expenses	5.03%

(1)
The underwriting discount and commission with respect to shares of our common stock sold in this offering, which is a one-time fee paid to the underwriter, is the only sales load paid in connection with this offering. See “Underwriting.”

(2)
The percentage reflects estimated offering expenses payable by us of approximately $230,000.

(3)
The expenses associated with the DRIP are included in “Other expenses.” If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.07 per share brokerage commission from the proceeds. See “Dividend Reinvestment Plan.”

(4)
We have agreed to pay the Adviser as compensation under the Investment Advisory Agreement a management fee at an annual rate of 1.25% which is calculated monthly based on our Managed Assets at the end of each calendar month and payable quarterly in arrears. “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage). Because Managed Assets include our use of leverage, they will typically be greater than our net assets.

These management fees are indirectly borne by holders of our common stock and are not borne by the holders of preferred stock, if any, or the holders of any other securities that we may issue. See “The Adviser and the Administrator  —  Investment Advisory Agreement  —  Management Fee” in the accompanying prospectus.
(5)
We assumed we fully borrow $25,000,000 under our BNP Credit Facility. “Interest payments on borrowed funds” represents our annualized interest expense assuming we fully borrow under our BNP Credit Facility and includes dividends payable on our Series A Term Preferred Stock, which, in the aggregate, have an interest rate of 3.66% per annum on such date. We may issue additional shares of preferred stock or debt securities pursuant to the registration statement of which this prospectus supplement forms a part or otherwise. In the event we were to issue additional shares of preferred stock or debt securities, our borrowing costs, and correspondingly our total annual expenses, including, in the case of such preferred stock, our management fee as a percentage of our net assets attributable to common stock, would increase.
(6)
“Other expenses” includes our overhead expenses, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by Eagle Point Administration and payment of fees in connection with outsourced administrative functions, and are based on actual amounts for the quarter ended June 30, 2021 and annualized for the current fiscal year. See “The Adviser and the Administrator  —  The Administrator and the Administration Agreement.” “Other expenses” also includes the ongoing administrative expenses to the independent accountants and legal counsel of the Company, compensation of independent directors, and cost and expenses relating to rating agencies.

Example
The following example is furnished in response to the requirements of the SEC and illustrates the various costs and expenses that you would pay, directly or indirectly, on a $1,000 investment in shares of our common stock for the time periods indicated, assuming (1) combined offering expenses and sales load payable by us of 6.08%, (2) total annual expenses of 5.03% of net assets attributable to our common stock and (3) a 5% annual return*:
	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$111	$206	$300	$536

*
The example should not be considered a representation of future returns or expenses, and actual returns and expenses may be greater or less than those shown. The example assumes that the estimated “other expenses” set forth in the Annual Expenses table are accurate, and that all dividends and distributions are reinvested at NAV. Our actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Other Expenses
The Adviser’s investment team, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We will bear all other costs and expenses of our operations and transactions, including:
•
the cost of calculating our NAV (including the cost and expenses of any independent valuation firm or pricing service);

•
interest payable on debt, if any, incurred to finance our investments;

•
fees and expenses incurred by the Adviser or payable to third parties relating to, or associated with, making or disposing of investments, including legal fees and expenses, travel expenses and other fees and expenses incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring our investments and, if necessary, enforcing our rights;

•
brokerage fees and commissions;

•
federal and state registration fees and exchange listing fees;

•
federal, state and local taxes;

•
costs of offerings or repurchases of our capital stock and other securities;

•
the management fee;

•
distributions on shares of our capital stock;

•
administration fees payable to the Administrator under the Administration Agreement;

•
direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administrative functions;

•
transfer agent and custody fees and expenses;

•
independent director fees and expenses;

•
the costs of any reports, proxy statements or other notices to our stockholders, including printing costs;

•
costs of holding stockholder meetings;

•
litigation, indemnification and other non-recurring or extraordinary expenses;

•
fees and expenses associated with marketing and investor relations efforts;

•
dues, fees and charges of any trade association of which we are a member;

•
fees and expenses associated with independent audits and outside legal costs;

•
fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•
costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and

•
all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Chief Operating Officer and their respective support staff.

RISK FACTORS
Investing in our securities involves a number of significant risks and involves a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. In addition to the other information contained in this prospectus supplement, you should consider carefully the risks described under “Risk Factors” in the accompanying prospectus and in our annual report on Form N-CSR for the year ended December 31, 2020 filed with the SEC on February 23, 2021 and incorporated by reference herein before making an investment in our common stock.
The risks described in these documents are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and results of operations. In such case, our NAV and the trading price of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS
The net proceeds of the offering will be approximately $10.4 million (or approximately $12.0 million if the underwriter exercises its over-allotment option in full), after payment of the underwriting discounts and commissions of $442,800 (or $509,220 if the underwriter exercises its over-allotment option in full) and estimated offering expenses payable by us. Unless otherwise specified, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus supplement to acquire investments in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus and documents incorporated by reference and for general working capital purposes, including, as applicable, making distributions to our stockholders. In addition, we may also use all or a portion of the net proceeds from the sale of our securities to repay any outstanding indebtedness. We cannot estimate the approximate amount intended to be used for each of these purposes. Such amounts will depend on our cash flow needs after closing of the offering, market conditions and other factors.
We currently anticipate that it will generally take approximately up to three months after the completion of any offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments or otherwise utilize such proceeds, although such period may vary and depends on the size of the offering and the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. Investors should expect, therefore, that before we have fully invested the proceeds of the offering in accordance with our investment objectives and strategies, assets invested in these instruments would earn interest income at a modest rate, which may not exceed our expenses during this period. To the extent that the net proceeds from an offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our stockholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2021:
•
on an actual basis;

•
on a pro forma basis to give effect to (1) the payment of a distribution of $0.09 per share of common stock on each of July 31, 2021, August 31, 2021 and September 30, 2021, (2) the payment of a distribution of $0.12 per share of common stock on October 29, 2021, (3) the issuance and sale of shares of common stock pursuant to our “at-the-market” offering from July 1, 2021 through October 27, 2021, (4) the repayment of $28,400,000 under the SocGen Credit Facility and the assumed borrowings in the amount of $25,000,000 under the BNP Credit Facility, and (5) the issuance and sale of 1,400,000 shares of the Series A Term Preferred Stock (which includes the exercise of the underwriters’ option to purchase additional shares) in our Preferred Stock Offering at a public offering price of $25 per share; and

•
on a pro forma (as adjusted) basis to give effect to (1) the distributions, repayments and borrowings, and issuances described above and (2) the issuance and sale of 600,000 shares of our common stock in this offering (assuming no exercise of the underwriter’s over-allotment option to purchase additional shares of common stock) at a public offering price of $18.45 per share, after deducting the assumed underwriting discounts and commissions payable by us and estimated offering expenses of approximately $230,000 payable by us.

	Actual	Pro Forma	Pro Forma (as adjusted)
	(Dollars in Thousands)
Assets:
Cash and cash equivalents	$31	$28,894	39,292
Investments at fair value	133,090	133,090	133,090
Other assets	2,231	2,231	2,231
Total assets	$135,353	$164,215	174,613
Liabilities:
Borrowings under Credit Facility	$28,400	$25,000	$25,000
Deferred financing costs	(14)	(14)	(14)
Series A Preferred Stock, par value $0.001 per share; 20,000,000 shares authorized; 1,400,000 shares outstanding pro forma	—	$35,000	35,000
Other liabilities	844	844	844
Total liabilities	$29,230	$60,830	60,830
Net Asset applicable to 6,107,214 shares of common stock, par value $0.001 per share, outstanding, actual and 6,166,582 shares of common stock outstanding pro forma, and 6,766,582 shares of common stock outstanding pro forma (as adjusted)	$106,123	$103,385	$113,783
Net Assets Consist of:
Paid-in capital	$119,188	$120,225	$130,623
Aggregate distributable earnings (losses)	$(13,065)	$(16,840)	$(16,840)
Total Net Assets	$106,123	$103,385	$113,783

PRICE RANGE OF COMMON STOCK
Our common stock began trading on July 24, 2019 and is currently traded on the NYSE under the symbol “EIC.” Our common stock has historically traded at prices both above and below our net asset value per share. It is not possible to predict whether our common stock will trade at, above or below net asset value. See “Risk Factors — Risks Relating to an Investment in Our Securities — Common stock of closed-end management investment companies frequently trades at discounts to their respective NAVs, and we cannot assure you that the market price of our common stock will not decline below our NAV per share” in the accompanying prospectus. The following table lists the high and low closing sale price for our common stock, the high and low closing sale price as a percentage of NAV and distributions declared per share each quarter since July 24, 2019.
		Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Distributions Declared(3)
Period	NAV(1)	High	Low
Fiscal year ending December 31, 2019
First quarter	N/A	N/A	N/A	N/A	N/A	N/A
Second quarter	N/A	N/A	N/A	N/A	N/A	N/A
Third quarter	$19.27	$20.34	$19.30	5.6%	0.2%	$0.2873
Fourth quarter	$19.34	$19.76	$18.05	2.2%	(6.7)%	$0.3978
Fiscal year ending December 31, 2020(4)
First quarter	$8.99	$19.28	$6.33	114.5%	(29.6)%	$0.3978
Second quarter	$14.14	$14.28	$7.96	1.0%	(43.7)%	$0.86
Third quarter	$14.84	$14.20	$12.56	(4.3)%	(15.4)%	$0.24
Fourth quarter	$16.89	$15.34	$13.11	(9.2)%	(22.4)%	$0.24
Fiscal year ending December 31, 2021
First quarter	$16.90	$15.48	$14.60	(8.4)%	(13.6)%	$0.255
Second quarter	$17.38	$16.20	$15.29	(6.8)%	(12.0)%	$0.27
Third quarter(5)	N/A	$17.65	$16.11	N/A	N/A	$0.36

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)
Calculated as of the respective high or low closing sales price divided by the quarter end NAV.

(3)
Represents the cash distributions (including dividends, dividends reinvested and returns of capital, if any) per share that we have declared on our common stock in the specified quarter. Tax characteristics of distributions will vary.

(4)
For the fiscal year ending December 31, 2020, as reported on the Company’s 2020 Form 1099-DIV, distributions made by the Company were comprised of a return of capital, as calculated on a per share basis, of 12.15% (or $0.1820 per share of common stock).

(5)
Because our Board has not yet determined our NAV per share of common stock as of the end of the applicable fiscal quarter, information dependent upon such NAV per share of common stock is marked “N/A” in the table.

Shares of closed-end management investment companies may trade at a market price that is less than the NAV that is attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount to NAV or at a premium that is unsustainable over the long term is separate and distinct from the risk that the Company’s NAV will decrease. It is not possible to predict whether the Company’s shares will trade at, above or below NAV in the future. Our NAV per share was $16.89 as of December 31, 2020. The closing sales price for shares of our common stock on the NYSE on December 31, 2020 was $14.41, which represented a 14.68% discount to NAV per share. On October 27, 2021, the last reported closing sales price of our common stock was $19.19 per share. As of October 1, 2021, there were 10 stockholders of record of the Company’s common stock (which does not reflect holders whose shares are held in street name by a broker, bank or other nominee).

UNDERWRITING
B. Riley Securities, Inc. is acting as sole underwriter, and sole bookrunning manager for this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter,         shares of our common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the common stock sold under the underwriting agreement if any of the common stock is purchased.
We, the Adviser and the Administrator have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriting agreement provides that the obligations of the underwriter to purchase the common stock is subject to approval of legal matters by counsel to the underwriter and certain other conditions, including the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Investors must pay for the common stock purchased in this offering on or about November 2, 2021.
Commission and Discount
An underwriting discount of 4.0% per share will be paid by us. This underwriting discount will also apply to any common stock purchased pursuant to the over-allotment option. The underwriter has advised us that it proposes initially to offer the common stock to the public at the public offering price on the cover of this prospectus supplement and to certain other Financial Industry Regulatory Authority, Inc. (“FINRA”) members at that price less a concession not in excess of $0.4428 per share.
The following table shows the total underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option to purchase additional shares of common stock.
	Per Share	Total Without Full Exercise of Option	Total With Full Exercise of Option
Public offering price	$18.45	$11,070,000	$12,730,500
Underwriting discounts and commissions	$0.738	$442,800	$509,220
Proceeds, before expenses	$17.712	$10,627,200	$12,221,280
We estimate that the total expenses of this offering, excluding the sales load, will be approximately $230,000. As part of our payment of our offering expenses, we have agreed to pay expenses related to the fees and disbursements of counsel to the underwriter, in an amount not to exceed $75,000 in the aggregate, in connection with entering into the underwriting agreement and the transactions associated with this offering.
Underwriter’s Option
We have granted an option to the underwriter to purchase up to an additional 90,000 shares of common stock offered hereby at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement, to cover over-allotments, if any. If any additional shares of common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered. This option may be exercised only if the underwriter sells more shares than the total number set forth on the cover page of this prospectus supplement.
No Sales of Similar Securities
We, our executive officers and directors have agreed, for a period of 30 days from the date of this prospectus supplement, not to, without the prior written consent of B. Riley Securities, Inc., offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of our common stock or any other securities convertible into or exercisable or exchangeable for common stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.
Price Stabilization and Short Positions
In connection with the offering, the underwriter may purchase and sell common stock in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the aggregate amount of securities to be purchased by the underwriter in the offering, which creates a short position for the underwriter. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.
Any of these activities may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Other Relationships
We anticipate that, from time to time, the underwriter may act as a broker or a dealer in connection with the execution of our portfolio transactions after it has ceased to be an underwriter and, subject to certain restrictions, may act as a broker while it is an underwriter.
The underwriter may have performed investment banking and financial advisory services for us, the Adviser and our affiliates from time to time, for which they have received customary fees and expenses. The underwriter may, from time to time, engage in transactions with or perform services for us, the Adviser and our affiliates in the ordinary course of business.
The principal business addresses of the underwriter is: B. Riley Securities, Inc., 1300 North 17th Street, Suite 1300, Arlington, VA 22209.

DESCRIPTION OF OUR CAPITAL STOCK
This supplement supplements and amends the section of the accompanying prospectus, as amended and supplemented as of the date of this prospectus supplement, entitled “Description of Our Capital Stock —  Provisions of the DGCL and Our Certificate of Incorporation and Bylaws” by including it in its entirety the following:
Exclusive Forum.   Our bylaws provide that, unless the Company consents to the selection of an alternative forum in writing, the Court of Chancery, or if that court does not have jurisdiction, the United States District Court for the District of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other agent of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any Director or officer or other agent of the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or our Bylaws, or (d) any action asserting a claim against the Company or any Director or officer or other agent of the Company that is governed by the internal affairs doctrine.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

LEGAL MATTERS
Certain legal matters in connection with the securities offered by this prospectus supplement will be passed upon for us by Dechert LLP, Boston, Massachusetts, and for the underwriter by Duane Morris LLP, New York, New York. Dechert LLP also represents the Adviser.
CUSTODIAN AND TRANSFER AGENT
Our portfolio securities are held pursuant to a custodian agreement between us and Wells Fargo Bank, National Association. The principal business address of Wells Fargo Bank, National Association is 9062 Old Annapolis Road, Columbia, MD 21045.
American Stock Transfer & Trust Company, LLC serves as our transfer agent, registrar, dividend disbursement agent and stockholder servicing agent, as well as agent for our DRIP. The principal business address of American Stock & Transfer Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP, an independent registered public accounting firm located at 345 Park Avenue, New York, NY 10154, provides audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.
ADDITIONAL INFORMATION
We file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. This information is also available free of charge by writing us at Eagle Point Income Company Inc., 600 Steamboat Road, Suite 202, Greenwich, CT 06830, Attention: Investor Relations, by telephone at (844) 810-6501, or on our website at www.eaglepointincome.com. Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement.
INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement filed with the SEC. We are permitted to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement.
The documents listed below are incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents, including the financial highlights contained in each of the following reports:
•
our Annual Report on Form N-CSR for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021;

•
our interim report filed pursuant to Rule 30b2-1 under the 1940 Act for the quarter ended March 31, 2021, filed with the SEC on May 18, 2021;

•
our Semi-Annual Report on Form N-CSR for the period ended June 30, 2021, filed with the SEC on August 17, 2021; and

•
our Current Report on Form 8-K filed with the SEC on October 22, 2021.

To obtain copies of these filings, see “Additional Information.”

PROSPECTUS
$200,000,000
Eagle Point Income Company Inc.
Common Stock
Preferred Stock
Subscription Rights
Debt Securities
We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended. Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in junior debt tranches of collateralized loan obligations, or “CLOs,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We focus on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s Investors Service, Inc., or “Moody’s,” Standard & Poor’s, “S&P,” or Fitch Ratings, Inc., or “Fitch,” and/or other applicable nationally recognized statistical rating organizations. We refer to such debt tranches in this prospectus as “BB-Rated CLO Debt.” We may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to 20% of our total assets (at the time of investment) in CLO equity securities and related securities and instruments. We expect our investments in CLO equity securities to primarily reflect minority ownership positions. CLO junior debt and equity securities are highly leveraged, and therefore the CLO securities in which we intend to invest are subject to a higher degree of loss since the use of leverage magnifies losses. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.” We may also invest in other securities and instruments that our investment adviser believes are consistent with our investment objectives. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity, are unrated and are considered speculative with respect to timely payment of interest and repayment of principal. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.
Eagle Point Income Management LLC, or “Eagle Point Income Management” or the “Adviser,” our investment adviser, manages our investments subject to the supervision of our board of directors. An affiliate of the Adviser, Eagle Point Credit Management LLC, or “Eagle Point Credit Management,” provides investment professionals and other resources to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to conduct its operations. As of March 31, 2020, the Adviser, collectively with Eagle Point Credit Management, had approximately $2.2 billion in total assets under management for investment in CLO securities and related investments, including capital commitments that were undrawn as of such date. Eagle Point Administration LLC, an affiliate of the Adviser, or the “Administrator,” serves as our administrator.
We may offer, from time to time, in one or more offerings or series, together or separately, up to $200,000,000 of our common stock, preferred stock, subscription rights or debt securities, which we refer to, collectively, as the “securities.” We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the Securities and Exchange Commission, or the “SEC,” may permit.
Our common stock trades on the New York Stock Exchange under the symbol “EIC.” The reported closing price for our common stock on May 27, 2020 was $10.35 per share. We determine the net asset value per share of our common stock on a quarterly basis. As of March 31, 2020, the “net asset value,” or “NAV,” per share of our common stock was $8.99 (the last date prior to the date of this prospectus as of which we determined our net asset value). Management’s unaudited estimate of the range of our net asset value per share of our common stock as of April 30, 2020 was between $10.59 and $10.63.
Shares of common stock of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their net asset value. If our shares of common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers of our securities.
Investing in our securities involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any securities, you should read the discussion of the principal risks of investing in our securities, which are summarized in “Risk Factors” beginning on page 17 of this prospectus.
This prospectus contains important information you should know before investing in our securities. Please read this prospectus and retain it for future reference. We file annual and semi-annual stockholder reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” To obtain this information free of charge or make other inquiries pertaining to us, please visit our website (www.eaglepointincome.com) or call (844) 810-6501 (toll-free). You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (www.sec.gov).
As of May 27, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $23.6 million, which was calculated based on approximately 2.3 million shares of outstanding common stock held by non-affiliates and on a price per share of  $10.35, the closing price of our common stock on May 27, 2020. On May 27, 2020, our public float reflected approximately 44% of our NAV as of March 31, 2020 (compared to approximately 18% based on market value as of April 2, 2020 and NAV and public float as of December 31, 2019). Pursuant to certain SEC rules, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have sold 81,975 shares of our common stock pursuant to the SEC rules noted above during the 12 calendar months prior to and including the date of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
The date of this prospectus is May 29, 2020

IMPORTANT NOTICE REGARDING ELECTRONIC DELIVERY
Beginning in February 2021, as permitted by regulations adopted by the SEC, paper copies of shareholder reports for Eagle Point Income Company Inc. (the “Company”) will no longer be sent by mail, unless you specifically request paper copies of the reports from the Company or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Company’s website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you do not need to take any action. For shareholder reports and other communications from the Company issued prior to February 2021, you may elect to receive such reports and other communications electronically. If you own shares of the Company through a financial intermediary, you may contact your financial intermediary to elect to receive materials electronically. You may also visit www.fundreports.com or call 1-866-345-5954. If you own shares of the Company directly, you may contact us at 1-844-810-6501.
You may elect to receive all future reports in paper, free of charge. If you own shares of the Company through a financial intermediary, you may contact your financial intermediary to elect to continue to receive paper copies of your shareholder reports after February 2021. You may also visit www.fundreports.com or call 1-866-345-5954. If you make such an election through your financial intermediary, your election to receive reports in paper may apply to all funds held through your financial intermediary. If you own shares of the Company directly, you may contact us at 1-844-810-6501.

i

* * * * * *
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition and results of operations may have changed since that date. We will notify securityholders promptly of any material change to this prospectus during the period in which we are required to deliver the prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer from time to time up to $200,000,000 of our securities on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and the prospectus and prospectus supplement will together serve as the prospectus. Please carefully read this prospectus and any prospectus supplement, together with any exhibits, before you make an investment decision.

iii

PROSPECTUS SUMMARY
The following summary highlights some of the information contained in this prospectus. It is not complete and may not contain all the information that is important to a decision to invest in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus and any applicable prospectus supplement. Except where the context suggests otherwise, the terms:
•
The “Company,” “we,” “us” and “our” refer to Eagle Point Income Company Inc., a Delaware corporation or, for periods prior to our conversion to a corporation, EP Income Company LLC, a Delaware limited liability company;

•
“Eagle Point Income Management” and “Adviser” refer to Eagle Point Income Management LLC, a Delaware limited liability company;

•
“Eagle Point Administration” and “Administrator” refer to Eagle Point Administration LLC, a Delaware limited liability company; and

•
“Risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk.

Eagle Point Income Company Inc.
We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act.” We have elected to be treated, and intend to qualify annually, as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code of 1986, as amended, or the “Code,” beginning with our tax year ended December 31, 2018. We were formed on September 28, 2018 as EP Income Company LLC, a Delaware limited liability company, and converted into a Delaware corporation on October 16, 2018.
Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in junior debt tranches of CLOs, that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We focus on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s, S&P, or Fitch, and/or other applicable nationally recognized statistical rating organizations. We refer to such debt tranches in this prospectus as “BB-Rated CLO Debt.” We may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to 20% of our total assets (at the time of investment) in CLO equity securities and related securities and instruments. We expect our investments in CLO equity securities to primarily reflect minority ownership positions. We may also invest in other securities and instruments that the Adviser believes are consistent with our investment objectives such as securities issued by other securitization vehicles (such as collateralized bond obligations or “CBOs”). The amount that we will invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans or securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Adviser’s assessment of prevailing market conditions. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity securities, are unrated and are considered speculative with respect to timely payment of interest and repayment of principal. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.
These investment objectives are not fundamental policies of ours and may be changed by our board of directors without prior approval of our stockholders. See “Business.”
We pursue a differentiated strategy within the CLO debt market premised upon our Adviser’s strong emphasis on assessing the skill of CLO collateral managers and analyzing the structure of a CLO.
We believe that the Senior Investment Team’s (as defined below) direct and often longstanding relationships with CLO collateral managers and its CLO structural expertise, and the relative scale of the Adviser and its affiliates in the CLO market are competitive advantages as we seek to achieve our investment objectives.

We seek to construct a portfolio of CLO securities that provides varied exposure across several key categories, including:
•
number and investment style of CLO collateral managers; and

•
CLO vintage period.

We believe that we are structured as an efficient vehicle for investors to gain exposure to the types of CLO securities and related investments historically accessed by primarily institutional investors. We believe that our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective without the uncertainty posed by redemptions in an open-end fund structure. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders.
Portfolio
As of April 30, 2020, we estimate that 75.2% of the fair value of our investments was in BB-Rated CLO debt, 19.2% was in CLO equity tranches, 4.2% was in BBB-Rated CLO debt and 1.3% was in B-Rated CLO debt. As of April 30, 2020, the weighted average coupon on our CLO debt investments was LIBOR plus 6.27%, the weighted average effective yield on our CLO debt portfolio was 7.40%, the weighted average mark on our CLO debt investments was 61.95%, the weighted average effective yield on our CLO equity investments was 17.23%, and the weighted average effective yield on our entire investment portfolio was 9.40%(1). As of March 31, 2020, our investments had 24 different CLO collateral managers and an aggregate fair value of  $61.5 million. As of March 31, 2020, 77.3% of the fair value of our investments was in BB-Rated CLO debt, 21.2% was in CLO equity tranches and 1.5% was in B-Rated CLO debt.
Below is an unaudited summary description of our CLO investments held as of April 30, 2020 and March 31, 2020 on a look-through basis and reflects aggregate underlying exposure based on the portfolios of those investments. The information is estimated and derived from CLO trustee reports, custody statements, information received from CLO collateral managers, third party data sources and other statements related to the months of April 2020 and March 2020, respectively:
	April 2020(2)	March 2020(2)
Number of unique underlying loan obligors	1,260	1,274
Largest exposure to any individual obligor	1.33%	1.31%
Average individual loan obligor exposure	0.08%	0.08%
Top 10 loan obligors exposure	6.21%	6.06%
Indirect exposure to senior secured loans(3)	98.30%	98.21%
Weighted average stated loan spread	3.52%	3.54%
Weighted average loan credit rating(4)	B+/B	B+/B
Weighted average junior overcollateralization (OC) cushion	3.14%	4.06%
Weighted average market value of loan collateral	87.33%	83.68%
Weighted average loan maturity (in years)	5.2	5.2
Weighted average remaining CLO reinvestment period (in years)	3.6	3.7
U.S. dollar currency exposure	100%	100%

(1)
The weighted average effective yield on our portfolio of investments is estimated based upon the estimated fair market value of the investments, current projections of the amounts and timing of each investment’s recurring distributions (which for CLO debt securities reflects the scheduled coupon payments and for CLO equity securities reflects various assumptions), and the estimated amounts and timing of principal payments (which may differ from the scheduled maturity date of an investment). The weighted average effective yield is calculated based on the amortized current cost of investments. This statistic is being provided for informational purposes only and does not necessarily reflect the yield at which we record our investment income for each investment. The estimated yield and investment cost may ultimately not be realized.

(2)
Information relating to the market price of underlying collateral is as of month end for April 2020 and March 2020. While this information was obtained from third party data sources, April 2020 and March 2020 trustee reports and similar reports, other than market price, it does not reflect actual underlying portfolio characteristics as of April 30, 2020 or March 31, 2020, as the case may be, and this data may not be representative of current or future holdings. Accordingly, certain underlying borrowers that are currently, or were previously, summarized as a single borrower may in current or future periods be reflected as multiple borrowers. The weighted average remaining CLO reinvestment period information is based on the fair value of CLO equity and debt investments held by the Company at the end of the reporting period.

(3)
Data represents aggregate indirect exposure to senior secured loans. We obtain exposure to underlying senior secured loans indirectly through our investments in CLOs.

(4)
Credit ratings shown are based on those assigned by Standard & Poor’s Rating Group, or “S&P,” or, for comparison and informational purposes, if S&P does not assign a rating to a particular obligor, the weighted average rating shown reflects the S&P equivalent rating of a rating agency that rated the obligor provided that such other rating is available with respect to a CLO equity or related investment held by us. In the event multiple ratings are available, the lowest S&P rating, or if there is no S&P rating, the lowest equivalent rating, is used. The ratings of specific borrowings by an obligor may differ from the rating assigned to the obligor and may differ among rating agencies. For certain obligors, no rating is available in the reports received by us. Such obligors are not shown in the figures presented. Ratings below BBB- are below investment grade. Further information regarding S&P’s rating methodology and definitions may be found on its website (www.standardandpoors.com). This data includes underlying portfolio characteristics of our CLO equity and loan accumulation facility portfolio.

Eagle Point Income Management
Eagle Point Income Management, our investment adviser, manages our investments subject to the supervision of our board of directors pursuant to an investment advisory agreement, or the “Investment Advisory Agreement.” An affiliate of the Adviser, Eagle Point Credit Management, provides investment professionals and other resources under a personnel and resources agreement, or the “Personnel and Resources Agreement,” to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to the conduct of its operations. An affiliate of the Adviser, Eagle Point Administration, performs, or arranges for the performance of, our required administrative services. For a description of the fees and expenses that we pay to the Adviser and the Administrator, see “The Adviser and the Administrator — Investment Advisory Agreement — Management Fee” and “The Adviser and the Administrator — The Administrator and the Administration Agreement.”
The Adviser is registered as an investment adviser with the SEC. The Adviser, collectively with Eagle Point Credit Management, as of March 31, 2020, had approximately $2.2 billion of total assets under management for investment in CLO securities and related investments, including capital commitments that were undrawn as of such date. Based on Eagle Point Credit Management’s CLO equity assets under management, the Adviser believes that, collectively with Eagle Point Credit Management, it is among the largest CLO equity investors in the market. The Adviser was established in September 2018 and Eagle Point Credit Management was established in 2012. The Adviser is primarily owned by the Trident V Funds (as defined below) through intermediary holding companies. Additionally, an affiliate of Enstar Group Limited currently also indirectly owns a portion of the limited liability company interests in the Adviser. The Senior Investment Team also holds an indirect ownership interest in the Adviser. The Adviser is ultimately governed through intermediary holding companies by a board of managers, or the “Adviser’s Board of Managers,” which includes Mr. Majewski and certain principals of Stone Point Capital LLC, or “Stone Point.” See “The Adviser and the Administrator.” Stone Point is the investment manager of Trident V, L.P. and related investment vehicles, which we refer to collectively as the “Trident V Funds.” Stone Point, an investment adviser registered with the SEC, is a specialized private equity firm focused on the financial services industry. Since its inception, Stone Point (including a predecessor entity) has raised eight private equity funds with aggregate committed capital of approximately $25 billion.
The “Senior Investment Team” is led by Mr. Majewski, Managing Partner of the Adviser, and is also comprised of Daniel W. Ko, Portfolio Manager, and Daniel M. Spinner, Portfolio Manager. The Senior

Investment Team is primarily responsible for our day-to-day investment management and the implementation of our investment strategy and process.
Each member of the Senior Investment Team is a CLO industry specialist who has been directly involved in the CLO market for the majority of his career and has built relationships with key market participants, including CLO collateral managers, investment banks and investors. Members of the Senior Investment Team have been involved in the CLO market as:
•
the head of the CLO business at various investment banks;

•
a lead CLO structurer and collateralized debt obligation, or “CDO,” workout specialist at an investment bank;

•
a CLO equity and debt investor;

•
principal investors in CLO collateral management firms; and

•
a lender and mergers and acquisitions adviser to CLO collateral management firms.

We believe that the complementary, yet highly specialized, skill set of each member of the Senior Investment Team provides the Adviser with a competitive advantage in its CLO-focused investment strategy. See “The Adviser and the Administrator — Portfolio Managers.”
In addition to managing our investments, the Adviser’s affiliates and the members of the Senior Investment Team manage investment accounts for other clients, including Eagle Point Credit Company Inc., or “Eagle Point Credit Company” or “ECC,” a publicly traded, closed-end management investment company that is registered under the 1940 Act and for which Eagle Point Credit Management serves as investment adviser, privately offered pooled investment vehicles and several institutional separate accounts. Many of these accounts pursue an investment strategy that substantially or partially overlaps with the strategy that we pursue.
CLO Overview
We pursue an investment strategy focused on investing primarily in junior debt tranches of CLOs. The CLOs that we primarily target are securitization vehicles that pool portfolios of primarily below investment grade U.S. senior secured loans. Such pools of underlying assets are often referred to as CLO “collateral.” While the vast majority of the portfolio of most CLOs consists of senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in assets that are not first lien senior secured loans, including second lien loans, unsecured loans, senior secured bonds and senior unsecured bonds.
CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static, revolving structures that generally allow for reinvestment over a specific period of time (the “reinvestment period”, which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.
A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s, S&P and/or Fitch. The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade and unrated securities are sometimes referred to as “junk” securities. The diagram below is for illustrative purposes only and highlights a hypothetical structure intended to depict a typical CLO in the market. A minority of CLOs also include a B-rated debt tranche (in which we may invest), and the structure of CLOs in which we invest may otherwise vary from the example set forth below.
CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and which govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity investors. One waterfall (the interest waterfall) applies to interest payments received on a CLO’s underlying collateral. The second waterfall (the principal waterfall) applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests. Please see “Business — CLO Overview” for a more detailed description of a CLO’s typical structure and certain key terms and conditions thereof.
A CLO’s indenture typically requires that the maturity dates of a CLO’s assets (typically five to eight years from the date of issuance of a senior secured loan) be shorter than the maturity date of the CLO’s liabilities (typically 12 to 13 years from the date of issuance). However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par. See “Risk Factors — Risks Related to Our Investments — We and our investments are subject to reinvestment risk.”
We believe that BB-Rated CLO Debt has the following attractive fundamental attributes:
•
Expected protection against rising interest rates:   Similar to the senior secured loans that serve as the underlying collateral for CLOs, BB-Rated CLO Debt is a floating rate security that pays interest based on the 3-month London Interbank Offered Rate, or “LIBOR,” plus a spread and, as a result, is expected to have lower interest rate risk than high-yield bonds, which are fixed income securities, in a rising interest rate environment. However, our investments are subject to other forms of interest rate risk. For a discussion of the interest rate risk associated with our investments, see “Risk Factors — Risks Related to Our Investments — We and our investments are subject to interest rate risk.”

•
Potential for higher returns:   Due in part to the relative inefficiency of the BB-Rated CLO Debt market as compared to the markets for senior secured loans and high yield bonds, we believe that BB-Rated CLO Debt offers a potential return that compares favorably to that of senior secured loans and high yield bonds. See “Business — CLO Market Opportunity.”

•
Potential for lower credit expense:   The default rate on BB-Rated CLO Debt for the period from 1996 through 2Q 2018 is 1.5%2 (or just 0.07% per annum) as compared to 2.7% per annum for senior secured loans (from 1998 through 2Q 2018, the period for which the data is available and 4.3% per annum for high-yield bonds (from 1996 through 2Q 2018).3 (The most recent data available reflects defaults through 2Q 2018 only, and, as such, does not reflect any potential impact of the COVID-19 crisis.) The Adviser believes that the “self-correcting” structural features associated with CLO structures offer a margin of safety for CLO debt investors and have contributed to the low historical default rate on BB-Rated CLO Debt. See “Business — CLO Market Opportunity.”

In addition to investing in BB-Rated CLO Debt, we may invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to 20% of our total assets (at the time of investment) in CLO equity securities and related securities and instruments. See “Business — CLO Market Opportunity.”
CLO debt and equity securities are subject to a number of risks as discussed elsewhere in this “Prospectus Summary” section and in more detail in the “Risk Factors” section of this prospectus.
Our Competitive Advantages
We believe that we are well positioned to take advantage of investment opportunities in CLO securities and related investments due to the following competitive advantages:
•
Specialist in CLO securities.   The Adviser focuses primarily on CLO securities and related investments. Each member of the Senior Investment Team is a CLO specialist who has been involved with the CLO market for the majority of his career and brings a distinct and complementary skill set that the Adviser believes is necessary for our success.

•
Deep CLO structural experience and expertise.   Members of the Senior Investment Team have significant experience structuring, valuing and investing in CLOs throughout their careers. The Adviser believes that the initial structuring of a CLO investment is an important contributor to the ultimate risk-adjusted returns, and that experienced and knowledgeable investors can add meaningful value relative to other market participants by identifying investments with more protective and advantageous structures.

•
Methodical investment process.   The goal of the Adviser’s investment process is to outperform the CLO market generally over the long term. This process, augmented by the first-hand CLO industry experience of the Senior Investment Team, is designed to be repeatable and is focused on key areas for analysis that the Adviser believes are most relevant to potential future performance. Our Adviser believes that its investment and security selection process, with its strong emphasis on assessing the skill of the CLO collateral manager and analyzing the structure of a CLO, differentiates its approach to investing in CLO securities.

•
Proactive investment sourcing.   Due to their long-standing experience in the CLO market, members of the Senior Investment Team have developed relationships with many CLO collateral managers and, as such, the Adviser believes that it and Eagle Point Credit Management are collectively viewed as an important market participant. We believe our Adviser’s and Eagle Point Credit Management’s collective relative size and prominence in the CLO market and the Senior Investment Team’s broad and often longstanding relationships with CLO collateral managers and arranging banks benefit us by enhancing our ability to source investments in their early stages and to secure allocations of CLO debt investments issued in the primary market (the syndications of which can be oversubscribed).

•
Efficient vehicle for gaining exposure to CLO debt securities.   We believe that we are structured as an efficient vehicle for investors to gain exposure to the types of CLO securities and related investments historically accessed by primarily institutional investors. We believe our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective without the

2
S&P Global Ratings, Default, Transition, and Recovery: 2017 Annual Global Leveraged Loan CLO Default Study and Rating Transitions.

3
Based on the Adviser’s analysis of market data over such periods.

uncertainty posed by redemptions in an open-end fund structure. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders.
Our Structure and Formation Transactions
We were organized as EP Income Company LLC, a Delaware limited liability company, on September 28, 2018, and converted into a Delaware corporation on October 16, 2018. Our initial investment portfolio was contributed to us prior to our registration as an investment company by Cavello Bay Reinsurance Limited, a Bermuda limited company, or “Cavello Bay,” on October 4, 2018 in exchange for 75,052 of our limited liability company units, or “Units.” Cavello Bay is a subsidiary of Enstar Group Limited, or “Enstar.” The Trident V Funds are minority investors in Enstar, directly or indirectly owning less than 10% of the company’s equity securities, and have participated with Enstar in the acquisition of certain insurance businesses. Cavello Bay acquired the contributed investments from a separate subsidiary of Enstar in which the Trident V Funds indirectly hold an interest, StarStone Insurance Bermuda Limited, or “StarStone.” Eagle Point Credit Management was investment adviser to each of Cavello Bay and StarStone during the time periods in which they held these investments. In addition, the Adviser made a capital contribution to us of  $100,000 for which it received 100 Units.
At the time of our conversion into a corporation on October 16, 2018, the Units held by Cavello Bay converted into 3,764,580 shares, or 99.9% of our common stock, and the Units held by the Adviser converted into 5,016 shares, or 0.1% of our common stock, in each case based on our estimated and unaudited NAV calculated as of the date of the conversion and at a price per common stock equal to $20.00, which offering price per common stock the Board, or a duly authorized committee thereof, determined was not below the NAV of our common stock as of the date of such conversion. Cavello Bay subsequently transferred a portion of such shares to certain of its affiliates, which are also affiliates of Enstar. The shares of our common stock held by Cavello Bay or certain of Enstar’s affiliates and the Adviser are subject to certain lock-up restrictions.
In May 2019, we issued 886,563 shares of common stock pursuant to a private placement at an average net price per share to us of  $20.11, which amount represented our applicable net asset value per share of common stock. Of such average net price per share of common stock, $19.10 per share was paid by investors participating in the private placement and $1.01 was contributed to us by affiliates of the Adviser.
On July 26, 2019, we completed an initial public offering of 1,362,114 shares of our common stock, which resulted in net proceeds to us of approximately $26.3 million after payment of certain offering expenses payable by us and before deducting underwriting discounts and commissions payable by the Adviser or its affiliates.
The following chart reflects our organizational structure and our relationship with the Adviser and the Administrator as of the date of this prospectus:
Financing and Hedging Strategy
Leverage by the Company.   We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. We currently anticipate incurring leverage in an amount up to approximately 20% of our total assets (as determined immediately after the leverage is incurred) through borrowings under the Credit Facility described below, or through the issuance of preferred stock or debt securities. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.
On September 27, 2019, we entered into a Credit Agreement with Société Générale that established a revolving credit facility (the “Credit Facility”) of up to $30,000,000. As of May 14, 2020, we had borrowings outstanding under the Credit Facility of approximately $10.4 million.
As of March 31, 2020, our leverage, which includes borrowings under the Credit Facility, represented approximately 22% of our total assets (less current liabilities). On a pro forma basis, after giving effect to the issuance in our “at-the-market” offering of 81,975 shares of our common stock from April 1, 2020 through May 27, 2020, as described below under the heading “— Recent Developments,” our leverage, including the borrowings under the Credit Facility, represented approximately 22% of our total assets (less current liabilities) as of March 31, 2020 (excluding any distributions paid after March 31, 2020) and approximately 10% of our total assets (less current liabilities) as of April 30, 2020 (based on management’s unaudited estimate of the range of our NAV as of such date and after giving effect to the payment of the $0.08 per share distribution on May 29, 2020 to holders of record as of May 12, 2020). As of March 31, 2020, our asset coverage ratio in respect of senior securities representing indebtedness as calculated pursuant to Section 18 of the 1940 Act was 449%. In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue preferred stock, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes.
While we anticipate incurring leverage in an amount up to approximately 20% of our total assets (as determined immediately after the leverage is incurred) through borrowings under the Credit Facility, or through the issuance of preferred stock or debt securities, the actual amount of leverage we may incur from time to time is uncertain. Over the long term, management expects us to operate under normal market conditions generally with leverage of approximately 20% of total assets. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by issuing preferred stock or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock, debt securities and/or credit facilities. In addition, we may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage ratios described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the holders of our common stock, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our NAV. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.”
Derivative Transactions.   We may engage in “Derivative Transactions,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit and/or other risks, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter, or “OTC,” options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”
Operating and Regulatory Structure
We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company.” In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code, beginning with our tax year ended December 31, 2018.
Our investment activities are managed by the Adviser and supervised by our board of directors. Under the Investment Advisory Agreement, we have agreed to pay the Adviser a management fee based on our “Managed Assets.” “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage). The management fee is calculated monthly based on our Managed Assets at the end of each calendar month and is payable quarterly in arrears. The management fee for any partial month will be pro-rated (based on the number of days actually elapsed at the end of such partial month relative to the total number of days in such calendar month). See “The Adviser and the Administrator — Investment Advisory Agreement — Management Fee.”
We have also entered into an administration agreement, which we refer to as the “Administration Agreement,” under which we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement. See “The Adviser and the Administrator — The Administrator and the Administration Agreement.”
Conflicts of Interest
Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. The Adviser and the Administrator are affiliated with other entities engaged in the financial services business. In particular, the Adviser and the Administrator are affiliated with Eagle Point Credit Management and Stone Point, and certain members of the Adviser’s Board of Managers are principals of Stone Point. Pursuant to certain management agreements, Stone Point has received delegated authority to act as the investment manager of the Trident V Funds. The Adviser and the Administrator are primarily owned by the Trident V Funds through intermediary holding companies. The Trident V Funds and other private equity funds managed by Stone Point invest in financial services companies. Additionally, an affiliate of Enstar and its other affiliates that are our stockholders, also indirectly own a portion of the limited liability company interests in the Adviser. Also, under the Personnel and Resources Agreement, Eagle Point Credit Management will make available the personnel and resources, including portfolio managers and investment personnel, to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to the conduct of its operations. These relationships may cause the Adviser’s, the Administrator’s and certain of their affiliates’ interests, and the interests of their officers and employees, including the Senior Investment Team, to diverge from our interests and may result in conflicts of interest that may not be foreseen or resolved in a manner that is always or exclusively in our best interest.
In addition, the Adviser is under common control with Marble Point Credit Management LLC, or “Marble Point,” which is a CLO collateral manager and manager of other investment vehicles that invest in senior secured loans, CLO securities and other related investments.
Our executive officers and directors, as well as other current and potential future affiliated persons, officers and employees of the Adviser and certain of its affiliates, may serve as officers, directors or principals of, or manage the accounts for, other entities, including ECC, with investment strategies that substantially or partially overlap with the strategy that we pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders. The Adviser has entered into, and may in the future enter into additional, business arrangements with certain of our stockholders, including granting indirect ownership in limited liability company interests in the Adviser. In such cases, such stockholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account. As a result of these relationships and separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among us, other advisory clients and other business activities. See “Conflicts of Interest.”
In order to address such conflicts of interest, we have adopted a code of ethics under Rule 17j-1 of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our directors and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.
Pursuant to the investment allocation policies and procedures of the Adviser and Eagle Point Credit Management, they seek to allocate investment opportunities among accounts in a manner that is fair and equitable over time. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by certain affiliates of the Adviser, including Eagle Point Credit Management. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it. See “Conflicts of Interest — Code of Ethics and Compliance Procedures.”
Co-Investment with Affiliates.   In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by certain of the Adviser’s affiliates, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We will be able to rely on the exemptive relief granted by the SEC to Eagle Point Credit Management and certain of its affiliates to participate in certain negotiated co-investments alongside other accounts, including ECC, managed by Eagle Point Credit Management, or certain of its affiliates, subject to certain conditions including (i) that a majority of our directors who have no financial interest in the transaction and a majority of our directors who are not interested persons, as defined in the 1940 Act, approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant. A copy of the application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.
Summary Risk Factors
The value of our assets, as well as the market price of our securities, will fluctuate. Our investments should be considered risky, and you may lose all or part of your investment in us. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in our securities. An investment in our securities may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. We are designed primarily as a long-term investment vehicle, and our securities are not an appropriate investment for a short-term trading strategy. We can offer no assurance that returns, if any, on our investments will be commensurate with the risk of investment in us, nor can we provide any assurance that enough appropriate investments that meet our investment criteria will be available.
The following is a summary of certain principal risks of an investment in us. See “Risk Factors” for a more complete discussion of the risks of investing in our securities, including certain risks not summarized below.
•
Key Personnel Risk.   We are dependent upon the key personnel of the Adviser and certain of our Adviser’s affiliates for our future success.

•
Conflicts of Interest Risk.   Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. See “Conflicts of Interest.”

•
Interest Rate Risk.   The price of certain of our investments may be significantly affected by changes in interest rates. As of the date of this prospectus, interest rates in the United States are at historic lows, which increases our exposure to risks associated with rising interest rates.

•
Prepayment Risk.   The assets underlying the CLO securities in which we invest are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments in which we invest are subject to prepayment risk. If we or a CLO collateral manager are unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, our investment performance will be adversely impacted.

•
LIBOR Risk.   The CLO equity and debt securities in which we invest earn interest at, and CLOs in which we invest typically obtain financing at, a floating rate based on LIBOR. After the global financial crisis, regulators globally determined that existing interest rate benchmarks should be reformed based on concerns that LIBOR was susceptible to manipulation. Replacement rates that have been identified include the Secured Overnight Financing Rate (SOFR, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities) and the Sterling Overnight Index Average Rate (SONIA, which is intended to replace pound sterling LIBOR and measures the overnight interest rate paid by banks for unsecured transactions in the sterling market). At this time, it is not possible to predict the effect of the establishment of SOFR, SONIA or any other reforms to LIBOR. In addition, the effect of a phase out of LIBOR on U.S. senior secured loans, the underlying assets of the CLOs in which we invest, is currently unclear.

•
Liquidity Risk.   Generally, there is no public market for the CLO investments we target. As such, we may not be able to sell such investments quickly, or at all. If we are able to sell such investments, the prices we receive may not reflect our assessment of their fair value or the amount paid for such investments by us.

•
Management Fee Risk.   Our management fee structure may incentivize the Adviser to use leverage in a manner that adversely impacts our performance.

•
Subordinated Securities.   CLO junior debt and equity securities that we may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt and equity securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO. Though not exclusively, we will typically be in a subordinated position with respect to realized losses on the underlying assets held by the CLOs in which we are invested.

•
High-Yield Investment Risk.   The CLO junior debt and equity securities that we acquire are typically rated below investment grade or, in the case of equity securities, unrated and are therefore considered “higher-yield” or “junk” securities and are considered speculative with respect to timely payment of interest and repayment of principal. The senior secured loans and other credit-related assets underlying CLOs are also typically higher-yield investments. Investing in CLO junior debt and equity securities and other high-yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact our performance.

•
Risks of Investing in CLOs and Other Structured Debt Securities.   CLOs and other structured finance securities are generally backed by a pool of credit-related assets that serve as collateral. Accordingly, CLO and structured finance securities present risks similar to those of other types of credit investments, including default (credit), interest rate and prepayment risks. In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments. There is also a risk that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. CLOs are also inherently leveraged vehicles and are subject to leverage risk. See “Risks Related to Our Investments — Our investments in CLO securities and other structured finance securities involve certain risks.”

•
Leverage Risk.   The use of leverage, whether directly or indirectly through borrowing from the Credit Facility or investments such as CLO junior debt and equity securities that inherently involve leverage, may magnify our risk of loss. CLO junior debt and equity securities are very highly leveraged (with CLO equity securities typically being leveraged nine to 13 times), and therefore the CLO securities in which we invest are subject to a higher degree of loss since the use of leverage magnifies losses.

•
Credit Risk.   If  (1) a CLO in which we invest, (2) an underlying asset of any such CLO or (3) any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, our income, NAV and/or market price would be adversely impacted.

•
Fair Valuation of Our Portfolio Investments.   Generally there is no public market for the CLO investments we target. As a result, we value these securities at least quarterly, or more frequently as may be required from time to time, at fair value. Our determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we ultimately realize on one or more of our investments.

•
Limited Investment Opportunities Risk.   The market for CLO securities is more limited than the market for other credit related investments. We can offer no assurances that sufficient investment opportunities for our capital will be available.

•
Non-Diversification Risk.   We are a non-diversified investment company under the 1940 Act and expect to hold a narrower range of investments than a diversified fund under the 1940 Act.

•
Market Risk.   Political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries or segments or the market, can affect the value of our investments. A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital, reduce the availability of suitable investment opportunities for us, or adversely and materially affect the value of our investments, any of which would negatively affect our business. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide.

•
Currency Risk.   Although we primarily make investments denominated in U.S. dollars, we may make investments denominated in other currencies. Our investments denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar.

•
Hedging Risk.   Hedging transactions seeking to reduce risks may result in poorer overall performance than if we had not engaged in such hedging transactions, and they may also not properly hedge our risks.

•
Reinvestment Risk.   CLOs will typically generate cash from asset repayments and sales that may be reinvested in substitute assets, subject to compliance with applicable investment tests. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or as may be required to satisfy a CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow, thereby having a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

•
Refinancing Risk.   If we incur debt financing and subsequently refinance such debt, the replacement debt may be at a higher cost and on less favorable terms and conditions. If we fail to extend, refinance or replace such debt financings prior to their maturity on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow, and holders of our common stock would not benefit from the potential for increased returns on equity that incurring leverage creates.

•
Tax Risk.   If we fail to qualify for tax treatment as a RIC under Subchapter M of the Code for any reason, or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions, and the amount of such distributions, to our common stockholders and for payments to the holders of our other obligations.
•
Derivatives Risk.   Derivative instruments in which we may invest may be volatile and involve various risks different from, and in certain cases greater than, the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, liquidity, leverage, volatility, and OTC trading risks. In addition, a small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of Derivative Transactions, we could lose the entire amount of our investment; in other types of Derivative Transactions the potential loss is theoretically unlimited.

•
Counterparty Risk.   We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on obligations, thereby resulting in potentially significant losses.

•
Global Economy Risk.   Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market.

•
COVID-19 Pandemic Risk.   The emergence of the global outbreak of the COVID-19 pandemic has created economic and financial disruptions and contributed to increased volatility in global financial markets and likely will affect countries, regions, companies, industries and market sectors more dramatically than others. It is not known how long the impact of the COVID-19 pandemic will last or the severity thereof.

Recent Developments
Net Asset Value
The net asset value (“NAV”) per share of our common stock as of March 31, 2020 (the last date prior to the date of this prospectus as of which we determined our NAV) was $8.99. Management’s unaudited estimate of the range of our net asset value per share of our common stock as of April 30, 2020 was between $10.59 and $10.63.
Distributions
On April 1, 2020, we declared three monthly distributions of $0.08 per share on shares of our common stock. The first and second monthly distributions were paid on April 30, 2020 and May 29, 2020 to holders of record as of April 13, 2020 and May 12, 2020, respectively. The remaining monthly distribution will be payable on June 30, 2020 to holders of record as of June 12, 2020.
On May 18, 2020, we declared three monthly distributions of $0.08 per share on shares of our common stock. The monthly distributions will be payable on July 31, 2020, August 31, 2020 and September 30, 2020 to holders of record as of July 13, 2020, August 12, 2020 and September 11, 2020, respectively.
On May 18, 2020, we also declared two special distributions of $0.19 per share on shares of our common stock. The special distributions will be payable on July 31, 2020 and October 30, 2020 to holders of record as of July 13, 2020 and October 13, 2020, respectively.
Offerings
From April 1, 2020 through May 27, 2020, we sold 81,975 shares of our common stock pursuant to our “at-the-market” offering, yielding net proceeds to us of approximately $0.8 million.
Our Corporate Information
Our offices are located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830, and our telephone number is (844) 810-6501.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are estimated based on historical fees and expenses incurred by the Company, as appropriate. In addition, such amounts are based on our pro forma total assets as of March 31, 2020, which have been adjusted to reflect hypothetical borrowings of the full $30,000,000 available under our existing Credit Facility and issuance in our “at-the-market” offering of 81,975 shares of our common stock from April 1, 2020 through May 27, 2020, yielding net proceeds to us of approximately $0.8 million. As of March 31, 2020, our leverage, including the outstanding borrowings under the Credit Facility and pro forma issuances described above (excluding any distributions paid after March 31, 2020), represented approximately 22% of our total assets (less current liabilities). We caution that such expenses, and actual leverage incurred by us, may vary in the future. Whenever this prospectus contains a reference to fees or expenses paid by “us” or “Eagle Point Income Company,” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown.
Stockholder Transaction Expenses (as a percentage of the offering price):
Sales load	—(1)
Offering expenses	—(2)
Dividend reinvestment plan expenses	Up to $15(3)
Total stockholder transaction expenses	—
Annual Expenses (as a percentage of net assets attributable to common stock):
Management fee	1.95%(4)
Interest payments on borrowed funds	1.10%(5)
Other expenses	2.45%(6)
Total annual expenses	5.50%

(1)
In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, the related prospectus supplement will disclose the applicable sales load.

(2)
The related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)
The expenses of administering the dividend reinvestment plan, or the “DRIP,” are included in “Other expenses.” If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds. See “Dividend Reinvestment Plan.”

(4)
We have agreed to pay the Adviser as compensation under the Investment Advisory Agreement a management fee at an annual rate of 1.25% which is calculated monthly based on our Managed Assets at the end of each calendar month and payable quarterly in arrears. “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage). Because Managed Assets include our use of leverage, they will typically be greater than our net assets. The management fee referenced in the table above is based on Managed Assets as of March 31, 2020 and assumes the pro forma effect of hypothetical borrowings of the full $30 million available under our Credit Facility and reflects the pro forma effect of the issuance of 81,975 shares of our common stock from April 1, 2020 through May 27, 2020 in our “at-the-market” offering as described above, yielding net proceeds to us of approximately $0.8 million, as if such shares were issued at the start of such period. These management fees are indirectly borne by holders of our common stock and are not borne by the holders of preferred stock, if any, or the holders of any other securities that we may issue. See “The Adviser and the Administrator — Investment Advisory Agreement — Management Fee.”
(5)
We assume hypothetical borrowings of the full $30 million available under our Credit Facility.

(6)
“Other expenses” includes our overhead expenses, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by Eagle Point Administration and payment of fees in connection with outsourced administrative functions, and are based on estimated amounts for the current fiscal year. See “The Adviser and the Administrator — The Administrator and the Administration Agreement.” “Other expenses” also includes the ongoing administrative expenses to the independent accountants and legal counsel of the Company, compensation of independent directors, and cost and expenses relating to rating agencies.

Example
The following example is furnished in response to the requirements of the SEC and illustrates the various costs and expenses that you would pay, directly or indirectly, on a $1,000 investment in shares of our common stock for the time periods indicated, assuming (1) total annual expenses of 5.5% of net assets attributable to our common stock and (2) a 5% annual return*:
	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$55	$164	$272	$538

*
The example should not be considered a representation of future returns or expenses, and actual returns and expenses may be greater or less than those shown. The example assumes that the estimated “other expenses” set forth in the Annual Expenses table are accurate, and that all dividends and distributions are reinvested at NAV. Our actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Other Expenses
The Adviser’s investment team, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We will bear all other costs and expenses of our operations and transactions, including:
•
the cost of calculating our NAV (including the cost and expenses of any independent valuation firm or pricing service);

•
interest payable on debt, if any, incurred to finance our investments;

•
fees and expenses incurred by the Adviser or payable to third parties relating to, or associated with, making or disposing of investments, including legal fees and expenses, travel expenses and other fees and expenses incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring our investments and, if necessary, enforcing our rights;

•
brokerage fees and commissions;

•
federal and state registration fees and exchange listing fees;

•
federal, state and local taxes;

•
costs of offerings or repurchases of our common stock and other securities;

•
the management fee;

•
distributions on shares of our common stock;

•
administration fees payable to the Administrator under the Administration Agreement;

•
direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administrative functions;

•
transfer agent and custody fees and expenses;

•
independent director fees and expenses;

•
the costs of any reports, proxy statements or other notices to our stockholders, including printing costs;

•
costs of holding stockholder meetings;

•
litigation, indemnification and other non-recurring or extraordinary expenses;

•
fees and expenses associated with marketing and investor relations efforts;

•
dues, fees and charges of any trade association of which we are a member;

•
fees and expenses associated with independent audits and outside legal costs;

•
fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•
costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and

•
all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the costs of compensation and related expenses of our Chief Compliance Officer, Chief Financial Officer, Chief Operating Officer and their respective support staff.

RISK FACTORS
Investing in our securities involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the price of our securities, our NAV and the trading price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to Our Investments
Investing in senior secured loans indirectly through CLO securities involves particular risks.
We obtain exposure to underlying senior secured loans through our investments in CLOs, but may obtain such exposure directly or indirectly through other means from time to time. Such loans may become nonperforming or impaired for a variety of reasons. Nonperforming or impaired loans may require substantial workout negotiations or restructuring that may entail a substantial reduction in the interest rate and/or a substantial write-down of the principal of the loan. In addition, because of the unique and customized nature of a loan agreement and the private syndication of a loan, certain loans may not be purchased or sold as easily as publicly traded securities, and, historically, the trading volume in the loan market has been small relative to other markets. Loans may encounter trading delays due to their unique and customized nature, and transfers may require the consent of an agent bank and/or borrower. Risks associated with senior secured loans include the fact that prepayments generally may occur at any time without premium or penalty.
In addition, the portfolios of certain CLOs in which we invest may contain middle market loans. Loans to middle market companies may carry more inherent risks than loans to larger, publicly traded entities. These companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position, may need more capital to expand or compete, and may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Middle market companies typically have narrower product lines and smaller market shares than large companies. Therefore, they tend to be more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. These companies may also experience substantial variations in operating results. The success of a middle market business may also depend on the management talents and efforts of one or two persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on the obligor. Accordingly, loans made to middle market companies may involve higher risks than loans made to companies that have greater financial resources or are otherwise able to access traditional credit sources. Middle market loans are less liquid and have a smaller trading market than the market for broadly syndicated loans and may have default rates or recovery rates that differ (and may be better or worse) than has been the case for broadly syndicated loans or investment grade securities. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced with respect to middle market loans in any CLO in which we may invest. As a consequence of the forgoing factors, the securities issued by CLOs that primarily invest in middle market loans (or hold significant portions thereof) are generally considered to be a riskier investment than securities issued by CLOs that primarily invest in broadly syndicated loans.
Covenant-lite loans may comprise a significant portion of the senior secured loans underlying the CLOs in which we invest. Over the past decade, the senior secured loan market has evolved from one in which covenant-lite loans represented a minority of the market to one in which such loans represent a significant majority of the market. Generally, covenant-lite loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent that the CLOs that we invest in hold covenant-lite loans, our CLOs may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
Our investments in CLO securities and other structured finance securities involve certain risks.
Our investments consist primarily of CLO securities, and we may invest in other related structured finance securities. CLOs and structured finance securities are generally backed by an asset or a pool of assets (typically senior secured loans and other credit-related assets in the case of a CLO) that serve as collateral. We and other investors in CLO and related structured finance securities ultimately bear the credit risk of the underlying collateral. In the case of most CLOs, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches which are the focus of our investment strategy, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches.
In light of the above considerations, CLO and other structured finance securities may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLO and other structured finance securities. For example, investments in structured vehicles, including CBOs, junior debt and equity securities issued by CLOs, involve risks, including credit risk and market risk. Changes in interest rates and credit quality may cause significant price fluctuations. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities, such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage related securities, trust preferred securities and emerging market debt. The pool of high yield securities underlying CBOs is typically separated into tranches representing different degrees of credit quality. The higher quality tranches have greater degrees of protection and pay lower interest rates, whereas the lower tranches, with greater risk, pay higher interest rates.
In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) our investments in CLO junior debt and equity tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Additionally, changes in the collateral held by a CLO may cause payments on the instruments we hold to be reduced, either temporarily or permanently. Structured investments, particularly the subordinated interests in which we invest, are less liquid than many other types of securities and may be more volatile than the assets underlying the CLOs we may target. In addition, CLO and other structured finance securities may be subject to prepayment risk. Further, the performance of a CLO or other structured finance security may be adversely affected by a variety of factors, including the security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. There are also the risks that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility. Investments in structured finance securities may also be subject to liquidity risk.
Our investments in the primary CLO market involve certain additional risks.
Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than face value of their investment.
Our portfolio of investments may lack diversification among CLO securities, which may subject us to a risk of significant loss if one or more of these CLO securities experience a high level of defaults on collateral.
Our portfolio may hold investments in a limited number of CLO securities. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we will not have fixed guidelines for diversification, we will not have any limitations on the ability to invest in any one CLO, and our investments may be concentrated in relatively few CLO securities. As our portfolio may be less diversified than the portfolios of some larger funds, we are more susceptible to failure if one or more of the CLOs in which we are invested experiences a high level of defaults on its collateral. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. We may also invest in multiple CLOs managed by the same CLO collateral manager, thereby increasing our risk of loss in the event the CLO collateral manager were to fail, experience the loss of key portfolio management employees or sell its business.
Failure to maintain adequate diversification of underlying obligors across the CLOs in which we invest would make us more vulnerable to defaults.
Even if we maintain adequate diversification across different CLO issuers, we may still be subject to concentration risk since CLO portfolios tend to have a certain amount of overlap across underlying obligors. This trend is generally exacerbated when demand for bank loans by CLO issuers outpaces supply. Market analysts have noted that the overlap of obligor names among CLO issuers has increased recently, and is particularly evident across CLOs of the same year of origination, as well as with CLOs managed by the same asset manager. To the extent we invest in CLOs which have a high percentage of overlap, this may increase the likelihood of defaults on our CLO investments occurring together.
Our portfolio is focused on CLO securities, and the CLO securities in which we invest may hold loans that are concentrated in a limited number of industries.
Our portfolio is focused on securities issued by CLOs and related investments, and the CLOs in which we invest may hold loans that are concentrated in a limited number of industries. As a result, a downturn in the CLO industry or in any particular industry that the CLOs in which we invest are concentrated could significantly impact the aggregate returns we realize.
Failure by a CLO in which we are invested to satisfy certain tests will harm our operating results.
The failure by a CLO in which we invest to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, would lead to a reduction in its payments to us. In the event that a CLO fails certain tests, holders of CLO senior debt would be entitled to additional payments that would, in turn, reduce the payments we, as holder of junior debt or equity tranches, would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment we may make. If any of these occur, it could materially and adversely affect our operating results and cash flows.
Negative loan ratings migration may also place pressure on the performance of certain of our investments.
Per the terms of a CLO’s indenture, assets rated “CCC+” or lower or their equivalent in excess of applicable limits typically do not receive full par credit for purposes of calculation of the CLO’s overcollateralization tests. As a result, negative rating migration could cause a CLO to be out of compliance with its overcollateralization tests. This could cause a diversion of cash flows away from the CLO junior debt and equity tranches in favor of the more senior CLO debt tranches until the relevant overcollateralization test breaches are cured. This could have a negative impact on our NAV and cash flows.
Our investments in CLOs and other investment vehicles result in additional expenses to us.
We invest in CLO securities and may invest, to the extent permitted by law, in the securities and other instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of a CLO’s or any such investment vehicle’s expenses, including management and performance fees. In addition to the management and performance fees borne by our investments in CLOs, we also remain obligated to pay management fees to the Adviser with respect to the assets invested in the securities and other instruments of other investment vehicles, including CLOs. With respect to each of these investments, each holder of our common stock bears his or her share of the management fee of the Adviser as well as indirectly bearing the management and performance fees charged by the underlying advisor and other expenses of any investment vehicles in which we invest.
In the course of our investing activities, we pay management fees to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in our securities invest on a “gross” basis and receive distributions on a “net” basis after expenses, potentially resulting in a lower rate of return than an investor might achieve through direct investments.
Our investments in CLO securities may be less transparent to us and our stockholders than direct investments in the collateral.
We invest primarily in junior debt tranches of CLOs and other related investments. Generally, there may be less information available to us regarding the collateral held by such CLOs than if we had invested directly in the debt of the underlying obligors. As a result, our stockholders do not know the details of the collateral of the CLOs in which we invest or receive the reports issued with respect to such CLO. In addition, none of the information contained in certain monthly reports nor any other financial information furnished to us as a noteholder in a CLO is audited and reported upon, nor is an opinion expressed, by an independent public accountant. Our CLO investments are also subject to the risk of leverage associated with the debt issued by such CLOs and the repayment priority of senior debt holders in such CLOs.
CLO investments involve complex documentation and accounting considerations.
CLOs and other structured finance securities in which we invest are often governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher relative to other types of investments.
The accounting and tax implications of the CLO investments that we make are complicated. In particular, reported earnings from CLO equity securities are recorded under U.S. generally accepted accounting principles, or “GAAP,” based upon an effective yield calculation. Current taxable earnings on certain of these investments, however, will generally not be determinable until after the end of the fiscal year of each individual CLO that ends within our fiscal year, even though the investments are generating cash flow throughout the fiscal year. The tax treatment of certain of these investments may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cash flows are reflected in a constant yield to maturity.
We are dependent on the collateral managers of the CLOs in which we invest, and those CLOs are generally not registered under the 1940 Act.
We rely on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on our investments; however, we, as investors of the CLO, typically do not have any direct contractual relationship with the collateral managers of the CLOs in which we invest. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on our investments, as we may not be provided with information on a timely basis in order to take appropriate measures to manage our risks. We will also rely on CLO collateral managers to act in the best interests of a CLO it manages; however, such CLO collateral managers are subject to fiduciary duties owed to other classes of notes besides those in which we invest; therefore, there can be no assurance that the collateral managers will always act in the best interest of the class or classes of notes in which we are invested. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (e.g., gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of our investments. Furthermore, since the underlying CLO issuer often provides an indemnity to its CLO collateral manager, we may not be incentivized to pursue actions against the collateral manager since any such action, if successful, may ultimately be borne by the underlying CLO issuer and payable from its assets, which could create losses to us as investors in the CLO. In addition, to the extent we invest in CLO equity, liabilities incurred by the CLO manger to third parties may be borne by us to the extent the CLO is required to indemnify its collateral manager for such liabilities.

In addition, the CLOs in which we invest are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, we are not afforded the protections that stockholders in an investment company registered under the 1940 Act would have.
The collateral managers of the CLOs in which we invest may not continue to manage such CLOs.
Given that we invest in CLO securities issued by CLOs which are managed by unaffiliated collateral managers, we are dependent on the skill and expertise of such managers. As discussed under “Business — Investment Process,” we believe our Adviser’s ability to analyze and diligence potential CLO managers differentiates our approach to investing in CLO securities. However, there is no guarantee that, for any CLO we invest in, the collateral manager in place when we invest in such CLO securities will continue to manage such CLO through the life of our investment. Collateral managers are subject to removal or replacement by other holders of CLO securities without our consent, and may also voluntarily resign as collateral manager or assign their role as collateral manager to another entity. There can be no assurance that any removal, replacement, resignation or assignment of any particular CLO manager’s role will not adversely affect the returns on the CLO securities in which we invest.
Our investments in CLO securities may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income.
Some of the CLOs in which we invest may constitute “passive foreign investment companies,” or “PFICs.” If we acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require us to recognize our share of the PFIC’s income for each tax year regardless of whether we receive any distributions from such PFIC. We must nonetheless distribute such income to maintain our status as a RIC. The IRS recently issued final regulations that generally treat our income inclusion with respect to a PFIC with respect to which we have made a qualified electing fund, or “QEF,” election, as qualifying income for purposes of determining our ability to be subject to tax as a RIC if  (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs in order to ensure our continued qualification as a RIC and/or maximize our after-tax return from these investments.
If we hold 10% or more of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or “CFC” (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains). If we are required to include such deemed distributions from a CFC in our income, we will be required to distribute such income to maintain our RIC status regardless of whether or not the CFC makes an actual distribution during such tax year. The IRS recently issued final regulations that generally treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC either if  (i) there is a distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may limit and/or manage our holdings in issuers that could be treated as CFCs in order to ensure our continued qualification as a RIC and/ or maximize our after-tax return from these investments.
If we are required to include amounts from CLO securities in income prior to receiving the cash distributions representing such income, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

If a CLO in which we invest fails to comply with certain U.S. tax disclosure requirements, such CLO may be subject to withholding requirements that could materially and adversely affect our operating results and cash flows.
The U.S. Foreign Account Tax Compliance Act provisions of the Code, or “FATCA,” imposes a withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amount available to distribute to junior debt and equity holders in such CLO, which could materially and adversely affect the fair value of the CLO’s securities, our operating results and cash flows.
Increased competition in the market or a decrease in new CLO issuances may result in increased price volatility or a shortage of investment opportunities.
In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established to pursue investments in CLO securities whereas the size of this market is relatively limited. While we cannot determine the precise effect of such competition, such increase may result in greater competition for investment opportunities, which may result in an increase in the price of such investments relative to the risk taken on by holders of such investments. Such competition may also result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.
In addition, the volume of new CLO issuances and CLO refinancings varies over time as a result of a variety of factors including new regulations, changes in interest rates, and other market forces. As a result of increased competition and uncertainty regarding the volume of new CLO issuances and CLO refinancings, we can offer no assurances that we will deploy all of our capital in a timely manner or at all. Prospective investors should understand that we may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staffs, than may be available to us.
We will be subject to risks associated with any wholly-owned subsidiaries.
We may in the future invest indirectly through one or more wholly-owned subsidiaries. Any future wholly-owned subsidiary would not be separately registered under the 1940 Act and would not be subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the jurisdiction of formation of any future wholly-owned subsidiary could result in the inability of such subsidiary to operate as anticipated.
We and our investments are subject to interest rate risk.
Since we have entered into the Credit Facility and can borrow amounts thereunder, and since we may incur additional leverage (including through preferred stock and/or debt securities) to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds.
Since the economic downturn that began in 2007, interest rates are at historic lows. Because longer-term inflationary pressure may result from the U.S. government’s fiscal policies and other challenges and, because of the historic low interest rate environment in which we now operate, interest rates could continue to rise, rather than fall, in the future. In a rising interest rate environment, any leverage that we incur may bear a higher interest rate that our current leverage. There may not, however, be a corresponding increase in our investment income. Any reduction in the level of rate of return on new investments relative to the rate of return on our current investments, and any reduction in the rate of return on our current investments, could adversely impact our net investment income, reducing our ability to service the interest obligations on, and to repay the principal of, our indebtedness, as well as our capacity to pay distributions to our stockholders. See “— LIBOR Floor Risk.”
The fair value of certain of our investments may be significantly affected by changes in interest rates. Although senior secured loans are generally floating rate instruments, our investments in senior secured loans through investments in junior debt and equity tranches of CLOs are sensitive to interest rate levels and volatility. For example, because CLO debt securities are floating rate securities, a reduction in interest rates would generally result in a reduction in the coupon payment and cash flow we receive on our CLO debt investments. Further, although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses that may adversely affect our cash flow, fair value of our assets and operating results. In the event that our interest expense were to increase relative to income, or sufficient financing became unavailable, our return on investments and cash available for distribution to stockholders or to make other payments on our securities would be reduced. In addition, future investments in different types of instruments may carry a greater exposure to interest rate risk.
LIBOR Floor Risk.   Because CLOs generally issue debt on a floating rate basis, an increase in LIBOR will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have LIBOR floors such that, when LIBOR is below the stated LIBOR floor, the stated LIBOR floor (rather than LIBOR itself) is used to determine the interest payable under the loans. Therefore, if LIBOR increases but stays below the average LIBOR floor rate of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs. The combination of increased financing costs without a corresponding increase in investment income in such a scenario could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.
LIBOR Risk.   The CLO equity and debt securities in which we invest earn interest at, and CLOs in which we typically invest obtain financing at, a floating rate based on LIBOR. Regulators and law enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the United Kingdom, have conducted or are conducting civil and criminal investigations into whether the banks that contributed to the British Bankers’ Association, or the “BBA,” in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. Several financial institutions have reached settlements with the CFTC, the U.S. Department of Justice and the United Kingdom Financial Conduct Authority, or the “FCA,” in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. In such settlements, such financial institutions admitted to submitting rates to the BBA that were lower than the actual rates at which such financial institutions could borrow funds from other banks. Additional investigations remain ongoing with respect to other major banks. There can be no assurance that there will not be additional admissions or findings of rate-setting manipulation or that manipulations of LIBOR or other similar interbank offered rates will not be shown to have occurred. On July 9, 2013, it was announced that the NYSE Euronext Rate Administration Limited would take over the administration of LIBOR from the BBA, subject to authorization from the FCA and following a period of transition. Accordingly, ICE Benchmark Administration Limited (formerly NYSE Euronext Rate Administration Limited) assumed this role on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR. Any of such actions or other effects from the ongoing investigations could adversely affect the liquidity and value of our investments. Further, additional admissions or findings of manipulation may decrease the confidence of the market in LIBOR and lead market participants to look for alternative, non-LIBOR based types of financing, such as fixed rate loans or bonds or floating rate loans based on non-LIBOR indices. An increase in alternative types of financing at the expense of LIBOR-based CLOs may impair the liquidity of our investments. Additionally, it may make it more difficult for CLO issuers to satisfy certain conditions set forth in a CLO’s offering documents.
On July 27, 2017, the FCA announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021, or the “FCA Announcement.” The FCA Announcement indicates that the continuation of LIBOR on the current basis (or at all) cannot and will not be guaranteed after 2021 and that planning a transition to alternative reference rates that are based firmly on transactions, such as reformed Sterling Over Night Index Average, or “SONIA,” must begin. Furthermore, in the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the

Alternative Reference Rates Committee, or the “ARRC,” of the Federal Reserve Board and the Federal Reserve Bank of New York. On June 22, 2017, the ARRC identified the Secured Overnight Financing Rate, or “SOFR,” a broad U.S. treasuries repo financing rate to be published by the Federal Reserve Bank of New York, as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. The first publication of SOFR was released in April 2018. Although there have been certain issuances utilizing SONIA and SOFR, it remains in question whether or not these alternative reference rates will attain market acceptance as replacements for LIBOR.
Potential Effects of Alternative Reference Rates.   At this time, it is not possible to predict the effect of the FCA Announcement or other regulatory changes or announcements, the establishment of SOFR, SONIA or any other alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom, the United States or elsewhere. As such, the potential effect of any such event on our net investment income cannot yet be determined.
As LIBOR is currently being reformed, investors should be aware that: (a) any changes to LIBOR could affect the level of the published rate, including to cause it to be lower and/or more volatile than it would otherwise be; (b) if the applicable rate of interest on any CLO security is calculated with reference to a tenor which is discontinued, such rate of interest will then be determined by the provisions of the affected CLO security, which may include determination by the relevant calculation agent in its discretion; (c) the administrator of LIBOR will not have any involvement in the CLOs or loans and may take any actions in respect of LIBOR without regard to the effect of such actions on the CLOs or loans; and (d) any uncertainty in the value of LIBOR or, the development of a widespread market view that LIBOR has been manipulated or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the liquidity of the securities in the secondary market and their market value. Any of the above or any other significant change to the setting of LIBOR could have a material adverse effect on the value of, and the amount payable under, (i) any underlying asset of the CLO which pay interest linked to a LIBOR rate and (ii) the CLO securities in which we invest.
If LIBOR is eliminated as a benchmark rate, it is uncertain whether broad replacement conventions in the CLO markets will develop and, if conventions develop, what those conventions will be and whether they will create adverse consequences for the issuer or the holders of CLO securities. Currently, the CLOs we are invested in generally contemplate a scenario where LIBOR is no longer available by requiring the CLO administrator to calculate a replacement rate primarily through dealer polling on the applicable measurement date. However, there is uncertainty regarding the effectiveness of the dealer polling processes, including the willingness of banks to provide such quotations, which could adversely impact our net investment income. More recently, the CLOs we are invested in have included, or have been amended to include, language permitting the CLO investment manager to implement a market replacement rate (like those proposed by the ARRC) upon the occurrence of certain material disruption events. However, we cannot ensure that all CLOs in which we are invested will have such provisions, nor can we ensure the CLO investment managers will undertake the suggested amendments when able.
If no replacement conventions develop, it is uncertain what effect broadly divergent interest rate calculation methodologies in the markets will have on the price and liquidity of CLO securities and the ability of the collateral manager to effectively mitigate interest rate risks. While the issuers and the trustee of a CLO may enter into a reference rate amendment or the collateral manager may designate a designated reference rate, in each case, subject to the conditions described in a CLO indenture, there can be no assurance that a change to any alternative benchmark rate (a) will be adopted, (b) will effectively mitigate interest rate risks or result in an equivalent methodology for determining the interest rates on the floating rate instrument, (c) will be adopted prior to any date on which the issuer suffers adverse consequences from the elimination or modification or potential elimination or modification of LIBOR or (d) will not have a material adverse effect on the holders of the CLO securities.
In addition, the effect of a phase out of LIBOR on U.S. senior secured loans, the underlying assets of the CLOs in which we invest, is currently unclear. To the extent that any replacement rate utilized for senior secured loans differs from that utilized for a CLO that holds those loans, the CLO would experience an interest rate mismatch between its assets and liabilities, which could have an adverse impact on our net investment income and portfolio returns.

LIBOR Mismatch.   Many underlying corporate borrowers can elect to pay interest based on 1-month LIBOR, 3-month LIBOR and/or other rates in respect of the loans held by CLOs in which we are invested, in each case plus an applicable spread, whereas CLOs generally pay interest to holders of the CLO’s debt tranches based on 3-month LIBOR plus a spread. The 3-month LIBOR currently exceeds the 1-month LIBOR by a historically high amount, which may result in many underlying corporate borrowers electing to pay interest based on 1-month LIBOR. This mismatch in the rate at which CLOs earn interest and the rate at which they pay interest on their debt tranches negatively impacts the cash flows on a CLO’s equity tranche, which may in turn adversely affect our cash flows and results of operations. Unless spreads are adjusted to account for such increases, these negative impacts may worsen as the amount by which the 3-month LIBOR exceeds the 1-month LIBOR increases.
Low Interest Rate Environment.    As of the date of this prospectus, interest rates in the United States are at historic lows due to the U.S. Federal Reserve’s recent lowering of certain interest rates as part of its efforts to ease the economic effects of the COVID-19 pandemic. With the historically low interest rates, there is a risk that interest rates will rise once the COVID-19 pandemic abates.
The senior secured loans underlying the CLOs in which we invest typically have floating interest rates. A rising interest rate environment may increase loan defaults, resulting in losses for the CLOs in which we invest. In addition, increasing interest rates may lead to higher prepayment rates, as corporate borrowers look to avoid escalating interest payments or refinance floating rate loans. See “— Risks Related to Our Investments — Our investments are subject to prepayment risk.” Further, a general rise in interest rates will increase the financing costs of the CLOs. However, since many of the senior secured loans within these CLOs have LIBOR floors, if LIBOR is below the average LIBOR floor, there may not be corresponding increases in investment income which could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.
For detailed discussions of the risks associated with a rising interest rate environment, see “— Risks Related to Our Investments — We and our investments are subject to interest rate risk,” and “— Risks Related to Our Investments — We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.”
Our investments are subject to credit risk.
If a CLO in which we invest, an underlying asset of any such CLO or any other type of credit investment in our portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status either or both our income and NAV may be adversely impacted. Non-payment would result in a reduction of our income, a reduction in the value of the applicable CLO security or other credit investment experiencing non-payment and, potentially, a decrease in our NAV. With respect to our investments in CLO securities and credit investments that are secured, there can be no assurance that liquidation of collateral would satisfy the issuer’s obligation in the event of non-payment of scheduled dividend, interest or principal or that such collateral could be readily liquidated. In the event of bankruptcy of an issuer, we could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a CLO security or credit investment. To the extent that the credit rating assigned to a security in our portfolio is downgraded, the market price and liquidity of such security may be adversely affected. In addition, if a CLO in which we invest triggers an event of default as a result of failing to make payments when due or for other reasons, the CLO would be subject to the possibility of liquidation, which could result in full loss of value to the CLO junior debt and equity investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances.
Our investments are subject to prepayment risk.
Although the Adviser’s valuations and projections take into account certain expected levels of prepayments, the collateral of a CLO may be prepaid more quickly than expected. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond our control and consequently cannot be accurately predicted. Early prepayments give rise to increased reinvestment risk, as a CLO collateral manager might realize excess cash from prepayments earlier than expected. If a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce our net income and the fair value of that asset.

In addition, in most CLO transactions, CLO debt investors, such as us, are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause such CLO’s outstanding CLO debt securities to be repaid at par. Such prepayments of CLO debt securities held by us also give rise to reinvestment risk if we are unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid.
We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.
We have incurred leverage through indebtedness for borrowed money. We may incur additional leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of Derivative Transactions, preferred stock, debt securities and other structures and instruments, in significant amounts and on terms that the Adviser and our board of directors deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses and for other purposes. Such leverage may be secured and/or unsecured. Any such leverage does not include leverage embedded or inherent in the CLO structures in which we invest or in derivative instruments in which we may invest. Accordingly, there is a layering of leverage in our overall structure.
The more leverage we employ, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. For instance, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could also negatively affect our ability to make distributions and other payments to our securityholders. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if our investments were not leveraged.
As a registered closed-end management investment company, we will generally be required to meet certain asset coverage requirements, as defined under the 1940 Act, with respect to any senior securities. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. If legislation were passed that modifies this section of the 1940 Act and increases the amount of senior securities that we may incur, we may increase our leverage to the extent then permitted by the 1940 Act and the risks associated with an investment in us may increase.
If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred stock, and could be required by law to sell a portion of our investments to repay some debt or redeem shares of preferred stock when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC. The amount of leverage that we employ will depend on the Adviser’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.
In addition, our Credit Facility imposes and any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our ability to be subject to tax as a RIC under Subchapter M of the Code.

The following table is furnished in response to the requirements of the SEC and illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.
Assumed Return on Our Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding return to common stockholder(1)	-16.72%	-8.91%	-1.10%	6.70%	14.51%

(1)
Assumes $85.7 million in pro forma total assets (which have been adjusted to reflect the hypothetical borrowings of the full $30 million available under our Credit Facility and the issuance in our “at-the-market” offering of 81,975 shares of our common stock from April 1, 2020 through May 27, 2020), and $54.9 million in net assets (reflecting the actions described above), which amounts are as of March 31, 2020 (as adjusted).

Based on our assumed leverage described above, our investment portfolio would have been required to experience an annual return of at least 0.71% to cover interest payments on our assumed indebtedness.
Our investments may be highly subordinated and subject to leveraged securities risk.
Our portfolio includes junior debt and equity investments in CLOs, which involve a number of significant risks. CLOs are typically very highly levered (with CLO equity securities being leveraged nine to 13 times), and therefore the junior debt and equity tranches in which we are currently invested and in which we seek to invest will be subject to a higher degree of risk of total loss. In particular, investors in CLO securities indirectly bear risks of the collateral held by such CLOs. We generally have the right to receive payments only from the CLOs, and generally not have direct rights against the underlying borrowers or the entity that sponsored the CLO. While the CLOs we target generally enable an equity investor therein to acquire interests in a pool of senior secured loans without the expenses associated with directly holding the same investments, we generally pay a proportionate share of the CLOs’ administrative, management and other expenses if we make a CLO equity investment. In addition, we may have the option in certain CLOs to contribute additional amounts to the CLO issuer for purposes of acquiring additional assets or curing coverage tests, thereby increasing our overall exposure and capital at risk to such CLO. Although it is difficult to predict whether the prices of assets underlying CLOs will rise or fall, these prices (and, therefore, the prices of the CLOs’ securities) are influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. The interests we acquire in CLOs generally are thinly traded or have only a limited trading market. CLO securities are typically privately offered and sold, even in the secondary market. As a result, investments in CLO securities are illiquid.
We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.
We invest primarily in securities that are rated below investment grade or, in the case of CLO equity securities, are not rated by a national securities rating service. The primary assets underlying our CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans, high yield bonds, emerging market loans or bonds and structured finance securities with underlying exposure to CBO and CDO tranches, residential mortgage backed securities, commercial mortgage backed securities, trust preferred securities and other types of securitizations. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, we may obtain direct exposure to such financial assets/instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as “high yield” or “junk.” High-yield debt securities have greater credit and liquidity risk than investment grade obligations. High-yield debt securities are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer thereof to make payments of principal or interest.
Risks of high-yield debt securities may include:

(1)
limited liquidity and secondary market support;

(2)
substantial marketplace volatility resulting from changes in prevailing interest rates;

(3)
subordination to the prior claims of banks and other senior lenders;

(4)
the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the CLO issuer to reinvest premature redemption proceeds in lower-yielding debt obligations;

(5)
the possibility that earnings of the high-yield debt security issuer may be insufficient to meet its debt service;

(6)
the declining creditworthiness and potential for insolvency of the issuer of such high-yield debt securities during periods of rising interest rates and/or economic downturn; and

(7)
greater susceptibility to losses and real or perceived adverse economic and competitive industry conditions than higher grade securities.

An economic downturn or an increase in interest rates could severely disrupt the market for high-yield debt securities and adversely affect the value of outstanding high-yield debt securities and the ability of the issuers thereof to repay principal and interest.
Issuers of high-yield debt securities may be highly leveraged and may not have available to them more traditional methods of financing. The risk associated with acquiring (directly or indirectly) the securities of such issuers generally is greater than is the case with highly rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high-yield debt securities may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, timely service of debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high-yield debt securities because such securities may be unsecured and may be subordinated to obligations owed to other creditors of the issuer of such securities. In addition, the CLO issuer may incur additional expenses to the extent it (or any investment manager) is required to seek recovery upon a default on a high yield bond (or any other debt obligation) or participate in the restructuring of such obligation.
A portion of the loans held by CLOs in which we invest may consist of second lien loans. Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor, and thus, the ability of the CLO issuer to exercise remedies after a second lien loan becomes a defaulted obligation is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the CLO issuer may be prevented from foreclosing on the collateral securing a second lien loan until the related first lien loan is paid in full. Moreover, any amounts that might be realized as a result of collection efforts or in connection with a bankruptcy or insolvency proceeding involving a second lien loan must generally be turned over to the first lien secured lender until the first lien secured lender has realized the full value of its own claims. In addition, certain of the second lien loans contain provisions requiring the CLO issuer’s interest in the collateral to be released in certain circumstances. These lien and payment obligation subordination provisions may materially and adversely affect the ability of the CLO issuer to realize value from second lien loans and adversely affect the fair value of and income from our investment in the CLO’s securities.
We are subject to risks associated with loan assignments and participations.
We, or the CLOs in which we invest, may acquire interests in loans either directly (by way of assignment, or “Assignments”) or indirectly (by way of participation, or “Participations”). The purchaser by an Assignment of a loan obligation typically succeeds to all the rights and obligations of the selling institution and becomes a lender under the loan or credit agreement with respect to the debt obligation. In contrast, Participations acquired by us or the CLOs in which we invest in a portion of a debt obligation held by a selling institution, or the “Selling Institution,” typically result in a contractual relationship only with such Selling Institution, not with the obligor. We or the CLOs in which we invest would have the right to receive payments of principal, interest and any fees to which we (or the CLOs in which we invest) are entitled under the Participation only from the Selling Institution and only upon receipt by the Selling Institution of such payments from the obligor. In purchasing a Participation, we or the CLOs in which we invest generally will have no right to enforce compliance by the obligor with the terms of the loan or credit agreement or other instrument evidencing such debt obligation, nor any rights of setoff against the obligor, and we or the CLOs in which we invest may not directly benefit from the collateral supporting the debt obligation in which it has purchased the Participation. As a result, we or the CLOs in which we invest would assume the credit risk of both the obligor and the Selling Institution. In the event of the insolvency of the Selling Institution, we or the CLOs in which we invest will be treated as a general creditor of the Selling Institution in respect of the Participation and may not benefit from any setoff between the Selling Institution and the obligor.
The holder of a Participation in a debt obligation may not have the right to vote to waive enforcement of any default by an obligor. Selling Institutions commonly reserve the right to administer the debt obligations sold by them as they see fit and to amend the documentation evidencing such debt obligations in all respects. However, most participation agreements with respect to senior secured loans provide that the Selling Institution may not vote in favor of any amendment, modification or waiver that (1) forgives principal, interest or fees, (2) reduces principal, interest or fees that are payable, (3) postpones any payment of principal (whether a scheduled payment or a mandatory prepayment), interest or fees or (4) releases any material guarantee or security without the consent of the participant (at least to the extent the participant would be affected by any such amendment, modification or waiver).
A Selling Institution voting in connection with a potential waiver of a default by an obligor may have interests different from ours, and the Selling Institution might not consider our interests in connection with its vote. In addition, many participation agreements with respect to senior secured loans that provide voting rights to the participant further provide that, if the participant does not vote in favor of amendments, modifications or waivers, the Selling Institution may repurchase such Participation at par. An investment by us in a synthetic security related to a loan involves many of the same considerations relevant to Participations.
The lack of liquidity in our investments may adversely affect our business.
High-yield investments, including subordinated CLO securities and collateral held by CLOs in which we invest, generally have limited liquidity. As a result, prices of high-yield investments have at times experienced significant and rapid decline when a substantial number of holders (or a few holders of a significantly large “block” of the securities) decided to sell. In addition, we (or the CLOs in which we invest) may have difficulty disposing of certain high-yield investments because there may be a thin trading market for such securities. To the extent that a secondary trading market for non-investment grade high-yield investments does exist, it would not be as liquid as the secondary market for highly rated investments. Reduced secondary market liquidity would have an adverse impact on the fair value of the securities and on our direct or indirect ability to dispose of particular securities in response to a specific economic event such as deterioration in the creditworthiness of the issuer of such securities.
As secondary market trading volumes increase, new loans frequently contain standardized documentation to facilitate loan trading that may improve market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue. Because holders of such loans are offered confidential information relating to the borrower, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not purchased or sold as easily as publicly traded securities are purchased or sold. Although a secondary market may exist, risks similar to those described above in connection with an investment in high-yield debt investments are also applicable to investments in lower rated loans.
The securities issued by CLOs generally offer less liquidity than other investment grade or high-yield corporate debt, and are subject to certain transfer restrictions that impose certain financial and other eligibility requirements on prospective transferees. Other investments that we may purchase in privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer. As a result of this illiquidity, our ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent us from making sales to mitigate losses on such investments. In addition, CLOs are subject to the possibility of liquidation upon an event of default, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances.
We may be exposed to counterparty risk.
We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on the obligations represented by investments and result in significant losses.
We may hold investments (including synthetic securities) that would expose us to the credit risk of our counterparties or the counterparties of the CLOs in which it invests. In the event of a bankruptcy or insolvency of such a counterparty, we or a CLO in which such an investment is held could suffer significant losses, including the loss of that part of our or the CLO’s portfolio financed through such a transaction, declines in the value of our investment, including declines that may occur during an applicable stay period, the inability to realize any gains on our investment during such period and fees and expenses incurred in enforcing our rights. If the CLO enters into or owns synthetic securities, the CLO may fall within the definition of  “commodity pool” under new CFTC rules, and the collateral manager of the CLO may be required to register as a commodity pool operator with the CFTC, which could increase costs for the CLO and reduce amounts available to pay to the residual tranche.
In addition, with respect to certain swaps and synthetic securities, neither a CLO nor we usually has a contractual relationship with the entities, referred to as “Reference Entities” whose payment obligations are the subject of the relevant swap agreement or security. Therefore, neither the CLOs nor we generally have a right to directly enforce compliance by the Reference Entity with the terms of this kind of underlying obligation, any rights of set-off against the Reference Entity or any voting rights with respect to the underlying obligation. Neither the CLOs nor we will directly benefit from the collateral supporting the underlying obligation and will not have the benefit of the remedies that would normally be available to a holder of such underlying obligation.
Furthermore, we may invest in unsecured notes which are linked to loans or other assets held by a bank or other financial institution on its balance sheet (so called “credit-linked notes”). Although the credit-linked notes are tied to the underlying performance of the assets held by the bank, such credit-linked notes are not secured by such assets and we have no direct or indirect ownership of the underlying assets. Thus, as a holder of such credit-linked notes, we would be subject to counterparty risk of the bank which issues the credit-linked notes (in addition to the risk associated with the assets themselves). To the extent the relevant bank experiences an insolvency event or goes into receivership, we may not receive payments on the credit-linked notes, or such payments may be delayed.
We are subject to risks associated with defaults on an underlying asset held by a CLO.
A default and any resulting loss as well as other losses on an underlying asset held by a CLO may reduce the fair value of our corresponding CLO investment. A wide range of factors could adversely affect the ability of the borrower of an underlying asset to make interest or other payments on that asset. To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which we invest, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral, whether due to bankruptcy or otherwise. Any defaults and losses in excess of expected default rates and loss model inputs will have a negative impact on the fair value of our investments, will reduce the cash flows that we receive from our investments, adversely affect the fair value of our assets and could adversely impact our ability to pay dividends. Furthermore, the holders of the junior debt and equity tranches typically have limited rights with respect to decisions made with respect to collateral following an event of default on a CLO. In some cases, the senior most class of notes can elect to liquidate the collateral even if the expected proceeds are not expected to be able to pay in full all classes of notes. We could experience a complete loss of our investment in such a scenario.
In addition, the collateral of CLOs may require substantial workout negotiations or restructuring in the event of a default or liquidation. Any such workout or restructuring is likely to lead to a substantial reduction in the interest rate of such asset and/or a substantial write-down or write-off of all or a portion the principal of such asset. Any such reduction in interest rates or principal will negatively affect the fair value of our portfolio.
We are subject to risks associated with the bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO in which we invest.
In the event of a bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO or other vehicle in which we invest, a court or other governmental entity may determine that our claims or those of the relevant CLO are not valid or not entitled to the treatment we expected when making our initial investment decision.
Various laws enacted for the protection of debtors may apply to the underlying assets in our investment portfolio. The information in this and the following paragraph represents a brief summary of certain points only, is not intended to be an extensive summary of the relevant issues and is applicable with respect to U.S. issuers and borrowers only. The following is not intended to be a summary of all relevant risks. Similar avoidance provisions to those described below are sometimes available with respect to non-U.S. issuers or borrowers, and there is no assurance that this will be the case which may result in a much greater risk of partial or total loss of value in that underlying asset.
If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer or borrower of underlying assets, such as a trustee in bankruptcy, were to find that such issuer or borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such underlying assets and, after giving effect to such indebtedness, the issuer or borrower (1) was insolvent; (2) was engaged in a business for which the remaining assets of such issuer or borrower constituted unreasonably small capital; or (3) intended to incur, or believed that it would incur, debts beyond our ability to pay such debts as they mature, such court could decide to invalidate, in whole or in part, the indebtedness constituting the underlying assets as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of the issuer or borrower or to recover amounts previously paid by the issuer or borrower in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer or borrower of underlying assets, payments made on such underlying assets could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. Federal bankruptcy law or even longer under state laws) before insolvency.
Our underlying assets may be subject to various laws for the protection of debtors in other jurisdictions, including the jurisdiction of incorporation of the issuer or borrower of such underlying assets and, if different, the jurisdiction from which it conducts business and in which it holds assets, any of which may adversely affect such issuer’s or borrower’s ability to make, or a creditor’s ability to enforce, payment in full, on a timely basis or at all. These insolvency considerations will differ depending on the jurisdiction in which an issuer or borrower or the related underlying assets are located and may differ depending on the legal status of the issuer or borrower.
We are subject to risks associated with any hedging or Derivative Transactions in which we participate.
We may in the future purchase and sell a variety of derivative instruments. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit and/or other risks or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. Derivative Transactions may be volatile and involve various risks different from, and in certain cases, greater than the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, illiquidity, leverage, volatility and OTC trading risks. A small investment in derivatives could have a large potential impact on our performance, effecting a form of investment leverage on our portfolio. In certain types of Derivative Transactions we could lose the entire amount of our investment. In other types of Derivative Transactions, the potential loss is theoretically unlimited.
The following is a more detailed discussion of primary risk considerations related to the use of Derivative Transactions that investors should understand before investing in our securities.

Counterparty risk.   Counterparty risk is the risk that a counterparty in a Derivative Transaction will be unable to honor its financial obligation to us, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If our counterparty to a Derivative Transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt, we may experience significant delays in obtaining recovery (if at all) under the derivative contract in bankruptcy or other reorganization proceeding; if our claim is unsecured, we will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. We may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives since generally a clearing organization becomes substituted for each counterparty to a cleared derivative and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to us.
Correlation risk.   When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent us from achieving the intended hedging effect or expose us to the risk of loss. The imperfect correlation between the value of a derivative and our underlying assets may result in losses on the Derivative Transaction that are greater than the gain in the value of the underlying assets in our portfolio. The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. These factors may have a significant negative effect on the fair value of our assets and the market value of our securities.
Liquidity risk.   Derivative Transactions, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets we would not be able to close out a position without incurring a loss. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses.
Leverage risk.   Trading in Derivative Transactions can result in significant leverage and risk of loss. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses we experience and could cause our NAV to be subject to wider fluctuations than would be the case if we did not use the leverage feature in derivative instruments.
Volatility risk.   The prices of many derivative instruments, including many options and swaps, are highly volatile. Price movements of options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of options and swap agreements also depends upon the price of the securities or currencies underlying them.
OTC trading.   Derivative Transactions that may be purchased or sold may include instruments not traded on an organized market. The risk of non-performance by the counterparty to such Derivative Transaction may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for certain derivative instruments that are not traded on an exchange. Such instruments are often valued subjectively and may result in mispricings or improper valuations. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value, or both. In contrast, cleared derivative transactions benefit from daily marked-to-market pricing and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections; however, certain uncleared derivative transactions are subject to minimum margin requirements which may require us and our counterparties to exchange collateral based on daily marked-to-market pricing. OTC trading generally exposes us to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing us to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties.
We may be subject to risks associated with investments in other investment companies.
We may invest in securities of other investment companies subject to statutory limitations prescribed by the 1940 Act. These limitations include in certain circumstances a prohibition on us acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of our total assets in securities of any one investment company or more than 10% of our total assets in securities of all investment companies. We will indirectly bear our proportionate share of any management fees and other expenses paid by such other investment companies, in addition to the fees and expenses that we regularly bear. We may only invest in other investment companies to the extent that the asset class exposure in such investment companies is consistent with the permissible asset class exposure for us had we invested directly in securities, and the portfolios of such investment companies are subject to similar risks as we are.
Investors will bear indirectly the fees and expenses of the CLO equity securities in which we invest.
Investors will bear indirectly the fees and expenses (including management fees and other operating expenses) of the CLO equity securities in which we invest. CLO collateral manager fees are charged on the total assets of a CLO but are assumed to be paid from the residual cash flows after interest payments to the CLO senior debt tranches. Therefore, these CLO collateral manager fees (which generally range from 0.35% to 0.50% of a CLO’s total assets) are effectively much higher when allocated only to the CLO equity tranche. The calculation does not include any other operating expense ratios of the CLOs, as these amounts are not routinely reported to shareholders on a basis consistent with this methodology; however, it is estimated that additional operating expenses of 0.30% to 0.70% could be incurred. In addition, CLO collateral managers may earn fees based on a percentage of the CLO’s equity cash flows after the CLO equity has earned a cash-on-cash return of its capital and achieved a specified “hurtle” rate.
We and our investments are subject to reinvestment risk.
As part of the ordinary management of its portfolio, a CLO will typically generate cash from asset repayments and sales and reinvest those proceeds in substitute assets, subject to compliance with its investment tests and certain other conditions. The earnings with respect to such substitute assets will depend on the quality of reinvestment opportunities available at the time. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or need to satisfy the CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow that the CLO collateral manager is able to achieve. The investment tests may incentivize a CLO collateral manager to cause the CLO to buy riskier assets than it otherwise would, which could result in additional losses. These factors could reduce our return on investment and may have a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. In addition, in most CLO transactions, CLO debt investors are subject to the risk that the holders of a majority of the equity tranche, who can direct a call or refinancing of a CLO, causing such CLO’s outstanding CLO debt securities to be repaid at par earlier than expected. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.
We and our investments are subject to risks associated with non-U.S. investing.
While we invest primarily in CLOs that hold underlying U.S. assets, these CLOs may be organized outside the United States and we may also invest in CLOs that hold collateral that are non-U.S. assets.

Investing in foreign entities may expose us to additional risks not typically associated with investing in U.S. issuers. These risks include changes in exchange control regulations, political and social instability, restrictions on the types or amounts of investment, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, currency fluctuations and greater price volatility. Further, we, and the CLOs in which we invest, may have difficulty enforcing creditor’s rights in foreign jurisdictions.
In addition, international trade tensions may arise from time to time which could result in trade tariffs, embargoes or other restrictions or limitations on trade. The imposition of any actions on trade could trigger a significant reduction in international trade, supply chain disruptions, an oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies or industries, which could have a negative impact on the value of the CLO securities that we hold.
Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in periods when our assets are uninvested. Our inability to make intended investments due to settlement problems or the risk of intermediary counterparty failures could cause it to miss investment opportunities. The inability to dispose of an investment due to settlement problems could result either in losses to the funds due to subsequent declines in the value of such investment or, if we have entered into a contract to sell the security, could result in possible liability to the purchaser. Transaction costs of buying and selling foreign securities also are generally higher than those involved in domestic transactions. Furthermore, foreign financial markets have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.
The economies of individual non-U.S. countries may also differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, volatility of currency exchange rates, depreciation, capital reinvestment, resources self-sufficiency and balance of payments position.
Currency Risk.   Any of our investments that are denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar. Although we will consider hedging any non-U.S. dollar exposures back to U.S. dollars, an increase in the value of the U.S. dollar compared to other currencies in which we make investments would otherwise reduce the effect of increases and magnify the effect of decreases in the prices of our non-U.S. dollar denominated investments in their local markets. Fluctuations in currency exchange rates will similarly affect the U.S. dollar equivalent of any interest, dividends or other payments made that are denominated in a currency other than U.S. dollars.
Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.
As a registered closed-end management investment company, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by our board of directors. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of an issuer’s inability to meet its repayment obligations to us with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution or to make payments on our other obligations in future periods.
If our distributions exceed our taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to our common stockholders. A return of capital distribution will generally not be taxable to our stockholders.
However, a return of capital distribution will reduce a stockholder’s cost basis in shares of our common stock on which the distribution was received, thereby potentially resulting in a higher reported capital gain or lower reported capital loss when those shares of our common stock are sold or otherwise disposed of.

A portion of our income and fees may not be qualifying income for purposes of the income source requirement.
Some of the income and fees that we may recognize will not satisfy the qualifying income requirement applicable to RICs. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such requirement, we may need to recognize such income and fees indirectly through one or more entities classified as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.
Risks Relating to an Investment in Our Securities
Common stock of closed-end management investment companies frequently trades at discounts to their respective NAVs, and we cannot assure you that the market price of our common stock will not decline below our NAV per share.
Common stock of closed-end management investment companies frequently trades at discounts to their respective NAVs and our common stock may also be discounted in the market. This characteristic of closed-end management investment companies is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether shares of our common stock will trade above, at or below our NAV per share. The risk of loss associated with this characteristic of closed-end management investment companies may be greater for investors expecting to sell common stock purchased in an offering soon after such offering. In addition, if our common stock trades below our NAV per share, we will generally not be able to sell additional common stock to the public at market price except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of the holders of our common stock, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit. See “Description of Our Capital Stock - Repurchase of Shares and Other Discount Measures.”
Our common stock price may be volatile and may decrease substantially.
The trading price of our common stock may fluctuate substantially. The price of our common stock that will prevail in the market may be higher or lower than the price you paid to purchase shares of our common stock, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:
•
price and volume fluctuations in the overall stock market from time to time;

•
investor demand for shares of our common stock;

•
significant volatility in the market price and trading volume of securities of registered closed-end management investment companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•
changes in regulatory policies or tax guidelines with respect to RICs or registered closed-end management investment companies;

•
failure to qualify as a RIC, or the loss of RIC status;

•
any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•
changes, or perceived changes, in the value of our portfolio investments;

•
departures of any members of the Senior Investment Team;

•
operating performance of companies comparable to us; or

•
general economic conditions and trends and other external factors.

We and the Adviser could be the target of litigation.
We or the Adviser could become the target of securities class action litigation or other similar claims if our stock price fluctuates significantly or for other reasons. The outcome of any such proceedings could materially adversely affect our business, financial condition, and/or operating results and could continue without resolution for long periods of time. Any litigation or other similar claims could consume substantial amounts of our management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on our financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, we could incur expenses associated with defending ourselves against litigation and other similar claims, and these expenses could be material to our earnings in future periods.
Sales in the public market of substantial amounts of our common stock may have an adverse effect on the market price of our common stock.
Sales of substantial amounts of our common stock, including by selling stockholders, or the availability of such common stock for sale, whether or not actually sold, could adversely affect the prevailing market price of our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so. For a discussion of the adverse effect that the concentration of beneficial ownership may have on the market price of our common stock, see “— Risks Related to Our Business and Structure — Significant stockholders may control the outcome of matters submitted to our stockholders or adversely impact the market price of our securities.”
Our stockholders will experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.
All distributions declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, our stockholders that do not participate in our dividend reinvestment plan will experience dilution in their ownership percentage of our common stock over time.
Indebtedness incurred in connection with borrowings under our Credit Facility may cause the NAV and market value of our common stock to be more volatile.
Any indebtedness incurred in connection with our Credit Facility and any future issuances of preferred stock or debt securities may cause the NAV and market value of our common stock to become more volatile. If the interest rate payable on our indebtedness were to approach the net rate of return on our investment portfolio, the benefit of leverage to the common stockholders would be reduced. If the interest rate payable on our indebtedness were to exceed the net rate of return on our portfolio, the leverage would result in a lower rate of return to the common stockholders than if we had not incurred any indebtedness. Any decline in the NAV of our investments would be borne entirely by the common stockholders. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the common stockholders than if we were not leveraged through the borrowings under our Credit Facility. This greater NAV decrease would also tend to cause a greater decline in the market price for common stock. We might be in danger of failing to maintain the required asset coverage or, in an extreme case, our current investment income might not be sufficient to meet the interest payments on our indebtedness. In order to counteract such an event, we might need to liquidate investments in order to make payments under our Credit Facility. In addition, we would pay (and the common stockholders would bear) all costs and expenses relating to the ongoing maintenance of our Credit Facility, including higher advisory fees if our total return exceeds the interest rate payable on our indebtedness.
Risks Relating to Our Business and Structure
Our investment portfolio is recorded at fair value, with our board of directors having final responsibility for overseeing, reviewing and determining, in accordance with the 1940 Act, the fair value of our investments. As a result, there will be uncertainty as to the value of our portfolio investments.
Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by us in accordance with our written valuation policy, with our board of directors having final responsibility for overseeing, reviewing and determining, in accordance with the 1940 Act, the fair value of our investments. Typically, there is no public market for the type of investments we target. As a result, we value these securities at least quarterly based on relevant information compiled by the Adviser and third-party pricing services (when available), and with the oversight, review and acceptance by our board of directors.
The determination of fair value and, consequently, the amount of unrealized gains and losses in our portfolio, are to a certain degree subjective and dependent on a valuation process approved and overseen by our board of directors. Certain factors that may be considered in determining the fair value of our investments include non-binding indicative bids and the number of trades (and the size and timing of each trade) in an investment. Valuation of certain investments is also based, in part, upon third party valuation models which take into account various market inputs. Investors should be aware that the models, information and/or underlying assumptions utilized by us or such models will not always allow us to correctly capture the fair value of an asset. Because such valuations, and particularly valuations of securities that are not publicly traded like those we hold, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. Our determinations of fair value may differ materially from the values that would have been used if an active public market for these securities existed. Our determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we may ultimately realize on one or more of our investments. See “Conflicts of Interest — Valuation.”
Our financial condition and results of operations depend on the Adviser’s ability to effectively manage and deploy capital.
Our ability to achieve our investment objectives depends on the Adviser’s ability to effectively manage and deploy capital, which depends, in turn, on the Adviser’s ability to identify, evaluate and monitor, and our ability to acquire, investments that meet our investment criteria.
Accomplishing our investment objectives is largely a function of the Adviser’s handling of the investment process, its ability to provide competent, attentive and efficient services and our access to investments offering acceptable terms, either in the primary or secondary markets. Even if we are able to grow and build upon our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. The results of our operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described in this prospectus, it could adversely impact our ability to pay distributions. In addition, because the trading methods employed by the Adviser on our behalf are proprietary, stockholders will not be able to determine details of such methods or whether they are being followed.
We are reliant on Eagle Point Income Management continuing to serve as the Adviser.
The Adviser manages our investments. Consequently, our success depends, in large part, upon the services of the Adviser and the skill and expertise of the Adviser’s professional personnel, in particular, Thomas P. Majewski. Incapacity of Mr. Majewski could have a material and adverse effect on our performance. There can be no assurance that the professional personnel of the Adviser will continue to serve in their current positions or continue to be employed by the Adviser. We can offer no assurance that their services will be available for any length of time or that the Adviser will continue indefinitely as our investment adviser.
Under the Personnel and Resources Agreement, Eagle Point Credit Management will make available the personnel and resources, including portfolio managers and investment personnel, to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to the conduct of its operations. Eagle Point Income Management depends upon access to the investment professionals and other resources of Eagle Point Credit Management and its affiliates to fulfill its obligations to us under the Investment Advisory Agreement. We are not a party to the Personnel and Resources Agreement and cannot assure you that Eagle Point Credit Management will fulfill its obligations under the agreement. If Eagle Point Credit Management fails to perform, we cannot assure that Eagle Point Income Management will enforce the

Personnel and Resources Agreement, that such agreement will not be terminated by either party or that we will continue to have access to the investment professionals of Eagle Point Credit Management and its affiliates or their information.
The Adviser and the Administrator each has the right to resign on 90 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
The Adviser has the right, under the Investment Advisory Agreement, and the Administrator has the right under the Administration Agreement, to resign at any time upon 90 days’ written notice, whether we have found a replacement or not. If the Adviser or the Administrator resigns, we may not be able to find a new investment adviser or hire internal management, or find a new administrator, as the case may be, with similar expertise and ability to provide the same or equivalent services on acceptable terms within 90 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to make distributions to our stockholders and other payments to securityholders, are likely to be adversely affected and the market price of our securities may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and the Administrator and their affiliates. Even if we are able to retain comparable management and administration, whether internal or external, the integration of such management and their lack of familiarity with our investment objectives and operations would likely result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.
Our success will depend on the ability of the Adviser and certain of its affiliates to attract and retain qualified personnel in a competitive environment.
Our growth will require that the Adviser and certain of its affiliates attract and retain new investment and administrative personnel in a competitive market. The Adviser’s and such affiliates’ ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including its ability to offer competitive compensation, benefits and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds, mezzanine funds and business development companies) and traditional financial services companies, with which the Adviser will compete for experienced personnel have greater resources than the Adviser has.
There are significant actual and potential conflicts of interest which could impact our investment returns.
Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. For example, the members of the Adviser’s investment team are and may in the future become affiliated with entities engaged in business activities similar to ours, including ECC, and may have conflicts of interest in allocating their time. Moreover, each member of the Senior Investment Team is engaged in other business activities which divert their time and attention. The professional staff of the Adviser will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement. However, such persons may be committed to providing investment advisory and other services for other clients, and engage in other business ventures in which we have no interest. As a result of these separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among us, other advisory clients and other business ventures. See “Conflicts of Interest.”
Our management fee structure may create incentives for the Adviser that are not fully aligned with the interests of our stockholders.
In the course of our investing activities, we pay a management fee to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in our securities receive distributions on a “net” basis after expenses, potentially resulting in a lower rate of return than an investor might achieve through direct investments.

Since the management fee is based on our Managed Assets, which includes assets purchased using leverage, the Adviser benefits when we incur debt or use leverage. The use of leverage increases the risk of investing in us. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.”
The Adviser’s liability is limited under the Investment Advisory Agreement, and we have agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.
Under the Investment Advisory Agreement, the Adviser does not assume any responsibility to us other than to render the services called for under the agreement, and it is not responsible for any action of our board of directors in following or declining to follow the Adviser’s advice or recommendations. The Adviser maintains a contractual and fiduciary relationship with us. Under the terms of the Investment Advisory Agreement, the Adviser, its officers, managers, members, agents, employees and other affiliates are not liable to us for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify the Adviser and each of its officers, managers, members, agents, employees and other affiliates from and against all damages, liabilities, costs and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser of its obligations under the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.
The Adviser may not be able to achieve the same or similar returns as those achieved by other portfolios managed by the Senior Investment Team.
Although the Senior Investment Team manages other investment portfolios, including accounts using investment objectives, investment strategies and investment policies similar to ours, we cannot assure you that we will be able to achieve the results realized by any other vehicles managed by the Senior Investment Team.
We may experience fluctuations in our NAV and quarterly operating results.
We could experience fluctuations in our NAV from month to month and in our quarterly operating results due to a number of factors, including the timing of distributions to our stockholders, fluctuations in the value of the CLO securities that we hold, our ability or inability to make investments that meet our investment criteria, the interest and other income earned on our investments, the level of our expenses (including the interest rate payable on the debt securities or preferred stock we may issue), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, our NAV and results for any period should not be relied upon as being indicative of our NAV and results in future periods.
Our board of directors may change our operating policies and strategies without stockholder approval, the effects of which may be adverse.
Our board of directors has the authority to modify or waive our current operating policies, investment criteria and strategies, other than those that we have deemed to be fundamental, without prior stockholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, NAV, operating results and value of our securities. However, the effects of any such changes could adversely impact our ability to pay dividends and cause you to lose all or part of your investment.
Our management’s estimates of certain metrics relating to our financial performance for a period are subject to revision based on our actual results for such period.
Our management makes and publishes unaudited estimates of certain metrics indicative of our financial performance, including the NAV per share of our common stock and the range of NAV per share of our common stock on a monthly basis, and the range of the net investment income and realized gain/loss per share of our common stock on a quarterly basis. Such estimates are included in this prospectus and may be included in a related prospectus supplement. While any such estimate will be made in good faith based on our most recently available records as of the date of the estimate, such estimates are subject to financial closing procedures, our board of directors’ final determination of our NAV as of the end of the applicable quarter and other developments arising between the time such estimate is made and the time that we finalize our quarterly financial results and may differ materially from the results reported in the audited financial statements and/or the unaudited financial statements included in filings we make with the SEC. As a result, investors are cautioned not to place undue reliance on any management estimates presented in this prospectus or any related amendment to this prospectus or related prospectus supplement and should view such information in the context of our full quarterly or annual results when such results are available.
We will be subject to corporate-level income tax if we are unable to maintain our RIC status for U.S. federal income tax purposes.
Although we elected to be treated as a RIC under Subchapter M of the Code beginning with our 2018 tax year, and intend to qualify as a RIC in each of our succeeding tax years, we can offer no assurance that we will be able to maintain RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet certain annual distribution, income source and asset diversification requirements.
The annual distribution requirement for a RIC will be satisfied if we distribute dividends to our stockholders each tax year of an amount generally at least equal to 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we use debt financing, we are subject to certain asset coverage requirements under the 1940 Act and may be subject to financial covenants that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
The income source requirement will be satisfied if we obtain at least 90% of our income for each tax year from dividends, interest, gains from the sale of our securities or similar sources.
The asset diversification requirement will be satisfied if we meet certain asset composition requirements at the end of each quarter of our tax year. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are expected to be in CLO securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
If we fail to qualify for RIC tax treatment for any reason and remain or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.
We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.
For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount or market discount, which may arise if we acquire a debt security at a significant discount to par, or payment-in-kind interest, which represents contractual interest added to the principal amount of a debt security and due at the maturity of the debt security. We also may be required to include in income certain other amounts that we have not yet, and may not ever, receive in cash. Our investments in payment-in-kind interest may represent a higher credit risk than loans for which interest must be paid in full in cash on a regular basis. For example, even if the accounting conditions for income accrual are met, the issuer of the security could still default when our actual collection is scheduled to occur upon maturity of the obligation.
Since, in certain cases, we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. Accordingly, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
Our cash distributions to stockholders may change and a portion of our distributions to stockholders may be a return of capital.
The amount of our cash distributions may increase or decrease at the discretion of our board of directors, based upon its assessment of the amount of cash available to us for this purpose and other factors. Unless we are able to generate sufficient cash through the successful implementation of our investment strategy, we may not be able to sustain a given level of distributions and may need to reduce the level of our cash distributions in the future. Further, to the extent that the portion of the cash generated from our investments that is recorded as interest income for financial reporting purposes is less than the amount of our distributions, all or a portion of one or more of our future distributions, if declared, may comprise a return of capital. Accordingly, stockholders should not assume that the sole source of any of our distributions is net investment income. Any reduction in the amount of our distributions would reduce the amount of cash received by our stockholders and could have a material adverse effect on the market price of our shares. See “— Risks Related to Our Investments - Our investments are subject to prepayment risk” and “— Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.”
Our stockholders may receive shares of our common stock as distributions, which could result in adverse tax consequences to them.
In order to satisfy certain annual distribution requirements to maintain RIC tax treatment under Subchapter M of the Code, we may declare a large portion of a distribution in shares of our common stock instead of in cash even if a stockholder has opted out of participation in the DRIP. Historically, we have not declared any portion of our distributions in shares of our common stock. As long as at least 20% of such distribution is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder generally would be subject to tax on 100% of the fair market value of the distribution on the date the distribution is received by the stockholder in the same manner as a cash distribution, even though most of the distribution was paid in shares of our common stock.
We incur significant costs as a result of being a publicly traded company.
As a result of being listed on a national securities exchange, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.
Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our stockholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.
In order to maintain our RIC status, we are required to distribute at least 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. As a result, these earnings will not be available to fund new investments, and we will need additional capital to fund growth in our investment portfolio. If we fail to obtain additional capital, we could be forced to curtail or cease new investment activities, which could adversely affect our business, operations and results. Even if available, if we are not able to obtain such capital on favorable terms, it could adversely affect our net investment income.
A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital and negatively affect our business.
We may be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we invest or operate, including conditions affecting interest rates and the availability of credit. Unexpected volatility, illiquidity, governmental action, currency devaluation or other events in the global markets in which we directly or indirectly hold positions could impair our ability to carry out our business and could cause us to incur substantial losses. These factors are outside our control and could adversely affect the liquidity and value of our investments, and may reduce our ability to make attractive new investments.
In particular, economic and financial market conditions significantly deteriorated for a significant part of the past decade as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. Although certain financial markets have improved, to the extent economic conditions experienced during the past decade recur, they may adversely impact our investments. Signs of deteriorating sovereign debt conditions in Europe and elsewhere and uncertainty regarding the policies of the current U.S. presidential administration, including with regard to the imposition of trade tariffs, embargoes or other restrictions or limitations on trade, could lead to further disruption in the global markets. Additionally, on January 31, 2020, the United Kingdom withdrew from the European Union and entered into a transition period that will last until December 31, 2020, during which European Union law will continue to apply in the United Kingdom. The United Kingdom’s vote to leave the European Union has created a degree of political uncertainty, as well as uncertainty in monetary and fiscal policy, which is expected to continue during the transition period. It may have a destabilizing effect on some of the remaining members of the European Union. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.
We may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact in the conduct of our business.
We also may be subject to risk arising from a broad sell off or other shift in the credit markets, which may adversely impact our income and NAV. In addition, if the value of our assets declines substantially, we may fail to maintain the minimum asset coverage imposed upon us by the 1940 Act. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” and “Regulation as a Closed-End Management Investment Company.” Any such failure would affect our ability to issue preferred stock, debt securities and other senior securities, including borrowings, and may affect our ability to pay distributions on our capital stock, which could materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets or to obtain additional debt financing. For example, we cannot be certain that we would be able to obtain debt financing on commercially reasonable terms, if at all. See “— If we are unable to refinance and/or obtain additional debt capital, our business could be materially adversely affected.” In previous market cycles, many lenders and institutional investors have previously reduced or ceased lending to borrowers. In the event of such type of market turmoil and tightening of credit, increased market volatility and widespread reduction of business activity could occur, thereby limiting our investment opportunities.
Moreover, we are unable to predict when economic and market conditions may be favorable in future periods. Even if market conditions are broadly favorable over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.
If we are unable to refinance and/or obtain additional debt capital, our business could be materially adversely affected.
We have obtained debt financing in order to obtain funds to make additional investments and grow our portfolio of investments. See “— Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our stockholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.” Such debt capital may take the form of a term credit facility with a fixed maturity date or other fixed term instruments, and we may be unable to extend, refinance or replace such debt financings prior to their maturity.

If we are unable to refinance and/or obtain additional debt capital on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow our business. In addition, holders of our common stock would not benefit from the potential for increased returns on equity that incurring leverage creates. Any such limitations on our ability to grow and take advantage of leverage may decrease our earnings, if any, and distributions to stockholders, which in turn may lower the trading price of our common stock. In addition, in such event, we may need to liquidate certain of our investments, which may be difficult to sell if required, meaning that we may realize significantly less than the value at which we have recorded our investments. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we may receive smaller allocations, if any, on new investment opportunities under the Adviser’s allocation policy.
Debt capital that is available to us in the future, if any, including upon the refinancing of then-existing debt prior to its maturity, may be at a higher cost and on less favorable terms and conditions than costs and other terms and conditions at which we can currently obtain debt capital. In addition, if we are unable to repay amounts outstanding under any such debt financings and are declared in default or are unable to renew or refinance these debt financings, we may not be able to make new investments or operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as lack of access to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn or an operational problem that affects third parties or us, and could materially damage our business.
We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.
We are classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. In particular, because our portfolio of investments may lack diversification among CLO securities and related investments, we are susceptible to a risk of significant loss if one or more of these CLO securities and related investments experience a high level of defaults on the collateral that they hold.
Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.
Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities (including debt securities, preferred stock and/or borrowings from banks or other financial institutions); provided we meet certain asset coverage requirements (i.e., 300% for senior securities representing indebtedness and 200% in the case of the issuance of preferred stock under current law). See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” for details concerning how asset coverage is calculated. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness (including by redeeming a portion of any series of preferred stock or notes that may be outstanding) at a time when such sales or redemptions may be disadvantageous. Also, any amounts that we use to service or repay our indebtedness would not be available for distributions to our stockholders.
We are not generally able to issue and sell shares of our common stock at a price below the then current NAV per share (exclusive of any distributing commission or discount). We may, however, sell shares of our common stock at a price below the then current NAV per share (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit.
Provisions of the General Corporation Law of the State of Delaware and our certificate of incorporation and bylaws could deter takeover attempts and have an adverse effect on the price of our securities.
The General Corporation Law of the State of Delaware, or the “DGCL,” contains provisions that may discourage, delay or make more difficult a change in control of us or the removal of our directors. Our certificate of incorporation and bylaws contain provisions that limit liability and provide for indemnification of our directors and officers. These provisions and others also may have the effect of deterring hostile takeovers or delaying changes in control or management. We are subject to Section 203 of the DGCL, the application of which is subject to any applicable requirements of the 1940 Act. This section generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner. If our board of directors does not approve a business combination, Section 203 of the DGCL may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.
We have also adopted measures that may make it difficult for a third party to obtain control of us, including provisions of our certificate of incorporation classifying our board of directors in three classes serving staggered three-year terms, and provisions of our certificate of incorporation authorizing our board of directors to classify or reclassify shares of our preferred stock in one or more classes or series, to cause the issuance of additional shares of our capital stock, and to amend our certificate of incorporation, without stockholder approval, in certain instances. These provisions, as well as other provisions of our certificate of incorporation and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our securityholders.
Significant stockholders may control the outcome of matters submitted to our stockholders or adversely impact the market price or liquidity of our securities.
To the extent any stockholder, such as Cavello Bay and Enstar’s affiliates, individually or acting together with other stockholders, controls a significant number of our voting securities or any class of voting securities, they may have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets, and may cause actions to be taken that you may not agree with or that are not in your interests or those of other securityholders.
This concentration of beneficial ownership also might harm the market price of our securities by:
•
delaying, deferring or preventing a change in corporate control;

•
impeding a merger, consolidation, takeover or other business combination involving us; or

•
discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

To the extent that any stockholder that holds a significant number of our securities is subject to temporary restrictions on resale of such securities, including certain lock-up restrictions, such restrictions could adversely affect the liquidity of trading in our securities, which may harm the market price of our securities.
We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest.
Legal and regulatory changes.   Legal and regulatory changes could occur and may adversely affect us and our ability to pursue our investment strategies and/or increase the costs of implementing such strategies. New or revised laws or regulations may be imposed by the Commodity Futures Trading Commission, or the “CFTC,” the SEC, the U.S. Federal Reserve, other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect us. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. We also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. Such changes, or uncertainty regarding any such changes, could adversely affect the strategies and plans set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of the Senior Investment Team to other types of investments in which the investment team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Derivative Investments.   The derivative investments in which we may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” which was signed into law in July 2010, requires certain standardized derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for us. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in us and our counterparties posting higher margin amounts for uncleared derivatives. In addition, we have claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC No-Action Letter 12-38 issued by the staff of the CFTC Division of Swap Dealer and Intermediary Oversight on November 20, 2012. For us to continue to qualify for this exclusion, (i) the aggregate initial margin and premiums required to establish our positions in derivative instruments subject to the jurisdiction of the U.S. Commodity Exchange Act, as amended, or the “CEA,” and (other than positions entered into for hedging purposes) may not exceed five percent of our liquidation value, (ii) the net notional value of our aggregate investments in CEA-regulated derivative instruments (other than positions entered into for hedging purposes) may not exceed 100% of our liquidation value, or (iii) we must meet an alternative test appropriate for a “fund of funds” as set forth in CFTC No-Action Letter 12-38. In the event we fail to qualify for the exclusion and the Adviser is required to register as a “commodity pool operator” in connection with serving as our investment adviser and becomes subject to additional disclosure, recordkeeping and reporting requirements, our expenses may increase. In late November 2019, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, rescind the SEC’s asset segregation and coverage rules and guidance. Instead of complying with current requirements, funds would need to trade derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a value-at-risk (“VaR”) leverage limit, certain derivatives risk management and other testing requirements and requirements related to board reporting. These new requirements would apply unless a fund qualified as a “limited derivatives user,” as defined in the SEC’s proposal. Reverse repurchase agreements would be subject to asset coverage requirements, and a fund trading reverse repurchase agreements would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio. Reverse repurchase agreements would not be included in the calculation of whether a fund is a limited derivatives user, but for funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions would be included for purposes of such testing.
Loan Securitizations.   Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in, a hedge fund or private equity fund, or “covered funds,” (which have been broadly defined in a way which could include many CLOs). Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of any or all of the investments held by us. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs will qualify for this exemption. For example, CLOs that invest in bonds as well as loans will be treated as covered funds. Accordingly, in an effort to qualify for the “loan securitization” exemption, many current CLOs have amended their transaction documents to restrict the ability of the issuer to acquire bonds and certain other securities, which may reduce the return available to holders of CLO equity securities. Furthermore, the costs associated with such amendments are typically paid out of the cash flow of the CLO, which adversely impacts the return on our investment in any CLO equity. In addition, in order to avoid covered fund status under the Volcker Rule, it is likely that many future CLOs will contain similar restrictions on the acquisition of bonds and certain other securities, which may result in lower returns on CLO equity securities than currently anticipated.
In 2018, the five agencies responsible for implementing the Volcker Rule issued proposed amendments to the final Volcker Rule regulations not relevant to securitizations, but also asked for comment on potential future modifications to the final Volcker Rule regulations, including modifications to the definition of “covered fund,” to the requirements of the “loan securitization” exclusion, and to the nature of a prohibited “ownership interest” in a covered fund. On January 30, 2020, these five agencies responsible for enforcement of the Volcker Rule published certain proposed revisions (the “Proposed Volcker Changes”). Amongst other proposals, the Proposed Volcker Changes include modifications to (i) permit covered funds relying on the “loan securitization” exclusion to acquire assets that do not constitute loans or other assets or rights currently permitted under the “loan securitization” exclusion, in an aggregate amount not to exceed 5% of the aggregate value of the issuing entity’s assets, (ii) exclude from the definition of “ownership interest” certain “senior loans” or “senior debt interests” issued by a covered fund and (iii) clarify that the rights either to participate in the removal of a collateral manager for cause, or to participate in the replacement of a collateral manager following a resignation, both as part of the rights of a creditor to exercise remedies upon the occurrence of an event of default, would not be a feature that results in a banking entity having an ownership interest in a covered fund. It should be noted that the Proposed Volcker Changes may be revised prior to their adoption and there can be no expectation of what changes to the Volcker Rule will constitute the final Proposed Volcker Changes. It is currently unclear how, or if, the Proposed Volcker Changes will affect the CLO securities in which the Company invests.
There is also currently a federal case related to the bankruptcy of Millennium Health LLC (“Millennium”) where the plaintiffs have alleged that Millennium’s broadly syndicated term loans are in fact securities (and not loans) and, as a result, the arranging banks should have liability under applicable securities laws as underwriters and the sale of the loans should be subject to federal and state securities laws. While industry participants (including the LSTA) disagree with the plaintiff’s allegations and have filed briefs in support of the defendants’ position, there is no assurance that the court will agree with this view and, if the court rules in favor of the plaintiffs, that the SEC, and the other federal agencies responsible for implementing the Volcker Rule, would not apply the court’s ruling to federal securities laws. If the plaintiffs were to prevail and any CLO issuer in which the Company invests owned the types of loans that could be similarly characterized as securities in accordance with the court’s ruling and such federal agencies’ interpretation, then such CLO issuer would likely not be permitted to rely on the “loan securitization exclusion” under the Final Volcker Regulations absent regulatory relief or guidance or the overturning of such ruling in a final non-appealable judgment. Additionally, the plaintiffs prevailing could materially and negatively impact the leveraged loan market, including by decreasing the volume of new leveraged loans that are originated and the number of participants in the leveraged loan market, and potentially prevent the CLO issuers in which the Company invests from identifying assets that are suitable for purchase. In addition, the inability of any CLO issuer in which the Company invests to rely on the “loan securitization exclusion” may under certain circumstances require banking entities that hold CLO securities to divest their interests in such CLO securities. Such developments would likely have a severe impact on the market value and the liquidity of similar CLO securities held by the Company.
Also, in October 2014, six federal agencies (the Federal Deposit Insurance Corporation, or the “FDIC,” the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development and the Federal Housing Finance Agency) adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act, or the “Final U.S. Risk Retention Rules.” These rules were published in the Federal Register on December 24, 2014. With respect to the regulation of CLOs, the Final U.S. Risk Retention Rules require that the “sponsor” or a “majority owned affiliate” thereof  (in each case as defined in the rules), will retain an “eligible vertical interest” or an “eligible horizontal interest” (in each case as defined therein) or any combination thereof in the CLO in the manner required by the Final U.S. Risk Retention Rules.
The Final U.S. Risk Retention Rules became fully effective on December 24, 2016, or the “Final U.S. Risk Retention Effective Date,” and to the extent applicable to CLOs, the Final U.S. Risk Retention Rules contain provisions that may adversely affect the return of our investments. There are a number of uncertainties surrounding the Final U.S. Risk Retention Rules, including: (i) proposed legislation designed to exclude from Final U.S. Risk Retention Rules collateral managers of certain defined “QCLOs” (qualified CLOs), (ii) the October 2017 report to the President to the United States from the United States Department of the Treasury entitled “A Financial System That Creates Economic Opportunities — Capital Markets,” which recommends that “creating a set of loan-specific requirements under which CLO collateral managers would receive relief from being required to retain risk” and (iii) future directives and interpretations by governmental authorities with respect to the Final U.S. Risk Retention Rules. On February 9, 2018, a three judge panel of the United States Court of Appeals for the District of Columbia Circuit, or the “DC Circuit Court,” rendered a decision in The Loan Syndications and Trading Association v. Securities and Exchange Commission and Board of Governors of the Federal Reserve System, No. 1:16-cv-0065, in which the DC Circuit Court held that open market CLO collateral managers are not “securitizers” subject to the requirements of the Final U.S. Risk Retention Rules, or the “DC Circuit Ruling.” As of the date of hereof: (a) the time period for the federal agencies responsible for the Final U.S. Risk Retention Rules, or the “Applicable Agencies,” to petition for en banc review of the DC Circuit Ruling has expired, (b) the DC Circuit Court has issued a mandate to the lower court requiring the lower court to implement the DC Circuit Ruling, (c) in accordance with the DC Circuit Court mandate, on April 5, 2018, the U.S. District Court for the District of Columbia, or the “DC District Court,” issued a court order that the Final U.S. Risk Retention Rules are vacated insofar as they apply to collateral managers of open-market collateralized loan obligations and (d) the time period for filing a petition for certiorari requesting the case to be heard by the United States Supreme Court has expired. Thus, collateral managers of open market CLOs are no longer required to comply with the Final U.S. Risk Retention Rules at this time. As such, it is possible that some collateral managers of open market CLOs will decide to dispose of the notes (or cause their majority owned affiliates to dispose of the notes) constituting the “eligible vertical interest” or “eligible horizontal interest” they were previously required to retain, or decide take other action with respect to such notes that is not otherwise prohibited by the Final U.S. Risk Retention Rules. To the extent either the underlying collateral manager or its majority-owned affiliate divests itself of such notes, this will reduce the degree to which the relevant collateral manager’s incentives are aligned with those of the noteholders of the CLO (which may include us as a CLO noteholder), and could influence the way in which the relevant collateral manager manages the CLO assets and/or makes other decisions under the transaction documents related to the CLO in a manner that is adverse to us.
There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the Final U.S. Risk Retention Rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs. The ultimate impact of the Final U.S. Risk Retention Rules on the loan securitization market and the leveraged loan market generally remains uncertain, and any negative impact on secondary market liquidity for securities comprising a CLO may be experienced due to the effects of the Final U.S. Risk Retention Rules on market expectations or uncertainty, the relative appeal of other investments not impacted by the Final U.S. Risk Retention Rules and other factors.
In the European Union, there has also been an increase in political and regulatory scrutiny of the securitization industry. Regulation EU 2017/2402 of the European Parliament and the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization (as may be amended from time to time and including any delegated or implementing legislation with respect thereto, the “Securitization Regulation”) became effective on January 17, 2018 and applies to all new securitizations issued on or after January 1, 2019. The Securitization Regulation repealed and replaced the prior EU risk retention requirements with a single regime that applies to European credit institutions, investment firms, insurance and reinsurance companies, alternative investment fund managers that manage and/or market their alternative investment funds in the EU, undertakings for collective investment in transferable securities regulated pursuant to EU Directive 2009/65/EC and the management companies thereof and, subject to some exceptions, institutions for occupational pension provision (IORPs), each as set out in the Securitization Regulation (such investors, “EU Affected Investors”). Such EU Affected Investors may be subject to punitive capital requirements and / or other regulatory penalties with respect to investments in securitizations that fail to comply with the Securitization Regulation.
The Securitization Regulation restricts an EU Affected Investor from investing in securitizations unless, among other things: (a)(i) the originator, sponsor or original lender with respect to the relevant securitization will retain, on an on-going basis, a net economic interest of not less than 5% with respect to certain specified credit risk tranches or securitized exposures and (ii) the risk retention is disclosed to the investor in accordance with the Securitization Regulation; and (b) such investor is able to demonstrate that it has undertaken certain due diligence with respect to various matters, including the risk characteristics of its investment position and the underlying assets, and that procedures are established for such activities to be monitored on an on-going basis. There are material differences between the Securitization Regulation and the prior EU risk retention requirements, particularly with respect to transaction transparency, reporting and diligence requirements and the imposition of a direct compliance obligation on the “sponsor”, “originator” or “original lender” of a securitization where such entity is established in the EU.
CLOs issued in Europe are generally structured in compliance with the Securitization Regulation so that prospective investors subject to the Securitization laws can invest in compliance with such requirements. To the extent a CLO is structured in compliance with the EU Securitization laws, our ability to invest in the residual tranches of such CLOs could be limited, or we could be required to hold our investment for the life of the CLO. If a CLO has not been structured to comply with the Securitization Regulation, it will limit the ability of EEA-regulated institutional investors to purchase CLO securities, which may adversely affect the price and liquidity of the securities (including the residual tranche) in the secondary market. Additionally, the Securitization Regulation and any regulatory uncertainty in relation thereto may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of our investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations, either of which developments could increase defaulted obligations above historic levels.
The Japanese Financial Services Agency (the “JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.
The JRR Rule became effective on March 31, 2019. At this time, there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear and, therefore, unless the JFSA provides further specific clarification, it is possible that CLO securities we have purchased may contain assets deemed to be “inappropriately originated” and, as a result, may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing CLO securities, which may limit the liquidity of CLO securities and, in turn, adversely affect the price of such CLO securities in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.
The SEC staff could modify its position on certain non-traditional investments, including investments in CLO securities.
The staff of the SEC from time to time has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and leverage risk. The staff of the Division of Investment Management has, in correspondence with registered management investment companies, previously raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact our ability to implement our investment strategy and/or our ability to raise capital through public offerings, or could cause us to take certain actions that may result in an adverse impact on our stockholders, our financial condition and/or our results of operations. We are unable at this time to assess the likelihood or timing of any such regulatory development.
Terrorist actions, natural disasters, outbreaks or pandemics may disrupt the market and impact our operations.
Terrorist acts, acts of war, natural disasters, outbreaks or pandemics may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. For example, many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, SARS and the COVID-19. In late 2019, an initial outbreak of COVID-19 was reported in Hubei, China. Since then, a large and growing number of cases have been confirmed around the world, which has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, border closures and other travel restrictions, causing social unrest and commercial disruption on a global scale. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic.
Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. The ongoing COVID-19 pandemic has magnified these risks and has had, and will continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment are increasingly impacted by the outbreak and government and other measures seeking to contain its spread. The effects of the COVID-19 pandemic have contributed to increased volatility in global financial markets and likely will affect countries, regions, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or serious environmental or public health concern could have, a significant negative impact on economic and market conditions, could exacerbate pre-existing political, social and economic risks in certain countries or regions and could trigger a prolonged period of global economic slowdown, which may impact us and our underlying investments. It is not known how long the impact of the COVID-19 pandemic will, or future impacts of other significant events would, last or the severity thereof. Federal, state and local governments, as well as foreign governments, have taken aggressive steps to address problems being experienced by the markets and by businesses and the economy in general; however, there can be no assurance that these measures will be adequate.
To the extent the Company’s underlying investments are overweight in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors. The COVID-19 pandemic and related government-imposed restrictions have imposed severe financial harm on certain industries to which the Company is exposed indirectly through its CLOs’ underlying loan assets. For example, the airline and hotel industries have experienced sharp declines in revenue due to restrictions on travel, hospitals and other healthcare companies have experienced financial losses as a result of increased expenses and declining revenue as patients elect to delay elective or routine procedures, and many casino operators have been forced to completely halt operations due to the imposition of mandatory business closures and to address social distancing guidelines.
To date, certain of the CLOs in which we invest have experienced increased defaults by underlying borrowers. Obligor defaults and rating agency downgrades have caused, and may continue to cause, payments that would have otherwise been made to the CLO equity or CLO debt securities that the Company holds to instead be diverted to buy additional loans within a given CLO or paid to senior CLO debt holders as an early amortization payment. In addition, defaults and downgrades of underlying obligors have caused, and may continue to cause, a decline in the value of CLO securities generally. If CLO cash flows or income decreases as a result of the pandemic, the portion of our distribution comprised of a return of capital could increase or distributions could be reduced.
In addition, future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may adversely impact the businesses in which we invest either directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.
We are subject to risks related to cybersecurity and other disruptions to information systems.
We are highly dependent on the communications and information systems of the Adviser, the Administrator and their affiliates as well as certain other third-party service providers. We, and our service providers, are susceptible to operational and information security risks. While we, the Adviser and the Administrator have procedures in place with respect to information security, technologies may become the target of cyber-attacks or information security breaches that could result in the unauthorized gathering, monitoring, release, misuse, loss or destruction of our and/or our stockholders’ confidential and other information, or otherwise disrupt our operations or those of our service providers. Disruptions or failures in the physical infrastructure or operating systems and cyber-attacks or security breaches of the networks, systems or devices that we and our service providers use to service our operations, or disruption or failures in the movement of information between service providers could disrupt and impact the service providers’ and our operations, potentially resulting in financial losses, the inability of our stockholders to transact business and of us to process transactions, inability to calculate our NAV, misstated or unreliable financial data, violations of applicable privacy and other laws, regulatory fines, penalties, litigation costs, increased insurance premiums, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Our service providers’ policies and procedures with respect to information security have been established to seek to identify and mitigate the types of risk to which we and our service providers are subject. As with any risk management system, there are inherent limitations to these policies and procedures as there may exist, or develop in the future, risks that have not been anticipated or identified. There can be no assurance that we or our service providers will not suffer losses relating to information security breaches (including cyberattacks) or other disruptions to information systems in the future.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of our securities pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus, to make distributions to our stockholders and for general working capital purposes. In addition, we may also use all or a portion of the net proceeds from the sale of our securities to repay any outstanding indebtedness at the time of the offering, including any borrowings from the Credit Facility. We currently anticipate that it will generally take approximately three to six months after the completion of any offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments, although such period may vary and depends on the size of the offering and the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. Investors should expect, therefore, that before we have fully invested the proceeds of the offering in accordance with our investment objectives and strategies, assets invested in these instruments would earn interest income at a modest rate, which may not exceed our expenses during this period. To the extent that the net proceeds from an offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our stockholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

SENIOR SECURITIES
The following table set forth information about the Company’s outstanding senior securities as of the end of each fiscal year since its inception. Information about our senior securities is shown in the following table as of December 31, 2019. The information for December 31, 2019 was included in or derived from our financial statements for the year ended December 31, 2019, which were audited by KPMG LLP, our independent registered public accounting firm. We had no senior securities outstanding as of December 31, 2018.
Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount(1)
December 31, 2019	Borrowings	$13,743,000	$9,470.38

(1)
The asset coverage per unit figure is the ratio of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate dollar amount of outstanding applicable senior securities, as calculated separately for the borrowings under the Credit Facility in accordance with section 18(h) of the 1940 Act. With respect to the borrowings under the Credit Facility, the asset coverage per unit figure is expressed in terms of dollar amounts per $1,000 of indebtedness.

As of March 31, 2020, we had outstanding borrowings under the Credit Facility of approximately $15.5 million, which represents $4,492 asset coverage per $1,000 of principal amount.

PRICE RANGE OF COMMON STOCK
Our common stock began trading on July 24, 2019 and is currently traded on the NYSE under the symbol “EIC.” The following table lists the high and low closing sale price for our common stock, the high and low closing sale price as a percentage of NAV and distributions declared per share each quarter since July 24, 2019.
		Closing Sales Price		Premium (Discount) of High Sales Price to NAV(2)	Premium (Discount) of Low Sales Price to NAV(2)	Distributions Declared(3)
	NAV(1)	High	Low
Fiscal year ended December 31, 2019
First quarter	N/A	N/A	N/A	N/A	N/A	N/A
Second quarter	N/A	N/A	N/A	N/A	N/A	N/A
Third quarter	$19.27	$20.34	$19.30	5.6%	0.2%	$0.2873
Fourth quarter	$19.34	$19.76	$18.05	2.2%	(6.7)%	$0.3978(4)
Fiscal year ended December 31, 2020
First quarter	$8.99	$19.28	$6.33	114.5%	(29.6)%	$0.3978(5)

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)
Calculated as of the respective high or low closing sales price divided by the quarter end NAV.

(3)
Represents the cash distributions (including dividends, dividends reinvested and returns of capital, if any) per share that we have declared on our common stock in the specified quarter. Per share amount of common stock distributions from return of capital (if any) is calculated as total common stock distributions declared to stockholders for the period less the daily weighted average of common stock distributions from net investment income and realized gains on investments for the period, and is estimated for tax purposes.

(4)
For the fiscal year ending December 31, 2019, as reported on the Company’s 2019 Form 1099-DIV, none of the distributions made by the Company were comprised of a return of capital.

(5)
On January 2, 2020, we declared three monthly distributions of $0.1326 per share on shares of our common stock. Such monthly distributions were paid on January 31, 2020, February 28, 2020 and March 31, 2020 to holders of record as of January 13, 2020, February 12, 2020 and March 12, 2020, respectively. None of the distributions made by the Company were comprised of a return of capital.

Shares of non-diversified closed-end management investment companies may trade at a market price that is less than the NAV that is attributable to those shares. The possibility that our shares of common stock will trade at a discount to NAV or at a premium that is unsustainable over the long term is separate and distinct from the risk that our NAV will decrease. It is not possible to predict whether our shares will trade at, above or below NAV in the future.
On May 27, 2020, the last reported closing sales price of our common stock was $10.35 per share. As of May 27, 2020, we had 15 stockholders of record of our common stock (which does not reflect holders whose shares are held in street name by a broker, bank or other nominee). Our NAV per share was $8.99 as of March 31, 2020 (the last date prior to the date of this prospectus as of which we determined our NAV). The closing sales price for shares of our common stock on the NYSE on March 31, 2020 was $10.70, which represented a 19.02% premium to NAV per share.

BUSINESS
The Company is an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act.
Our Structure and Formation Transactions
We were organized as EP Income Company LLC, a Delaware limited liability company, on September 28, 2018, and converted into a Delaware corporation on October 16, 2018. Our initial investment portfolio was contributed to us prior to our registration as an investment company by Cavello Bay, on October 4, 2018 in exchange for 75,052 Units. Cavello Bay is a subsidiary of Enstar. The Trident V Funds are minority investors in Enstar, directly or indirectly owning less than 10% of the company’s equity securities, and have participated with Enstar in the acquisition of certain insurance businesses. Cavello Bay acquired the contributed investments from a separate subsidiary of Enstar in which the Trident V Funds indirectly hold an interest, StarStone. Eagle Point Credit Management was investment adviser to each of Cavello Bay and StarStone during the time periods in which they held these investments. In addition, the Adviser made a capital contribution to us of $100,000 for which it received 100 Units.
At the time of our conversion into a corporation on October 16, 2018, the Units held by Cavello Bay converted into 3,764,580 shares, or 99.9% of our common stock, and the Units held by the Adviser converted into 5,016 shares, or 0.1% of our common stock, in each case based on our estimated and unaudited NAV calculated as of the date of the conversion and at a price per common stock equal to $20.00, which offering price per common stock the Board, or a duly authorized committee thereof, determined was not below the current NAV of our common stock as of the date of such conversion. Cavello Bay has subsequently transferred a portion of such shares to certain of its affiliates, which are also affiliates of Enstar. The shares of our common stock held by Cavello Bay or certain of Enstar’s affiliates and the Adviser will be subject to certain lock-up restrictions.
In May 2019, we issued 886,563 shares of common stock pursuant to a private placement at an average net price per share to us of $20.11, which amount represented our applicable net asset value per share of common stock. Of such average net price per share of common stock, $19.10 per share was paid by investors participating in the private placement and $1.01 was contributed to us by affiliates of the Adviser.
On July 26, 2019, we completed an initial public offering of 1,362,114 shares of our common stock, which resulted in net proceeds to us of approximately $26.3 million after payment of certain offering expenses payable by us and before deducting underwriting discounts and commissions payable by the Adviser or its affiliates.
The following chart reflects our organizational structure and our relationship with the Adviser and the Administrator as of the date of this prospectus:
Our primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. We seek to achieve our investment objectives by investing primarily in junior debt tranches of CLOs, which are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. We focus on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s, S&P, Fitch and/or other applicable nationally recognized statistical rating organizations. We may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to 20% of our total assets (at the time of investment) in CLO equity securities and related securities and instruments. We expect our investments in CLO equity securities to primarily reflect minority ownership positions. We may also invest in other securities and instruments that the Adviser believes are consistent with our investment objectives such as securities issued by other securitization vehicles (such as CBOs). The amount that we will invest in other securities and instruments, which may include investments in debt and other securities issued by CLOs collateralized by non-U.S. loans or securities of other collective investment vehicles, will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, all as based on the Adviser’s assessment of prevailing market conditions. The CLO securities in which we primarily seek to invest are rated below investment grade or, in the case of CLO equity securities, are unrated and are considered speculative with respect to timely payment of interest and repayment of principal. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.
These investment objectives are not fundamental policies of ours and may be changed by our board of directors without prior approval of our stockholders.
Investment Strategy
We pursue a differentiated strategy within the CLO debt market premised upon our Adviser’s strong emphasis on assessing the skill of CLO collateral managers and analyzing the structure of a CLO.
We believe that the Senior Investment Team’s direct and often longstanding relationships with CLO collateral managers, its CLO structural expertise and its relative scale in the CLO market are competitive advantages as we seek to achieve our investment objectives.
We seek to construct a portfolio of CLO securities that provides varied exposure across several key categories, including:
•
number and investment style of CLO collateral managers; and

•
CLO vintage period.

We believe that we are structured as an efficient vehicle for investors to gain exposure to the types of CLO securities and related investments historically accessed by primarily institutional investors. We believe our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective without the uncertainty posed by redemptions in an open-end fund structure. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders.
CLO Overview
We pursue an investment strategy focused on investing primarily in junior debt tranches of CLOs. The CLOs that we primarily target are securitization vehicles that pool portfolios of primarily below investment grade U.S. senior secured loans. Such pools of underlying assets are often referred to as CLO’s “collateral.” While the vast majority of the portfolio of most CLOs consists of senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in assets that are not first lien senior secured loans, including second lien loans, unsecured loans, senior secured bonds and senior unsecured bonds.
CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static, revolving structures that generally allow for reinvestment over a specific period of time (the “reinvestment period,” which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cash flow generated by, and the par value (as opposed to the market price) of, the collateral. These covenants include collateral coverage tests, interest coverage tests and collateral quality tests.
A CLO funds the purchase of a portfolio of primarily senior secured loans via the issuance of CLO equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below investment grade, at the junior level by Moody’s, S&P and/or Fitch. The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. Below investment grade securities are sometimes referred to as “junk” securities. The diagram below is for illustrative purposes only and highlights a hypothetical structure intended to depict a typical CLO in the market. A minority of CLOs also include a B-rated debt tranche (in which we may invest), and the structure of

CLOs in which we invest may otherwise vary from the example set forth below. The left column represents the CLO’s assets, which support the liabilities and equity in the right column. The right column shows the various classes of debt and equity issued by the hypothetical CLO in order of seniority as to rights in payments from the assets. The percentage ranges appearing below the rating of each class represents the percent such class comprises of the overall “capital stack” (i.e., total debt and equity issued by the CLO).
CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and which govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity investors. One waterfall (the interest waterfall) applies to interest payments received on a CLO’s underlying collateral. The second waterfall (the principal waterfall) applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cash flow available after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and management fees) are paid is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests.
The Adviser believes that excess interest-related cash flow is an important driver of CLO equity returns. In addition, relative to certain other high-yielding credit investments such as mezzanine or subordinated debt, CLO equity is expected to have a shorter payback period with higher front-end loaded quarterly cash flows during the early years of a CLO’s life if there is no disruption in the interest waterfall due to a failure to remain in compliance with certain tests.
A CLO’s indenture typically requires that the maturity dates of a CLO’s assets (typically five to eight years from the date of issuance of a senior secured loan) be shorter than the maturity date of the CLO’s liabilities (typically 12 to 13 years from the date of issuance). However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. In addition, in most CLO transactions, CLO debt investors are subject to prepayment risk in that the holders of a majority of the equity tranche can direct a call or refinancing of a CLO, which would cause the CLO’s outstanding CLO debt securities to be repaid at par.
Most CLOs are non-static, revolving structures that generally allow for reinvestment over a specific period of time (“reinvestment period,” which is typically up to five years). Specifically, a CLO’s collateral manager normally has broad latitude — within a specified set of asset eligibility and diversity criteria — to manage and modify a CLO’s portfolio over time. We believe that skilled CLO collateral managers can add significant value to both CLO debt and equity investors through a combination of their credit expertise and a strong understanding of how to manage effectively within the rules-based structure of a CLO.
After the CLO’s reinvestment period has ended, in accordance with the CLO’s principal waterfall, cash generated from principal payments or other proceeds are generally distributed to repay CLO debt investors in order of seniority. That is, the AAA tranche investors are repaid first, the AA tranche investors second and so on, with any remaining principal being distributed to the equity tranche investors. In certain instances, principal may be reinvested after the end of the reinvestment period.
CLOs contain a variety of structural features and covenants that are designed to enhance the credit protection of CLO debt investors, including overcollateralization tests and interest coverage tests. The overcollateralization tests and interest coverage tests require CLOs to maintain certain levels of overcollateralization (measured as par value of assets to liabilities subject to certain adjustments) and interest coverage, respectively. If a CLO breaches an overcollateralization test or interest coverage test, excess interest-related cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the CLO equity investors (and potentially other debt tranche investors) may experience a deferral of cash flow, a partial or total loss of their investment and/or the CLO may eventually experience an event of default. For this reason, CLO equity investors are often referred to as being in a first loss position. The Adviser will have no control over whether or not the CLO is able to satisfy its relevant interest coverage tests or overcollateralization tests.
CLOs also typically have interest diversion tests, which also acts to ensure that CLOs maintain adequate overcollateralization. If a CLO breaches an interest diversion test, excess interest-related cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to acquire new loan collateral until the test is satisfied. Such diversion would lead to payments to the equity investors being delayed and/or reduced.
Cash flow CLOs do not have mark-to-market triggers and, with limited exceptions (such as the proportion of assets rated “CCC+” or lower (or their equivalent) by which such assets exceed a specified concentration limit, discounted purchases and defaulted assets), CLO covenants are generally calculated using the par value of collateral, not the market value or purchase price. As a result, a decrease in the market price of a CLO’s performing collateral portfolio does not generally result in a requirement for the CLO collateral manager to sell assets (i.e., no forced sales) or for CLO equity investors to contribute additional capital (i.e., no margin calls).
Overview of Senior Secured Loans
Senior secured loans represent a large and mature segment of the U.S. corporate credit market. According to S&P Capital IQ, as of December 31, 2019, the amount of institutional senior secured loans outstanding in the S&P/LSTA Leveraged Loan Index was $1.2 trillion.
Broadly syndicated senior secured loans are typically originated and structured by banks on behalf of corporate borrowers with proceeds often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings, and financing capital expenditures. Broadly syndicated senior secured loans are typically distributed by the arranging bank to a diverse group of investors primarily consisting of CLOs, loan and high-yield bond registered funds, loan separate accounts, banks, insurance companies, finance companies and hedge funds. CLOs represent the largest source of capital for institutional senior secured loans, representing on average approximately 60% of the demand for newly issued highly leveraged loans from 2017 through 2019, according to S&P Capital IQ.
Senior secured loans are floating rate instruments, typically making quarterly interest payments based on a spread over LIBOR.
We believe that senior secured loans represent an attractive and stable base of collateral for CLOs. In particular, the primary attributes of senior secured loans include:
•
Senior:    Senior position in a company’s capital structure.

•
Secured:    First lien security interest in a company’s assets.

•
Floating Rate:    Reduces interest rate risk associated with fixed rate bonds.

•
Low LTV:    In general, senior secured loans have a loan-to-value ratio of approximately 40% to 60% at the time of origination based on a borrower’s assessed enterprise value (typically based on market values as determined in an acquisition, by the public in the case of publicly traded companies, or by private market multiples and other valuation methodologies in the case of private companies).

The table below depicts a representative capital structure for a typical company issuing a senior secured loan of the type the CLOs we primarily invest in may acquire and illustrates the cushion provided by subordinated debt and equity capital. The actual capital structure of any particular borrower may vary.
We believe that the historical performance of CLO securities is attributable, in part, to the relatively low historical average default rate and relatively high historical average recovery rate on senior secured loans, which comprise the vast majority of most CLO portfolios. According to Moody’s Investor Service, the average recovery rate of senior secured loans during the period from 1987 to 2016 was 80.6% as compared to 48.4% and 28.0% for senior unsecured bonds and subordinated debt, respectively.1 Historical recovery rates are not necessarily indicative of recovery rates in future periods. However, the performance of CLO securities may be adversely impacted during periods of heightened loan defaults. The graph below illustrates the lagging 12-month default rate by principal amount on the S&P/LSTA Leveraged Loan Index from January 31, 2001 to March 31, 2020. The average lagging 12-month default rate during this period of time was 2.7% and the lagging 12-month default rate as of March 31, 2020 was 1.8%. See “— Risks Related to Our Investments — We are subject to risks associated with defaults on an underlying asset held by a CLO.”

1
Moody’s Investor Service — Annual Default Study: Corporate Default and Recovery Rates, 1920 – 2016.

Over time, the senior secured loan market has experienced relatively consistent total returns. Specifically, from a total return perspective, since 2001 the Credit Suisse Leveraged Loan Index experienced only two down full calendar years (2008 and 2015). As of March 31, 2020, the Credit Suisse Leveraged Loan Index was down significantly due to the COVID-19 pandemic (as reflected below).

1
The CSLLI tracks the investable universe of the US dollar-denominated leveraged loan market. The performance of an index is not an exact representation of any particular investment, as you cannot invest directly in an index. Similarly, since 2001, from a total return perspective, the S&P/LSTA Leveraged Loan Index experienced only two down full calendar years (2008 and 2015 with returns of -29.1% and -0.7%, respectively). Year to date, the S&P/LSTA Leveraged Loan Index was down 19.6% as of March 31, 2020. The S&P/LSTA Leveraged Loan Index is a market value-weighted index designed to measure the performance of the U.S. leveraged loan market based upon weightings, spreads and interest payment.

CLO Market Opportunity
We believe that the CLO market is a large and attractive market. According to Refinitiv, as of December 31, 2019, the aggregate principal balance of the U.S. CLO market was approximately $673 billion based on a universe of 1,441 CLOs. Given that BB-Rated CLO Debt is typically between 4% and 6% of a CLO’s capital structure, the Adviser estimates that the principal value of BB-Rated CLO Debt outstanding is between approximately $27 billion and $40 billion.

In 2019, new CLO issuances totaled $118 billion. In addition, according to S&P Capital IQ, there was $25 billion of CLOs refinanced and $122 billion of CLOs reset in 2019. Total new U.S. CLO issuance year to date through February 2020 was $14 billion, excluding issuances related to refinancing and resets. Year to date refinancing and reset activity totaled $16 billion and $9 billion, respectively.
As noted in “— CLO Overview” above, in addition to benefiting from mandatory levels of diversification and concentration limits within the underlying loan portfolio, CLO debt benefits from structural features and covenants that are designed to enhance its credit protection. Specifically, CLO debt benefits from the following key forms of credit enhancement:
•
Overcollateralization:    At a CLO’s inception, the par or principal value of the loan collateral exceeds the principal amount of the CLO debt outstanding (i.e., the CLO debt is “overcollateralized” by the loan collateral). This overcollateralization provides a cushion against potential future credit losses.

•
Excess Spread:    Since the weighted average spread on a CLO’s loan collateral exceeds the weighted average spread on the CLO debt, this excess spread (which is the source of the excess interest-related cash flow for CLO equity investors) serves as a source of credit enhancement for CLO debt investors. Specifically, if a CLO breaches an interest diversion test, an overcollateralization test, or interest coverage test, all or a portion of this excess interest-related cash flow is diverted away from the CLO equity tranche to the benefit of CLO debt tranches and is either used to acquire additional loan collateral or to prepay CLO debt in order of seniority, both of which have the impact of bringing the CLO closer to compliance with these tests.

•
Non-Static, Revolving Structure:    The structure of CLOs enables the CLO collateral manager to take advantage of periods of market stress and loan price volatility by re-investing principal proceeds from loan repayments and sales into loans at lower prices and wider spreads. This can enable skilled CLO collateral managers to mitigate credit losses and improve loan portfolios.

In the Adviser’s opinion, these “self-correcting” features of CLOs offer a margin of safety for CLO debt investors and have contributed to the low historical default rate on CLO debt.
As CLO securities are somewhat complex, we believe knowledgeable and experienced investors with specialized CLO market experience can earn attractive risk-adjusted returns and have the potential to outperform the CLO market generally.
We believe BB-Rated CLO Debt has the following attractive fundamental attributes:
•
Expected protection against rising interest rates:   Similar to the senior secured loans that serve as the underlying collateral for CLOs, BB-Rated CLO Debt is a floating rate security that pays interest based on 3-month LIBOR plus a spread and, as a result, is expected to have lower interest rate risk than high yield bonds, which are fixed income securities, in a rising interest rate environment. However, our investments are subject to other forms of interest rate risk. For a discussion of the interest rate risks associated with our investments see “Risk Factors — Risks Related to Our Business — We and our investments are subject to interest rate risk.”

•
Potential for higher returns:   Due in part to the relative inefficiency of the BB-Rated CLO Debt market as compared to the markets for senior secured loans and high yield bonds, we believe that BB-Rated CLO Debt offers a potential return that compares favorably to that of senior secured loans and high yield bonds. As illustrated below, spreads on BB-Rated CLO Debt have exceeded those of comparably rated senior secured loans and high yield bonds over the past few years.

•
Potential for lower credit expense:   The cumulative default rate on BB-Rated CLO Debt for the period from 1996 through 2Q 2018 is 1.5%1 (or just 0.07% per annum) as compared to 2.7% per annum for senior secured loans (from 1998 through 2Q 2018, the period for which the data is available and 4.3% per annum for high yield bonds (from 1996 through 2Q 2018).2 (The most recent data available reflects defaults through 2Q 2018 only, and, as such, does not reflect any potential impact of the COVID-19 crisis.) The Adviser believes that the “self-correcting” structural features associated with CLO structures offer a margin of safety for CLO debt investors and have contributed to the low historical default rate on BB-Rated CLO Debt.

1
S&P Global Ratings, Default, Transition, and Recovery: 2017 Annual Global Leveraged Loan CLO Default Study and Rating Transitions.

2
Based on the Adviser’s analysis of market data over such periods

In addition to investing in BB-Rated CLO Debt, we may invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, we may invest up to

20% of our total assets (at the time of investment) in CLO equity securities and related securities and instruments. We believe that CLO equity securities have the following attractive fundamental attributes:
•
Potential for strong absolute and risk-adjusted returns:   We believe that CLO equity offers a potential total return profile that is attractive on a risk-adjusted basis compared to U.S. public equity markets.

•
Expected shorter duration high-yielding credit investment with the potential for high quarterly cash distributions:   Relative to certain other high-yielding credit investments such as mezzanine or subordinated debt, CLO equity is expected to have a shorter payback period with higher front-end loaded quarterly cash flows during the early years of a CLO’s life.

•
Expected protection against rising interest rates:   Since a CLO’s asset portfolio is typically comprised principally of floating rate loans and the CLO’s liabilities are also generally floating rate instruments, we expect CLO equity to provide potential protection against rising interest rates when LIBOR is above the average LIBOR floor on a CLO’s assets. However, CLO equity is still subject to other forms of interest rate risk. For a discussion of the interest rate risks associated with CLO equity, see “Risk Factors — Risks Related to Our Investments — We and our investments are subject to interest rate risk” and “Business — CLO Overview.”

•
Expected low-to-moderate correlation with fixed income and equity markets:   Given that CLO assets and liabilities are primarily floating rate, we expect CLO equity investments to have a low-to-moderate correlation with U.S. fixed income securities over the long term. In addition, because CLOs generally allow for the reinvestment of principal during the reinvestment period regardless of the market price of the underlying collateral if the respective CLO remains in compliance with its covenants, we expect CLO equity investments to have a low-to-moderate correlation with the U.S. equity markets over the long term.

While we believe that BB-Rated CLO Debt and CLO equity securities have certain attractive fundamental attributes, such securities are subject to a number of risks as discussed in the “Risk Factors” section of this prospectus. Among our primary targeted investments, the risks associated with CLO equity are generally greater than those associated with CLO debt. In addition, many of the statistics and data noted in this prospectus relate to historical periods when market conditions were, in some cases, materially different than they are as of the date of this prospectus. As with other asset classes, market conditions and dynamics for senior secured loans and CLO securities evolve over time. For example, over the past decade, the senior secured loan market has evolved from one in which covenant-lite loans represented a minority of the market to one in which such loans represent a significant majority of the market.
In particular, according to S&P Capital IQ, covenant-lite new-issue loans grew from 29% of the market in 2007 to 86% in 2019. In addition, the recent strong demand for floating rate assets, including senior secured loans, has contributed toward more borrower friendly credit agreements in general and an increase in the percentage of loan transactions which permit borrowers to make adjustments to their earnings, referred to in the market as “EBITDA adjustments”, when assessing compliance with financial covenants. For example, according to S&P Capital IQ, the percentage of transactions with EBITDA adjustments increased from 8% in 2007 to 32% in 2019. Similarly, while we generally believe the structural and protective features of CLOs to be beneficial to investors in CLO debt securities in the current market, the recent strong demand for floating rate assets such as CLO debt securities could contribute to the weakening of protections for such investors in the future. In addition, such increased demand could result in CLO security pricing and CLO transaction economics varying from what they had been historically in markets where demand for floating rate assets was not as strong. The impact of current trends in the markets for senior secured loans and CLO securities or future developments in those markets is not certain and such trends or developments could lead to outcomes that are not consistent with the historical information described in this prospectus.
Our Competitive Advantages
We believe that we are well positioned to take advantage of investment opportunities in CLO securities and related investments due to the following competitive advantages:
•
Specialist in CLO securities.   The Adviser focuses primarily on CLO securities and related investments. Each member of the Senior Investment Team is a CLO specialist who has been involved with the CLO market for the majority of his career and brings a distinct and complementary skill set that the Adviser believes is necessary for our success.
•
Deep CLO structural experience and expertise.   Members of the Senior Investment Team have significant experience structuring, valuing and investing in CLOs throughout their careers. The Adviser believes that the initial structuring of a CLO investment is an important contributor to the ultimate risk-adjusted returns, and that experienced and knowledgeable investors can add meaningful value relative to other market participants by identifying investments with more protective and advantageous structures.

•
Methodical investment process.   The goal of the Adviser’s investment process is to outperform the CLO market generally over the long term. This process, augmented by the first-hand CLO industry experience of the Senior Investment Team, is designed to be repeatable and is focused on key areas for analysis that the Adviser believes are most relevant to potential future performance. Our Adviser believes that its investment and security selection process, with its strong emphasis on assessing the skill of the CLO collateral manager and analyzing the structure of a CLO, differentiates its approach to investing in CLO securities.

•
Proactive investment sourcing.   As specialists in the CLO market, members of the Senior Investment Team have developed relationships with many CLO collateral managers and, as such, the Adviser believes that it and Eagle Point Credit Management are collectively viewed as an important market participant. We believe our Adviser’s and Eagle Point Credit Management’s collective relative size and prominence in the CLO market and the Senior Investment Team’s broad and often longstanding relationships with CLO collateral managers and arranging banks benefit us by enhancing our ability to source investments in their early stages and to secure allocations of CLO debt investments issued in the primary market (the syndications of which can be oversubscribed).

•
Efficient vehicle for gaining exposure to CLO debt securities.   We believe that we are structured as an efficient vehicle for investors to gain exposure to the types of CLO securities and related investments historically accessed by primarily institutional investors. We believe our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective without the uncertainty posed by redemptions in an open-end fund structure. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders.

Investment Process
The Senior Investment Team regularly sources and evaluates potential investment opportunities in both the primary and secondary market. We believe our Adviser’s investment analysis and due diligence process, which includes a strong emphasis on assessing the skill of CLO collateral managers and analyzing the structure of a CLO differentiates our approach to investing in CLO securities. This process, augmented by the first-hand CLO industry experience of the Senior Investment Team, is designed to be repeatable and is focused on key areas for analysis that the Adviser believes are most relevant to potential future performance.
The Adviser seeks to implement its investment process, described below, in a methodical and disciplined fashion.
Sourcing of Investment Opportunities
The Senior Investment Team maintains regular dialogue with many CLO collateral managers and the investment banks active in the CLO market. The Adviser believes that there are approximately 100 active CLO collateral managers. Members of the Senior Investment Team have met or conducted calls with the majority of these firms. In addition, members of the Senior Investment Team have longstanding relationships with many CLO collateral managers, some dating back over a decade.
In instances in which the Senior Investment Team seeks to proceed with a primary market investment, we believe that the Adviser’s and Eagle Point Credit Management’s collective relative size and prominence in the CLO market and the Senior Investment Team’s broad and often longstanding relationships with CLO collateral managers and arranging banks may, in certain instances, result in achieving allocations of CLO debt investment opportunities, the syndications of which can be oversubscribed.

Investment Analysis and Due Diligence
The Adviser employs a methodical investment analysis and due diligence process that we believe is more akin to a private equity style investment approach than to the typical process used by many investors in freely tradable fixed income-type securities, such as CLO debt and equity. The Adviser views its investment analysis and due diligence process as broadly being comprised of the following key areas for evaluation: (1) analysis of a CLO collateral manager’s investment strategy and approach, (2) analysis of the quality of a CLO collateral manager and its investment team, (3) analysis of a CLO collateral manager’s historical investment performance (including the analysis of multiple CLO specific metrics with a comparison against each CLO’s quarterly vintage cohort), (4) analysis of the underlying loan collateral, (5) analysis of the particular CLO’s structure, including the negotiation of terms and protections and (6) historic primary and secondary pricing levels of tranches of CLOs managed by a CLO collateral manager.
The first-hand experience of the Senior Investment Team with, and knowledge of, CLO collateral managers and their past investment activities and behavior provides a strong basis for the Adviser’s due diligence of potential investment opportunities and is further supplemented by the Adviser’s proprietary systems that facilitate the analysis of key performance metrics associated with CLOs in the market.
Members of the Senior Investment Team have significant experience structuring, valuing and investing in CLOs throughout their careers, and the Adviser believes that its knowledge of CLO structures is a core competency and competitive edge. We believe that the initial structuring of a CLO is an important factor in the ultimate risk-adjusted returns, and that experienced and knowledgeable investors can add meaningful value relative to other market participants by selecting those investments with more protective and advantageous structures.
Monitoring and Risk Management
Active monitoring of our investments is a critical component of the Adviser’s risk management and mitigation objectives. From data sourced from CLO trustee reports (which detail each asset in the CLO portfolio as well as any purchases and sales that the CLO collateral manager made during the period) and third party data sources, the Adviser utilizes its internal proprietary systems (which capture and facilitate the analysis of this data) to review key metrics for each CLO security. In addition, based on the Adviser’s screens and general market intelligence, the Adviser focuses discussions from time to time with CLO collateral managers on particular underlying credits. As part of these discussions, the Adviser also reviews portfolio activity with applicable CLO collateral managers as well as loan and CLO market developments. Additional factors that the Adviser actively monitors, which these discussions help to illuminate, include any shifts in investment strategy, personnel changes or other organizational developments at the CLO collateral manager which may impact future performance.
Portfolio
As of April 30, 2020, we estimate that 75.2% of the fair value of our investments was in BB-Rated CLO debt, 19.2% was in CLO equity tranches, 4.2% was in BBB-Rated CLO debt and 1.3% was in B-Rated CLO debt. As of April 30, 2020, the weighted average coupon on our CLO debt investments was LIBOR plus 6.27%, the weighted average effective yield on our CLO debt portfolio was 7.40%, the weighted average mark on our CLO debt investments was 61.95%, the weighted average effective yield on our CLO equity investments was 17.23%, and the weighted average effective yield on our entire investment portfolio was 9.40%(1). As of March 31, 2020, our investments had 24 different CLO collateral managers and an aggregate fair value of $61.5 million. As of March 31, 2020, 77.3% of the fair value of our investments was in BB-Rated CLO debt, 21.2% was in CLO equity tranches and 1.5% was in B-Rated CLO debt.

Below is an unaudited summary description of our CLO investments held as of April 30, 2020 and March 31, 2020 on a look-through basis and reflects aggregate underlying exposure based on the portfolios of those investments. The information is estimated and derived from CLO trustee reports, custody statements, information received from CLO collateral managers, third party data sources and other statements related to the months of April 2020 and March 2020, respectively:
	April 2020(2)	March 2020(2)
Number of unique underlying loan obligors	1,260	1,274
Largest exposure to any individual obligor	1.33%	1.31%
Average individual loan obligor exposure	0.08%	0.08%
Top 10 loan obligors exposure	6.21%	6.06%
Indirect exposure to senior secured loans(3)	98.30%	98.21%
Weighted average stated loan spread	3.52%	3.54%
Weighted average loan credit rating(4)	B+/B	B+/B
Weighted average junior overcollateralization (OC) cushion	3.14%	4.06%
Weighted average market value of loan collateral	87.33%	83.68%
Weighted average loan maturity (in years)	5.2	5.2
Weighted average remaining CLO reinvestment period (in years)	3.6	3.7
U.S. dollar currency exposure	100%	100%

(1)
The weighted average effective yield on our portfolio of investments is estimated based upon the estimated fair market value of the investments, current projections of the amounts and timing of each investment’s recurring distributions (which for CLO debt securities reflects the scheduled coupon payments and for CLO equity securities reflects various assumptions), and the estimated amounts and timing of principal payments (which may differ from the scheduled maturity date of an investment). The weighted average effective yield is calculated based on the amortized current cost of investments. This statistic is being provided for informational purposes only and does not necessarily reflect the yield at which we record our investment income for each investment. The estimated yield and investment cost may ultimately not be realized.

(2)
Information relating to the market price of underlying collateral is as of month end for April 2020 and March 2020. While this information was obtained from third party data sources, April 2020 and March 2020 trustee reports and similar reports, other than market price, it does not reflect actual underlying portfolio characteristics as of April 30, 2020 or March 31, 2020, as the case may be, and this data may not be representative of current or future holdings. Accordingly, certain underlying borrowers that are currently, or were previously, summarized as a single borrower may in current or future periods be reflected as multiple borrowers. The weighted average remaining CLO reinvestment period information is based on the fair value of CLO equity and debt investments held by the Company at the end of the reporting period.

(3)
Data represents aggregate indirect exposure to senior secured loans. We obtain exposure to underlying senior secured loans indirectly through our investments in CLOs.

(4)
Credit ratings shown are based on those assigned by S&P, or, for comparison and informational purposes, if S&P does not assign a rating to a particular obligor, the weighted average rating shown reflects the S&P equivalent rating of a rating agency that rated the obligor provided that such other rating is available with respect to a CLO equity or related investment held by us. In the event multiple ratings are available, the lowest S&P rating, or if there is no S&P rating, the lowest equivalent rating, is used. The ratings of specific borrowings by an obligor may differ from the rating assigned to the obligor and may differ among rating agencies. For certain obligors, no rating is available in the reports received by us. Such obligors are not shown in the figures presented. Ratings below BBB- are below investment grade. Further information regarding S&P’s rating methodology and definitions may be found on its website (www.standardandpoors.com). This data includes underlying portfolio characteristics of our CLO equity and loan accumulation facility portfolio.

Other Investment Techniques
Leverage.   We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. We currently anticipate incurring leverage in an amount up to approximately 20% of our total assets (as determined immediately after the leverage is incurred) through borrowings under the Credit Facility or through the issuance of preferred stock or debt securities. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. See “Description of Our Capital Stock  — Preferred Stock.”
As of March 31, 2020, our leverage, which includes borrowings under the Credit Facility, represented approximately 22% of our total assets (less current liabilities). On a pro forma basis, after giving effect to the issuance in our “at-the-market” offering of 81,975 shares of our common stock from April 1, 2020 through May 27, 2020, our leverage, including the borrowings under the Credit Facility, represented approximately 22% of our total assets (less current liabilities) as of March 31, 2020 (excluding any distributions paid after March 31, 2020) and approximately 10% of our total assets (less current liabilities) as of April 30, 2020 (based on management’s unaudited estimate of the range of our NAV as of such date and after giving effect to the payment of the $0.08 per share distribution on May 29, 2020 to holders of record as of May 12, 2020). As of March 31, 2020, our asset coverage ratio in respect of senior securities representing indebtedness as calculated pursuant to Section 18 of the 1940 Act was 449%. In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue preferred stock, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes.
While we have incurred and anticipate incurring additional leverage in an amount up to approximately 20% of our total assets (as determined immediately after the leverage is incurred) through borrowings under the Credit Facility, or through the issuance of preferred stock of debt securities, the actual amount of leverage we may incur from time to time is uncertain. Over the long term, management expects us to operate under normal market conditions generally with leverage of approximately 20% of total assets. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by issuing preferred stock or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock and/or credit facilities. In addition, we may borrow for temporary, emergency or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage ratios described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the holders of our common stock, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our NAV. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increases the risk of investing in us.” The Adviser intends to leverage our portfolio only when it believes that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the use of leverage. There can be no assurance that the Adviser will borrow in order to leverage our assets or, if it does borrow, what percentage of our assets such borrowings will represent.
To the extent the income derived from investments purchased with funds received from leverage exceeds the cost of leverage, our return will be greater than if leverage had not been used. Conversely, if the income from the securities purchased with such funds is not sufficient to cover the cost of leverage or if we incur capital losses, our return will be less than if leverage had not been used, and therefore the amount available for distribution to holders of our capital stock as dividends and other distributions will be reduced or potentially eliminated. The Adviser may determine to maintain our leveraged position if it expects that the long-term benefits of maintaining the leveraged position will outweigh the current reduced return. We may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements will increase the cost of borrowing over the stated interest rate. In addition, capital raised through the issuance of preferred stock or borrowing will be subject to dividend payments or interest costs that may or may not exceed the income and appreciation on the assets purchased.
On September 27, 2019, we entered into the Credit Facility with Société Générale that established a revolving credit facility of up to $30,000,000. As of May 14, 2020, we had outstanding borrowings under the Credit Facility of approximately $10.4 million. Borrowings from the Credit Facility are secured by eligible securities held in our portfolio of investments. The Credit Facility includes usual and customary covenants. Among other things, these covenants place limitations or restrictions on our ability to (i) incur other indebtedness, (ii) change certain investment policies, and (iii) pledge or create liens upon our assets. In addition, we are required to deliver financial information to the lender, maintain an asset coverage ratio of not less than 300%, a preferred asset coverage ratio of not less than 200% and, maintain our registration as a closed-end management investment company.
To the extent we issue shares of preferred stock or notes, we may be subject to fees, covenants and investment restrictions required by a national securities rating agency, as a result. Such covenants and restrictions imposed by a rating agency or lender may include asset coverage or portfolio composition requirements that are more stringent than those imposed on us by the 1940 Act. While it is not anticipated that these covenants or restrictions will significantly impede the Adviser in managing our portfolio in accordance with our investment objectives and policies, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, we would not be able to utilize as much leverage as we otherwise could have, which could reduce our investment returns. In addition, we expect that any notes we issue or additional credit facilities we enter into would contain covenants that may impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations and currency hedging requirements on us. These covenants would also likely limit our ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the board of directors and our stockholders to change fundamental investment policies.
Our willingness to utilize leverage, and the amount of leverage we incur, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy may depend on our ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed. Any leveraging cannot be achieved until the proceeds resulting from the use of leverage have been invested in accordance with our investment objectives and policies. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.”
Preferred Stock.   We are authorized to issue 20,000,000 shares of preferred stock and we may issue preferred stock at any time. If we issue preferred stock, costs of the offering will be borne immediately at such time by holders of our common stock and result in a reduction of the NAV per share of our common stock at that time. Under the requirements of the 1940 Act, we must, immediately after the issuance of any preferred stock, have an “asset coverage” of at least 200%. Asset coverage means the ratio by which the value of our total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing our indebtedness, if any, plus the aggregate liquidation preference of the preferred stock. If we seek a rating of the preferred stock, additional asset coverage requirements, which may be more restrictive than those imposed by the 1940 Act, may be imposed. See “Description of Our Capital Stock — Preferred Stock” and “Description of Our Preferred Stock.”
Debt Securities.   In the event we issue debt securities, the costs of any offering of debt securities will be borne immediately at such time by the holders of our common stock and result in a reduction of the NAV per share of common stock at that time. Under the current requirements of the 1940 Act, we must, immediately after the issuance of any senior security representing indebtedness, have an asset coverage of at least 300%. Asset coverage means the ratio which the value of our total assets (including the proceeds of indebtedness), less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness. Any future rating of our debt securities may impose additional asset coverage requirements, which may be more restrictive than those imposed by the 1940 Act. See “Description of Our Debt Securities.”
Leverage Effects.   The extent that we employ leverage, if any, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of a leveraging strategy depends on our ability to predict correctly interest rates and market movements. There is no assurance that a leveraging strategy will be successful during any period in which it is employed. We may incur additional leverage, including through entry into additional credit facilities or through the issuance of preferred stock or debt securities, opportunistically or not at all and may choose to increase or decrease our leverage.
Derivative Transactions.   We may engage in Derivative Transactions from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit and/or other risks, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and OTC options, futures, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors or collars, and credit transactions and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used.
The Adviser has claimed an exclusion from the definition of the term “commodity pool operator” under the CEA pursuant to CFTC Regulation 4.5 under the CEA promulgated by the CFTC with respect to us, and we currently intend to operate in a manner that would permit the Adviser to continue to claim such exclusion. See “Risk Factors — Risks Relating to Our Business and Structure — We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest” and “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”
Illiquid Transactions.   Generally, investments will be purchased or sold by us in private markets, including securities that are not publicly traded or that are otherwise illiquid and securities acquired directly from the issuer.
Temporary Defensive Position.   We may take a temporary defensive position and invest all or a substantial portion of our total assets in cash or cash equivalents, government securities or short-term fixed income securities during periods in which we believe that adverse market, economic, political or other conditions make it advisable to maintain a temporary defensive position. As the CLOs and loan accumulation facilities in which we invest are generally illiquid in nature, we may not be able to dispose of such investments and take a defensive position. To the extent that we invest defensively, we likely will not achieve our investment objectives.
Co-Investment with Affiliates.   In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by the Adviser and certain of the Adviser’s affiliates and may do so, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We will be able to rely on the exemptive relief granted by the SEC to Eagle Point Credit Management and certain of its affiliates to participate in certain negotiated co-investments alongside other accounts, including ECC, managed by Eagle Point Credit Management or certain of its affiliates, subject to certain conditions including (i) that a majority of our directors who have no financial interest in the transaction and a majority of our directors who are not interested persons, as defined in the 1940 Act, approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant. A copy of the application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.
Competition
We compete for investments in CLO securities with other investment funds (including asset managers, business development companies, mutual funds, pension funds, private equity funds and hedge funds) as well as traditional financial services companies such as commercial banks, investment banks, finance companies and insurance companies.
Additionally, because competition for higher yielding investment opportunities generally has increased, many new investors have entered the CLO market over the past few years. As a result of these new entrants, competition for investment opportunities in CLO securities may intensify. Many of these entities have greater financial and managerial resources than we do. We believe we are able to compete with these entities on the basis of the Senior Investment Team’s deep and highly-specialized CLO market experience, the Adviser’s and Eagle Point Credit Management’s collective relative size and prominence in the CLO market, and the Senior Investment Team’s longstanding relationships with many CLO collateral managers.

THE ADVISER AND THE ADMINISTRATOR
Our board of directors is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. Pursuant to the Investment Advisory Agreement, our board of directors has appointed the Adviser as our investment adviser.
The Adviser
The Adviser is registered as an investment adviser with the SEC. The Adviser, collectively with Eagle Point Credit Management, as of March 31, 2020, had approximately $2.2 billion of total assets under management for investment in CLO securities and related investments, including capital commitments that were undrawn as of such date. Based on Eagle Point Credit Management’s CLO equity assets under management, the Adviser believes that, collectively with Eagle Point Credit Management, it is among the largest CLO equity investors in the market. The Adviser was established in September 2018 and Eagle Point Credit Management was established in 2012. The Adviser is primarily owned by the Trident V Funds through intermediary holding companies. Additionally, an affiliate of Enstar, currently also indirectly owns a portion of the limited liability company interests in the Adviser. The Senior Investment Team also holds an indirect ownership interest in the Adviser. The Adviser is ultimately governed through intermediary holding companies by the Adviser’s Board of Managers, which includes Mr. Majewski and certain principals of Stone Point. See “— Adviser’s Board of Managers.” The Adviser is located at 600 Steamboat Road, Suite 202, Greenwich, CT 06830. Stone Point is the investment manager of the Trident V Funds. Stone Point, an investment adviser registered with the SEC, is a specialized private equity firm focused on the financial services industry. Since its inception, Stone Point (including a predecessor entity) has raised eight private equity funds with aggregate committed capital of approximately $25 billion.
In addition to managing our investments, the Adviser’s affiliates and members of the Senior Investment Team manage investment accounts for other clients, including ECC, a publicly traded, closed-end management investment company that is registered under the 1940 Act and for which Eagle Point Credit Management serves as investment adviser, privately offered pooled investment vehicles and several institutional separate accounts. Many of these accounts pursue an investment strategy that substantially or partially overlaps with the strategy that we pursue. The Adviser’s affiliation with Stone Point and the Trident V Funds, and the management of ECC and such other vehicles and accounts by the Adviser’s affiliates and Senior Investment Team, give rise to certain conflicts of interest. See “Conflicts of Interest.”
Portfolio Managers
We are managed by members of the Senior Investment Team. The Senior Investment Team is led by Mr. Majewski, Managing Partner of the Adviser, and is also comprised of Daniel W. Ko, Portfolio Manager, and Daniel M. Spinner, Portfolio Manager. The Senior Investment Team is primarily responsible for our day-to-day investment management and the implementation of our investment strategy and process.
Each member of the Senior Investment Team is a CLO industry specialist who has been directly involved in the CLO market for the majority of his career and has built relationships with key market participants, including CLO collateral managers, investment banks and investors. Members of the Senior Investment Team have been involved in the CLO market as:
•
the head of the CLO business at various investment banks;

•
a lead CLO structurer and CDO workout specialist at an investment bank;

•
a CLO equity and debt investor;

•
principal investors in CLO collateral management firms; and

•
a lender and mergers and acquisitions adviser to CLO collateral management firms.

We believe that the complementary, yet highly specialized, skill set of each member of the Senior Investment Team provides the Adviser with a competitive advantage in its CLO-focused investment strategy.
Biographical information on the Senior Investment Team, each of whom has served as a portfolio manager since our inception, is set forth below:

Thomas P. Majewski, Managing Partner of the Adviser.   Mr. Majewski is a Managing Partner of the Adviser and Managing Partner and a founder of Eagle Point Credit Management, and serves as a director and Chief Executive Officer of Eagle Point Credit Company. Mr. Majewski has been involved in the formation and/or monetization of many CLO transactions across multiple market cycles. Mr. Majewski led the creation of some of the earliest refinancing CLOs, introducing techniques that are now commonplace in the market. Mr. Majewski’s experience in the CLO market dates back to the 1990s. He has spent his entire career in the structured finance and credit markets. Mr. Majewski is also a member of the Adviser’s Board of Managers and Eagle Point Credit Management’s investment committee.
Prior to joining Eagle Point Credit Management in September 2012, Mr. Majewski was a Managing Director and U.S. Head of CLO Banking at RBS Securities Inc., or “RBS,” from September 2011 through September 2012, where he was responsible for all aspects of RBS’s new-issue CLO platform. Prior to joining RBS, Mr. Majewski was the U.S. country head at AMP Capital Investors (US) Ltd. and AE Capital Advisers (US) LLC, where he was responsible for investing in credit, structured products and other private assets on behalf of several Australian investors. Prior to this, Mr. Majewski was a Managing Director and head of CLO banking at Merrill Lynch Pierce Fenner and Smith Inc. Mr. Majewski also has held leadership positions within the CLO groups at JPMorgan Securities Inc. and Bear, Stearns & Co. Inc. Mr. Majewski serves as a member of the board of managers and investment committee of Marble Point, and as a director of Marble Point Loan Financing Limited, an investment fund managed by Marble Point which is listed on the London Stock Exchange. Mr. Majewski has a B.S. from Binghamton University and has been a Certified Public Accountant (inactive).
Mr. Majewski also serves as a member of the board of directors of Eagle Point Credit Company.
Daniel W. Ko, Portfolio Manager.   Mr. Ko is a Portfolio Manager of the Adviser and Eagle Point Credit Management. Mr. Ko is responsible for manager evaluation and structuring investment opportunities in the primary CLO market, analyzing secondary CLO market opportunities, executing trades and monitoring investments. Mr. Ko has specialized in structured finance throughout his entire career.
Prior to joining Eagle Point Credit Management in December 2012, Mr. Ko was with Bank of America Merrill Lynch, or “BAML,” for the previous six years, most recently as Vice President of the CLO structuring group, where he was responsible for modeling the projected deal cash flows, negotiating deal terms with both debt and equity investors and coordinating the rating process. In addition, he was responsible for exploring non-standard structuring initiatives such as financing trades with dynamic leverage, emerging market collateralized bond obligations and European CLOs. Prior to joining the CLO structuring group, Mr. Ko managed BAML’s legacy CLO, trust-preferred securities CDO and asset-backed securities CDO portfolios. Prior to Bank of America’s merger with Merrill Lynch, Mr. Ko was an associate in Merrill Lynch’s CDO structuring group, Mr. Ko graduated magna cum laude from the University of Pennsylvania’s Wharton School with a B.S. in finance and accounting.
Daniel M. Spinner (CAIA), Portfolio Manager.   Mr. Spinner is a Portfolio Manager of the Adviser and Eagle Point Credit Management. Mr. Spinner is primarily responsible for manager evaluation and due diligence and for monitoring investments. Mr. Spinner is also actively involved in investor relations and communications. Mr. Spinner is an alternative asset management industry specialist with 20 years of experience advising, financing and investing in alternative asset management firms and funds. Mr. Spinner’s experience in the CLO market dates back to the late 1990s.
Prior to joining Eagle Point Credit Management in February 2013, Mr. Spinner was an Investment Analyst at the 1199SEIU Benefit and Pension Funds, from June 2009 to February 2013, where he oversaw the private equity, special opportunities credit and real estate allocations. The 1199SEIU Benefit and Pension Funds are collectively among the largest Taft-Hartley plans in the United States. Prior to this, Mr. Spinner was a Managing Director at Bear, Stearns & Co. Inc. focused on alternative asset managers. Prior to Bear Stearns, Mr. Spinner was the co-founder and president of Structured Capital Partners, Inc., a financial holding company formed to invest in structured credit managers. Mr. Spinner was credit trained at Chase Manhattan Bank where he began his career as an investment banker and spent seven years in the Financial Institutions Group (including at JPMorgan Securities Inc. post-merger), where he had coverage responsibility for asset management firms including CLO collateral managers. Mr. Spinner serves as a member of the board of managers and investment committee of Marble Point. Mr. Spinner earned a B.A., summa cum laude, from Gettysburg College and an M.B.A. from Columbia University.
The following table sets forth accounts within each category listed for which members of the Senior Investment Team are jointly and primarily responsible for day-to-day portfolio management as of December 31, 2019. Each of the accounts is subject to a performance fee, except twelve accounts listed under “other accounts” with total assets of $914.9 million as of December 31, 2019.
	Registered Investment Companies		Other Pooled Investment Vehicle		Other Accounts
Portfolio Manager	Number of Accounts	Total Assets (in millions)	Number of Accounts	Total Assets (in millions)(1)	Number of Accounts	Total Assets (in millions)
Thomas P. Majewski	2	$611.6	3	$1,019.4	23	$1,243.6
Daniel W. Ko	2	611.6	3	1,019.4	23	1,243.6
Daniel M. Spinner	2	611.6	3	1,019.4	23	1,243.6

(1)
Total Assets are estimated and unaudited and may vary from final audited figures. Total assets exclude amounts invested in the equity of another investment vehicle managed by the portfolio manager so as to avoid double counting.

Compensation of Portfolio Managers.   The investment professionals are paid out of the total revenues of the Adviser and certain of its affiliates, including the advisory fees earned with respect to providing advisory services to us. Professional compensation at the Adviser is structured so that key professionals benefit from strong investment performance generated on the accounts that the Adviser and such affiliates manage and from their longevity with the Adviser. Each member of the Senior Investment Team has indirect equity ownership interests in the Adviser and related long-term incentives. Members of the Senior Investment Team also receive a fixed base salary and an annual market and performance-based cash bonus. The bonus is determined by the Adviser’s Board of Managers, and is based on both quantitative and qualitative analysis of several factors, including the profitability of the Adviser and the contribution of the individual employee. Many of the factors considered by management in reaching its compensation determinations will be impacted by our long-term performance and the value of our assets as well as the portfolios managed for the Adviser’s and such affiliates’ other clients.
Securities Owned in the Company by Portfolio Managers.   The table below sets forth the dollar range of the value of the shares of our common stock that are owned beneficially by each portfolio manager as of December 31, 2019. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.
Name of Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Thomas P. Majewski	$100,001 – $500,000
Daniel W. Ko	$50,001 – $100,000
Daniel M. Spinner	$100,001 – $500,000

(1)
Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and over $1,000,000.

Adviser’s Board of Managers
The Adviser is ultimately governed through intermediary holding companies by the Adviser’s Board of Managers, which governs and oversees the overall activities of the Adviser. The Adviser’s Board of Managers is comprised of Mr. Majewski, Mr. James Carey, Mr. Graham Goldsmith and Mr. James Matthews. The Adviser’s Board of Managers is also responsible for governance and oversight of certain affiliates of the Adviser, including Eagle Point Credit Management. Mr. Majewski’s biographical information is included above under “— Portfolio Managers” and Mr. Matthews’ biographical information is included under

“Management — Biographical Information about each Director” below. Biographical information regarding each other member of the Adviser’s Board of Managers is summarized below:
James D. Carey.   Mr. Carey is a Senior Principal of Stone Point and a member of the investment committees of the Trident V Funds. Mr. Carey is also a member of the Adviser’s Board of Managers and Eagle Point Credit Management’s investment committee. Mr. Carey joined Stone Point in 1997 from Merrill Lynch & Co. Prior to joining Merrill Lynch & Co., Mr. Carey was a corporate attorney with Kelley Drye & Warren LLP. Mr. Carey is a director of a number of portfolio companies of the Trident V Funds managed by Stone Point, including Alliant Insurance Services, Inc., the holding company of Amherst Pierpont Securities LLC, Enstar Group Limited, Privilege Underwriters, Inc., HireRight and Sedgwick Claims Management Services, Inc.
Mr. Carey holds a B.S. from Boston College, a J.D. from Boston College Law School and an M.B.A. from the Duke University Fuqua School of Business.
Graham C. Goldsmith.   Mr. Goldsmith is the Chief Executive Officer and the co-Chief Investment Officer of Cross Ocean Partners, an investment management firm based in London, England and Greenwich, Connecticut that is focused on special situations credit investing. Before joining Cross Ocean Partners in 2015, Mr. Goldsmith was a Managing Director and the Global Head of the Global Credit & Special Situations Group at BAML, where he worked for over 20 years. At BAML, Mr. Goldsmith was globally responsible for all secondary trading in credit products including distressed debt, leveraged loans, high yield bonds, investment grade debt, structured credit and CLO credit. Additionally, Mr. Goldsmith oversaw the acquisition, origination and portfolio management of various leasing, finance, investment and loan portfolios at BAML. Mr. Goldsmith served on BAML’s fixed income management committee. He also led BAML’s global regulatory reform and global recruiting teams for Global Banking and Markets. Mr. Goldsmith holds a B.A. in Economics from Middlebury College and an M.B.A. from the Fuqua School of Business at Duke University.
Investment Advisory Agreement
Services.   Subject to the overall supervision of our board of directors, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, us. Under the terms of our Investment Advisory Agreement, the Adviser:
•
determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•
identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective investments);

•
executes, closes, services and monitors the investments we make;

•
determines the securities and other assets that we purchase, retain or sell; and

•
provides us with such other investment advisory, research and related services as we may from time to time reasonably require for the investment of our funds.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and both it and its members, officers and employees are free to furnish similar services to other persons and entities so long as its services to us are not impaired.
The Investment Advisory Agreement was initially approved by the board of directors in October 2018 and was reapproved by the board of directors in May 2020. A discussion regarding the basis for the board of directors’ initial approval of the Investment Advisory Agreement is included in our annual report for the period ended December 31, 2018 and a discussion regarding the basis for the board of directors’ reapproval of the Investment Advisory Agreement will be included in our semi-annual report for the period ended June 30, 2020.
Duration and Termination.   Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect if approved annually (after an initial two-year term) by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons” of any party to such agreement, as such term is defined in Section 2(a)(19) of the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment. The Investment Advisory Agreement may also be terminated by our board of directors or the affirmative vote of a majority of our outstanding voting securities (as defined in the 1940 Act) without penalty upon not less than 60 days’ written notice to the Adviser and by the Adviser upon not less than 90 days’ written notice to us.
Indemnification.   The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as our investment adviser.
Management Fee.   We pay the Adviser a management fee for its services under the Investment Advisory Agreement. To the extent permitted by applicable law, the Adviser may elect to defer all or a portion of these management fee for a specified period of time. The management fee equals an annual rate of 1.25% of our Managed Assets and is calculated monthly based on our Managed Assets at the end of each calendar month and payable quarterly in arrears. “Managed Assets” means our total assets (including assets attributable to our use of leverage) minus the sum of our accrued liabilities (other than liabilities incurred for the purpose of creating leverage). The management fee for any partial month will be pro-rated (based on the number of days actually elapsed at the end of such partial month relative to the total number of days in such calendar month). For the fiscal year ended December 31, 2018, we incurred management fees of approximately $0.2 million payable to the Adviser. For the fiscal year ended December 31, 2018, the Adviser voluntarily waived the entire amount of the management fee, which such waived amount is not subject to recoupment by the Adviser. For the fiscal year ended December 31, 2019, we incurred management fees of approximately $1.2 million payable to the Adviser. For the fiscal year ended December 31, 2019, the Adviser voluntarily waived a portion of the management fee in the amount of approximately $0.4 million. The waived management fee is not subject to recoupment by the Adviser.
Payment of Expenses.   The Adviser’s investment team, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We bear all other costs and expenses of our operations and transactions, including (without limitation): (1) the cost of calculating our NAV (including the cost and expenses of any independent valuation firm or pricing service); (2) interest payable on debt, if any, incurred to finance our investments; (3) fees and expenses, including legal fees and expenses and travel expenses, incurred by the Adviser or payable to third parties relating to performing due diligence on prospective investments, monitoring our investments and, if necessary, enforcing our rights; (4) brokerage fees and commissions; (5) federal and state registration fees and exchange listing fees; (6) federal, state and local taxes; (7) costs of offerings or repurchases of our common stock and other securities; (8) the management fee; (9) distributions on shares of our common stock and other securities; (10) administration fees payable to the Administrator under the Administration Agreement; (11) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone and staff, including fees payable in connection with outsourced administrative functions; (12) transfer agent and custody fees and expenses; (13) independent director fees and expenses; (14) the costs of any reports, proxy statements or other notices to our stockholders, including printing costs; (15) costs of holding stockholder meetings; (16) litigation, indemnification and other non-recurring or extraordinary expenses; (17) fees and expenses associated with marketing and investor relations efforts; (18) dues, fees and charges of any trade association of which we are a member; (19) fees and expenses associated with independent audits and outside legal costs; (20) fidelity bond; (21) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (22) costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and (23) all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer, chief operating officer and their respective support staff.

License Agreement
We have entered into a license agreement, or the “License Agreement,” with the Adviser pursuant to which the Adviser has granted us a non-exclusive, royalty-free license to use the “Eagle Point” name and logo. Under the License Agreement, we have a right to use the “Eagle Point” name and logo, for so long as the Adviser or one of its affiliates remains our investment adviser. The License Agreement is terminable by either party at any time in its sole discretion upon 60 days’ prior written notice and is also terminable by the Adviser in the case of certain events, including certain events of non-compliance. Other than with respect to this license, we have no legal right to the “Eagle Point” name and logo.
The Administrator and the Administration Agreement
We have entered into the Administration Agreement, pursuant to which the Administrator furnishes us with office facilities, equipment and clerical, bookkeeping and record-keeping services at such facilities. Under the Administration Agreement, the Administrator performs, or arranges for the performance of, our required administrative services, which include being responsible for the financial records which we are required to maintain and preparing reports to our stockholders. In addition, the Administrator provides us with accounting services; assists us in determining and publishing our NAV; oversees the preparation and filing of our tax returns; monitors our compliance with tax laws and regulations; and prepares, and assists us with any audits by an independent public accounting firm of, our financial statements. The Administrator is also responsible for the printing and dissemination of reports to our stockholders and the maintenance of our website; provides support for our investor relations; generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others; and provides such other administrative services as we may from time to time designate. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation of our chief financial officer and chief compliance officer and our allocable portion of the compensation of any administrative support staff. Our allocable portion of such total compensation is based on an allocation of the time spent on us relative to other matters. To the extent the Administrator outsources any of its functions, we pay the fees on a direct basis, without profit to the Administrator. Certain accounting and other administrative services have been delegated by the Administrator to SS&C Technologies, Inc., or “SS&C,” for which the fee is calculated based on our net assets (subject to a monthly minimum), and certain investor relations related services have been delegated to ICR, LLC, whose charges are payable monthly. The Administration Agreement may be terminated by us without penalty upon not less than 60 days’ written notice to the Administrator and by the Administrator upon not less than 90 days’ written notice to us. The Administration Agreement will remain in effect if approved by the board of directors, including by a majority of our independent directors, on an annual basis. For the fiscal year ended December 31, 2018, we incurred approximately $0.06 million payable to the Administrator, which were all waived by the Administrator. The waived administration fees are not subject to recoupment. For the fiscal year ended December 31, 2019, we incurred approximately $0.4 million in administration fees consisting of approximately $0.3 million and approximately $0.9 million relating to services provided by the Administrator and SS&C, respectively. For the period from January 1, 2019 to May 31, 2019, the Administrator voluntarily waived approximately $0.1 million in administration fees relating to services provided by the Administrator, which would have otherwise been charged to us. Such waived amount is not subject to recoupment.
When considering the approval of the Administration Agreement, the board of directors considers, among other factors, (i) the reasonableness of the compensation paid by us to the Administrator and any third-party service providers in light of the services provided, the quality of such services, any cost savings to us as a result of the arrangements and any conflicts of interest, (ii) the methodology employed by the Administrator in determining how certain expenses are allocated to the Company, (iii) the breadth, depth and quality of such administrative services provided, (iv) certain comparative information on expenses borne by other companies for somewhat similar services known to be available and (v) the possibility of obtaining such services from a third party. The Administration Agreement was most recently reapproved by the board of directors in May 2020.
Limitation on Liability and Indemnification.   The Administration Agreement provides that the Administrator and its officers, directors, employees agents, control persons and affiliates are not liable to us or any of our stockholders for any act or omission by it or its employees in the supervision or management of our investment activities or for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) or losses sustained by us or our stockholders, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the Administration Agreement. The Administration Agreement also provides for indemnification by us of the Administrator’s members, directors, officers, employees, agents, control persons and affiliates for liabilities incurred by them in connection with their services to us, subject to the same limitations and to certain conditions.

MANAGEMENT
Our board of directors is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. Our directors may appoint officers who assist in managing our day-to-day affairs.
The Board of Directors
The board of directors currently consists of six members, four of whom are not “interested persons” (as defined in the 1940 Act) of us. We refer to these directors as our “independent directors.”
Under our certificate of incorporation and bylaws, our board of directors is divided into three classes with staggered three-year terms. The term of only one of the three classes expires at each annual meeting of our stockholders. The classification of our board of directors across staggered terms may prevent replacement of a majority of the directors for up to a two-year period.
Duties of Directors; Meetings and Committees
Under our certificate of incorporation, our board of directors is responsible for managing our affairs, including the appointment of advisers and sub-advisers. The board of directors appoints officers who assist in managing our day-to-day affairs.
The board of directors has appointed Mr. Majewski as Chairperson. The Chairperson presides at meetings of the board of directors and may call meetings of the board and any committee whenever he deems necessary. The Chairperson participates in the preparation of the agenda for meetings of the board of directors and the identification of information to be presented to the board of directors with respect to matters to be acted upon by the directors. The Chairperson also acts as a liaison with our management, officers and attorneys and the other directors generally between meetings. The Chairperson may perform such other functions as may be requested by the board of directors from time to time. Except for any duties specified in this prospectus or pursuant to our certificate of incorporation or bylaws, or as assigned by the board of directors, the designation of a director as Chairperson does not impose on that director any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other director, generally.
The board of directors has designated Mr. Weiss as Lead Independent Director. The Lead Independent Director generally acts as a liaison between the other independent directors and our management, officers and attorneys between meetings of the board of directors. The Lead Independent Director may perform such other functions as may be requested by the board of directors from time to time. Except for any duties specified in this prospectus or pursuant to our certificate of incorporation or bylaws, or as assigned by the board of directors, the designation of a director as Lead Independent Director does not impose on that director any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other director, generally.
The board of directors believes that this leadership structure is appropriate because it allows the board of directors to exercise informed judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of directors and the full board of directors in a manner that enhances effective oversight. The board of directors also believes that having a majority of independent directors is appropriate and in the best interest of our stockholders. Nevertheless, the board of directors also believes that having interested persons serve on the board of directors brings corporate and financial viewpoints that are, in the board of directors’ view, crucial elements in its decision-making process. In addition, the board of directors believes that Mr. Majewski, Managing Partner of the Adviser, provides the board of directors with the Adviser’s perspective in managing and sponsoring us. The leadership structure of the board of directors may be changed, at any time and in the discretion of the board of directors, including in response to changes in circumstances or our characteristics. The board of directors held four regular meetings and three special meetings during the fiscal year ended December 31, 2019.
Committees of the Board of Directors
The board of directors has established two standing committees: the audit committee and the nominating committee. The current membership of each committee is set forth below. Interested directors are generally able to attend and participate in any committee meeting, as appropriate.

Audit	Nominating
Scott W. Appleby	Scott W. Appleby, Chair
Kevin F. McDonald	Kevin F. McDonald
Paul E. Tramontano	Paul E. Tramontano
Jeffrey L. Weiss, Chair	Jeffrey L. Weiss
Audit Committee
All of the members of the audit committee are independent directors, and each member is financially literate with at least one having accounting or financial management expertise. The board of directors has adopted a written charter for the audit committee. The audit committee recommends to the full board of directors the independent registered public accounting firm for us, oversees the work of the independent registered public accounting firm in connection with our audit, communicates with the independent registered public accounting firm on a regular basis and provides a forum for the independent registered public accounting firm to report and discuss any matters it deems appropriate at any time. The audit committee is also responsible for establishing guidelines and making recommendations to our board of directors regarding the valuation of our investments, which are considered when the board of directors determines in accordance with the 1940 Act the value of our investments as described under “Determination of Net Asset Value.” Mr. Weiss serves as Chairperson of the audit committee. The audit committee also functions as our qualified legal compliance committee and is responsible for the confidential receipt, retention and consideration of any report of evidence of  (1) a material violation of applicable federal or state securities law, (2) a material breach of fiduciary duty arising under federal or state law or (3) a similar material violation of any federal or state law by us or any of our officers, directors, employees or agents that has occurred, is ongoing or is about to occur. The audit committee met six times during the fiscal year ended December 31, 2019.
Nominating Committee
The nominating committee is comprised of all of the independent directors. The nominating committee periodically reviews the committee structure, conducts an annual self-assessment of the board of directors and makes the final selection and nomination of candidates to serve as independent directors. In addition, the nominating committee makes recommendations regarding the compensation of the Company’s independent directors for approval by the Board as there is no separate compensation committee of the Company. The board of directors nominates and selects our interested directors and the officers. Mr. Appleby serves as Chairperson of the nominating committee. The nominating committee met two times during the fiscal year ended December 31, 2019.
In reviewing a potential nominee and in evaluating the re-nomination of current independent directors, the nominating committee will generally apply the following criteria: (1) the nominee’s reputation for integrity, honesty and adherence to high ethical standards; (2) the nominee’s business acumen, experience and ability to exercise sound judgment; (3) a commitment to understand the Company and the responsibilities of a director of an investment company; (4) a commitment to regularly attend and participate in meetings of the board of directors and its committees; (5) the ability to understand potential conflicts of interest involving management of the Company and to act in the interests of all stockholders; and (6) the absence of a real or apparent conflict of interest that would impair the nominee’s ability to represent the interests of all the stockholders and to fulfill the responsibilities of an independent director. The nominating committee does not necessarily place the same emphasis on each criteria and each nominee may not have each of these qualities.
As long as an existing independent director continues, in the opinion of the nominating committee, to satisfy these criteria, we anticipate that the nominating committee would favor the re-nomination of an existing independent director rather than nominate a new candidate. Consequently, while the nominating committee will consider nominees recommended by stockholders to serve as independent directors, the nominating committee may only act upon such recommendations if there is a vacancy on the board of directors or a committee and it determines that the selection of a new or additional independent director is in our best interests. In the event that a vacancy arises or a change in membership is determined to be advisable, the nominating committee will, in addition to any stockholder recommendations, consider candidates identified by other means, including candidates proposed by members of the nominating committee. The nominating committee may retain a consultant to assist it in a search for a qualified candidate. The nominating committee has adopted procedures for the selection of independent directors.
The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as independent directors, but the nominating committee will consider such factors as it may deem are in the best interests of the Company and the stockholders. Such factors may include the individual’s professional experience, education, skills and other individual qualities or attributes, including gender, race or national origin.
For any stockholder recommendation for independent director to be included in our proxy statement, it must be submitted in compliance with all of the pertinent provisions of Rule 14a-8 under the Exchange Act to be considered by the nominating committee. In evaluating a nominee recommended by a stockholder, the nominating committee, in addition to the criteria discussed above, may consider the objectives of the stockholder in submitting that nomination and whether such objectives are consistent with the interests of all stockholders. If the board of directors determines to include a stockholder’s candidate among the slate of nominees, the candidate’s name will be placed on our proxy card. If the nominating committee or the board of directors determines not to include such candidate among the board of directors’ designated nominees and the stockholder has satisfied the requirements of Rule 14a-8, the stockholder’s candidate will be treated as a nominee of the stockholder who originally nominated the candidate. In that case, the candidate will not be named on the proxy card distributed with our proxy statement.
A stockholder who is entitled to vote at the applicable annual meeting and who intends to nominate a director must comply with the advance notice procedures in our bylaws. To be timely, a stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at our principal executive offices addressed to the attention of the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date our proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary not later than the close of business on the later of  (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of our capital stock that are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of our capital stock that are beneficially owned by the stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.
Stockholders may communicate with the directors as a group or individually. Any such communication should be sent to the board of directors or an individual director c/o the Secretary of the Company at the following address: 600 Steamboat Road, Suite 202, Greenwich, CT 06830. The Secretary may determine not to forward any letter to directors that does not relate to the business of the Company.
Risk Oversight
As a registered investment company, we are subject to a variety of risks, including investment risks, financial risks, compliance risks and operational risks. As part of its overall activities, the board of directors oversees the management of our risk management structure by various departments of the Adviser and the Administrator, as well as by our chief compliance officer. The responsibility to manage our risk management structure on a day-to-day basis is subsumed within the Adviser’s overall investment management responsibilities. The Adviser has its own, independent interest in risk management.

The board of directors recognizes that it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate or mitigate their occurrence or effects. The board of directors discharges risk oversight as part of its overall activities. In addressing issues regarding our risk management between meetings, appropriate representatives of the Adviser communicate with the Chairperson of the board of directors, the relevant committee chair or our chief compliance officer, who is directly accountable to the board of directors. As appropriate, the Chairperson of the board of directors and the committee chairs confer among themselves, with our chief compliance officer, the Adviser, other service providers and external fund counsel to identify and review risk management issues that may be placed on the board of director’s agenda and/or that of an appropriate committee for review and discussion with management.
Compliance Policies and Procedures
We have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The chief compliance officer is responsible for administering the policies and procedures.
Biographical Information about each Director
Information about our directors is as follows:
Name, Address(1) and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Directorships(4)
Interested Directors
Thomas P. Majewski(2) Age: 45	Class III Director, Chairperson of the Board and Chief Executive Officer	Since inception; term expires 2023	Managing Partner of the Adviser since October 2018; Managing Partner of Eagle Point Credit Management since September 2012.	Eagle Point Credit Company Inc.
James R. Matthews(3) Age: 53	Class II Director	Since inception; term expires 2022	Principal of Stone Point since October 2011.	Eagle Point Credit Company Inc.
Independent Directors
Scott W. Appleby Age: 55	Class I Director	Since inception; term expires 2021	President of Appleby Capital, Inc., a financial advisory firm, since April 2009.	Eagle Point Credit Company Inc.
Kevin F. McDonald Age: 54	Class III Director	Since inception; term expires 2023	Chief Operating Officer of AltaRock Partners, an asset management firm, since January 2019; Director of Business Development of Folger Hill Asset Management, LP from December 2014 to July 2018; Principal of Taylor Investment Advisors, LP from March 2002 to March 2017; Chief Executive Officer of Taylor Investment Advisors, LP from 2006 to December 2014.	Eagle Point Credit Company Inc.
Paul E. Tramontano Age: 58	Class II Director	Since inception; term expires 2022	Senior Managing Director and Portfolio Manager at First Republic Investment Management since October 2015; Co-Chief Executive Officer of Constellation Wealth Advisors LLC from April 2007 to October 2015.	Eagle Point Credit Company Inc.

Name, Address(1) and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Other Directorships(4)
Jeffrey L. Weiss Age: 58	Class I Director	Since inception; term expires 2021	Private Investor since June 2012; Managing	Eagle Point Credit Company Inc.
Partner of Colter Lewis Investment Partners LLC since January 2018.

(1)
The business address of each our directors is c/o Eagle Point Income Company Inc., 600 Steamboat Road, Suite 202, Greenwich, CT 06830.

(2)
Mr. Majewski is an interested director due to his position as our Chief Executive Officer and his position with the Adviser.

(3)
Mr. Matthews is an interested director due to his position with Stone Point, which is an affiliate of the Adviser.

(4)
Eagle Point Credit Company Inc. is considered to be in the same fund complex as us and, as a result, each director serves as a director of two investment companies in the same complex.

Other than as disclosed in the table above, none of our directors serves, nor have they served during the last five years, on the board of directors of another company registered pursuant to Section 12 of the Exchange Act (or subject to the reporting requirements of Section 15(d) of the Exchange Act) or registered under the 1940 Act (including any other companies in a fund complex with us).
In addition to the description of each director’s “Principal Occupation(s)” set forth above, the following provides further information about each director’s specific experience, qualifications, attributes or skills that led to the conclusion that they should serve as a director. The information in this section should not be understood to mean that any of the directors is an “expert” within the meaning of the federal securities laws.
Although the nominating committee has general criteria that guides its choice of candidates to serve on the board of directors (as discussed above under “— Committees of the Board of Directors”), there are no specific required qualifications for membership on the board of directors. The board of directors believes that the different perspectives, viewpoints, professional experience, education and individual qualities of each director represent a diversity of experiences and a variety of complementary skills. When considering potential nominees to fill vacancies on the board of directors, and as part of its annual self-evaluation, the board of directors reviews the mix of skills and other relevant experiences of the directors.
Independent Directors
Scott W. Appleby.   Mr. Appleby is the President of Appleby Capital, Inc. and has more than 20 years of banking experience at Appleby Capital, Deutsche Bank, Robertson Stephens, ABN Amro and Paine Webber. As a senior equity analyst, Mr. Appleby has written on global exchanges, alternative asset managers and financial technology. Mr. Appleby was also one of the first Internet analysts and, in 1997, the first analyst to cover the electronic brokerage industry. Mr. Appleby remains an active writer and speaker on financial technology and Wall Street trends. Mr. Appleby serves on a number of private company and community boards. Mr. Appleby holds an M.B.A. from Cornell University and a B.S. from the University of Vermont.
Mr. Appleby also serves as an independent director of ECC and a member of the audit committee and the chair of the nominating committee of ECC.
Kevin F. McDonald.   Mr. McDonald is the Chief Operating Officer of AltaRock Partners as of January 2019. Mr. McDonald has previously served as Director of Business Development and Investor Relations of Folger Hill Asset Management, LP from December 2014 to July 2018. Mr. McDonald was also a Principal of Taylor Investment Advisors, LP, which he co-founded, from 2002 to March 2017, and served as the Chief Executive Officer from 2006 to December 2014. Previously, Mr. McDonald was a Director at Larch Lane Advisors LLC, an alternative asset management firm specializing in multi-manager hedge fund portfolios, from 1999 to 2001. Mr. McDonald was a Vice President in the futures and options group at JP Morgan Securities from 1994 to 1999 and served as an Assistant Treasurer and proprietary fixed-income trader at BSI Bank (subsidiary of Generali S.P.A.) from 1991 to 1994. Mr. McDonald began his career at

Chemical Bank in 1989 where he was a credit analyst in the corporate finance group. Mr. McDonald holds a B.A. from the University of Virginia.
Mr. McDonald also serves as an independent director of ECC and a member of the audit committee and nominating committee of ECC.
Paul E. Tramontano.   Mr. Tramontano has served as a Senior Managing Director and Wealth Manager at First Republic Investment Management since October 2015. Prior to joining First Republic Investment Management, Mr. Tramontano was the founder and Co-Chief Executive Officer at Constellation Wealth Advisors LLC for eight years and was responsible for managing the firm’s East Coast operations as well as serving on both the investment and executive management committees. Prior to forming Constellation Wealth Advisors, Mr. Tramontano spent 17 years at Citi Smith Barney, most recently as a Managing Director and Senior Advisor of Citi Family Office. Mr. Tramontano holds a B.S. from Villanova University and attended the Certified Investment Management program at the Wharton School of Business at the University of Pennsylvania.
Mr. Tramontano also serves as an independent director of ECC and a member of the audit committee and nominating committee of ECC.
Jeffrey L. Weiss.   Mr. Weiss has served as the Managing Partner of Colter Lewis Investment Partners LLC since January 2018 and is also a private investor (since 2012). Mr. Weiss is a former Managing Director at Lehman Brothers and Barclays, where he also held a number of senior leadership positions. Mr. Weiss is currently a private investor (since 2012). From 2008 to 2012, Mr. Weiss served as Global Head of Financial Institutions at Barclays. Prior to joining Barclays, Mr. Weiss spent 25 years with Lehman Brothers, most recently as a Managing Director. From 2005 to 2008, Mr. Weiss served on the management committee of Lehman Brothers and from 2007 to 2008 Mr. Weiss was responsible for the financial institutions group businesses at Lehman Brothers. Mr. Weiss serves as the Treasurer and a board member of City Harvest, a non-profit organization. Mr. Weiss holds a B.S. from the University of Wisconsin.
Mr. Weiss also serves as an independent director of ECC and chair of the audit committee and a member of the nominating committee of ECC.
Interested Directors
Thomas P. Majewski.   Information regarding Mr. Majewski is included under “The Adviser and the Administrator — Portfolio Managers” above.
James R. Matthews.   Mr. Matthews was appointed to the board of directors as a representative of the Adviser and the Trident V Funds. Mr. Matthews is currently a Principal of Stone Point (since October 2011). Mr. Matthews is a member of the Adviser’s Board of Managers and Eagle Point Credit Management’s investment committee. He joined Stone Point from Evercore Partners Inc., where he was a Senior Managing Director and Co-Head of Private Equity. From 2000 to 2007, Mr. Matthews was with Welsh, Carson, Anderson & Stowe, where he was a General Partner and focused on investments in the information services and business services sectors. Previously, Mr. Matthews was a General Partner of J.H. Whitney & Co. and started his career as an Analyst in the mergers and acquisitions group of Salomon Brothers Inc. Mr. Matthews is a director of various portfolio companies of the Trident V Funds, including Alliant Insurance Services, Inc., Bridgepoint Risk Management, LLC, Enhanced Capital Holdings, Inc., Enhanced Capital Partners, LLC, HireRight GIS Group Holdings LLC, Tree Line Direct Lending GP, LLC and Tree Line Capital Partners, LLC. Mr. Matthews holds a B.S. from Boston College and an M.B.A. from the Harvard Graduate School of Business Administration.
Mr. Matthews also serves as chairperson of the board of directors of ECC.

Officers
Information regarding our officers who are not directors is as follows:
Name, Address and Age(1)	Positions Held with the Company	Term of Office(2) and Length of Time Served	Principal Occupation(s) During the Last Five Years
Kenneth P. Onorio Age: 51	Chief Financial Officer and Chief Operating Officer	Since inception	Chief Financial Officer of ECC since July 2014 and Chief Operating Officer of ECC since November 2014; Chief Financial Officer of the Adviser since October 2018 and Eagle Point Credit Management since July 2014; Chief Operating Officer of the Adviser since October 2018 and Eagle Point Credit Management since August 2014.
Nauman S. Malik Age: 40	Chief Compliance Officer	Since inception	Chief Compliance Officer of ECC since September 2015; General Counsel of the Adviser since October 2018 and Eagle Point Credit Management since June 2015; Chief Compliance Officer of the Adviser from October 2018 to March 2020 and Eagle Point Credit Management from September 2015 to March 2020; Associate, Dechert LLP, a law firm, from September 2012 to May 2015.
Courtney B. Fandrick Age: 37	Secretary	Since inception	Chief Compliance Officer of the Adviser and Eagle Point Credit Management since April 2020; Secretary of ECC since August 2015; Deputy Chief Compliance Officer of the Adviser from October 2018 to March 2020 and Eagle Point Credit Management from December 2014 to March 2020.

(1)
The address for each of our officers is c/o Eagle Point Income Company Inc., 600 Steamboat Road, Suite 202, Greenwich, CT 06830. All of our officers are also officers or employees of the Adviser.

(2)
Each of our officers holds office until their successors are chosen and qualified, or until their earlier resignation or removal.

Kenneth P. Onorio.   Mr. Onorio has served as our Chief Financial Officer and our Chief Operating Officer since inception. Mr. Onorio also serves as the Chief Financial Officer and Chief Operating Officer of the Adviser and Eagle Point Credit Management. Prior to joining Eagle Point Credit Management in 2014, Mr. Onorio was an Executive Director within Private Equity and Hedge Fund Administration at JPMorgan Alternative Investment Services from September 2008 to July 2014. During his tenure at JPMorgan, his responsibilities included managing Hedge Fund and Private Equity Fund Administration. Mr. Onorio received his B.S. from Fordham University and is a Certified Public Accountant (inactive).
Mr. Onorio also serves as Chief Financial Officer and Chief Operating Officer of ECC.
Nauman S. Malik.   Mr. Malik has served as our Chief Compliance Officer since inception. Mr. Malik also serves as the General Counsel of the Adviser and Eagle Point Credit Management. He was the Chief Compliance Officer of the Adviser from October 2018 to March 2020 and Chief Compliance Officer of Eagle Point Credit Management from September 2015 to March 2020. Prior to joining Eagle Point Credit

Management, Mr. Malik was a corporate attorney with Dechert LLP. Mr. Malik received his J.D. from Georgetown University Law Center and his B.S. in finance from the University of Pennsylvania’s Wharton School.
Mr. Malik also serves as Chief Compliance Officer of ECC.
Courtney B. Fandrick.   Ms. Fandrick has served as our Secretary since inception. Ms. Fandrick also serves as the Chief Compliance Officer of the Adviser and Eagle Point Credit Management. She was the Deputy Chief Compliance Officer of the Adviser from October 2018 to March 2020 and Deputy Chief Compliance Officer of Eagle Point Credit Management from December 2014 to March 2020. Prior to joining Eagle Point Credit Management in December 2014, Ms. Fandrick was Senior Compliance Associate at Bridgewater Associates, LP, an investment advisory firm. Ms. Fandrick received her B.A. in Mathematics and Statistics from Miami University and her MBA from University of Phoenix.
Ms. Fandrick also serves as Secretary of ECC.
Director Compensation
The following table sets forth certain information with respect to the compensation of each director for the fiscal year ended December 31, 2019.
Name of Director	Aggregate Compensation from the Company(1)	Aggregate Compensation from the Fund Complex(2)(3)
Scott W. Appleby	$54,167*	$162,500**
Kevin F. McDonald	$62,685*	$165,602**
Paul E. Tramontano	$50,000*	$152,917**
Jeffrey L. Weiss	$58,333*	$174,791**

(1)
We do not maintain a pension plan or retirement plan for any of our directors.

(2)
The “Fund Complex” includes the Company and ECC.

(3)
Fees paid reflect the period ended December 31, 2019. For the fiscal year ending December 31, 2020, as compensation for serving on our board of directors, each of our independent directors will receive an annual fee of  $60,000. The chairman of the audit committee will receive an additional annual fee of $10,000 and the chairman of the nominating committee will receive an additional annual fee of  $5,000 for their additional services in these capacities, as well as reasonable out-of-pocket expenses incurred in attending such meetings. No compensation is, or is expected to be, paid by us to directors who are “interested persons” of us, as such term is defined in the 1940 Act, or our officers. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers.

*
Reflects $16,250, $15,000, $15,000 and $17,500 relating to the year ended December 31, 2018 that was payable to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss as of December 31, 2018, respectively, and paid during the year ended December 31, 2019; does not reflect $93,565 relating to the year ended December 31, 2019 that was paid during the month ended January 31, 2020, which amount was comprised of $27,083, $12,315, $25,000 and $29,167 paid to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss, respectively.

**
Reflects the amounts noted above as well as $50,000, $47,500, $47,500, and $53,750 relating to the year ended December 31, 2018 that was payable to each of Mr. Appleby, Mr. McDonald, Mr. Tramontano and Mr. Weiss, respectively, in respect of ECC and paid during the fiscal year ended December 31, 2019. Does not reflect $93,565 discussed above and $165,625 relating to ECC for amounts that relate to the year ended December 31, 2019 that was paid during the month ended January 31, 2020.

Director Ownership of Shares of Our Common Stock
The table below sets forth the dollar range of the value of our common stock that is owned beneficially by each director as of December 31, 2019. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.
Name of Director	Dollar Range of Equity Securities in the Company(1)	Dollar Range of Equity Securities in the Fund Complex(1)
Interested Directors
Thomas P. Majewski	Over $100,000	Over $100,000
James R. Matthews	—	—
Independent Directors
Scott W. Appleby	$50,001 – $100,000	Over $100,000
Kevin F. McDonald	$50,001 – $100,000	Over $100,000
Paul E. Tramontano	$50,001 – $100,000	Over $100,000
Jeffrey L. Weiss	$50,001 – $100,000	Over $100,000

(1)
Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 and over $100,000.

DETERMINATION OF NET ASSET VALUE
We determine the NAV per share of our common stock by dividing the value of our portfolio investments, cash and other assets (including interest accrued but not collected) less all of our liabilities (including accrued expenses, the aggregate liquidation preference of our preferred stock, borrowings, including the Credit Facility, and interest payables) by the total number of outstanding shares of our common stock on a quarterly basis. The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. We are required to specifically fair value each individual investment on at least a quarterly basis (with certain exceptions for investments that represent a de minimis percentage of our portfolio, which are fair valued by the Adviser), and may fair value such investments on a more frequent basis as necessary. As the securities that we may hold generally do not have a readily available market quotation, fair value of such securities is determined in good faith by our board of directors as of the end of each fiscal quarter in accordance with the 1940 Act. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.
We account for our investments in accordance with GAAP, and fair value our investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).
In valuing our investments in CLO debt, CLO equity and loan accumulation facilities, the Adviser considers a variety of relevant factors, including price indications from multiple dealers, or as applicable, a third-party pricing service, recent trading prices for specific investments, recent purchases and sales known to the Adviser in similar securities and output from a third-party financial model. The third-party financial model contains detailed information on the characteristics of CLOs, including recent information about assets and liabilities, and is used to project future cash flows. Key inputs to the model, including assumptions for future loan default rates, recovery rates, prepayment rates, reinvestment rates and discount rates are determined by considering both observable and third-party market data and prevailing general market assumptions and conventions as well as those of the Adviser.
Specifically, we utilize a third-party pricing service in connection with the valuation of our investments in CLO debt. However, if pricing from such third-party pricing service is determined to be stale or otherwise not reflective of current market conditions, we may use an average of independent broker quotes to determine fair value. We engage a third-party independent valuation firm as an input to the Company’s valuation of the fair value of its investments in CLO equity. The valuation firm’s advice is only one factor considered in the valuation of such investments, and the board of directors does not rely on such advice in determining the fair value of our investments in accordance with the 1940 Act.
Our investment portfolio is valued at least each quarter, after the board of directors has considered the recommendation(s) of the audit committee. The audit committee considers the Adviser’s recommendation of fair value as determined in accordance with our valuation policies and procedures. In support of the board of directors, the audit committee reviews information compiled by the Adviser, including information derived from one or more third-party models that take into account various market inputs and a report from the third-party independent valuation firm. Available information is presented to the audit committee to consider when determining that the fair value has been determined in accordance with our valuation policies and procedures and when making its recommendation to the board of directors, which the board of directors then considers when determining the fair value of the investment portfolio in accordance with the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We have established an automatic DRIP. Each registered holder of at least one full share of our common stock will be automatically enrolled in the DRIP. Under the DRIP, distributions on shares of our common stock are automatically reinvested in additional shares of our common stock by American Stock Transfer & Trust Company, LLC, or the “DRIP Agent,” unless a stockholder “opts out” of the DRIP. Holders of our common stock who receive distributions in the form of additional shares of our common stock are nonetheless required to pay applicable federal, state or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. Reinvested distributions increase our stockholders’ equity on which a management fee is payable to the Adviser. If we declare distributions payable in cash, holders of shares of our common stock who opt-out of participation in the DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in the DRIP) generally will receive such distributions in cash.
If we declare a distribution payable in cash, we will issue shares of common stock to participants at a value equal to 95% of the market price per share of common stock at the close of regular trading on the payment date for such distribution unless the DRIP Agent otherwise purchases shares in the open market, as described below. The number of additional shares of common stock to be credited to each participant’s account will be determined by dividing the dollar amount of the distribution by 95% of the market price. However, we reserve the right to purchase shares in the open market in connection with our implementation of the DRIP. If we declare a distribution to holders of our common stock, the DRIP Agent may be instructed not to credit accounts with newly issued shares and instead to buy shares in the open market if (i) the price at which newly issued shares are to be credited does not exceed 110% of the last determined NAV of the shares; or (ii) we have advised the DRIP Agent that since such NAV was last determined, we have become aware of events that indicate the possibility of a material change in per share NAV as a result of which the NAV of the shares on the payment date might be higher than the price at which the DRIP Agent would credit newly issued shares to stockholders.
In the event that the DRIP Agent is instructed to buy shares of our common stock in the open market, the DRIP Agent (or the DRIP Agent’s broker) will have until the last business day before the next date on which the shares trade on an “ex-dividend” basis or 30 days after the payment date for the applicable distribution, whichever is sooner, the “Last Purchase Date,” to invest the distribution amount in shares acquired in the open market. Open market purchases may be made on any securities exchange where shares of our common stock are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the DRIP Agent shall determine. If, before the DRIP Agent has completed its open market purchases, the market price per share of our common stock exceeds the NAV per share, the average per share purchase price paid by the DRIP Agent may exceed the NAV of the shares, resulting in the acquisition of fewer shares than if the distribution had been paid in newly issued shares of common stock on the applicable payment date. Because of the foregoing difficulty with respect to open market purchases, the DRIP provides that if the DRIP Agent is unable to invest the full distribution amount in open market purchases during the purchase period or if the market discount shifts to a market premium of 10% or more of NAV during the purchase period, the DRIP Agent may cease making open market purchases and may invest the uninvested portion of the distribution amount in newly issued shares of common stock at the NAV per share at the close of business on the Last Purchase Date provided that, if the NAV is less than or equal to 95% of the then current market price per share, the dollar amount of the distribution will be divided by 95% of the market price on the payment date.
There are no brokerage charges with respect to shares of common stock issued directly by us. However, whenever shares are purchased or sold on the NYSE or otherwise on the open market, each participant will pay a pro rata portion of brokerage trading fees, currently $0.10 per share purchased or sold. Brokerage trading fees will be deducted from amounts to be invested.
Holders of our common stock can also sell shares held in the DRIP account at any time by contacting the DRIP Agent in writing at American Stock Transfer and Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560. The DRIP Agent will mail a check to such holder (less applicable brokerage trading fees) on the settlement date, which is three business days after the shares have been sold. If a stockholder chooses to sell its shares through a broker, the holder will need to request that the DRIP Agent electronically transfer their shares to the broker through the Direct Registration System.

Stockholders participating in the DRIP may withdraw from the DRIP at any time by contacting the DRIP Agent in writing at American Stock Transfer and Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560. Such termination will be effective immediately if the notice is received by the DRIP Agent prior to any dividend or distribution record date; otherwise, such termination will be effective on the first trading day after the payment date for such dividend or distribution, with respect to any subsequent dividend or distribution. If a holder of our common stock withdraws, full shares will be credited to their account, and the stockholder will be sent a check for the cash adjustment of any fractional share at the market value per share of our common stock as of the close of business on the day the termination is effective, less any applicable fees. Alternatively, if the stockholder wishes, the DRIP Agent will sell their full and fractional shares and send them the proceeds, less a transaction fee of  $15 and less brokerage trading fees of  $0.10 per share. If a stockholder does not maintain at least one whole share of common stock in the DRIP account, the DRIP Agent may terminate such stockholder’s participation in the DRIP after written notice. Upon termination, stockholders will be sent a check for the cash value of any fractional share in the DRIP account, less any applicable broker commissions and taxes.
Stockholders who are not participants in the DRIP, but hold at least one full share of our common stock, may join the DRIP by notifying the DRIP Agent in writing at American Stock Transfer and Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, NY 10269-0560. If received in proper form by the DRIP Agent before the record date of a dividend, the election will be effective with respect to all dividends paid after such record date. If a stockholders wishes to participate in the DRIP and their shares are held in the name of a brokerage firm, bank or other nominee, the stockholder should contact their nominee to see if it will participate in the DRIP. If a stockholder wishes to participate in the DRIP, but the brokerage firm, bank or other nominee is unable to participate on their behalf, the stockholder will need to request that their shares be re-registered in their own name, or the stockholder will not be able to participate. The DRIP Agent will administer the DRIP on the basis of the number of shares certified from time to time by the stockholder as representing the total amount registered in their name and held for their account by their nominee.
Experience under the DRIP may indicate that changes are desirable. Accordingly, we and the DRIP Agent reserve the right to amend or terminate the DRIP upon written notice to each participant at least 30 days before the record date for the payment of any dividend or distribution by us.
All correspondence or additional information about the DRIP should be directed to American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

CONFLICTS OF INTEREST
Affiliations of the Adviser and the Administrator
Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Senior Investment Team, have several conflicts of interest as a result of the other activities in which they engage. The Adviser and the Administrator are affiliated with other entities engaged in the financial services business. In particular, the Adviser and the Administrator are affiliated with Eagle Point Credit Management and Stone Point, and certain members of the Adviser’s Board of Managers are principals of Stone Point. Pursuant to certain management agreements, Stone Point has received delegated authority to act as the investment manager of the Trident V Funds. The Adviser and the Administrator are primarily owned by the Trident V Funds through intermediary holding companies. The Trident V Funds and other private equity funds managed by Stone Point invest in financial services companies. In addition, the Adviser is under common control with Marble Point, which is separately registered as an investment adviser with the SEC. Marble Point is a CLO collateral manager and manager of other investment vehicles that invest in senior secured loans, CLO securities and other related investments. Further the Adviser and its affiliates engage and may in the future engage in a variety of business activities, including investment management, financing, and software analytics. A such, the Adviser and its affiliates may have multiple business relationships with CLO collateral managers that encompass a range of activities, such as investment in CLOs managed by a CLO collateral manager on behalf of the Company, financing, or investing in other securities issued by, other vehicles managed by such CLO collateral manager or an affiliate thereof, or otherwise providing advisory, research or data services to such CLO collateral manager for compensation. Additionally, an affiliate of Enstar also indirectly owns a portion of the limited liability interests in the Adviser. Also, under the Personnel and Resources Agreement, Eagle Point Credit Management will make available the personnel and resources, including portfolio managers and investment personnel, to Eagle Point Income Management as Eagle Point Income Management may determine to be reasonably necessary to the conduct of its operations. These relationships may cause the Adviser’s, the Administrator’s and certain of their affiliates’ interests, and the interests of their officers and employees, including the Senior Investment Team, to diverge from our interests and may result in conflicts of interest that may not be foreseen, which conflicts may not be resolved in a manner that is always or exclusively in our best interest. The Adviser has entered into, and may in the future enter into additional, business arrangements with certain of our stockholders, including granting indirect ownership in limited liability company interests in the Adviser. In such cases, such stockholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account.
Other Accounts
The Adviser is responsible for the investment decisions made on our behalf. There are no restrictions on the ability of the Adviser and certain of its affiliates (including Eagle Point Credit Management, Stone Point and Marble Point) to manage accounts for multiple clients, including accounts for affiliates of the Adviser or their directors, officers or employees, following the same, similar or different investment objectives, philosophies and strategies as those used by the Adviser for our account. In those situations, the Adviser and its affiliates may have conflicts of interest in allocating investment opportunities between us and any other account managed by such person. See “— Allocations of Opportunities” below. Such conflicts of interest would be expected to be heightened where the Adviser manages an account for an affiliate or its directors, officers or employees. In addition, certain of these accounts may provide for higher management fees or have incentive fees or may allow for higher expense reimbursements, all of which may contribute to a conflict of interest and create an incentive for the Adviser to favor such other accounts. Further, accounts managed by the Adviser or certain of its affiliates hold, and may in the future be allocated, certain investments in CLOs, such as equity tranches, which conflict with the positions held by other accounts in such CLOs, such as us. In these cases, when exercising the rights of each account with respect to such investments, the Adviser and/or its affiliates will have a conflict of interest as actions on behalf of one account may have an adverse effect on another account managed by the Adviser or such affiliate, including us. In such cases, such conflicts may not be resolved in a manner that is always or exclusively in our best interests.
In addition, Eagle Point Credit Management, Stone Point, Marble Point and their affiliates, and the investment funds managed by Eagle Point Credit Management, Stone Point, Marble Point and such affiliates, may also invest in companies that compete with the Adviser and that therefore manage other accounts and funds that compete for investment opportunities with us.
Our executive officers and directors, as well as other current and potential future affiliated persons, officers and employees of the Adviser and certain of its affiliates, may serve as officers, directors or principals of, or manage the accounts for, other entities, including ECC, with investment strategies that substantially or partially overlap with the strategy that we pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders.
Further, the professional staff of the Adviser and Administrator will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement and Administration Agreement, respectively. However, such persons are also committed to providing investment advisory and other services for other clients, including Eagle Point Income Company, unregistered pool investment vehicles, and separately managed accounts, and engage in other business ventures in which we have no interest. In addition, certain personnel of the Adviser also serve as members of the investment committee of Marble Point or otherwise may be involved in providing research, analysis, valuation and/or other support services to Marble Point or other affiliates of the Adviser.
Certain of the Adviser’s, the Administrator’s and their affiliates’ senior personnel and ultimate managers serve and may serve as officers, directors, managers or principals of other entities that operate in the same or a related line of business as the Adviser, the Administrator, and their affiliates, or that are service providers to firms or entities such as the Adviser, the Administrator, the Company, CLOs or other similar entities. Accordingly, such persons may have obligations to investors in those entities the fulfillment of which may not be in our best interest. In addition, certain of such persons hold direct and indirect personal investments in various companies, including certain investment advisers and other operating companies, some of which do or may provide services to the Adviser, the Administrator, us, or other accounts serviced by the Adviser, the Administrator, or their affiliates, or to any issuer in which the Company may invest. The Company may pay fees or other compensation to any such operating company or financial institution for services received. Further, these relationships may result in conflicts of interest that may not be foreseen or may not be resolved in a manner that is always or exclusively in our best interest.
In addition, payments under the Administration Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead. See “The Adviser and the Administrator — The Administrator and the Administration Agreement” above.
As a result of these separate business activities, the Adviser and Administrator may have conflicts of interest in allocating management and administrative time, services and functions among us and its affiliates and other business ventures or clients.
Allocations of Opportunities
As a fiduciary, the Adviser owes a duty of loyalty to its clients and must treat each client fairly. When the Adviser purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. To this end, the Adviser and Eagle Point Credit Management have adopted and reviewed policies and procedures pursuant to which they allocate investment opportunities appropriate for more than one client account in a manner deemed appropriate in their sole discretion to achieve a fair and equitable result over time. Pursuant to these policies and procedures, when allocating investment opportunities, the Adviser and Eagle Point Credit Management may take into account regulatory, tax or legal requirements applicable to an account. In allocating investment opportunities, the Adviser and Eagle Point Credit Management may use rotational, percentage or other allocation methods provided that doing so is consistent with the Adviser’s and Eagle Point Credit Management’s internal conflict of interest and allocation policies and the requirements of the Investment Advisers Act of 1940, or the “Advisers Act,” the 1940 Act and other applicable laws. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by certain affiliates of the Adviser, including Eagle Point Credit Management. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it.

Allocation of Expenses and Selection of Service Providers
From time to time, the Adviser and the Administrator will be required to determine how certain costs and expenses are to be allocated among the Company and certain other accounts. Often, an expense is relevant only to the Company and would be borne only by us. However, it is sometimes the case that costs and expenses are relevant to more than one account. To the extent the Company, on the one hand, and Adviser, Administrator and/or one or more accounts, on the other hand, incur costs or expenses that are applicable to more than one of them, the Adviser and the Administrator will allocate such costs and expenses in a manner that they determine to be fair and reasonable, notwithstanding their potential interest in the outcome, and may make corrective allocations should they determine that such corrections are necessary or advisable. Further, the Adviser and the Administrator and their affiliates, and their respective personnel and the investment funds serviced by such persons, have interests in companies that provide services to asset management firms such as the Adviser, and to other businesses. Because of these relationships, such persons have a conflict of interest when considering service providers with respect to the Company and have an incentive to select those service providers in which such persons have an interest. The selection of such a service provider may result in the Company bearing fees and expenses paid to a service provider that is affiliated with, or otherwise has a relationship with, the Adviser, the Administrator or their affiliates.
In addition, the Adviser and the Administrator have a conflict of interest where a service provider provides services directly to the Adviser and/or the Administrator or an affiliate thereof, and separately provides services to the Company, in that the Adviser, the Administrator and/or an affiliate thereof may potentially obtain services at a lower cost than it otherwise could have as a result of the service provider’s work performed on behalf of, and the compensation paid to the service provider by, the Company. In addition, the Adviser and the Administrator and their affiliates may use some of the same service providers as are retained on behalf of the Company and, in some cases, fee rates, amounts or discounts may be offered to the Adviser, the Administrator and/or their affiliates by a third party service provider which differ from those offered to the Company as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements and negotiation.
Valuation
Generally, there is not a public market for the CLO investments we target. As a result, we value, and our board of directors reviews and determines, in good faith, in accordance with the 1940 Act, the value of, these securities based on relevant information compiled by the Adviser and third-party pricing services (when available) as described under “Determination of Net Asset Value.” Our interested directors are associated with the Adviser and have an interest in the Adviser’s economic success. The participation of the Adviser’s investment professionals in our valuation process, and the interest of our interested directors in the Adviser, could result in a conflict of interest as the management fee paid to the Adviser is based, in part, on our net assets.
Co-Investments and Related Party Transactions
In the ordinary course of business, we may enter into transactions with persons who are affiliated with us by reason of being under common control of the Adviser or its affiliates, including Eagle Point Credit Management and Stone Point. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between us, the Adviser and its affiliates and our employees, officers and directors. We will not enter into any such transactions unless and until we are satisfied that doing so is consistent with the 1940 Act, applicable SEC exemptive rules, interpretations or guidance, or the terms of our exemptive order (as discussed below), as applicable. Our affiliations may require us to forgo attractive investment opportunities. For example, we may be limited in our ability to invest in CLOs managed by certain affiliates of the Adviser.
In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by certain of the Adviser’s affiliates, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We will be able to rely on the exemptive relief granted by the SEC to Eagle Point Credit Management and certain of its affiliates to participate in certain negotiated co-investments alongside other accounts, including ECC, managed by Eagle Point Credit Management, or certain of its affiliates, subject to certain conditions including (i) that a majority of our directors who have no financial interest in the transaction and a majority of our directors who are not interested persons, as defined in the 1940 Act, approve the co-investment and (ii) the price, terms and conditions of the co-investment are the same for each participant. A copy of our application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.
Stone Point-Related Investments
Portfolio companies of investment funds managed by Stone Point and other affiliates of Stone Point may engage in lending activities, which could result in us investing in CLOs that include loans underwritten by such a portfolio company or affiliate. In addition, the CLOs in which we expect to invest consist principally of senior secured loans, which in many cases may be issued to operating companies that are primarily owned by private equity funds, including funds that may be managed by Stone Point or its affiliates. In addition to the above, because portfolio companies of such investment funds engage in a wide range of businesses, such entities may engage in other activities now or in the future that create a conflict of interest for the Adviser with respect to its management of us. Any of these potential transactions and activities may result in the Adviser having a conflict of interest that may not be resolved in a manner that is always or exclusively in our best interest or in the best interest of our stockholders.
Material Non-Public Information
By reason of the advisory and/or other activities of the Adviser and its affiliates, including Marble Point, the Adviser and its affiliates may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. The Adviser will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, it may not be able to initiate a transaction for our account that it otherwise might have initiated. As a result, we may be frozen in an investment position that we otherwise might have liquidated or closed out or may not be able to acquire a position that we might otherwise have acquired.
Enstar’s Indirect Ownership Interest in the Adviser
The Adviser has entered into an arrangement with Enstar in connection with Cavello Bay’s, an affiliate of Enstar’s, contribution of BB-Rated CLO Debt securities to us. See “Business — Our Structure and Formation Transactions.” This arrangement provides that the Enstar affiliate will indirectly hold a portion of the limited liability company interests in the Adviser until such time as either (i) the Enstar affiliate exercises a put right to sell its interest under the agreement to the Adviser (which put right may only be exercised after the second anniversary of the initial public offering of our common stock) or (ii) the Adviser exercises a call right to buy the interest of the Enstar affiliate under the agreement (which call right is subject to certain conditions). This arrangement may cause Enstar or its affiliates to have interests that diverge from the interests of other stockholders on certain matters (e.g., on material amendments to the Investment Advisory Agreement).
Code of Ethics and Compliance Procedures
In order to address the conflicts of interest described above, we have adopted a code of ethics under Rule 17j-l of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. In addition, our code of ethics and the Adviser’s Code of Ethics are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and are available on the EDGAR Database on the SEC’s website at www.sec.gov.
Our directors and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

In addition, the Adviser has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Adviser has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time.

U.S. FEDERAL INCOME TAX MATTERS
The following is a summary of certain U.S. federal income tax consequences generally applicable to the purchase, ownership and disposition of our common stock, which will be referred to as “stock,” issued as of the date of this prospectus. Unless otherwise stated, this summary deals only with our securities held as capital assets for U.S. federal tax purposes (generally, property held for investment).
As used herein, a “U.S. holder” means a beneficial owner of the securities that is for U.S. federal income tax purposes any of the following:
•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or other political subdivision thereof  (including the District of Columbia);

•
a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations, or “Treasury Regulations,” to be treated as a United States person; or

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

The term “non-U.S. holder” means a beneficial owner of the securities (other than a partnership or any other entity or other arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
An individual may, subject to exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding calendar year. Individuals who are residents for such purposes are subject to U.S. federal income tax as if they were United States citizens.
This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you, as a holder of our securities, if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:
•
a dealer in securities or currencies;

•
a financial institution;

•
a RIC;

•
a real estate investment trust;

•
a tax-exempt organization;

•
an insurance company;

•
a person holding the securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•
a person subject to the special accounting rules under Section 451(b) of the Code;

•
a trader in securities that has elected the mark-to-market method of accounting for their securities;

•
a person subject to alternative minimum tax;

•
a partnership or other pass-through entity for U.S. federal income tax purposes;

•
a U.S. holder whose “functional currency” (as defined in Section 985 of the Code) is not the U.S. dollar;

•
a CFC;

•
a PFIC; or

•
A United States expatriate or foreign persons or entities (except to the extent set forth below).

If a partnership (including any entity classified or arrangement treated as a partnership for U.S. federal income tax purposes) holds the securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our securities, you should consult your own tax advisors regarding the tax consequences of an investment in our securities.
This summary is based on the Code, Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any aspects of U.S. estate or gift, or state, local or non-U.S. income, estate, or gift tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of our securities. We have not sought and will not seek any ruling from the Internal Revenue Service, or the “IRS.” No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. You should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of our securities, as well as the consequences to you arising under the laws or other guidance of any other taxing jurisdiction.
Important U.S. Federal Income Tax Considerations Affecting Us
We have elected to be treated, and intend to qualify each tax year thereafter, as a RIC under the Code. Accordingly, we must satisfy certain requirements relating to sources of our income and diversification of our total assets and to satisfy certain distribution requirements, so as to maintain our RIC status and to avoid being subject to U.S. federal income or excise tax on any undistributed taxable income. To the extent we qualify for treatment as a RIC and satisfy the applicable distribution requirements, we will not be subject to U.S. federal income tax on income paid to our stockholders in the form of dividends or capital gain dividends.
To qualify as a RIC for U.S. federal income tax purposes, we must derive at least 90% of our gross income each tax year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to our business of investing in stock, securities and currencies, or the “90% Gross Income Test.” A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, we must also satisfy certain requirements with respect to the diversification of our assets. We must have, at the close of each quarter of the tax year, at least 50% of the value of our total assets represented by cash, cash items, U.S. government securities, securities of other RICs and other securities that, in respect of any one issuer, do not represent more than 5% of the value of our assets nor more than 10% of the voting securities of that issuer. In addition, at those times, not more than 25% of the value of our assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, or of two or more issuers, which we control and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships, or the “Asset Diversification Tests.” If we fail to satisfy the 90% Gross Income Test, we will nevertheless be considered to have satisfied the test if  (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) we report the failure pursuant to Treasury Regulations to be adopted, and (ii) we pay a tax equal to the excess non-qualifying income. If we fail to meet any of the Asset Diversification Tests with respect to any quarter of any tax year, we will nevertheless be considered to have satisfied the requirements for such quarter if we cure such failure within six months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) we report the failure under Treasury Regulations to be adopted and pay an excise tax. If we fail to qualify as a RIC for more than two consecutive taxable years and then seek to re-qualify as a RIC, we generally would be required to recognize gain to the extent of any unrealized appreciation in our assets unless we elect to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

As a RIC, we generally will not be subject to federal income tax on our investment company taxable income (as that term is defined in the Code) and net capital gains (the excess of net long-term capital gains over net short-term capital loss), if any, that we distribute in each tax year as dividends to stockholders, provided that we distribute dividends of an amount at least equal to the sum of 90% of our investment company taxable income, determined without regard to any deduction for dividends paid, plus 90% of our net tax-exempt interest income for such tax year, or the “90% Distribution Requirement.” We intend to distribute to our stockholders, at least annually, substantially all of our investment company taxable income, net tax-exempt income and net capital gains. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that we distribute (or be deemed to have distributed) by December 31 of each calendar year dividends of an amount generally at least equal to the sum of  (i) 98% of our ordinary income (taking into account certain deferrals and elections) for such calendar year, (ii) 98.2% of our capital gain net income, adjusted for certain ordinary losses and generally computed on the basis of the one-year period ending on October 31 of such calendar year (unless we have made an election under Section 4982(e)(4) of the Code to have our required distribution from net income measured using the one-year period ending on November 30 of such calendar year) and (iii) 100% of any ordinary income and capital gain net income from prior calendar years (as previously computed) that were not paid out during such calendar years and on which we incurred no U.S. federal income tax, or the “Excise Tax Distribution Requirement.” Any dividends declared by us during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for federal income tax purposes as if it had been paid by us, as well as received by our U.S. stockholders, on December 31 of the calendar year in which the distribution was declared.
We may incur in the future the 4% federal excise tax on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize our exposure to the 4% federal excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for the 4% federal excise tax only on the amount by which we do not meet the excise tax avoidance requirement. If we do not qualify as a RIC or fail to satisfy the 90% Distribution Requirement for any tax year, we would be subject to corporate income tax on our taxable income, and all distributions from earnings and profits, including distributions of net capital gains (if any), will be taxable to the shareholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction, or the “DRD,” in the case of certain corporate shareholders. In addition, in order to requalify for taxation as a RIC, we may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.
For purposes of the 90% Gross Income Test, income that we earn from equity interests in certain entities that are not treated as corporations or as qualified publicly traded partnerships for U.S. federal income tax purposes (e.g., certain CLOs that are treated as partnerships) will generally have the same character for us as in the hands of such an entity; consequently, we may be required to limit our equity investments in any such entities that earn fee income, rental income, or other nonqualifying income.
Some of the income and fees that we may recognize will not satisfy the 90% Gross Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be subject to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having original issue discount (which may arise if we receive warrants in connection with the origination of a loan or possibly in other circumstances), we must include in income each tax year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same tax year. We may also have to include in income other amounts that we have not yet received in cash, such as contractual payment-in-kind interest (which represents contractual interest added to the loan balance and due at the end of the loan term) and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the tax year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the 90% Distribution Requirement or the Excise Tax Distribution Requirement, even though we will not have received any corresponding cash amount.
We may invest (directly or indirectly through an investment in an equity interest in a CLO treated as a partnership for U.S. federal income tax purposes) a portion of our net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us to the extent necessary in order to seek to ensure that we distribute sufficient income that we do not become subject to U.S. federal income or excise tax.
Some of the CLOs in which we invest may constitute PFICs for U.S. federal income tax purposes. Because we acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a QEF in lieu of the foregoing requirements, we will be required to include in income each tax year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each tax year (as well as on certain other dates described in the Code) our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as an ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our ordinary income. Under either election, we may be required to recognize in a tax year taxable income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that tax year, and we may be required to distribute such taxable income in order to satisfy the 90% Gross Income Test, the Excise Tax Distribution Requirement or the 90% Distribution Requirement. The IRS recently issued final regulations that generally treat our income inclusion with respect to a PFIC with respect to which we have made a qualified electing fund, or “QEF”, election, as qualifying income for purposes of determining our ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs in order to limit our tax liability or maximize our after-tax return from these investments.
If we hold 10% or more of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a CFC (including equity tranche investments and certain debt tranche investments in a CLO treated as CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such tax year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) (a) 10% or more of the combined voting power of all classes of shares of a foreign corporation, or (b) 10% or more of the total value of all classes of stock of a foreign corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such deemed distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income in order to satisfy the Excise Tax Distribution Requirement or the 90% Distribution Requirement. The IRS recently issued final regulations that generally treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC either if  (i) there is a distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may limit and/or manage our holdings in issuers that could be treated as CFCs in order to limit our tax liability or maximize our after-tax return from these investments.
FATCA generally imposes a U.S. federal withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt holders in such CLO, which could materially and adversely affect our operating results and cash flows.
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward, futures and options contracts, similar financial instruments as well as upon the disposition of debt securities denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss. Any such transactions that are not directly related to our investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) also could, under future Treasury Regulations, produce income not among the types of “qualifying income” for purposes of the 90% Gross Income test.
Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term will depend on how long we held a particular warrant. Upon the exercise of a warrant acquired by us, our tax basis in the stock purchased under the warrant will equal the sum of the amount paid for the warrant plus the strike price paid on the exercise of the warrant.
Our transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of our realized gains and losses realized (i.e., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to us and may defer our losses. These rules could, therefore, affect the character, amount and timing of distributions to stockholders. These provisions also (a) will require us to mark-to-market certain types of the positions in our portfolio (i.e., treat them as if they were closed out), and (b) may cause us to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% Distribution Requirement for qualifying to be taxed as a RIC or the Excise Tax Distribution Requirement. We will monitor our transactions, will make the appropriate tax elections and will make the appropriate entries in our books and records when we acquire any futures contract, option or hedged investment in order to mitigate the effect of these rules and prevent our disqualification from being taxed as a RIC.
Generally, our hedging transactions (including certain covered call options) may result in “straddles” for U.S. federal income tax purposes. The straddle rules may affect the character of our realized gains (or losses). In addition, our realized losses on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to us of engaging in hedging transactions are not entirely clear. Hedging transactions may increase the amount of our realized short-term capital gain which is taxed as ordinary income when distributed to shareholders.
We may make one or more of the elections available under the Code which are applicable to straddles. If we make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.
Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be distributed to shareholders, and which will be taxed to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a fund that did not engage in such hedging transactions.
Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for deductions available to certain U.S. corporations under the Code as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gains into short-term capital gains or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause us to recognize income or gain without a corresponding receipt of cash, (vii) adversely alter the characterization of certain complex financial transactions, and (viii) produce income that will not qualify as good income for purposes of the 90% Gross Income Test. While we may not always be successful in doing so, we will seek to avoid or minimize the adverse tax consequences of our investment practices.
We may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if we enter into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the tax year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.
Gain or loss from a short sale of property is generally considered as capital gains or loss to the extent the property used to close the short sale constitutes a capital asset in our hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by us for more than one year. In addition, entering into a short sale may result in suspension of the holding period of  “substantially identical property” held by us.
Gain or loss on a short sale will generally not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if we hold a short sale position with respect to securities that have appreciated in value, and we then acquire property that is the same as or substantially identical to the property sold short, we generally will recognize gain on the date we acquire such property as if the short sale were closed on such date with such property. Similarly, if we hold an appreciated financial position with respect to securities and then enter into a short sale with respect to the same or substantially identical property, we generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date we enter into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.
Taxation of Stockholders
Taxation of U.S. Resident Holders of Our Stock.   Dividends and distributions on our shares are generally subject to federal income tax as described herein, even though such dividends and distributions may economically represent a return of a particular stockholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when our NAV reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when our NAV also reflects unrealized losses. Certain dividends and distributions declared by us in October, November or December to stockholders of record of such month of a calendar year and paid by us in January of the following calendar year will be treated by stockholders as if received on December 31 of the calendar year in which they were declared. In addition, certain other distributions made after the close of our tax year may be “spilled back” and treated as paid by us (except for purposes of the nondeductible 4% federal excise tax) during such tax year. In such case, stockholders will be treated as having received such dividends in the tax year in which the distributions were actually made.

Stockholders receiving any distribution from us in the form of additional shares pursuant to the DRIP will be treated as receiving a taxable distribution in an amount generally equal to the cash that would have been received if they had elected to receive the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case such stockholders will be treated as receiving a distribution equal to the fair market value of the shares received, determined as of the reinvestment date.
We will inform stockholders of the source and tax status of all distributions promptly after the close of each calendar year.
For federal income tax purposes, distributions paid out of our current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by us (whether paid in cash or reinvested in additional shares of our stock) to individual taxpayers are taxed at rates applicable to net long-term capital gains. This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the stockholder and the dividends are attributable to qualified dividend income received by us, and there can be no assurance as to what portion of our dividend distributions will qualify for favorable treatment. For this purpose, “qualified dividend income” means dividends received from United States corporations and “qualified foreign corporations,” provided that we satisfy certain holding period and other requirements in respect of the stock of such corporations. The maximum individual rate applicable to qualified dividend income is either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Given our investment strategies, it is not anticipated that a significant portion of our dividends will be eligible to be treated as qualified dividend income.
Dividends distributed from our investment company taxable income which have been designated by us and received by certain of our corporate stockholders will qualify for the DRD to the extent of the amount of qualifying dividends received by us from certain domestic corporations for the tax year. A dividend received us will not be treated as a qualifying dividend (i) to the extent the stock on which the dividend is paid is considered to be “debt-financed” (generally, acquired with borrowed funds), (ii) if we fail to meet certain holding period requirements for the stock on which the dividend is paid or (iii) to the extent we are under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the DRD may be disallowed or reduced if an otherwise eligible corporate stockholder fails to satisfy the foregoing requirements with respect to shares of our stock or by application of the Code. Given our investment strategies, it is not anticipated that a significant portion of our dividends will be eligible for the DRD.
Capital gain dividends distributed to a stockholder are characterized as long-term capital gains, regardless of how long the stockholder has held our shares. A distribution of an amount in excess of our current and accumulated earnings and profits will be treated by a stockholder as a return of capital which is applied against and reduces the stockholder’s tax basis in our shares. To the extent that the amount of any such distribution exceeds a stockholder’s tax basis in our shares, the excess will be treated by the stockholder as gain from a sale or exchange of the shares. Distributions of gains from the sale or other disposition of our investments that we owned for one year or less are characterized as ordinary income.
We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our stockholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each stockholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.
The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to noncorporate stockholders.
Selling stockholders will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the stockholder’s adjusted tax basis in the shares sold. The gain or loss will generally be a capital gain or loss. The current maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is: (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less; or (ii) generally 15% or 20% (depending on whether the stockholder’s income exceeds certain threshold amounts) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain dividends).
Any loss realized upon the sale or exchange of shares of our stock with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (or amounts designated as undistributed capital gains) with respect to such shares. In addition, all or a portion of a loss realized by a stockholder on a sale or other disposition of shares of our stock may be disallowed under “wash sale” rules to the extent the stockholder acquires other shares of our stock (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of our shares. Any disallowed loss will result in an adjustment to the stockholder’s tax basis in some or all of the other shares of our stock acquired.
Certain commissions or other sales charges paid upon a purchase of our shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of our shares, during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which the sale is made, pursuant to a reinvestment right. Any disregarded amounts will result in an adjustment to a stockholder’s tax basis in some or all of any other shares of our stock acquired.
Medicare Tax on Net Investment Income.   A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of interest or dividends on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of our securities (unless the securities are held in connection with certain trades or businesses), less certain deductions. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.
Taxation of Non-U.S. Holders of Our Stock.   Whether an investment in the shares of our stock is appropriate for a non-U.S. holder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. holder may have adverse tax consequences. Non-U.S. holders should consult their tax advisors before investing in our stock.
Subject to the discussions below, distributions of our “investment company taxable income” to non-U.S. holders (including interest income and net short-term capital gain) are generally expected to be subject to withholding of U.S. federal taxes at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. holder, we will not be required to withhold U.S. federal tax if the non-U.S. holder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors. Backup withholding will not be applied to payments that have been subject to the 30% (or lower applicable treaty rate) withholding tax described in this paragraph.
In addition, with respect to certain distributions made by RICs to non-U.S. holders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if  (i) the distributions are properly designated in a notice timely delivered to our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Depending on the circumstances, we may designate all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gain, and a portion of our distributions, which may be significant (e.g., interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we designated the payment as derived from such qualified net interest income or qualified short-term capital gain. Hence, no assurance can be provided as to whether any amount of our dividends or distributions will be eligible for this exemption from withholding or if eligible, will be reported as such by us.

Actual or deemed distributions of our net long-term capital gains to a non-U.S. holder, and gains realized by a non-U.S. holder upon the sale of our stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless, (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. holder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States or (ii) in the case of an individual stockholder, the stockholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. holder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. holder would be required to obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. holder, distributions (both actual and deemed), and gains realized upon the sale of our stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a non-U.S. holder.
A non-U.S. holder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the non-U.S. holder provides us or the distribution paying agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form, or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder or otherwise establishes an exemption from backup withholding.
Non-U.S. holders may also be subject to U.S. estate tax with respect to their investment in our shares. Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Tax Shelter Reporting Regulations.   Under applicable Treasury Regulations, if a U.S. holder recognizes a loss with respect to our securities of  $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single tax year (or a greater loss over a combination of tax years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. holders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of our stock should consult their own tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.
Information Reporting and Backup Withholding.   A U.S. holder (other than an “exempt recipient,” including a “C” corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at a rate of 24% on, and will be subject to information reporting requirements with respect to, payments of principal or interest (including OID, if any) on, and proceeds from the sale, exchange, redemption or retirement of, our securities. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply.
You should consult your own tax advisor regarding the application of information reporting and backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding on Payments to Certain Foreign Entities.   FATCA generally imposes a U.S. federal withholding tax of 30% on payments of dividends made with respect to shares of our stock to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply (or be deemed compliant) with certain certification and information reporting requirements. FATCA withholding taxes apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from withholding taxes pursuant to an applicable tax treaty with the United States or under U.S. domestic law. Stockholders may be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required. The U.S. Treasury Department recently released proposed U.S. Treasury regulations which, if finalized in their present form, would eliminate the application of withholding imposed under FATCA with respect to payments of gross proceeds. Pursuant to these proposed U.S. Treasury regulations, the Company and any other applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed U.S. Treasury regulations are rescinded. Prospective holders of in our securities should consult their own tax advisors regarding the effect, if any, of the FATCA rules for them based on their particular circumstances.
The preceding discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. We urge you to consult your own tax advisor with respect to the particular tax consequences to you of an investment in our securities, including the possible effect of any pending legislation or proposed regulations.

DESCRIPTION OF OUR SECURITIES
This prospectus contains a summary of our common stock, preferred stock, subscription rights and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security being offered thereby.
The following are our authorized classes of securities as of May 27, 2020:
(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common stock, par value $0.001 per share	150,000,000 shares	—	6,100,248 shares
Preferred stock, par value $0.001 per share	20,000,000 shares	—	—

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL, our certificate of incorporation and our bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to holders of our common stock if, as and when authorized by the board of directors and declared by us out of funds legally available therefrom. Such distributions may be payable in cash, shares of our common stock or a combination thereof. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors.
Preferred Stock
Our certificate of incorporation authorizes our board of directors to classify and reclassify any unissued shares of preferred stock into other classes or series of preferred stock without stockholder approval. If we issue preferred stock, costs of the offering will be borne immediately at such time by the holders of our common stock and result in a reduction of the NAV per share of our common stock at that time. We may issue preferred stock at any time. Prior to issuance of shares of each class or series, our board of directors is required by the DGCL and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
For any series of preferred stock that we may issue, our board of directors will determine and the certificate of designation and the offering documents relating to such series will describe:
•
the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;

•
any provisions relating to convertibility or exchange ability of the shares of such series, including adjustments to the conversion price of such series;

•
the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•
the voting powers, if any, of the holders of shares of such series;

•
any provisions relating to the redemption of the shares of such series;

•
any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•
any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be of equal rank and identical except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical except as to the dates from which dividends or other distributions, if any, thereon will be cumulative. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of our common stock is made, we maintain an asset coverage ratio of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock, after deducting the amount of such dividend, distribution or purchase price, as the case may be, (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more (3) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends or other distributions, which shall be cumulative. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
Provisions of the DGCL and Our Certificate of Incorporation and Bylaws
Limitation on Liability of Directors and Offıcers; Indemnification and Advance of Expenses.   The indemnification of our officers and directors is governed by Section 145 of the DGCL, our certificate of incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if  (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.
Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.
Our certificate of incorporation provides for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended. In addition, we have entered into indemnification agreements with each of our directors and officers in order to effect the foregoing.
Delaware Anti-Takeover Law.   The DGCL and our certificate of incorporation and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over us. Such attempts could have the effect of increasing our expenses and disrupting our normal operations. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms. Our board of directors has considered these provisions and has determined that the provisions are in the best interests of us and our stockholders generally.
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

•
Section 203 defines “business combination” to include the following:

•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Election of Directors.   Our bylaws provide that the affirmative vote of a plurality of all votes cast by stockholders present in person or by proxy at an annual or special meeting of the stockholders and entitled to vote thereat will be sufficient to elect a director. Under our certificate of incorporation, our board of directors may amend the bylaws to alter the vote required to elect directors.
For so long as any series of our preferred stock are outstanding, the holders of our preferred stock, voting as a class, will be entitled to elect two of our directors.
Classified Board of Directors.   Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.
Number of Directors; Removal; Vacancies.   Our certificate of incorporation provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors.
However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board such as our board of directors may be removed only for cause, by the affirmative vote of stockholders. Under our certificate of incorporation and bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.
Action by Stockholders.   Under our certificate of incorporation, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.   Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors, (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Stockholder Meetings.   Our bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. In addition, our certificate of incorporation provides that, in lieu of a meeting, any such action may be taken by unanimous written consent of our stockholders. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Calling of Special Meetings of Stockholders.   Our bylaws provide that, except as required by law, special meetings of stockholders may be called by the secretary at the request of our board of directors, the chairperson of the board and our chief executive officer.
Conflict with the 1940 Act.   Our bylaws provide that, if and to the extent that any provision of the DGCL or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Potential Conversion to Open-End Fund
We may be converted to an open-end management investment company at any time if approved by each of the following: (i) a majority of our directors then in office, (ii) the holders of not less than 75% of our outstanding shares entitled to vote thereon and (iii) such vote or votes of the holders of any class or classes or series of shares as may be required by the 1940 Act. In considering whether to vote on any proposal to convert us to an open-end management investment company, our board of directors may consider any potential benefits to shareholders that may potentially be achieved based on the circumstances and related risks, and whether it would be in the long-term best interests of shareholders to do so in light of any necessary changes in our investment policies and other factors. The composition of our portfolio likely could prohibit us from complying with regulations of the SEC applicable to open-end management investment companies. Accordingly, conversion likely would require significant changes in our investment policies and may require liquidation of a substantial portion of relatively illiquid portions of its portfolio, to the extent such positions are held. In the event of conversion, the shares of our common stock would cease to be listed on the NYSE or other national securities exchange or market system. Any outstanding shares of our preferred stock would be redeemed by us prior to such conversion. Our board of directors believes, however, that the closed-end structure is desirable, given our investment objectives and policies. Investors should assume, therefore, that it is unlikely that the board of directors would vote to convert us to an open-end management investment company. Stockholders of an open-end management investment company may require the open-end management investment company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. We would expect to pay all such redemption requests in cash, but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If we were converted to an open-end fund, it is likely that new shares of our common stock would be sold at NAV plus a sales load.
Repurchase of Shares and Other Discount Measures
In recognition of the possibility that shares of our common stock might trade at a discount to the NAV of such shares and that any such discount may not be in the interest of the holders of our common stock, the board of directors, in consultation with the Adviser, from time to time will review possible actions to reduce any such discount, including open market repurchases and/or tender offers for shares of our common stock. In this respect, if, after two years from the date shares of our common stock are first listed on the NYSE, shares of our common stock trade at an average discount to NAV of more than 7.5% based on the average daily closing stock price over any six month period, subject to (1) approval of the board of directors and (2) compliance with any applicable 1940 Act restrictions (including any applicable asset coverage requirement) and with contractual obligations under any applicable debt financing, including any credit facilities which we may have at such time, we currently intend to announce a stock repurchase program pursuant to which we would repurchase in the open market a specified percentage (up to 10%) of our then-outstanding shares of common stock over a three-month period. We refer to such a program in this prospectus as a “Repurchase Program.” If initiated, we currently expect that we would halt a Repurchase Program once shares of our common stock cease to trade at a discount to NAV of more than 7.5% based on the average daily stock price over any two week period during the operation of such Repurchase Program. We expect that repurchases of shares of our common stock pursuant to a Repurchase Program will be funded with our available cash or proceeds from asset liquidations. If we announce a Repurchase Program during a calendar year as described above, we do not currently intend to announce a subsequent Repurchase Program in the same calendar year or within the following six months.
While it is our current intention to implement a Repurchase Program in the circumstances described above, there are no assurances that the board of directors will approve any Repurchase Program or that, if initiated, a Repurchase Program will reduce or eliminate any discount to NAV per share. The factors that the board of directors may consider in determining whether to approve a Repurchase Program or any other action intended to reduce a discount in the trading price of our common stock include, but are not limited to, the market price of shares of our common stock, the NAV per share of our common stock, the liquidity of our assets, the effect on our expenses, whether such transactions would impair our status as a RIC or result in a failure to comply with applicable asset coverage requirements, whether the use of cash or sale of portfolio securities is desirable under current market conditions, any restrictions in or other impacts on our contractual arrangements, compliance with applicable law, any potential other courses of action, any applicable conflicts of interest, general economic conditions and such other events or conditions that may have a material effect on our ability to consummate such transactions. There are no assurances that the board of directors will, in fact, decide to undertake either of these actions or, if undertaken, that such actions will result in shares of our common stock trading at a price which is equal to or approximates their NAV.

DESCRIPTION OF OUR PREFERRED STOCK
We are authorized to issue up to 20,000,000 shares of preferred stock. We have no outstanding shares of preferred stock. We may issue preferred stock from time to time in one or more series without stockholder approval. Prior to issuance of shares of preferred stock, our board of directors is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.
With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Preferred Stock), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. In addition the 1940 Act requires that (i) the holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends or other distribution on the preferred stock are in arrears by two years or more and (ii) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends or other distributions, which shall be cumulative. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any series of preferred stock that we may issue, our board of directors will determine and the certificate of designation and the prospectus supplement relating to such series will describe:
•
the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;

•
any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•
the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•
the voting powers, if any, of the holders of shares of such series;

•
any provisions relating to the redemption of the shares of such series;

•
any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•
any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be of equal rank and identical except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical except as to the dates from which dividends or other distributions, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current NAV per share of common stock, taking into account underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more persons pursuant to which such persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear all of the expenses incurred by us in connection with any subscription rights offerings, regardless of whether any common stockholder exercises any subscription rights.
A prospectus supplement will describe the particular terms of any subscription rights we may issue, including the following:
•
the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•
the title and aggregate number of such subscription rights;

•
the exercise price for such subscription rights (or method of calculation thereof);

•
the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;

•
if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;

•
the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•
the number of such subscription rights issued to each stockholder;

•
the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•
the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•
if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•
any termination right we may have in connection with such subscription rights offering;

•
the terms of any rights to redeem, or call such subscription rights;

•
information with respect to book-entry procedures, if any;

•
the terms of the securities issuable upon exercise of the subscription rights;

•
the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•
if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and

•
any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series.
As required by federal law for all bonds and notes of companies that are publicly offered, any future debt securities we may issue, are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We have filed the indenture with the SEC. See “Additional Information” for information on how to obtain a copy of the indenture.
A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including, as applicable, the following:
•
the designation or title of the series of debt securities;

•
the total principal amount of the series of debt securities;

•
the percentage of the principal amount at which the series of debt securities will be offered;

•
the date or dates on which principal will be payable;

•
the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•
the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•
the terms for redemption, extension or early repayment, if any;

•
the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•
the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•
the denominations in which the offered debt securities will be issued;

•
the provision for any sinking fund;

•
any restrictive covenants;

•
any Events of Default;

•
whether the series of debt securities are issuable in certificated form;

•
any provisions for defeasance or covenant defeasance;

•
if applicable, a discussion of U.S. federal income tax considerations;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•
any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•
whether the debt securities are subject to subordination and the terms of such subordination;

•
the listing, if any, on a securities exchange; and

•
any other terms.

Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
While any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a registered closed — end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.”
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement, or “offered debt securities,” and any debt securities issuable upon the upon conversion or exchange of other offered securities, or “underlying debt securities,” may be issued under the indenture in one or more series.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” section below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Additional Debt Securities
Under the 1940 Act and pursuant to the indenture, we may only issue senior securities representing indebtedness that rank in parity with each other with respect to the payment of interest and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs. We may also issue additional series of debt securities under the indenture and other debt securities in accordance with the limitations of the 1940 Act. So long as any debt securities are outstanding, additional debt securities must rank in parity with such securities with respect to the payment of interest and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs. In addition, we may also enter certain other evidences of indebtedness (including bank borrowings and commercial paper) representing senior securities.

We may also borrow in amounts up to 5% of our total assets if the borrowing is for temporary purposes only (i.e., if it is to be repaid within 60 days and not extended or renewed).
Conversion And Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment And Paying Agents
Unless the prospectus supplement relating to such debt security states otherwise, we will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the debt security must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the security to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on debt securities so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Book-Entry Issuance.”
Payments on Certificated Securities
In the event our debt securities become represented by certificates, unless the prospectus supplement relating to such debt security states otherwise, we will make payments on our debt securities as follows. We will pay interest that is due on an interest payment date by a check mailed on the interest payment date to the securityholder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal and premium, if any, by check at the office of the trustee in New York, New York and/or at other offices that may be specified in the Indenture or a notice to holders against surrender of the security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on a debt security by wire transfer of immediately available funds to an account at a bank in the United States, on the due date. To request payment by wire, the holder must give the trustee appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments.
Events Of Default
You will have rights if an Event of Default occurs in respect of debt securities of your series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt security states otherwise):
•
We do not pay the principal of, or any premium on, a debt security of the series when due and payable, and such default is not cured within five days.

•
We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.

•
We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days.

•
We remain in breach of any other covenant with respect to debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

•
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 90 days.

•
On the last business day of each of twenty-four consecutive calendar months, all series of our debt securities issued under the indenture together have an asset coverage, as defined in the 1940 Act, of less than 100% after giving effect to exemptive relief, if any, granted to us by the SEC.

•
Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or interest, if it in good faith considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing (unless the prospectus supplement relating to such debt security states otherwise), the following remedies are available. The trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if  (1) we have deposited with the trustee all amounts due and owing with respect to the debt securities of that series (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
you must give the applicable trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer the trustee reasonable indemnity, security or both against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
the holders of a majority in principal amount of debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default:
•
in the payment of principal or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•
where we merge out of existence or convey or transfer all of our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;

•
the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “— Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•
we must deliver certain certificates and documents to the trustee; and

•
we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of those types of changes:

•
change the stated maturity of the principal of or interest on a debt security;

•
change the terms of any sinking fund with respect to any debt security;

•
reduce any amounts due on a debt security;

•
reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•
change the place or currency of payment on a debt security;

•
impair your right to sue for payment following the date on which such amount is due and payable;

•
reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the indenture; and

•
reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Not Requiring Approval
The second type of change does not require any vote by the securityholders. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of outstanding debt securities in any material respect.
Changes Requiring Majority Approval
Any other change to the indenture and debt securities would require the following approval:
•
if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in the indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and

•
for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or debt securities or request a waiver.
Satisfaction and Discharge; Defeasance
We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities and by depositing with the trustee after the debt securities have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the Indenture.
Defeasance
The following defeasance provisions will be applicable to each series of debt securities (unless the prospectus supplement relating to such debt security states otherwise). “Defeasance” means that, by depositing with the trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the debt securities when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the debt securities. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the applicable debt securities. The consequences to the holders of such securities would be that, while they would no longer benefit from certain covenants under the indenture, and while such securities could not be accelerated for any reason, the holders of applicable debt securities nonetheless would be guaranteed to receive the principal and interest owed to them.
Covenant Defeasance
Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, the following must occur:
if the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such securities a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•
we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•
we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments; and

•
no default or Event of Default with respect to the applicable series shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance
If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•
if the debt securities of a particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on such securities on their various due dates;

•
we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal income tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal income tax law the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•
we must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or constitute a default under, of the Indenture or any of our other material agreements or instruments; and

•
no default or Event of Default with respect to the applicable series shall have occurred and be continuing and no defaults or Events of Default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were effectively subordinated, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such Notes for the benefit of the subordinated debtholders.
Form, Exchange and Transfer of Certificated Registered Securities
Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If we redeem any securities of a particular series, we may block the transfer or exchange of those securities selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine and fix the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security that will be partially redeemed.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Concerning the Trustee
The trustee serves as transfer agent for our common stock and the Preferred Stock and agent for our DRIP. We will appoint the trustee as registrar and paying agent under the indenture.
Governing Law
The indenture and our debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY ISSUANCE
Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or “DTC”. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or “Indirect Participants.” DTC has a S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts the securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or to the applicable trustee or depositary. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of the Company, the Adviser, any registrar and transfer agent, trustee, any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which case secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $200,000,000 of our common stock, preferred stock, subscription rights to purchase shares of our common stock, or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell securities directly or through agents we designate from time to time. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any overallotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by such prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.
Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into Derivative Transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

REGULATION AS A CLOSED-END MANAGEMENT INVESTMENT COMPANY
General
As a registered closed-end management investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of our outstanding voting securities, we may not:
•
change our classification to an open-end management investment company;

•
alter any of our fundamental policies, which are set forth below in “— Investment Restrictions”; or

•
change the nature of our business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.
As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not “interested persons” of us, as that term is defined in the 1940 Act. We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates absent exemptive relief or other prior approval by the SEC.
We will generally not be able to issue and sell shares of our common stock at a price below the then current NAV per share (exclusive of any distributing commission or discount). See “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.” We may, however, sell shares of our common stock at a price below the then current NAV per share if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and the holders of a majority of the shares of our common stock, approves such sale. In addition, we may generally issue new shares of our common stock at a price below NAV in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.
As a registered closed-end management investment company, we may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. We anticipate incurring leverage in an amount up to 20% of our total assets (as determined immediately after the leverage is incurred) through borrowings under the Credit Facility or through the issuance of preferred stock or debt securities. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred stock, and could be required by law to sell a portion of our investments to repay some debt or redeem preferred stock when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends.
In addition, we may borrow for temporary or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above.
As of March 31, 2020, our leverage, including the outstanding amount under the Credit Facility, represented approximately 22% of our total assets (less current liabilities) On a pro forma basis, after giving effect to the issuance in our “at-the-market” offering of 81,975 shares of our common stock from April 1, 2020 through May 27, 2020, our leverage, including the borrowings under the Credit Facility, represented approximately 22% of our total assets (less current liabilities) as of March 31, 2020 (excluding any distributions paid after March 31, 2020) and approximately 10% of our total assets (less current liabilities) as of April 30, 2020 (based on management’s unaudited estimate of the range of our NAV as of such date and after giving effect to the payment of the $0.08 per share distribution on May 29, 2020 to holders of record as of May 12, 2020). Over the long term, management expects us to operate under normal market conditions with leverage of approximately 20% of our total assets (as determined immediately after the leverage is incurred) through borrowings under the Credit Facility or through the issuance of preferred stock or debt securities. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by issuing additional shares of preferred stock or debt securities or through other leveraging instruments.
Asset Segregation and Coverage.   We may “set aside” liquid assets (often referred to as “asset segregation”), or engage in other SEC- or staff-approved measures, to “cover” open positions with respect to certain portfolio management techniques, such as entering into certain Derivative Transactions, or purchasing securities on a when-issued or delayed-delivery basis, that may be considered senior securities under the 1940 Act. We intend to “cover” our derivative positions by segregating an amount of cash and/or liquid securities as required by the 1940 Act and applicable SEC interpretations and guidance from time to time. “Covered” positions that would otherwise be deemed to create leverage are not counted as senior securities for the purposes of calculating asset coverage under the 1940 Act. We may not cover an applicable Derivative Transaction if it is not necessary to do so to comply with the 1940 Act limitations on the issuance of senior securities and, in the view of the Adviser, the assets that would have been used to cover could be better used for a different purpose. However, these transactions, even if covered, may represent a form of economic leverage and will create risks. The potential loss on derivative instruments may be substantial relative to the initial investment therein. In addition, these segregation and coverage requirements could result in us maintaining securities positions that we would otherwise liquidate, segregating assets at a time when it might be disadvantageous to do so or otherwise restricting portfolio management. The practice of segregating assets or otherwise covering open positions will not limit or offset losses on related positions. As described above, the SEC published a proposed rulemaking related to the use of derivatives and certain other transactions by registered investment companies that would, if adopted, rescind the SEC’s asset segregation and coverage rules and guidance. See “Risk Factors — Risks Relating to Our Business and Structure — We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest — Derivative Investments.”
Investment Restrictions
Our investment objectives and our investment policies and strategies described in this prospectus, except for the eight investment restrictions designated as fundamental policies under this caption, are not fundamental and may be changed by the board of directors without stockholder approval.
As referred to above, the following eight investment restrictions are designated as fundamental policies and, as such, cannot be changed without the approval of the holders of a majority of our outstanding voting securities:
(1)
We may not borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(2)
We may not engage in the business of underwriting securities issued by others, except to the extent that we may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(3)
We may not purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currency or other financial instruments;

(4)
We may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that we reserve freedom of action to hold and to sell real estate acquired as a result of our ownership of securities;

(5)
We may not make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction. For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations or other forms of debt instruments) shall not constitute loans by us;

(6)
We may not issue senior securities, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(7)
We may not invest in any security if as a result of such investment, 25% or more of the value of our total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry or group of industries except (a) securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or tax-exempt securities of state and municipal governments or their political subdivisions (however, not including private purpose industrial development bonds issued on behalf of non-government issuers), or (b) as otherwise provided by the 1940 Act, as amended from time to time, and as modified or supplemented from time to time by (i) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, and (ii) any exemption or other relief applicable to us from the provisions of the 1940 Act, as amended from time to time. For purposes of this restriction, in the case of investments in loan participations between us and a bank or other lending institution participating out the loan, we will treat both the lending bank or other lending institution and the borrower as “issuers.” For purposes of this restriction, an investment in a CLO, collateralized bond obligation, CDO or a swap or other derivative will be considered to be an investment in the industry or group of industries (if any) of the underlying or reference security, instrument or asset; and

(8)
We may not engage in short sales, purchases on margin, or the writing of put or call options, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction.

The latter part of certain of our fundamental investment restrictions (i.e., the references to “except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction”) provides us with flexibility to change our limitations in connection with changes in applicable law, rules, regulations or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow our board of directors to respond efficiently to these kinds of developments without the delay and expense of a stockholder meeting.
Whenever an investment policy or investment restriction set forth in this prospectus states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of our acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Adviser if the security is not rated by a rating agency) will not compel us to dispose of such security or other asset. Notwithstanding the foregoing, we must always be in compliance with the borrowing policies set forth above.
Proxy Voting Policies and Procedures
We have delegated our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and our independent directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refers to Eagle Point Income Management.
Introduction
An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.
These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
Proxy Policies
Based on the nature of our investment strategy, we do not expect to receive proxy proposals but may from time to time receive amendments, consents or resolutions applicable to investments held by us. It is our general policy to exercise our voting or consent authority in a manner that serves the interests of the Company’s stockholders. We may occasionally be subject to material conflicts of interest in voting proxies due to business or personal relationships we maintain with persons having an interest in the outcome of certain votes. If at any time we become aware of a material conflict of interest relating to a particular proxy proposal, our chief compliance officer will review the proposal and determine how to vote the proxy in a manner consistent with interests of the Company’s stockholders.
Proxy Voting Records
Information regarding how we voted proxies relating to portfolio securities during the most recent 12‑month period ended June 30 is available, without charge: (1) upon request, by calling toll free (844) 810-6501; and (2) on the SEC’s website at http://www.sec.gov. You may also obtain information about how we voted proxies by making a written request for proxy voting information to: Eagle Point Income Management LLC, 600 Steamboat Road, Suite 202, Greenwich, CT 06830.
Privacy Policy
We are committed to protecting your privacy. This privacy notice explains our privacy policies and those of our affiliated companies. The terms of this notice apply to both current and former stockholders. We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that are reasonably designed to comply with federal standards. We have implemented procedures that are designed to restrict access to your personal information to authorized employees of the Adviser, the Administrator and their affiliates who need to know your personal information to perform their jobs, and in connection with servicing your account. Our goal is to limit the collection and use of information about you. While we may share your personal information with our affiliates in connection with servicing your account, our affiliates are not permitted to share your information with non-affiliated entities, except as permitted or required by law.
When you purchase shares of our common stock and in the course of providing you with products and services, we and certain of our service providers, such as a transfer agent, may collect personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites.
We do not disclose any personal information provided by you or gathered by us to non-affiliated third parties, except as permitted or required by law or for our everyday business purposes, such as to process transactions or service your account. For example, we may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you. We may disclose your personal information to unaffiliated third party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to us. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. We may also provide your personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants.
We reserve the right to disclose or report personal or account information to non-affiliated third parties in limited circumstances where we believe in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect our rights or property. We may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure.

ADDITIONAL INVESTMENTS AND TECHNIQUES
Our primary investment strategies are described elsewhere in this prospectus. The following is a description of the various investment policies that may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks. The Adviser may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help to achieve our investment objectives.
Investment in Debt Securities, Other Types of Credit Instruments and Other Credit Investments
Loan Accumulation Facilities.   We may invest capital in loan accumulation facilities, which are short- to medium-term facilities often provided by the bank that will serve as the placement agent or arranger on a CLO transaction and which acquire loans on an interim basis that are expected to form part of the portfolio of such future CLO. Investments in loan accumulation facilities have risks that are similar to those applicable to investments in CLOs as described in this prospectus. In addition, there typically will be no assurance that the future CLO will be consummated or that the loans held in such a facility are eligible for purchase by the CLO. Furthermore, we likely will have no consent rights in respect of the loans to be acquired in such a facility and in the event we do have any consent rights, they will be limited. In the event a planned CLO is not consummated, or the loans are not eligible for purchase by the CLO, we may be responsible for either holding or disposing of the loans. This could expose us primarily to credit and/or mark-to-market losses, and other risks. Loan accumulation facilities typically incur leverage from four to six times prior to a CLO’s closing and as such the potential risk of loss will be increased for such facilities that employ leverage.
Debt Securities.   We may invest in debt securities, including debt securities rated below investment grade, or “junk” securities. Debt securities of corporate and governmental issuers in which we may invest are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations (credit risk) and also may be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk).
Senior Secured Loans.   This category of investments primarily includes Assignments of performing senior secured loans to corporate borrowers. Senior secured loans are typically acquired through both primary bank syndications and in the secondary market. In most cases, a senior secured loan will be secured by specific collateral of the issuer. Historically, many of these investments have traded at or near par (i.e., 100% of face value), although they more recently have traded at greater discounts on the current market environment, the Adviser may also purchase stressed and distressed senior secured loans at a material discount to par, if the Adviser believes that there are attractive opportunities to generate capital appreciation by making such investments.
Senior secured loans are loans that are typically made to business borrowers to finance leveraged buy-outs, recapitalizations, mergers, stock repurchases, or internal growth. Senior secured loans generally are negotiated between a borrower and several financial institution lenders represented by one or more lenders acting as agent of all the lenders. The agent is responsible for negotiating the loan agreement that establishes the terms and conditions of the senior secured loan and the rights of the borrower and the lenders. We will primarily purchase Assignments of portions of senior secured loans from third parties and may invest in participations in senior secured loans. Senior secured loans have the most senior position in a borrower’s capital structure or share the senior position with other senior debt securities of the borrower. This capital structure position generally gives holders of senior secured loans a priority claim on some or all of the borrower’s assets in the event of default and therefore the lenders will be paid before certain other creditors of the borrower.
Senior secured loans also have contractual terms designed to protect lenders. These covenants may include mandatory prepayment out of excess cash flows, restrictions on dividend payments, the maintenance of minimum financial ratios, limits on indebtedness and other financial tests. Breach of these covenants generally is an event of default and, if not waived by the lenders, may give lenders the right to accelerate principal and interest payments. Other senior secured loans may be issued with less restrictive covenants which are often referred to as “covenant-lite” transactions. In a “covenant-lite” loan, the covenants that require the borrower to “maintain” certain financial ratios are eliminated altogether, and the lenders are left to rely only on covenants that restrict a company from “incurring” or actively engaging certain action. But a covenant that only restricts a company from incurring new debt cannot be violated simply by a deteriorating financial condition, the company has to take affirmative action to breach it. The impact of these covenant-lite transactions may be to retard the speed with which lenders will be able to take control over troubled deals. We generally acquire senior secured loans of borrowers that, among other things, in the Adviser’s judgment, can make timely payments on their senior secured loans and that satisfy other credit standards established by the Adviser.
When we purchase first and second lien senior floating rate loans and other floating rate debt securities, coupon rates are floating, not fixed and are tied to a benchmark lending rate, the most popular of which is LIBOR. The interest rates of these floating rate debt securities vary periodically based upon a benchmark indicator of prevailing interest rates.
When we purchase an Assignment, we succeed to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (e.g., declaring defaults, initiating collection action, etc.). Taking such actions typically requires a vote of the lenders holding at least a majority of the investment in the loan, and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because we typically do not hold a majority of the investment in any loan, we will not be able by ourselves to control decisions that require a vote by the lenders.
High Yield Securities.   We may invest in high yielding, fixed income securities rated below investment grade (e.g., rated below “Baa3” by Moody’s or below “BBB-” by S&P or Fitch). Below investment grade and unrated securities are also sometimes referred to as “junk” securities.
Ratings are based largely on the historical financial condition of the issuer. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition, which may be better or worse than the rating would indicate. We may invest in comparable quality unrated securities that, in the opinion of the Adviser, offer comparable yields and risks to those securities which are rated.
Debt obligations rated in the lower ratings categories, or which are unrated, involve greater volatility of price and risk of loss of principal and income. In addition, lower ratings reflect a greater possibility of an adverse change in financial condition affecting the ability of the issuer to make payments of interest and principal.
The market price and liquidity of lower rated fixed income securities generally respond to short-term corporate and market developments to a greater extent than do the price and liquidity of higher rated securities because such developments are perceived to have a more direct relationship to the ability of an issuer of such lower rated securities to meet its ongoing debt obligations.
Reduced volume and liquidity in the high yield bond market or the reduced availability of market quotations will make it more difficult to dispose of the bonds and to value accurately our assets. The reduced availability of reliable, objective data may increase our reliance on management’s judgment in valuing high yield bonds. In addition, our investments in high yield securities may be susceptible to adverse publicity and investor perceptions, whether or not justified by fundamental factors. Our investments, and consequently our NAV, will be subject to the market fluctuations and risks inherent in all securities.
Synthetic Securities Risk.   We may acquire loans through investment in synthetic securities or interests in lease agreements that have the general characteristics of loans and are treated as loans for withholding tax purposes. In addition to the credit risks associated with directly or indirectly holding senior secured loans and high-yield debt securities, with respect to synthetic strategy, we will usually have a contractual relationship only with the counterparty of such synthetic security, and not with the reference obligor of the reference obligation. We generally will have no right to directly enforce compliance by the reference obligor with the terms of the reference obligation nor will it have any rights of setoff against the reference obligor or rights with respect to the reference obligation. We will not directly benefit from the collateral supporting the reference obligation and will not have the benefit of the remedies that would normally be available to a holder of such reference obligation. In addition, in the event of the insolvency of the counterparty, we may be treated as a general creditor of such counterparty, and will not have any claim with respect to the reference obligation.

Consequently, we will be subject to the credit risk of the counterparty as well as that of the reference obligor. As a result, concentrations of synthetic securities in any one counterparty subject us to an additional degree of risk with respect to defaults by such counterparty as well as by the reference obligor.
Defaulted Securities.   We may invest in defaulted securities. The risk of loss due to default may be considerably greater with lower-quality securities because they are generally unsecured and are often subordinated to other debt of the issuer. Investing in defaulted debt securities involves risks such as the possibility of complete loss of the investment where the issuer does not restructure to enable it to resume principal and interest payments. If the issuer of a security in our portfolio defaults, we may have unrealized losses on the security, which may lower our NAV. Defaulted securities tend to lose much of their value before they default. Thus, our NAV may be adversely affected before an issuer defaults. In addition, we may incur additional expenses if it must try to recover principal or interest payments on a defaulted security.
Certificates of Deposit, Bankers’ Acceptances and Time Deposits.   We may acquire certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers’ acceptances acquired by us will be dollar-denominated obligations of domestic banks, savings and loan associations or financial institutions at the time of purchase, have capital, surplus and undivided profits in excess of  $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. government. In addition to purchasing certificates of deposit and bankers’ acceptances, to the extent permitted under our investment objectives and policies stated in this prospectus, we may make interest-bearing time or other interest-bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.
Commercial Paper and Short-Term Notes.   We may invest a portion of our assets in commercial paper and short-term notes. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year. Commercial paper and short-term notes will consist of issues rated at the time of purchase “A-2” or higher by S&P, “Prime-1” or “Prime-2” by Moody’s, or similarly rated by another nationally recognized statistical rating organization or, if unrated, will be determined by the Adviser to be of comparable quality.
CLO Class M Notes, Fee Notes and Participation Agreements.   We may acquire CLO Class M notes, fee notes and participation agreements with CLO collateral managers. There is not an active secondary market for CLO Class M notes, fee notes and participation agreements. Further, CLO Class M notes, fee notes and participation agreements may have significant restrictions on transfer and require continued ownership of certain amounts of CLO equity in the related CLO for the instrument to be valid. CLO Class M notes, fee notes and participation agreements are also subject to the risk of early call of the CLO, and may have no make-whole or other yield protection provisions.
Zero Coupon Securities.   Among the debt securities in which we may invest are zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest. They are issued and traded at a discount from their face amount or par value, which discount varies depending on the time remaining until cash payments begin, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The market prices of zero coupon securities generally are more volatile than the prices of securities that pay interest periodically and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of debt securities having similar maturities and credit quality. Original issue discount earned on zero coupon securities must be included in our income. Thus, to quality for tax treatment as a RIC and to avoid a certain excise tax on undistributed income, we may be required to distribute as a dividend an amount that is greater than the total amount of cash we actually receive. These distributions must be made from our cash assets or, if necessary, from the proceeds of sales of portfolio securities. We will not be able to purchase additional income-producing securities with cash used to make such distributions, and our current income ultimately could be reduced as a result.

U.S. Government Securities.   We may invest in debt securities issued or guaranteed by agencies, instrumentalities and sponsored enterprises of the U.S. Government. Some U.S. government securities, such as U.S. Treasury bills, notes and bonds, and mortgage-related securities guaranteed by the Government National Mortgage Association, are supported by the full faith and credit of the U.S.; others, such as those of the Federal Home Loan Banks, or “FHLBs,” or the Federal Home Loan Mortgage Corporation, or “FHLMC,” are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association, or “FNMA,” are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the issuing agency, instrumentality or enterprise. Although U.S. Government-sponsored enterprises, such as the FHLBs, FHLMC, FNMA and the Student Loan Marketing Association, may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury or supported by the full faith and credit of the U.S. Government and involve increased credit risks. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in our NAV.
Distressed Securities
We may invest in distressed investments including loans, loan participations, or bonds, many of which are not publicly traded and which may involve a substantial degree of risk. In certain periods, there may be little or no liquidity in the markets for these securities or instruments. In addition, the prices of such securities or instruments may be subject to periods of abrupt and erratic market movements and above-average price volatility. It may be more difficult to value such securities and the spread between the bid and asked prices of such securities may be greater than normally expected. If the Adviser’s evaluation of the risks and anticipated outcome of an investment in a distressed security should prove incorrect, we may lose a substantial portion or all of our investment or we may be required to accept cash or securities with a value less than our original investment.
Equity Securities
We may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. We also may invest in depositary receipts or shares relating to non-U.S. securities. Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. We may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including microcap companies.
Investment in Other Investment Companies
We may invest in securities of other investment companies subject to statutory limitations prescribed by the 1940 Act. These limitations include in certain circumstances a prohibition on us acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of our total assets in securities of any one investment company or more than 10% of our total assets in securities of all investment companies.

We will indirectly bear our proportionate share of any management fees and other expenses paid by such other investment companies, in addition to the fees and expenses that we regularly bear. Although we do not expect to do so in the foreseeable future, we are authorized to invest substantially all of our assets in a single open-end investment company or series thereof that has substantially the same investment objectives, policies and fundamental restrictions as us.
Exchange-Traded Notes (“ETNs”)
We may invest in ETNs. ETNs are a type of senior, unsecured, unsubordinated debt security issued by financial institutions that combines both aspects of bonds and Exchange-Traded Funds, or “ETFs.” An ETN’s returns are based on the performance of a market index minus fees and expenses. Similar to ETFs, ETNs are listed on an exchange and traded in the secondary market. However, unlike an ETF, an ETN can be held until the ETN’s maturity, at which time the issuer will pay a return linked to the performance of the market index to which the ETN is linked minus certain fees. Unlike regular bonds, ETNs do not make periodic interest payments and principal is not protected. ETNs are subject to credit risk and the value of an ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When we invest in ETNs we will bear our proportionate share of any fees and expenses borne by the ETN. Our decision to sell our ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.
Preferred Securities
Preferred securities in which we may invest include trust preferred securities, monthly income preferred securities, quarterly income bond securities, quarterly income debt securities, quarterly income preferred securities, corporate trust securities, traditional preferred stock, contingent-capital securities, hybrid securities (which have characteristics of both equity and fixed-income instruments) and public income notes. Preferred securities are typically issued by corporations, generally in the form of interest-bearing notes or preferred securities, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature in that they have no maturity dates or have stated maturity dates.
Investment in Relatively New Issuers
We may invest in the securities of new issuers. Investments in relatively new issuers, i.e., those having continuous operating histories of less than three years, may carry special risks and may be more speculative because such issuers are relatively unseasoned. Such issuers may also lack sufficient resources, may be unable to generate internally the funds necessary for growth and may find external financing to be unavailable on favorable terms or even totally unavailable. Certain issuers may be involved in the development or marketing of a new product with no established market, which could lead to significant losses. Securities of such issuers may have a limited trading market which may adversely affect their disposition and can result in their being priced lower than might otherwise be the case. If other investors who invest in such issuers seek to sell the same securities when we attempt to dispose of our holdings, we may receive lower prices than might otherwise be the case.
Demand Deposit Accounts
We may hold a significant portion of our cash assets in interest-bearing or non-interest-bearing demand deposit accounts at our custodian or another depository institution insured by the FDIC. The FDIC is an independent agency of the U.S. government, and FDIC deposit insurance is backed by the full faith and credit of the U.S. government. We expect to hold cash that exceeds the amounts insured by the FDIC for such accounts. As a result, in the event of a failure of a depository institution where we hold such cash, our cash is subject to the risk of loss.

Simultaneous Investments
Investment decisions, made by the Adviser on our behalf, are made independently from those of the other funds and accounts advised by the Adviser and its affiliates. If, however, such other accounts wish to invest in, or dispose of, the same securities as us, available investments will be allocated equitably between us and other accounts. This procedure may adversely affect the size of the position we obtain or dispose of or the price we pay.
Short Sales
When we engage in a short sale of a security, we must, to the extent required by law, borrow the security sold short and deliver it to the counterparty. We may have to pay a fee to borrow particular securities and would often be obligated to pay over any payments received on such borrowed securities.
If the price of the security sold short increases between the time of the short sale and the time that we replace the borrowed security, we will incur a loss; conversely, if the price declines, we will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above.
To the extent we engage in short sales, we will provide collateral to the broker-dealer and may maintain additional asset coverage in the form of segregated or “earmarked” liquid assets equal to the current market value of the securities sold short, or may ensure that such positions are covered by “offsetting” positions, until we replace the borrowed security. If we do not segregate liquid assets in such manner, then such securities will be considered senior securities representing indebtedness for purposes of the 1940 Act. A short sale is “against the box” to the extent that we contemporaneously own, or have the right to obtain at no added cost, securities identical to those sold short. We may engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent we engage in short selling in foreign (non-U.S.) jurisdictions, we will do so to the extent permitted by the laws and regulations of such jurisdiction.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
A control person is a person who beneficially owns more than 25% of the voting securities of a company. The following table sets forth certain ownership information with respect to shares of our common stock held by (1) those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding shares of our common stock, and (2) all of our officers and directors, as a group. The table shows such ownership as of May 27, 2020.
	Common Stock Beneficially Owned(1) Immediately Prior to Offering
Name and Address	Number	%
Enstar Group Limited Windsor Place, 3rd Floor 22 Queen Street Hamilton, JM JX Bermuda(2)	3,764,580	61.7%
Potenza Investments LP 34 Greene Street #4N New York, NY 10013(3)	366,492	6.0%
All officers and directors as a group (9 persons)(4)	29,918	*

*
Represents less than 1.0%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

(2)
Enstar Group Limited has shared voting power and shared dispositive power over 3,764,580 shares of our common stock. Maiden Reinsurance North America Inc., a wholly-owned subsidiary has sole voting power and sole dispositive power over 1,798,004 shares of our common stock. Clarendon National Insurance Company, a wholly-owned subsidiary has sole voting power and sole dispositive power over 1,731,290 shares of our common stock. Cavello Bay Reinsurance Limited has sole voting power and sole dispositive power over 235,286 shares of our common stock.

(3)
The number of shares beneficially owned is based on a Schedule 13G filed on August 5, 2019, reflecting sole voting and dispositive power with respect to 366,492 shares.

(4)
The address of each of our officers and directors is c/o Eagle Point Income Company Inc., 600 Steamboat Road, Suite 202, Greenwich, CT 06830. In the aggregate, all officers and directors as a group own less than one percent of our common stock on a pro forma basis.

BROKERAGE ALLOCATION
Since we acquire and dispose of most of our investments in privately negotiated transactions or in the over-the-counter markets, we are generally not required to pay a stated brokerage commission. However, to the extent a broker-dealer is involved in a transaction, the price we pay or receive, as applicable, may reflect a mark-up or mark-down. Subject to policies established by our board of directors, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may select a broker based upon brokerage or research services provided. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Dechert LLP, Boston, Massachusetts. Dechert LLP also represents the Adviser.
CUSTODIAN AND TRANSFER AGENT
Our portfolio securities are held pursuant to a custodian agreement between us and Wells Fargo Bank, National Association. The principal business address of Wells Fargo Bank, National Association is 9062 Old Annapolis Road, Columbia, MD 21045.
American Stock Transfer & Trust Company, LLC serves as our transfer agent, registrar, dividend disbursement agent and stockholder servicing agent, as well as agent for our DRIP. The principal business address of American Stock & Transfer Company, LLC is 6201 15th Avenue, Brooklyn, NY 11219.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG LLP, an independent registered public accounting firm located at 345 Park Avenue, New York, NY 10154, provides audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.
ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form N-2 (file numbers 333-237583 and 811-23384), together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. Our registration statement may be obtained from the SEC at www.sec.gov.
We will file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by writing us at Eagle Point Income Company Inc., 600 Steamboat Road, Suite 202, Greenwich, CT 06830, Attention: Investor Relations, by telephone at (844) 810-6501, or on our website at www.eaglepointincome.com. Information on our website is not incorporated by reference into or a part of this prospectus.
INCORPORATION BY REFERENCE
As noted above, this prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020 to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.
We incorporate by reference any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act on or after August 1, 2020 until the termination of the offering of the securities covered by this prospectus. To obtain copies of these filings, see “Additional Information.”

INDEX TO FINANCIAL STATEMENTS
EAGLE POINT INCOME COMPANY INC.

EAGLE POINT INCOME COMPANY INC.
STATEMENT OF ASSETS AND LIABILITIES
As of March 31, 2020
(expressed in U.S. dollars)
(Unaudited)
ASSETS
Investments, at fair value (cost $114,122,007)	$61,546,587
Receivable for securities sold	5,766,529
Interest receivable	2,795,186
Prepaid expenses	278,022
Cash	20,778
Total Assets	70,407,102
LIABILITIES
Borrowings under credit facility (less unamortized deferred financing costs of $88,117 (Note 8))	15,404,383
Management fee payable	368,764
Interest expense on credit facility payable	153,559
Professional fees payable	122,518
Administration fees payable	112,439
Directors’ fees payable	63,750
Due to affiliates	58,416
Tax expense payable	15,000
Other expenses payable	8,334
Total Liabilities	16,307,163
COMMITMENTS AND CONTINGENCIES (Note 6)
NET ASSETS applicable to 6,018,273 shares of $0.001 par value common stock outstanding	$54,099,939
NET ASSETS consist of:
Paid-in capital (Note 5)	$119,529,145
Aggregate distributable earnings (losses)	(65,429,206)
Total Net Assets	$54,099,939
Net asset value per share of common stock	$8.99
See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Schedule of Investments
As of March 31, 2020
(expressed in U.S. dollars)
(Unaudited)
Issuer(1)	Investment(2)(3)	Acquisition Date(4)	Principal Amount	Cost	Fair Value(5)	% of Net Assets
CLO Debt(6)
United States
AGL CLO I Ltd.	CLO Secured Note – Class E (9.02% due 10/20/32)	10/04/19	$3,000,000	$2,915,025	$1,658,700	3.07%
Ares XLIV CLO Ltd.	CLO Secured Note – Class D (8.38% due 10/15/29)	01/09/20	3,000,000	2,992,548	1,897,500	3.51%
Ares XLV CLO Ltd.	CLO Secured Note – Class E (7.93% due 10/15/30)	05/30/19	800,000	786,037	466,560	0.86%
Barings CLO Ltd. 2018-IV	CLO Secured Note – Class E (7.65% due 10/15/30)	10/26/18	750,000	746,591	409,725	0.76%
Battalion CLO XII Ltd.	CLO Secured Note – Class E (7.78% due 5/17/31)	10/04/18	1,458,000	1,407,310	801,463	1.48%
Black Diamond CLO 2016-1, Ltd.	CLO Secured Note – Class D-R (7.39% due 4/26/31)	10/04/18	1,050,000	983,693	495,810	0.92%
Black Diamond CLO 2017-1, Ltd.	CLO Secured Note – Class D (8.40% due 4/24/29)	10/04/18	3,600,000	3,591,341	1,913,760	3.54%
Canyon CLO 2019-1, Ltd.	CLO Secured Note – Class E (8.51% due 4/15/32)	08/16/19	3,000,000	2,915,302	1,678,200	3.10%
Carlyle US CLO 2018-1, Ltd.	CLO Secured Note – Class D (7.57% due 4/20/31)	10/04/18	550,000	548,356	284,955	0.53%
Carlyle US CLO 2018-2, Ltd.	CLO Secured Note – Class D (7.08% due 10/15/31)	10/04/18	3,900,000	3,776,779	1,759,290	3.25%
Carlyle US CLO 2019-1, Ltd.	CLO Secured Note – Class D (8.52% due 4/20/31)	08/19/19	2,100,000	2,047,422	1,202,040	2.22%
CIFC Funding 2015-I, Ltd.	CLO Secured Note – Class E-RR (7.80% due 1/22/31)	10/04/18	2,600,000	2,557,058	1,296,620	2.40%
CIFC Funding 2018-II, Ltd.	CLO Secured Note – Class D (7.67% due 4/20/31)	10/04/18	950,000	934,289	546,345	1.01%
CIFC Funding 2018-IV, Ltd.	CLO Secured Note – Class E (9.54% due 10/17/31)	05/22/19	2,000,000	1,844,006	925,400	1.71%
CIFC Funding 2019-III, Ltd.	CLO Secured Note – Class D (8.64% due 7/16/32)	05/14/19	2,717,000	2,634,481	1,499,241	2.77%
CIFC Funding 2019-V, Ltd.	CLO Secured Note – Class D (8.98% due 10/15/32)	08/09/19	5,500,000	5,393,544	3,146,550	5.82%
CIFC Funding 2019-VI, Ltd.	CLO Secured Note – Class E (9.31% due 1/16/33)	12/02/19	3,050,000	2,959,901	1,695,495	3.13%
Cook Park CLO, Ltd.	CLO Secured Note – Class E (7.24% due 4/17/30)	10/04/18	1,000,000	982,844	597,400	1.10%
Dryden 37 Senior Loan Fund, Ltd.	CLO Secured Note – Class E-R (6.98% due 1/15/31)	10/04/18	500,000	482,088	260,400	0.48%
First Eagle BSL CLO 2019-1 Ltd.	CLO Secured Note – Class D (9.57% due 1/20/33)	12/17/19	3,100,000	2,883,587	1,678,650	3.10%
LCM XVIII, L.P.	CLO Secured Note – Class E-R (7.77% due 4/20/31)	10/04/18	600,000	598,258	292,980	0.54%
Madison Park Funding XXVII, Ltd.	CLO Secured Note – Class D (6.82% due 4/20/30)	10/04/18	1,250,000	1,160,992	696,000	1.29%
Madison Park Funding XLII, Ltd.	CLO Secured Note – Class E (7.86% due 11/21/30)	08/15/19	1,400,000	1,333,634	818,160	1.51%
Marathon CLO IX, Ltd.	CLO Secured Note – Class D (7.88% due 4/15/29)	10/04/18	4,050,000	3,994,909	1,721,250	3.18%
Marathon CLO XIII, Ltd.	CLO Secured Note – Class D (8.81% due 4/15/32)	06/04/19	3,500,000	3,332,353	1,549,100	2.86%
MidOcean Credit CLO X	CLO Secured Note – Class E (9.25% due 10/23/32)	01/08/20	4,000,000	3,986,091	1,831,200	3.38%
OCP CLO 2019-17, Ltd.	CLO Secured Note – Class E (8.48% due 7/20/32)	10/25/19	3,000,000	2,787,618	1,636,200	3.02%
Octagon Investment Partners 37, Ltd.	CLO Secured Note – Class D (7.19% due 7/25/30)	10/04/18	1,200,000	1,175,110	642,240	1.19%
Octagon Investment Partners 38, Ltd.	CLO Secured Note – Class D (7.52% due 7/20/30)	10/04/18	3,300,000	3,232,031	1,805,430	3.34%
Octagon Investment Partners 39, Ltd.	CLO Secured Note – Class E (7.57% due 10/20/30)	10/24/18	950,000	942,218	517,940	0.96%
Octagon Investment Partners 41, Ltd.	CLO Secured Note – Class E (8.73% due 4/15/31)	07/18/19	5,012,500	4,959,788	2,559,884	4.73%
Octagon Investment Partners 42, Ltd.	CLO Secured Note – Class E (8.45% due 4/15/31)	12/05/19	950,000	927,119	549,005	1.01%
OZLM XXI, Ltd.	CLO Secured Note – Class D (7.36% due 1/20/31)	10/04/18	4,150,000	4,049,670	1,992,000	3.68%
Palmer Square CLO 2018-1, Ltd.	CLO Secured Note – Class D (6.97% due 4/18/31)	05/30/19	570,000	530,879	314,583	0.58%
Rockford Tower CLO 2018-2, Ltd.	CLO Secured Note – Class E (7.82% due 10/20/31)	10/04/18	4,275,000	4,168,116	2,485,913	4.60%
TICP CLO IX, Ltd.	CLO Secured Note – Class E (7.42% due 1/20/31)	08/22/19	2,500,000	2,324,681	1,450,000	2.68%
Vibrant CLO VI, Ltd.	CLO Secured Note – Class E (6.87% due 6/20/29)	10/04/18	4,100,000	4,031,973	1,733,890	3.20%
Vibrant CLO VIII, Ltd.	CLO Secured Note – Class D (7.57% due 1/20/31)	10/04/18	1,750,000	1,697,582	808,150	1.49%
York CLO-2 Ltd.	CLO Secured Note – Class E-R (7.45% due 1/22/31)	05/16/19	1,605,000	1,510,329	898,479	1.66%
				90,125,553	48,516,508	89.66%
CLO Equity(7)(8)
United States
CIFC Funding 2019-VI, Ltd.	CLO Subordinated Note (18.56% due 1/16/33)	12/02/19	6,000,000	4,980,000	3,537,403	6.54%
Madison Park Funding XXXVII, Ltd.	CLO Subordinated Note (18.57% due 7/15/49)	03/11/20	4,000,000	3,240,000	2,452,670	4.53%
Marathon CLO XIII, Ltd.	CLO Subordinated Note (14.86% due 4/15/32)	06/04/19	5,300,000	4,720,661	1,080,834	2.00%
Octagon Investment Partners 37, Ltd.	CLO Subordinated Note (18.21% due 7/25/30)	01/31/20	2,125,000	1,608,625	1,020,670	1.89%
Octagon Investment Partners 43, Ltd.	CLO Income Note (15.65% due 10/25/32)	08/02/19	5,750,000	4,968,575	2,865,541	5.30%
Venture 37 CLO, Limited	CLO Subordinated Note (18.74% due 7/15/32)	05/21/19	5,200,000	4,478,593	2,072,961	3.83%
				23,996,454	13,030,079	24.09%
Total investments, at fair value as of March 31, 2020				$114,122,007	$61,546,587	113.75%
Other net assets above (below) fair value of investments					(7,446,648)
Net assets as of March 31, 2020					$54,099,939
See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Schedule of Investments  – (continued)
As of March 31, 2020
(expressed in U.S. dollars)
(Unaudited)

(1)
The Company is not affiliated with, nor does it “control” (as such term is defined in the Investment Company Act of 1940 (the “1940 Act”)), any of the issuers listed. In general, under the 1940 Act, we would be presumed to “control” an issuer if we owned 25% or more of its voting securities.

(2)
All investments are restricted and categorized as structured finance securities.

(3)
Pursuant to the terms of the credit facility agreement (Note 8), a security interest in favor of the lender has been granted with respect to all investments.

(4)
Acquisition date represents the initial purchase date or the date when the investment was contributed to the Company (Note 1).

(5)
Fair value is determined in good faith in accordance with the Company’s valuation policy and is approved by the Company’s Board of Directors.

(6)
CLO debt positions reflect the coupon rates as of March 31, 2020.

(7)
The fair value of CLO equity investments were determined using significant, unobservable inputs (Note 3).

(8)
CLO income and subordinated notes are considered CLO equity positions. CLO equity positions are entitled to recurring distributions which are generally equal to the remaining cash flow of payments made by underlying assets less contractual payments to debt holders and fund expenses. The effective yield is estimated based upon the current projection of the amount and timing of these recurring distributions in addition to the estimated amount of terminal principal payment. It is the Company’s policy to update the effective yield for each CLO equity position held within the Company’s portfolio at the initiation of each investment and each subsequent quarter thereafter. The estimated yield and investment cost may ultimately not be realized. As of March 31, 2020, the Company’s weighted average effective yield on its aggregate CLO equity positions, based on current amortized cost, was 17.24%.

See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Statement of Operations
For the three months ended March 31, 2020
(expressed in U.S. dollars)
(Unaudited)
INVESTMENT INCOME
Interest income	$3,507,342
Total Investment Income	3,507,342
EXPENSES
Management fee	368,764
Interest expense on credit facility	221,027
Administration fees	112,439
Professional fees	109,029
Directors’ fees	63,750
Other expenses	56,974
Amortization of deferred financing costs	14,768
Tax expense(1)	(19,013)
Total Expenses	927,738
NET INVESTMENT INCOME	2,579,604
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on investments	(14,953,670)
Net change in unrealized appreciation (depreciation) on investments	(47,540,311)
NET REALIZED AND UNREALIZED GAIN (LOSS)	(62,493,981)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(59,914,377)

(1)
Tax expense consists of $15,000 of estimated Delaware franchise tax for the 2020 tax year and an offsetting credit of $34,013 for the Delaware franchise tax related to the 2019 tax year (Note 2).

See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Statements of Changes in Net Assets
(expressed in U.S. dollars except share amounts)
(Unaudited)
	For the three months ended March 31, 2020	For the year ended December 31, 2019
Net increase (decrease) in net assets resulting from operations:
Net investment income	$2,579,604	$6,496,413
Net realized gain (loss) on investments	(14,953,670)	(458,946)
Net change in unrealized appreciation (depreciation) on investments	(47,540,311)	1,395,293
Total net increase (decrease) in net assets resulting from operations	(59,914,377)	7,432,760
Common stock distributions paid to stockholders:
Total earnings distributed	(2,394,067)	(4,123,118)
Common stock distributions from tax return of capital	—	—
Total common stock distributions paid to stockholders	(2,394,067)	(4,123,118)
Capital share transactions:
Issuance of shares of common stock pursuant to private placement (Note 5)	—	16,935,451
Paid-in capital contribution by affiliates of the Adviser pursuant to private placement (Note 5)	—	897,481
Issuance of shares of common stock pursuant to initial public offering, net of $750,000 offering expenses (Note 5)	—	26,342,447
Total capital share transactions	—	44,175,379
Total increase (decrease) in net assets	(62,308,444)	47,485,021
Net assets at beginning of period	116,408,383	68,923,362
Net assets at end of period	$54,099,939	$116,408,383
Capital share activity:
Shares of common stock issued pursuant to private placement	—	886,563
Shares of common stock issued pursuant to initial public offering	—	1,362,114
Total increase (decrease) in capital share activity	—	2,248,677
See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Statement of Cash Flows
For the three months ended March 31, 2020
(expressed in U.S. dollars)
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net increase (decrease) in net assets resulting from operations	$(59,914,377)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(23,191,268)
Proceeds from sales of investments and repayments of principal	21,205,856
Net realized (gain) loss on investments	14,953,670
Net change in unrealized (appreciation) depreciation on investments	47,540,311
Net amortization (accretion) of premiums or discounts on CLO debt securities	(57,040)
Amortization of deferred financing costs	14,768
Changes in assets and liabilities:
Interest receivable	(107,789)
Prepaid expenses	(6,848)
Management fee payable	(3,077)
Administration fees payable	15,645
Directors’ fees payable	(29,815)
Due to affiliates	58,416
Tax expense payable	(133,926)
Interest expense on credit facility payable	118,081
Other expenses payable	6,251
Net cash provided by (used in) operating activities	468,858
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under credit facility	21,640,000
Repayments under credit facility	(19,890,500)
Payment for deferred financing costs	—
Common stock distributions paid to stockholders	(2,394,067)
Net cash provided by (used in) financing activities	(644,567)
NET INCREASE (DECREASE) IN CASH	(175,709)
CASH, BEGINNING OF PERIOD	196,487
CASH, END OF PERIOD	$20,778
Supplemental disclosures:
Cash paid for franchise taxes	$21,441
Cash paid for excise taxes	$93,472

(1)
Proceeds from sales or maturity of investments includes $270,574 of return of capital on portfolio investments from recurring cash flows.

See accompanying notes to the financials statements

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
1. ORGANIZATION
Eagle Point Income Company Inc. (the “Company”) is an externally managed, non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company’s primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. The Company seeks to achieve its investment objectives by investing primarily in junior debt tranches of collateralized loan obligations, or “CLOs,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. The Company primarily focuses on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s Investors Service, Inc., or “Moody’s,” Standard & Poor’s, or “S&P,” or Fitch Ratings, Inc., or “Fitch,” and/or other applicable nationally recognized statistical rating organizations. The Company may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, the Company may invest up to 20% of its total assets (at the time of investment) in unrated CLO equity securities (primarily via minority ownership positions) and related securities and instruments. The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EIC”.
The Company was initially formed on September 28, 2018 as EP Income Company LLC, a Delaware limited liability company. The Company commenced operations on October 4, 2018, the date Eagle Point Income Management LLC (the “Adviser”) contributed $100,000 in exchange for 100 units of the Company and Cavello Bay Reinsurance Limited (“Cavello Bay” and collectively with the Adviser, the “Members”) contributed to the Company, at fair value, the entire portfolio of BB-rated CLO debt it held in a separately managed account managed by an affiliate of the Adviser, totaling $75,051,650, inclusive of accrued interest of $1,371,697, in exchange for 75,051.65 units of the Company. Cavello Bay is a subsidiary of Enstar Group Limited, or “Enstar.”
On October 16, 2018, the Company converted from a Delaware limited liability company into a Delaware corporation (the “Conversion”). At the time of the Conversion, the Members became stockholders of Eagle Point Income Company Inc. In connection with the Conversion, the Members converted 75,151.65 units of the Delaware limited liability company into shares of common stock in the Delaware corporation at $20 per share, resulting in 3,769,596 shares and an effective conversion rate of approximately 50.15985069 per unit.
On July 23, 2019, the Company priced its initial public offering (the “IPO”) and sold an additional 1,200,000 shares of its common stock at a public offering price of $19.89 per share. On July 24, 2019, the Company’s shares began trading on the NYSE. On August 2, 2019, the Company sold an additional 162,114 shares pursuant to the exercise by the underwriters of the over-allotment option granted to them in connection with the IPO at a public offering price of $19.89 per share.
See Note 5 “Common Stock” for further discussion relating to the Conversion and IPO.
On October 3, 2018, the Company entered into a custody agreement with Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which the Company’s portfolio of securities are held by Wells Fargo.
The Company intends to operate so as to qualify to be taxed as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes.
The Adviser is the investment adviser of the Company and manages the investments of the Company subject to the supervision of the Company’s Board of Directors (the “Board”). The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. Eagle Point Administration LLC, an affiliate of the Adviser, is the administrator of the Company (the “Administrator”).

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The Company is considered an investment company under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services — Investment Companies. Items included in the financial statements are measured and presented in United States dollars.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the reported amounts included in the financial statements and accompanying notes as of the reporting date. Actual results may differ from those estimates.
Cash and Cash Equivalents
The Company has defined cash and cash equivalents as cash and short-term, highly liquid investments with original maturities of three months or less from the date of purchase. The Company maintains its cash in a bank account which, at times, may exceed federal insured limits. The Adviser monitors the performance of the financial institution where the account is held in order to manage any risk associated with such account. No cash equivalent balances were held as of March 31, 2020.
Valuation of Investments
The most significant estimate inherent in the preparation of the financial statements is the valuation of investments. In the absence of readily determinable fair values, fair value of the Company’s investments is determined in accordance with the Company’s valuation policy. Due to the uncertainty of valuation, this estimate may differ significantly from the value that would have been used had a ready market for the investments existed, and the differences could be material.
There is no single method for determining fair value in good faith. As a result, determining fair value requires judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments held by the Company.
The Company accounts for its investments in accordance with U.S. GAAP, and fair values its investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Investments are reflected in the financial statements at fair value. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price). The Company’s fair valuation process is reviewed and approved by the Board.
The fair value hierarchy prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace (including the existence and transparency of transactions between market participants). Investments with readily available actively quoted prices, or for which fair value can be measured from actively quoted prices in an orderly market, will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
•
Level I — Observable, quoted prices for identical investments in active markets as of the reporting date.

•
Level II — Quoted prices for similar investments in active markets or quoted prices for identical investments in markets that are not active as of the reporting date.

•
Level III — Pricing inputs are unobservable for the investment and little, if any, active market exists as of the reporting date. Fair value inputs require significant judgment or estimation from the Adviser.

In certain cases, inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input significant to that fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the investment.
Investments for which observable, quoted prices in active markets do not exist are reported at fair value based on Level III inputs. The amount determined to be fair value may incorporate the Adviser’s own assumptions (including assumptions the Adviser believes market participants would use in valuing investments and assumptions relating to appropriate risk adjustments for nonperformance and lack of marketability), as provided for in the Company’s valuation policy and accepted by the Board.
An estimate of fair value is made for each investment at least monthly taking into account information available as of the reporting date. For financial reporting purposes, valuations are determined by the Board on a quarterly basis.
See Note 3 “Investments” for further discussion relating to the Company’s investments.
In valuing the Company’s investments in CLO debt and CLO equity, the Adviser considers a variety of relevant factors, including price indications from multiple dealers, or as applicable, a third-party pricing service, recent trading prices for specific investments, recent purchases and sales known to the Adviser in similar securities and output from a third-party financial model. The third-party financial model contains detailed information on the characteristics of CLOs, including recent information about assets and liabilities, and is used to project future cash flows. Key inputs to the model, including assumptions for future loan default rates, recovery rates, prepayment rates, reinvestment rates and discount rates are determined by considering both observable and third-party market data and prevailing general market assumptions and conventions as well as those of the Adviser.
The Company engages a third-party independent valuation firm as an input to the Company’s valuation of the fair value of its investments in CLO equity. The valuation firm’s advice is only one factor considered in the valuation of such investments, and the Board does not rely solely on such advice in determining the fair value of the Company’s investments in accordance with the 1940 Act.
Securities Transactions
The Company records the purchases and sales of securities on trade date. Realized gains and losses on investments sold are recorded on the basis of the specific identification method.
Investment Income Recognition
Interest income from investments in CLO debt is recorded using the accrual basis of accounting. Interest income from CLO debt positions is expected to be received in cash. Amortization of premium or accretion of discount is recognized using the effective interest method. The Company applied the provisions of Accounting

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
Standards Update No. 2017-08 Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) in calculating amortization of premium for purchased CLO debt securities.
CLO equity investments recognize investment income for U.S. GAAP purposes on the accrual basis utilizing an effective interest methodology based upon an effective yield to maturity utilizing projected cash flows. ASC Topic 325-40 Beneficial Interests in Securitized Financial Assets requires investment income from CLO equity investments to be recognized under the effective interest method, with any difference between cash distributed and the amount calculated pursuant to the effective interest method being recorded as an adjustment to the cost basis of the investment. It is the Company’s policy to update the effective yield for each CLO equity position held within the Company’s portfolio at the initiation of each investment and each subsequent quarter thereafter.
Expense Recognition
Expenses are recorded on the accrual basis of accounting.
Interest Expense
Interest expense includes the amounts due under the Credit Facility (as defined in Note 8 “Revolving Credit Facility”) in relation to the outstanding borrowings and unused commitment fees. Interest expense is recorded as an expense on the Statement of Operations. Please refer to Note 8 “Revolving Credit Facility” for further discussion on the interest expense.
Prepaid Expenses
Prepaid expenses consist of insurance premiums, filing fees, shelf registration expenses and at-the-market (“ATM”) program expenses. Insurance premiums are amortized over the term of the current policy. Shelf registration expenses and ATM program expenses represent fees and expenses incurred in connection with maintaining the Company’s shelf registration and ATM program that have not been allocated to date.
Organizational Expenses
Organizational expenses, when incurred, are reflected on the statement of operations in accordance with guidance noted in FASB ASC Topic 720-15-25 Other Expenses — Start Up Costs — Recognition.
Offering Expenses
Offering expenses associated with the successful sale of shares of common stock are charged to paid-in capital at the time the shares are sold in accordance with guidance noted in FASB ASC Topic 946-20-25-5 Investment Companies — Investment Company Activities — Recognition during the period incurred. Please refer to Note 5 “Common Stock” for further discussion on offering expenses.
Payments by Affiliates
Contributions made by affiliates of the Adviser are reflected within paid-in capital and accounted for as payments by affiliates, which follows the guidance noted in FASB ASC Topic 946-20-25 Investment Companies — Investment Company Activities — Recognition. Please refer to Note 5 “Common Stock” for further discussion relating to payments by affiliates.
Deferred Financing Costs
Deferred financing costs consist of fees and expenses incurred in connection with the Credit Facility. Deferred financing costs are capitalized and amortized over the term of the Credit Facility, and are reflected

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
in Borrowings under the credit facility on the Statement of Asset and Liabilities. Amortization of deferred financing costs is recorded as an expense on the Statement of Operations on a straight-line basis, which approximates the effective interest method.
Federal and Other Taxes
The Company intends to continue to operate so as to qualify to be taxed as a RIC under subchapter M of the Code and, as such, to not be subject to federal income tax on the portion of its taxable income and gains distributed to stockholders. To qualify for RIC tax treatment, among other requirements, the Company is required to distribute at least 90% of its investment company taxable income, as defined by the Code.
Because U.S. federal income tax regulations differ from U.S. GAAP, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Differences may be permanent or temporary. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future. Differences in classification may also result from the treatment of short-term gains as ordinary income for federal income tax purposes.
As of March 31, 2020, the federal income tax cost and net unrealized depreciation on securities were as follows:
Cost for federal income tax purposes	$114,681,640
Gross unrealized appreciation	—
Gross unrealized depreciation	(53,135,053)
Net unrealized depreciation	$(53,135,053)
For the three months ended March 31, 2020 the Company incurred $15,000 in Delaware franchise tax expense related to the 2020 tax year end, and applied an offsetting credit of $34,013 related to Delaware franchise tax for the 2019 tax year end, resulting in an increase to net income of $19,013.
Distributions
The composition of distributions paid to common stockholders from net investment income and capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from U.S. GAAP. Distributions to common stockholders are comprised of net investment income, realized gains or losses and return of capital for either U.S. federal income tax or U.S. GAAP purposes and are intended to be paid monthly. Distributions payable to common stockholders are recorded as a liability on record date and, unless a common stockholder opts out of the Company’s dividend reinvestment plan (the “DRIP”), are automatically reinvested in full shares of the Company as of the payment date, pursuant to the DRIP. The Company’s common stockholders who opt-out of participation in the DRIP (including those common stockholders whose shares are held through a broker who has opted out of participation in the DRIP) will receive all distributions in cash.
In addition to regular distributions, and subject to available taxable earnings of the Company, the Company may make periodic special distributions. A special distribution represents the excess of the Company’s net taxable income over the Company’s aggregate regular distributions paid during the year.
For the three months ended March 31, 2020, the Company declared and paid distributions on common stock of $2,394,067 or $0.3978 per share.

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
The characterization of distributions paid to stockholders, as set forth in the Financial Highlights, reflect estimates made by the Company for federal income tax purposes. Such estimates are subject to change once the final determination of the source of all distributions has been made by the Company.
3. INVESTMENTS
Fair Value Measurement
The following tables summarize the valuation of the Company’s investments measured and reported at fair value under the fair value hierarchy levels described in Note 2 “Summary of Significant Accounting Policies” as of March 31, 2020:
Fair Value Measurement
	Level I	Level II	Level III	Total
Assets
CLO Debt	$—	$48,516,508	$—	$48,516,508
CLO Equity	$—	$—	$13,030,079	$13,030,079
Total Investments, at Fair Value	$—	$48,516,508	$13,030,079	$61,546,587
The changes in investments classified as Level III are as follows for the three months ended March 31, 2020:
CLO Equity
Beginning Balance at January 1, 2020	$16,967,809
Purchases of investments	4,848,625
Proceeds from sales or maturity of investments	(270,574)
Net realized gains (losses) and net change in unrealized appreciation (depreciation)	(8,515,781)
Balance as of March 31, 2020	$13,030,079
Change in unrealized appreciation (depreciation) on investments still held as of March 31, 2020	$(8,515,781)
The net realized gains (losses) recorded for Level III investments, if any, are reported in the net realized gain (loss) on investments balance in the Statement of Operations. Net changes in unrealized appreciation (depreciation) are reported in the net change in unrealized appreciation (depreciation) on investments balance in the Statement of Operations.
The change in unrealized depreciation on Level III investments still held as of March 31, 2020 was $(8,515,781).
Valuation of CLO Debt
The Company’s investments in CLO debt have been valued using an independent pricing service. The valuation methodology of the independent pricing service includes incorporating data comprised of observable market transactions, executable bids, broker quotes from dealers with two sided markets, as well as transaction activity from comparable securities to those being valued. As the independent pricing service

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
3. INVESTMENTS – (continued)
contemplates real time market data and no unobservable inputs or significant judgement has been used by the Adviser in the valuation of the Company’s investment in CLO debt, such positions are considered Level II assets.
Valuation of CLO Equity
The Adviser gathers price indications from dealers, if available, as part of its valuation process as an input to estimate fair value of each CLO equity investment. Dealer price indications are not firm bids and may not be representative of the actual value where trades can be consummated. In addition, the Adviser utilizes the output of a third-party financial model to estimate the fair value of CLO equity investments. The model contains detailed information on the characteristics of each CLO, including recent information about assets and liabilities from data sources such as trustee reports, and is used to project future cash flows to the CLO note tranches, as well as management fees.
The following table summarizes the quantitative inputs and assumptions used for investments categorized as Level III of the fair value hierarchy as of March 31, 2020. In addition to the techniques and inputs noted in the table below, the Adviser may use other valuation techniques and methodologies when determining the Company’s fair value measurements as provided for in the valuation policy approved by the Board. The table below is not intended to be all-inclusive, but rather provides information on the significant Level III inputs as they relate to the Company’s fair value measurements as of March 31, 2020. Unobservable inputs and assumptions are periodically reviewed and updated as necessary to ensure they reflect current market conditions.
Quantitative Information about Level III Fair Value Measurements
Assets	Fair Value as of March 31, 2020	Valuation Techniques/Methodologies	Unobservable Inputs	Range / Weighted Average
CLO Equity	$13,030,079	Discounted Cash Flows	Constant Default Rate	0.00% – 2.50%
			Constant Prepayment Rate	10.00% – 25.00%
			Reinvestment Spread	3.45% – 3.88% / 3.61%
			Reinvestment Price	90.00% – 99.00%
			Recovery Rate	67.74% – 69.56% / 69.01%
			Expected Yield	28.79% – 89.86% / 37.67%
Increases (decreases) in the constant default rate, reinvestment price and expected yield in isolation would result in a lower (higher) fair value measurement. Increases (decreases) in the reinvestment spread and recovery rate in isolation would result in a higher (lower) fair value measurement. Changes in the constant prepayment rate may result in a higher (lower) fair value, depending on the circumstances. Generally, a change in the assumption used for the constant default rate may be accompanied by a directionally opposite change in the assumption used for the constant prepayment rate and recovery rate.
The Adviser categorizes CLO equity as Level III investments. Certain pricing inputs may be unobservable. An active market may exist, but not necessarily for CLO equity investments the Company holds as of the reporting date. Additionally, unadjusted dealer quotes, when obtained for valuation purposes, are indicative.
Investment Risk Factors and Concentration of Investments
The following list is not intended to be a comprehensive list of all of the potential risks associated with the Company. The Company’s prospectus provides a detailed discussion of the Company’s risks and considerations. The risks described in the prospectus are not the only risks the Company faces. Additional

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
3. INVESTMENTS – (continued)
risks and uncertainties not currently known to the Company or that are currently deemed to be immaterial also may materially and adversely affect its business, financial condition and/or operating results.
Global Economic Risks
Terrorist acts, acts of war, natural disasters, outbreaks or pandemics may disrupt the Company’s operations, as well as the operations of the businesses in which it invests. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. For example, many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, SARS and the COVID-19. In December 2019, an initial outbreak of COVID-19 was reported in Hubei, China. Since then, a large and growing number of cases have been confirmed around the world, which has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, border closures and other travel restrictions, causing social unrest and commercial disruption on a global scale. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic.
Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. The ongoing COVID-19 pandemic has magnified these risks and has had, and will continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment are increasingly impacted by the outbreak and government and other measures seeking to contain its spread. The effects of the COVID-19 pandemic have contributed to increased volatility in global financial markets and likely will affect certain countries, regions, companies, industries and market sectors more dramatically than others. The COVID-19 pandemic has had, and any other outbreak of an infectious disease or serious environmental or public health concern could have, a significant negative impact on economic and market conditions, could exacerbate pre-existing political, social and economic risks in certain countries or regions and could trigger a prolonged period of global economic slowdown, which may impact the Company and its investments. It is not known how long the impact of the COVID-19 pandemic will, or future impacts of other significant events would, last or the severity thereof. To the extent the Company’s underlying investments are overweight in certain countries, regions, companies, industries or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors.
Concentration Risk
The Company is classified as “non-diversified” under the 1940 Act. As a result, the Company can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Company may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.
Liquidity Risk
The securities issued by CLOs generally offer less liquidity than below investment grade or high-yield corporate debt, and are subject to certain transfer restrictions imposed on certain financial instruments and other eligibility requirements on prospective transferees. Other investments the Company may purchase through privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer. As a result of this illiquidity, the Company’s ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent the Company from making sales to mitigate losses on such investments.

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
3. INVESTMENTS – (continued)
Risks of Investing in CLOs
The Company’s investments consist primarily of CLO securities and the Company may invest in other related structured finance securities. CLOs and structured finance securities are generally backed by an asset or a pool of assets (typically senior secured loans and other credit-related assets in the case of a CLO) which serve as collateral. The Company and other investors in CLO and related structured finance securities ultimately bear the credit risk of the underlying collateral. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. Therefore, CLO and other structured finance securities may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLO and other structured finance securities. In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including, but not limited to: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) the fact that investments in CLO junior debt and equity tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Interest Rate Risk
The fair value of certain investments held by the Company may be significantly affected by changes in interest rates. Although senior secured loans are generally floating rate instruments, the Company’s investments in senior secured loans through junior debt and equity tranches of CLOs are sensitive to interest rate levels and volatility. Although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses which may adversely affect the Company’s cash flow, fair value of its assets and operating results. In the event that the Company’s interest expense were to increase relative to income, or sufficient financing became unavailable, return on investments and cash available for distribution to stockholders or to make other payments on the Company’s securities would be reduced.
LIBOR Risk
The CLO equity and debt securities in which the Company invests and earns interest at, and CLOs in which it invests typically obtain financing at a floating rate based on LIBOR.
On July 27, 2017, the FCA announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021 (the “FCA Announcement”). The FCA Announcement indicates that the continuation of LIBOR on the current basis (or at all) cannot and will not be guaranteed after 2021 and that planning a transition to alternative reference rates that are based firmly on transactions, such as reformed Sterling Over Night Index Average (“SONIA”) must begin. Furthermore, in the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the Alternative Reference Rates Committee (“ARRC”) of the Federal Reserve Board and the Federal Reserve Bank of New York. On June 22, 2017, the ARRC identified the Secured Overnight Financing Rate (“SOFR”), a broad U.S. treasuries repo financing rate to be published by the Federal Reserve Bank of New York, as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. The first publication of SOFR was released in April 2018. Although there have been certain

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
3. INVESTMENTS – (continued)
issuances utilizing SONIA and SOFR, it remains in question whether or not these alternative reference rates will attain market acceptance as replacements for LIBOR.
At this time, it is not possible to predict the effect of the FCA Announcement or other regulatory changes or announcements, the establishment of SOFR, SONIA or any other alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom, the United States or elsewhere. As such, the potential effect of any such event on the Company’s net investment income cannot yet be determined.
As LIBOR is currently being reformed, investors should be aware that: (a) any changes to LIBOR could affect the level of the published rate, including to cause it to be lower and/or more volatile than it would otherwise be; (b) if the applicable rate of interest on any CLO security is calculated with reference to a tenor which is discontinued, such rate of interest will then be determined by the provisions of the affected CLO security, which may include determination by the relevant calculation agent in its discretion; (c) the administrator of LIBOR will not have any involvement in the CLOs or loans and may take any actions in respect of LIBOR without regard to the effect of such actions on the CLOs or loans; and (d) any uncertainty in the value of LIBOR or, the development of a widespread market view that LIBOR has been manipulated or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the liquidity of the securities in the secondary market and their market value. Any of the above or any other significant change to the setting of LIBOR could have a material adverse effect on the value of, and the amount payable under, (i) any underlying asset of the CLO which pay interest linked to a LIBOR rate and (ii) the CLO securities in which the Company invest.
If LIBOR is eliminated as a benchmark rate, it is uncertain whether broad replacement conventions in the CLO markets will develop and, if conventions develop, what those conventions will be and whether they will create adverse consequences for the issuer or the holders of CLO securities. If no replacement conventions develop, it is uncertain what effect broadly divergent interest rate calculation methodologies in the markets will have on the price and liquidity of CLO securities and the ability of the collateral manager to effectively mitigate interest rate risks. While the issuers and the trustee of a CLO may enter into a reference rate amendment or the collateral manager may designate a designated reference rate, in each case, subject to the conditions described in a CLO indenture, there can be no assurance that a change to any alternative benchmark rate (a) will be adopted, (b) will effectively mitigate interest rate risks or result in an equivalent methodology for determining the interest rates on the floating rate instrument, (c) will be adopted prior to any date on which the issuer suffers adverse consequences from the elimination or modification or potential elimination or modification of LIBOR or (d) will not have a material adverse effect on the holders of the CLO securities.
Low Interest Rate Environment
As of the date of the financial statements interest rates in the United States are at historic lows, which increases the Company’s exposure to risks associated with rising interest rates, including the potential for periods of volatility. The senior secured loans underlying the CLOs in which the Company invests typically have floating interest rates. A rising interest rate environment may increase loan defaults, resulting in losses for the CLOs in which the Company invests. In addition, increasing interest rates may lead to higher prepayment rates, as corporate borrowers look to avoid escalating interest payments or refinance floating rate loans. Further, a general rise in interest rates will increase the financing costs of the CLOs. However, since many of the senior secured loans within these CLOs have LIBOR floors, if LIBOR is below the average LIBOR floor, there may not be corresponding increases in investment income, which could result in the CLO not having adequate cash to make interest or other payments on the securities which the Company holds.
Leverage Risk
The Company may incur leverage through the Credit Facility, and the Company may incur additional leverage, directly or indirectly, through one or more special purpose vehicles, including indebtedness for

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
3. INVESTMENTS – (continued)
borrowed money and leverage in the form of derivative transactions, shares of preferred stock and other structures and instruments, in significant amounts and on terms the Adviser and the Board deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of the Company’s investments, to pay fees and expenses and for other purposes. Any such leverage does not include embedded or inherent leverage in CLO structures in which the Company invests or in derivative instruments in which the Company may invest. Accordingly, there may be a layering of leverage in overall structure. The more leverage is employed, the more likely a substantial change will occur in the Company’s net asset value (“NAV”). For instance, any decrease in the Company’s income would cause net income to decline more sharply than it would have had the Company not borrowed. In addition, any event adversely affecting the value of an investment would be magnified to the extent leverage is utilized.
Highly Subordinated and Leveraged Securities Risk
The Company’s portfolio includes junior debt and equity investments in CLOs, which involve a number of significant risks. CLOs are typically very highly leveraged (with CLO equity securities typically being leveraged nine to thirteen times), and therefore the junior debt and equity tranches in which the Company invests are subject to a higher degree of risk of total loss. In particular, investors in CLO securities indirectly bear risks of the collateral held by such CLOs. The Company generally has the right to receive payments only from the CLOs, and generally does not have direct rights against the underlying borrowers or the entity that sponsored the CLO.
Credit Risk
If a CLO in which the Company invests, an underlying asset of any such CLO or any other type of credit investment in the Company’s portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status either or both the Company’s income and NAV may be adversely impacted. Non-payment would result in a reduction of the Company’s income, a reduction in the value of the applicable CLO security or other credit investment experiencing non-payment and, potentially, a decrease in the Company’s NAV. To the extent the credit rating assigned to a security in the Company’s portfolio is downgraded, the market price and liquidity of such security may be adversely affected. In addition, if a CLO in which the Company invests triggers an event of default as a result of failing to make payments when due or for other reasons, the CLO would be subject to the possibility of liquidation, which could result in full loss of value to the CLO junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in those circumstances.
Low Or Unrated Debt Securities Risks
The Company invests primarily in securities that are rated below investment grade or, in the case of CLO equity securities, are not rated by a national securities rating service. The primary assets underlying the CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans, high yield bonds, emerging market loans or bonds and structured finance securities with underlying exposure to CDO tranches, residential mortgage backed securities, commercial mortgage backed securities, trust preferred securities and other types of securitizations. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, the Company may obtain direct exposure to such financial assets/instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as “high yield” or “junk.” High-yield debt securities have greater credit and liquidity risk than investment grade obligations. High-yield debt securities are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
3. INVESTMENTS – (continued)
or in general economic conditions or both may impair the ability of the issuer thereof to make payments of principal or interest.
4. RELATED PARTY TRANSACTIONS
Investment Adviser
On October 5, 2018, the Company entered into an investment advisory agreement with the Adviser (the “Advisory Agreement”). Pursuant to the terms of the Advisory Agreement, the Company pays the Adviser, for its services, a management fee equal to an annual rate of 1.25% of the Company’s “Managed Assets”. Managed Assets are defined as the Company’s total assets (including assets attributable to the Company’s use of leverage) minus the sum of the Company’s accrued liabilities (other than liabilities incurred for the purpose of creating leverage). The management fee is calculated monthly and payable quarterly in arrears based on the Company’s Managed Assets at the end of each calendar month. For the three months ended March 31, 2020, the Company was charged a management fee of $368,764, all of which was payable as of March 31, 2020.
Administrator
Effective October 5, 2018, the Company entered into an administration agreement (the “Administration Agreement”) with the Administrator, an affiliate of the Adviser. Pursuant to the Administration Agreement, the Administrator performs, or arranges for the performance of, the Company’s required administrative services, which include being responsible for the financial records which the Company is required to maintain and preparing reports which are disseminated to the Company’s stockholders. In addition, the Administrator provides the Company with accounting services, assists the Company in determining and publishing its net asset value, oversees the preparation and filing of the Company’s tax returns, monitors the Company’s compliance with tax laws and regulations, and prepares and assists the Company with any financial statement audits by an independent public accounting firm. The Administrator is also responsible for printing and disseminating reports to the Company’s stockholders and maintaining the Company’s website, providing support to investor relations, generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others, and providing such other administrative services as the Company may from time to time designate.
Payments under the Administration Agreement are equal to an amount based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the compensation of the Company’s chief compliance officer, chief financial officer, chief operating officer and the Company’s allocable portion of the compensation of any related support staff. The Company’s allocable portion of such compensation is based on an allocation of the time spent on the Company relative to other matters. To the extent the Administrator outsources any of its functions, the Company pays the fees on a direct basis, without profit to the Administrator. Certain accounting and other administrative services have been delegated by the Administrator to SS&C Technologies, Inc. (“SS&C”). The Administration Agreement may be terminated by the Company without penalty upon not less than sixty days’ written notice to the Administrator and by the Administrator upon not less than ninety days’ written notice to the Company. The Administration Agreement is approved by the Board, including by a majority of the Company’s independent directors, on an annual basis.
For the three months ended March 31, 2020 the Company incurred $112,439 in administration fees consisting of $85,439 and $27,000, relating to services provided by the Administrator and SS&C, respectively, which are included in the Statement of Operations. As of March 31, 2020, $85,439 was payable to the Administrator and reflected on the Statement of Assets and Liabilities.

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
4. RELATED PARTY TRANSACTIONS – (continued)
Affiliated Ownership
As of March 31, 2020, the Adviser and its affiliates and senior investment team held an aggregate of 0.78% of the Company’s common stock. In addition, an affiliate of Enstar holds an indirect non-controlling ownership interest in the Adviser. As of March 31, 2020, subsidiaries of Enstar, including Cavello Bay, held an aggregate of 62.6% of the Company’s common stock.
5. COMMON STOCK
On October 16, 2018, the Company converted from a Delaware limited liability company into a Delaware corporation. At the time of the Conversion, the Members of EP Income Company LLC became stockholders of Eagle Point Income Company Inc. and were issued an aggregate of 3,769,596 shares of common stock, par value of $0.001 per share.
In May 2019, the Company issued 886,563 shares of common stock pursuant to a private placement at an average net price per share to the Company of $20.11, which represented the applicable net asset value per share of common stock. Of such average net price per share of common stock, $19.10 per share was paid by investors participating in the private placement and $1.01 per share was contributed to the Company by an affiliate of the Adviser. As a result, the Company received total net proceeds of $17,832,932 in connection with the private placement, $897,481 of which was contributed by an affiliate of the Adviser.
On July 23, 2019, the Company priced its IPO and sold an additional 1,200,000 shares of common stock at a public offering price of $19.89 per share, resulting in gross proceeds to the Company of $23,868,000. In addition, the underwriters partially exercised the overallotment option granted to them in connection with the IPO and purchased 162,114 shares, resulting in additional gross proceeds of $3,224,447. The Adviser and its affiliates paid the full amount of the sales load of $1.3 million or $0.9945 per common share issued in the offering (excluding shares sold to the Company’s board of directors, the Adviser, its affiliates, and employees of the Adviser and its affiliates). As the sales load was paid solely by the Adviser and its affiliates, the sales load did not reduce the NAV per share of the Company’s common stock. The Company reimbursed $750,000 or $0.1246 per common share to the Adviser and its affiliates in offering costs incurred prior to or in connection with the IPO. This cost was borne by all common stockholders as a charge to paid-in capital. The Company utilized the net proceeds from the IPO to acquire investments in accordance with the Company’s investment objectives and strategies and for general working capital purposes.
On July 24, 2019, the Company’s shares began trading on the NYSE under the symbol “EIC”.
On November 22, 2019 the Company launched an ATM offering to sell up to $14,500,000 aggregate amounts of its common stock, pursuant to the prospectus supplement filed with the SEC on November 22, 2019. As of March 31, 2020, no common stock was issued under the ATM program.
As of March 31, 2020, there were 150,000,000 shares of common stock authorized, of which 6,018,273 shares were issued and outstanding.
6. COMMITMENTS AND CONTINGENCIES
The Company is not currently subject to any material legal proceedings. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under contracts. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect these proceedings will have a material effect upon its financial condition or results of operations.
As of March 31, 2020, the Company had no unfunded commitments.

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
7. INDEMNIFICATIONS
Under the Company’s organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Company. In addition, during the normal course of business, the Company enters into contracts containing a variety of representations which provide general indemnifications. The Company’s maximum exposure under these agreements cannot be known; however, the Company expects any risk of loss to be remote.
8. REVOLVING CREDIT FACILITY
The Company may utilize leverage to the extent permitted by the 1940 Act. The Company may obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to repurchase agreements or similar transactions. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. The use of leverage creates an opportunity for increased net income and capital appreciation, but also creates additional risks and expenses which will be borne entirely by common stock holders. The Company’s leverage strategy may not ultimately be successful.
Consistent with the ability to utilize leverage, on September 27, 2019, the Company entered into a senior secured revolving credit facility (the “Credit Facility”) with Société Générale. Pursuant to the terms of the Credit Facility, the Company can borrow up to an aggregate principal balance of $30,000,000 (the “Commitment Amount”). Such borrowings under the Credit Facility bear interest at 3 month LIBOR plus a spread. The Company is required to pay a commitment fee of 0.25% on the unused amount, which is subject to change based on the terms of the Credit Facility.
For the three months ended March 31, 2020, the Company had an average outstanding borrowing and average interest rate of $24,175,511 and 3.43%, respectively. The interest expense for the three months ended March 31, 2020 on the Credit Facility was $221,027, inclusive of the commitment fee, and is recorded on the Statement of Operations. As of March 31, 2020 the current outstanding borrowing amount was $15,492,500.
The Credit Facility will mature on the earlier of (i) the termination of the Commitment, as defined by the terms of the Credit Facility or (ii) the scheduled maturity date of September 27, 2021.
See Note 9 “Asset Coverage” for further discussion on the Company’s calculation of asset coverage with respect to the Credit Facility.
9. ASSET COVERAGE
Under the provisions of the 1940 Act, the Company is permitted to issue senior securities, including debt securities and preferred stock, and borrow from banks or other financial institutions, provided that the Company satisfies certain asset coverage requirements.
With respect to senior securities that are stocks, such as preferred stock, the Company is required to have asset coverage of at least 200%, as measured at the time of the issuance of any such senior securities that are stocks and calculated as the ratio of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, over the aggregate amount of the Company’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of senior securities that are stocks.
With respect to senior securities representing indebtedness, such as the Credit Facility or any bank borrowings (other than temporary borrowings as defined under the 1940 Act), the Company is required to have asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, over the aggregate amount of the Company’s outstanding senior securities representing indebtedness.

EAGLE POINT INCOME COMPANY INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2020
(UNAUDITED)
9. ASSET COVERAGE – (continued)
If the Company’s asset coverage declines below 300% (or 200%, as applicable), the Company would be prohibited under the 1940 Act from incurring additional debt or issuing additional preferred stock and from declaring certain distributions to its stockholders. In addition, the terms of the Credit Facility require the Company to cure any breach of the applicable asset coverage if the Company fails to maintain the applicable asset coverage.
As of March 31, 2020, the Company’s asset coverage of senior securities representing indebtedness was 449%, above the mandatory requirement of 300%. Asset coverage is calculated in accordance with Section 18(h) of the 1940 act, as generally described above.
10. RECENT ACCOUNTING AND TAX PRONOUNCEMENTS
In August 2018, FASB issued Accounting Standards Update No. 2018-13 (“ASU 2018-13”) related to FASB ASC Topic 820 Fair Value Measurement and Disclosures — Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 eliminates, amends, and adds to the fair value measurement disclosure requirements of ASC Topic 820. The amendments are designed to provide more decision useful information to financial statement users. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019. The Company has fully adopted the provisions of ASU 2018-13, which did not have a significant impact on the financial statements and related disclosures of the Company.
11. SUBSEQUENT EVENTS
On April 1, 2020, the Company declared three separate distributions of $0.08 per share on its common stock. The first distribution of $481,462 or $0.08 per share was paid on April 30, 2020 to holders of record as of April 13, 2020. The additional distributions are payable on each of May 29, 2020 and June 30, 2020 to holders of record as of May 12, 2020 and June 12, 2020, respectively.
On May 18, 2020, the Company declared three separate distributions of $0.08 per share on its common stock. The distributions are payable on each of July 31, 2020, August 31, 2020 and September 30, 2020 to holders of record as of July 13, 2020, August 12, 2020 and September 11, 2020, respectively.
On May 18, 2020 the Company declared a special distribution of income related to the 2019 tax year of $0.38 per common share payable in two separate distributions on July 31, 2020 and October 30, 2020, to holders on record of July 13, 2020 and October 13, 2020, respectively.
As of May 20, 2020, the date these financials were available to be distributed, the aggregate outstanding principal amount borrowed by the Company from the Credit Facility was $10,380,000.
For the period of April 1, 2020 to May 20, 2020, the Company sold 81,975 shares of its common stock pursuant to the ATM offering for total net proceeds to the Company of approximately $0.8 million.
Management of the Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date of release of this report, and has determined there are no events in addition to those described above which would require adjustment to or disclosure in the financial statements and related notes through the date of release of this report.

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS
Per Share Data	For the three months ended March 31, 2020	For the year ended December 31, 2019	For the period from October 16, 2018 to December 31, 2018
Net asset value, beginning of period	$19.34	$18.28	$20.00
Net investment income, before fee waivers and expenses reimbursed(1)	0.43	1.15	0.10
Management fee voluntarily waived by the Adviser(1)	—	0.08	0.05
Expenses reimbursed by the Adviser(1)	—	0.06	0.20
Administration fee voluntarily waived by the Administrator(1)	—	0.03	—
Net investment income	0.43	1.32	0.35
Net realized gain (loss) and change in unrealized appreciation (depreciation) on investments(1)(2)	(10.38)	0.70	(1.72)
Net income (loss) and net increase (decrease) in net assets resulting from operations	(9.95)	2.02	(1.37)
Common stock distributions from net investment income(3)	(0.40)	(0.69)	(0.35)
Common stock distributions from net realized gains on investments(3)	—	—	—
Common stock distributions from tax return of capital(3)	—	—	—
Total common stock distributions declared to stockholders(3)	(0.40)	(0.69)	(0.35)
Common stock distributions based on weighted average shares impact	—	(0.15)	—
Total common stock distributions	(0.40)	(0.84)	(0.35)
Effect of shares issued(4)	—	(0.19)
Effect of offering expenses associated with shares issued(5)	—	(0.12)
Effect of paid-in capital contribution(6)	—	0.19
Net effect of shares issued	—	(0.12)	—
Net asset value at end of period	$8.99	$19.34	$18.28
Per share market value at beginning of period(7)	$18.76	$19.89	N/A
Per share market value at end of period	$10.70	$18.76	N/A
Total return, based on market value(8)	(41.42%)	(2.27%)	N/A
Total return, based on net asset value(9)	(51.46%)	9.56%	(6.85%)
Shares of common stock outstanding at end of period	6,018,273	6,018,273	3,769,596
Ratios and Supplemental Data:
Net asset value at end of period	$54,099,939	$116,408,383	$68,923,362
Ratio of net investment income to average net assets(10)(12)	10.86%	6.67%	8.54%

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS
Per Share Data	For the three months ended March 31, 2020	For the year ended December 31, 2019	For the period from October 16, 2018 to December 31, 2018
Ratio of expenses, before fee waivers and expenses reimbursed, to average net assets(10)(11)(12)	4.05%	2.75%	3.12%
Ratio of expenses, after fee waivers and expenses reimbursed, to average net assets(10)(11)(12)	N/A	1.89%	0.00%
Portfolio turnover rate(13)	14.44%	11.42%	2.35%
Credit Facility:
Principal amount outstanding at end of period	$15,492,500	$13,730,000	$—
Asset coverage per $1,000 at end of period(14)	$4,492	$9,470	$—

Footnotes to the Financial Highlights:
(1)
Per share amounts are based on the weighted average of shares of common stock outstanding for the period.

(2)
Net realized gain (loss) and change in unrealized appreciation (depreciation) on investments may include a balancing figure to reconcile to the change in NAV per share at the end of the period. The amount shown for a share outstanding throughout the period may not agree with the change in the aggregate net realized gain (loss) and change in unrealized appreciation (depreciation) on investments for the period because of the timing of sales of the Company’s common stock in relation to fluctuating market values for the portfolio.

(3)
The information provided is based on estimates available at the period ended March 31, 2020 and each respective fiscal year end. The final tax characteristics of the Company’s earnings cannot be determined until tax returns are filed after the end of the fiscal year and may vary from these estimates.

(4)
Represents the effect per share of the Company’s issuance of shares of common stock pursuant to a private placement in May 2019.

(5)
Represents the effect per share of offering expenses incurred prior to or in connection with the Company’s IPO. Please refer to Note 5 “Common Stock” for further discussion relating to the Company’s reimbursement of offering expenses.

(6)
Represents the effect of the paid-in capital contribution made by an affiliate of the Adviser pursuant to a private placement in May 2019. Please refer to Note 5 “Common Stock” for further discussion relating to the contribution made by an affiliate of the Adviser.

(7)
Represents the IPO price as of July 23, 2019 for the year ended December 31, 2019.

(8)
Total return based on market value is calculated assuming shares of the Company’s common stock were purchased at the market price as of the beginning of the period, and distributions paid to common stockholders during the period were reinvested at prices obtained by the Company’s dividend reinvestment plan, and the total number of shares were sold at the closing market price per share on the last day of the period. For the year ended December 31, 2019 the total return on market value is calculated as the change in market value per share for the period commencing July 23, 2019, the date of the Company’s IPO, through December 31, 2019. The beginning market value per share is based on the initial public offering price of $19.89 per share. Total return does not reflect any sales load.

(9)
Total return based on net asset value is calculated as the change in net asset value per share during the period plus declared and paid dividends per share, divided by the beginning net asset value per share.

(10)
Ratios for the period from October 16, 2018 to December 31, 2018, and the three months ended March 31, 2020 are annualized. Ratios include the impact of the fee waivers and expenses reimbursed by the Adviser, where applicable.

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS
(11)
Expenses of the Company for the period from October 16, 2018 to December 31, 2018 and for the period from January 1, 2019 to May 31, 2019 were reimbursed by the Adviser. In addition, the Adviser has voluntarily waived the management fee and the Administrator has voluntarily waived the administration fee for the same periods from October 16, 2018 to December 31, 2018 and from January 1, 2019 to May 31, 2019.

(12)
Ratios for the three months ended March 31, 2020 and for the year ended December 31, 2019 include interest expense on the credit facility of 0.94% and 0.04% of average net assets, respectively. Ratios for the year ended December 31, 2020 include excise tax expense of 0.10% of average net assets.

(13)
The portfolio turnover rate is calculated as the lesser of total investment purchases executed during the period or the total of investment sales executed during the periods and repayments of principal, divided by the average fair value of the investments for the same period.

(14)
The asset coverage per unit figure is the ratio of the Company’s total assets, less all liabilities and indebtedness not represented by the credit facility, to the aggregate dollar amount of outstanding borrowings of the credit facility, in accordance with section 18(h) of the 1940 Act. The asset coverage per unit figure is expressed in terms of dollar amounts per $1,000 principal amount.

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS
Financial highlights for the period from October 4, 2018 (Commencement of Operations) to October 15, 2018 for the Members are as follows:
Per Unit Data	For the period from October 4, 2018 (Commencement of Operations) to October 15, 2018
Net asset value at beginning of period	$1,000.00
Net investment income	2.69
Net change in unrealized appreciation (depreciation) on investments	0.51
Net income (loss) and net increase (decrease) in net assets resulting from operations	3.20
Net asset value at end of period	$1,003.20
Total return(1)	0.32%
Ratios and Supplemental Data:
Net asset value at end of period	$75,391,911
Ratio of net investment income to average net assets(1)	0.27%
Ratio of expenses to average net assets(2)	0.00%
Portfolio turnover rate(3)	0.00%

(1)
Total return and ratio of net investment income to average net assets for the period from October 4, 2018 (Commencement of Operations) to October 15, 2018 are not annualized.

(2)
No expenses were borne by the Company from October 4, 2018 (Commencement of Operations) to October 15, 2018.

(3)
The Company did not enter transactions to purchase or sell securities from October 4, 2018 (Commencement of Operations) to October 15, 2018. As such, the portfolio turnover rate is 0.00%.

Note: The above Financial Highlights for the period from October 4, 2018 (Commencement of Operations) to October 15, 2018 for Members represents the period when the Company was initially organized as a Delaware limited liability company.

Eagle Point Income Company Inc.
Statement of Assets and Liabilities
As of December 31, 2019
(expressed in U.S. dollars)
ASSETS
Investments, at fair value (cost $138,719,209)	$133,684,096
Interest receivable	2,687,397
Prepaid expenses	271,174
Cash	196,487
Total Assets	136,839,154
LIABILITIES
Borrowings under credit facility (less unamortized deferred financing costs of $102,885 (Note 8))	13,640,115
Payable for securities purchased	5,919,450
Management fee payable	371,841
Tax expense payable	148,926
Professional fees payable	122,518
Administration fees payable	96,794
Directors’ fees payable	93,565
Interest expense on credit facility payable	35,478
Other expenses payable	2,084
Total Liabilities	20,430,771
COMMITMENTS AND CONTINGENCIES (Note 6)
NET ASSETS applicable to 6,018,273 shares of $0.001 par value common stock outstanding	$116,408,383
NET ASSETS consist of:
Paid-in capital (Note 5)	$119,529,145
Aggregate distributable earnings (losses)	(3,120,762)
Total Net Assets	$116,408,383
Net asset value per share of common stock	$19.34
See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Schedule of Investments
As of December 31, 2019
(expressed in U.S. dollars)
Issuer(1)	Investment(2)(3)	Acquisition Date(4)	Principal Amount	Cost	Fair Value(5)	% of Net Assets
CLO Debt(6)
United States
AGL CLO I Ltd.	CLO Secured Note – Class E (9.02% due 10/20/32)	10/04/19	$3,000,000	$2,913,787	$3,000,000	2.58%
Apidos CLO XXIX, Ltd.	CLO Secured Note – Class D (7.19% due 7/25/30)	10/04/18	5,900,000	5,721,671	5,458,680	4.69%
Ares XLV CLO Ltd.	CLO Secured Note – Class E (8.10% due 10/15/30)	05/30/19	800,000	785,728	786,560	0.68%
Assurant CLO IV, Ltd.	CLO Secured Note – Class E (8.97% due 4/20/30)	06/05/19	2,025,000	2,020,539	2,030,063	1.74%
Barings CLO Ltd. 2018-II	CLO Secured Note – Class D (7.55% due 4/15/30)	10/04/18	3,650,000	3,607,727	3,485,750	2.99%
Barings CLO Ltd. 2018-IV	CLO Secured Note – Class E (7.82% due 10/15/30)	10/26/18	750,000	746,524	701,625	0.60%
Battalion CLO XI Ltd.	CLO Secured Note – Class E (7.92% due 10/24/29)	10/04/18	4,600,000	4,505,175	4,531,460	3.89%
Battalion CLO XII Ltd.	CLO Secured Note – Class E (7.99% due 5/17/31)	10/04/18	1,458,000	1,406,202	1,398,368	1.20%
Black Diamond CLO 2016-1, Ltd.	CLO Secured Note – Class D-R (7.54% due 4/26/31)	10/04/18	1,050,000	982,221	883,575	0.76%
Black Diamond CLO 2017-1, Ltd.	CLO Secured Note – Class D (8.54% due 4/24/29)	10/04/18	3,600,000	3,591,172	3,408,840	2.93%
Canyon CLO 2019-1, Ltd.	CLO Secured Note – Class E (8.68% due 4/15/32)	08/16/19	3,000,000	2,913,895	2,949,300	2.53%
Carlyle US CLO 2018-1, Ltd.	CLO Secured Note – Class D (7.72% due 4/20/31)	10/04/18	550,000	548,318	504,570	0.43%
Carlyle US CLO 2018-2, Ltd.	CLO Secured Note – Class D (7.25% due 10/15/31)	10/04/18	3,750,000	3,635,724	3,421,125	2.94%
Carlyle US CLO 2019-1, Ltd.	CLO Secured Note – Class D (8.67% due 4/20/31)	08/19/19	2,100,000	2,046,580	2,099,790	1.80%
CIFC Funding 2015-I, Ltd.	CLO Secured Note – Class E-RR (7.95% due 1/22/31)	10/04/18	2,600,000	2,556,051	2,467,400	2.12%
CIFC Funding 2015-II, Ltd.	CLO Secured Note – Class E-R (7.30% due 4/15/27)	10/04/18	2,800,000	2,800,000	2,776,480	2.39%
CIFC Funding 2018-I, Ltd.	CLO Secured Note – Class E (7.00% due 4/18/31)	10/04/18	3,675,000	3,495,822	3,374,753	2.90%
CIFC Funding 2018-II, Ltd.	CLO Secured Note – Class D (7.82% due 4/20/31)	10/04/18	950,000	933,960	908,770	0.78%
CIFC Funding 2018-IV, Ltd.	CLO Secured Note – Class E (9.70% due 10/17/31)	05/22/19	2,000,000	1,841,512	1,798,400	1.54%
CIFC Funding 2019-III, Ltd.	CLO Secured Note – Class D (8.80% due 7/16/32)	05/14/19	2,717,000	2,633,203	2,717,000	2.33%
CIFC Funding 2019-V, Ltd.	CLO Secured Note – Class D (9.00% due 10/15/32)	08/09/19	5,500,000	5,391,913	5,492,850	4.72%
CIFC Funding 2019-VI, Ltd.	CLO Secured Note – Class E (9.31% due 1/16/33)	12/02/19	3,050,000	2,958,755	3,050,000	2.62%
Cook Park CLO, Ltd.	CLO Secured Note – Class E (7.40% due 4/17/30)	10/04/18	1,000,000	982,447	927,400	0.80%
Dryden 37 Senior Loan Fund, Ltd.	CLO Secured Note – Class E-R (7.15% due 1/15/31)	10/04/18	500,000	481,657	457,700	0.39%
Dryden 64 CLO, Ltd.	CLO Secured Note – Class E (7.60% due 4/18/31)	10/04/18	1,300,000	1,281,102	1,236,560	1.06%
First Eagle BSL CLO 2019-1 Ltd.	CLO Secured Note – Class D (9.61% due 1/20/33)	12/17/19	3,100,000	2,881,450	2,881,450	2.48%
LCM XVIII, L.P.	CLO Secured Note – Class E-R (7.92% due 4/20/31)	10/04/18	600,000	598,217	562,080	0.48%
Madison Park Funding XLII, Ltd.	CLO Secured Note – Class E (7.98% due 11/21/30)	08/15/19	1,400,000	1,332,248	1,361,080	1.17%
Madison Park Funding XXVII, Ltd.	CLO Secured Note – Class D (6.97% due 4/20/30)	10/04/18	1,250,000	1,159,151	1,147,625	0.99%
Marathon CLO IX, Ltd.	CLO Secured Note – Class D (8.05% due 4/15/29)	10/04/18	4,050,000	3,994,067	3,337,200	2.87%
Marathon CLO XIII, Ltd.	CLO Secured Note – Class D (9.33% due 4/15/32)	06/04/19	3,500,000	3,330,000	3,386,600	2.91%
OCP CLO 2019-17, Ltd.	CLO Secured Note – Class E (8.96% due 7/20/32)	10/25/19	3,000,000	2,784,520	2,970,000	2.55%
Octagon Investment Partners 37, Ltd.	CLO Secured Note – Class D (7.34% due 7/25/30)	10/04/18	1,200,000	1,174,558	1,112,160	0.96%
Octagon Investment Partners 38, Ltd.	CLO Secured Note – Class D (7.67% due 7/20/30)	10/04/18	3,300,000	3,230,554	3,113,220	2.67%
Octagon Investment Partners 39, Ltd.	CLO Secured Note – Class E (7.72% due 10/20/30)	10/24/18	950,000	942,060	906,110	0.78%
Octagon Investment Partners 41, Ltd.	CLO Secured Note – Class E (8.90% due 4/15/31)	07/18/19	1,562,500	1,530,669	1,559,531	1.34%
Octagon Investment Partners 42, Ltd.	CLO Secured Note – Class E (8.62% due 4/15/31)	12/05/19	950,000	926,747	950,000	0.82%
Octagon Investment Partners 43, Ltd.	CLO Secured Note – Class E (8.69% due 10/25/32)	08/02/19	5,200,000	5,097,780	5,200,000	4.47%
OZLM XXI, Ltd.	CLO Secured Note – Class D (7.51% due 1/20/31)	10/04/18	4,150,000	4,047,288	3,778,990	3.25%
Palmer Square CLO 2018-1, Ltd.	CLO Secured Note – Class D (7.15% due 4/18/31)	05/30/19	570,000	530,069	525,825	0.45%
Rockford Tower CLO 2017-3, Ltd.	CLO Secured Note – Class E (7.72% due 10/20/30)	10/04/18	3,750,000	3,718,421	3,542,625	3.04%
Rockford Tower CLO 2018-2, Ltd.	CLO Secured Note – Class E (7.97% due 10/20/31)	10/04/18	3,750,000	3,738,100	3,582,000	3.08%
TICP CLO VII, Ltd.	CLO Secured Note – Class E (8.51% due 7/15/29)	09/27/19	5,000,000	4,909,536	5,000,000	4.30%
TICP CLO IX, Ltd.	CLO Secured Note – Class E (7.57% due 1/20/31)	08/22/19	2,500,000	2,321,088	2,345,250	2.01%
Vibrant CLO VI, Ltd.	CLO Secured Note – Class E (7.66% due 6/20/29)	10/04/18	4,100,000	4,029,870	3,563,720	3.06%
Vibrant CLO VIII, Ltd.	CLO Secured Note – Class D (7.72% due 1/20/31)	10/04/18	1,750,000	1,696,355	1,476,300	1.27%
York CLO-2 Ltd.	CLO Secured Note – Class E-R (7.60% due 1/22/31)	05/16/19	1,605,000	1,508,373	1,509,502	1.30%
York CLO-7 Ltd.	CLO Secured Note – Class E (8.85% due 1/22/33)	12/20/19	3,100,000	3,038,000	3,038,000	2.61%
				119,300,806	116,716,287	100.27%
CLO Equity(7)(8)
United States
CIFC Funding 2019-VI, Ltd.	CLO Subordinated Note (16.89% due 1/16/33)	12/02/19	6,000,000	4,980,000	4,956,517	4.26%
Marathon CLO XIII, Ltd.	CLO Subordinated Note (12.05% due 4/15/32)	06/04/19	5,300,000	4,889,250	3,572,336	3.07%
Octagon Investment Partners 43, Ltd.	CLO Income Note (11.91% due 10/25/32)	08/02/19	5,750,000	4,968,575	4,430,146	3.81%
Venture 37 CLO, Limited	CLO Subordinated Note (16.64% due 7/15/32)	05/21/19	5,200,000	4,580,578	4,008,810	3.44%
				19,418,403	16,967,809	14.58%
Total investments, at fair value as of December 31, 2019				$138,719,209	$133,684,096	114.85%
Other net assets above (below) fair value of investments					(17,275,713)
Net assets as of December 31, 2019					$116,408,383
See accompanying notes to the consolidated financials statements

Eagle Point Income Company Inc.
Schedule of Investments  – (continued)
As of December 31, 2019
(expressed in U.S. dollars)

(1)
The Company is not affiliated with, nor does it “control” (as such term is defined in the Investment Company Act of 1940 (the “1940 Act”)), any of the issuers listed. In general, under the 1940 Act, we would be presumed to “control” an issuer if we owned 25% or more of its voting securities.

(2)
All investments are restricted and categorized as structured finance securities.

(3)
Pursuant to the terms of the credit facility agreement (Note 8), a security interest in favor of the lender has been granted with respect to all investments.

(4)
Acquisition date represents the initial purchase date or the date when the investment was contributed to the Company (Note 1).

(5)
Fair value is determined in good faith in accordance with the Company’s valuation policy and is approved by the Company’s Board of Directors.

(6)
CLO debt positions reflect the coupon rates as of December 31, 2019. The interest income from CLO debt positions is expected to be received in cash.

(7)
The fair value of CLO equity investments were determined using significant, unobservable inputs (Note 3).

(8)
CLO income and subordinated notes are considered CLO equity positions. CLO equity positions are entitled to recurring distributions which are generally equal to the remaining cash flow of payments made by underlying assets less contractual payments to debt holders and fund expenses. The effective yield is estimated based upon the current projection of the amount and timing of these recurring distributions in addition to the estimated amount of terminal principal payment. It is the Company’s policy to update the effective yield for each CLO equity position held within the Company’s portfolio at the initiation of each investment and each subsequent quarter thereafter. The estimated yield and investment cost may ultimately not be realized. As of December 31, 2019, the Company’s weighted average effective yield on its aggregate CLO equity positions, based on current amortized cost, was 14.34%.

See accompanying notes to the consolidated financials statements

Eagle Point Income Company Inc.
Statement of Operations
For the year ended December 31, 2019
(expressed in U.S. dollars)
INVESTMENT INCOME
Interest income	$8,336,139
Total Investment Income	8,336,139
EXPENSES
Management fee	1,236,822
Administration fees	427,791
Professional fees	293,127
Directors’ fees	255,000
Other expenses	219,818
Tax expense(1)	193,473
Interest expense on credit facility	35,478
Amortization of deferred financing costs	15,261
Total Expenses	2,676,770
Management fee voluntarily waived by the Adviser	(404,345)
Expenses reimbursed by the Adviser	(303,435)
Administration fee voluntarily waived by the Administrator	(129,264)
Total Expenses Reimbursed and Fees Waived (Note 4)	(837,044)
Net Expenses	1,839,726
NET INVESTMENT INCOME	6,496,413
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
Net realized gain (loss) on investments	(458,946)
Net change in unrealized appreciation (depreciation) on investments	1,395,293
NET GAIN (LOSS) ON INVESTMENTS	936,347
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$7,432,760

(1)
Tax expense consists of $100,000 of estimated Deleware franchise tax and $93,473 of estimated excise tax (Note 2).

See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Statements of Changes in Net Assets
(expressed in U.S. dollars except share amounts)
	For the year ended December 31, 2019	For the period from October 16, 2018 to December 31, 2018
Net increase (decrease) in net assets resulting from operations:
Net investment income	$6,496,413	$1,316,466
Net realized gain (loss) on investments	(458,946)	—
Net change in unrealized appreciation (depreciation) on investments	1,395,293	(6,468,549)
Total net increase (decrease) in net assets resulting from operations	7,432,760	(5,152,083)
Common stock distributions paid to stockholders:
Total earnings distributed	(4,123,118)	(1,316,466)
Common stock distributions from tax return of capital	—	—
Total common stock distributions paid to stockholders	(4,123,118)	(1,316,466)
Capital share transactions:
Issuance of shares of common stock upon conversion	—	75,391,911
Issuance of shares of common stock pursuant to private placement (Note 5)	16,935,451	—
Paid-in capital contribution by affiliates of the Adviser pursuant to private placement (Note 4)	897,481	—
Issuance of shares of common stock pursuant to initial public offering, net of $750,000 offering expenses (Note 5)	26,342,447	—
Total capital share transactions	44,175,379	75,391,911
Total increase (decrease) in net assets	47,485,021	68,923,362
Net assets at beginning of period	68,923,362	—
Net assets at end of period	$116,408,383	$68,923,362
Capital share activity:
Shares of common stock issued upon conversion	—	3,769,596
Shares of common stock issued pursuant to private placement	886,563	—
Shares of common stock issued pursuant to initial public offering	1,362,114	—
Total increase (decrease) in capital share activity	2,248,677	3,769,596
See accompanying notes to the financials statements

EP Income Company LLC
Statement of Members’ Equity
For the period from October 4, 2018 (commencement of operations) to October 15, 2018
(expressed in U.S. dollars)
Members’ equity at beginning of period	$—
Contributed securities, at fair value	73,679,953
Contributed interest receivable	1,371,697
Contributed cash	100,000
Net investment income	202,116
Net change in unrealized appreciation (depreciation) on investments	38,145
Members’ equity at end of period	$75,391,911
Units issued and outstanding as October 15, 2018 (prior to conversion)(1)	75,152
Net asset value per unit	$1,003.20

(1)
Units were converted into 3,769,596 common shares effective October 16, 2018

See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Statement of Cash Flows
For the year ended December 31, 2019
(expressed in U.S. dollars)
CASH FLOWS FROM OPERATING ACTIVITIES
Net increase (decrease) in net assets resulting from operations	$7,432,760
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(68,326,378)
Proceeds from sales of investments	10,335,870
Net realized (gain) loss on investments	458,946
Net change in unrealized (appreciation) depreciation on investments	(1,395,293)
Net amortization (accretion) of premiums or discounts on CLO debt securities	(148,508)
Amortization of deferred financing costs	15,261
Changes in assets and liabilities:
Interest receivable	(1,225,353)
Prepaid expenses	(271,174)
Management fee payable	371,841
Administration fees payable	96,794
Professional fees payable	122,518
Directors’ fees payable	93,565
Tax expense payable	148,926
Interest expense on credit facility payable	35,478
Other expenses payable	2,084
Net cash provided by (used in) operating activities	(52,252,663)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under credit facility	13,743,000
Payment for deferred financing costs	(118,146)
Common stock distributions paid to stockholders, net of changes in distributions payable	(5,439,585)
Issuance of shares of common stock pursuant to private placement	16,935,451
Paid-in capital contribution by affiliates of the Adviser pursuant to private placement (Note 4)	897,481
Issuance of shares of common stock pursuant to initial public offering, net of underwriting discounts, commissions and offering expenses	26,342,447
Net cash provided by (used in) financing activities	52,360,649
NET INCREASE (DECREASE) IN CASH	107,986
CASH, BEGINNING OF PERIOD	88,501
CASH, END OF PERIOD	$196,487
Supplemental disclosures:
Cash paid for franchise taxes	$2,880

(1)
Proceeds from sales or maturity of investments includes $99,422 of return of capital on portfolio investments from recurring cash flows.

See accompanying notes to the financials statements

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
1. ORGANIZATION
Eagle Point Income Company Inc. (the “Company”) is an externally managed, non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company’s primary investment objective is to generate high current income, with a secondary objective to generate capital appreciation. The Company seeks to achieve its investment objectives by investing primarily in junior debt tranches of collateralized loan obligations, or “CLOs,” that are collateralized by a portfolio consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. The Company primarily focuses on CLO debt tranches rated “BB” (e.g., BB+, BB or BB-, or their equivalent) by Moody’s Investors Service, Inc., or “Moody’s,” Standard & Poor’s, or “S&P,” or Fitch Ratings, Inc., or “Fitch,” and/or other applicable nationally recognized statistical rating organizations. The Company may also invest in other junior debt tranches of CLOs, senior debt tranches of CLOs and other related securities and instruments. In addition, the Company may invest up to 20% of its total assets (at the time of investment) in unrated CLO equity securities (primarily via minority ownership positions) and related securities and instruments. The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EIC”.
The Company was initially formed on September 28, 2018 as EP Income Company LLC, a Delaware limited liability company. The Company commenced operations on October 4, 2018, the date Eagle Point Income Management LLC (the “Adviser”) contributed $100,000 in exchange for 100 units of the Company and Cavello Bay Reinsurance Limited (“Cavello Bay” and collectively with the Adviser, the “Members”) contributed to the Company, at fair value, the entire portfolio of BB-rated CLO debt it held in a separately managed account managed by an affiliate of the Adviser, totaling $75,051,650, inclusive of accrued interest of $1,371,697, in exchange for 75,051.65 units of the Company.
On October 16, 2018, the Company converted from a Delaware limited liability company into a Delaware corporation (the “Conversion”). At the time of the Conversion, the Members became stockholders of Eagle Point Income Company Inc. In connection with the Conversion, the Members converted 75,151.65 units of the Delaware limited liability company into shares of common stock in the Delaware corporation at $20 per share, resulting in 3,769,596 shares and an effective conversion rate of approximately 50.15985069 per unit.
On July 23, 2019, the Company priced its initial public offering (the “IPO”) and sold an additional 1,200,000 shares of its common stock at a public offering price of $19.89 per share. On July 24, 2019, the Company’s shares began trading on the NYSE. On August 2, 2019, the Company sold an additional 162,114 shares pursuant to the exercise by the underwriters of the over-allotment option granted to them in connection with the IPO at a public offering price of $19.89 per share.
See Note 5 “Common Stock” for further discussion relating to the Conversion and IPO.
On October 3, 2018, the Company entered into a custody agreement with Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to which the Company’s portfolio of securities are held by Wells Fargo.
The Company intends to operate so as to qualify to be taxed as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes.
The Adviser is the investment adviser of the Company and manages the investments of the Company subject to the supervision of the Company’s Board of Directors (the “Board”). The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. Eagle Point Administration LLC, an affiliate of the Adviser, is the administrator of the Company (the “Administrator”).
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The Company is considered an investment company under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company follows the accounting and reporting guidance

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 Financial Services — Investment Companies. Items included in the financial statements are measured and presented in United States dollars.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the reported amounts included in the financial statements and accompanying notes as of the reporting date. Actual results may differ from those estimates.
Cash and Cash Equivalents
The Company has defined cash and cash equivalents as cash and short-term, highly liquid investments with original maturities of three months or less from the date of purchase. The Company maintains its cash in a bank account which, at times, may exceed federal insured limits. The Adviser monitors the performance of the financial institution where the account is held in order to manage any risk associated with such account. No cash equivalent balances were held as of December 31, 2019.
Valuation of Investments
The most significant estimate inherent in the preparation of the financial statements is the valuation of investments. In the absence of readily determinable fair values, fair value of the Company’s investments is determined in accordance with the Company’s valuation policy. Due to the uncertainty of valuation, this estimate may differ significantly from the value that would have been used had a ready market for the investments existed, and the differences could be material.
There is no single method for determining fair value in good faith. As a result, determining fair value requires judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments held by the Company.
The Company accounts for its investments in accordance with U.S. GAAP, and fair values its investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Investments are reflected in the financial statements at fair value. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price). The Company’s fair valuation process is reviewed and approved by the Board.
The fair value hierarchy prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace (including the existence and transparency of transactions between market participants). Investments with readily available actively quoted prices, or for which fair value can be measured from actively quoted prices in an orderly market, will generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:
•
Level I — Observable, quoted prices for identical investments in active markets as of the reporting date.

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
•
Level II — Quoted prices for similar investments in active markets or quoted prices for identical investments in markets that are not active as of the reporting date.

•
Level III — Pricing inputs are unobservable for the investment and little, if any, active market exists as of the reporting date. Fair value inputs require significant judgment or estimation from the Adviser.

In certain cases, inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input significant to that fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the investment.
Investments for which observable, quoted prices in active markets do not exist are reported at fair value based on Level III inputs. The amount determined to be fair value may incorporate the Adviser’s own assumptions (including assumptions the Adviser believes market participants would use in valuing investments and assumptions relating to appropriate risk adjustments for nonperformance and lack of marketability), as provided for in the Company’s valuation policy and accepted by the Board.
An estimate of fair value is made for each investment at least monthly taking into account information available as of the reporting date. For financial reporting purposes, valuations are determined by the Board on a quarterly basis.
See Note 3 “Investments” for further discussion relating to the Company’s investments.
In valuing the Company’s investments in CLO debt and CLO equity, the Adviser considers a variety of relevant factors, including price indications from multiple dealers, or as applicable, a third-party pricing service, recent trading prices for specific investments, recent purchases and sales known to the Adviser in similar securities and output from a third-party financial model. The third-party financial model contains detailed information on the characteristics of CLOs, including recent information about assets and liabilities, and is used to project future cash flows. Key inputs to the model, including assumptions for future loan default rates, recovery rates, prepayment rates, reinvestment rates and discount rates are determined by considering both observable and third-party market data and prevailing general market assumptions and conventions as well as those of the Adviser.
The Company engages a third-party independent valuation firm as an input to the Company’s valuation of the fair value of its investments in CLO equity. The valuation firm’s advice is only one factor considered in the valuation of such investments, and the Board does not rely solely on such advice in determining the fair value of the Company’s investments in accordance with the 1940 Act.
Securities Transactions
The Company records the purchases and sales of securities on trade date. Realized gains and losses on investments sold are recorded on the basis of the specific identification method.
Investment Income Recognition
Interest income from investments in CLO debt is recorded using the accrual basis of accounting. Interest income from CLO debt positions is expected to be received in cash. Amortization of premium or accretion of discount is recognized using the effective interest method. The Company applied the provisions of Accounting Standards Update No. 2017-08 Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”) in calculating amortization of premium for purchased CLO debt securities.
CLO equity investments recognize investment income for U.S. GAAP purposes on the accrual basis utilizing an effective interest methodology based upon an effective yield to maturity utilizing projected cash

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
flows. ASC Topic 325-40, Beneficial Interests in Securitized Financial Assets, requires investment income from CLO equity investments to be recognized under the effective interest method, with any difference between cash distributed and the amount calculated pursuant to the effective interest method being recorded as an adjustment to the cost basis of the investment. It is the Company’s policy to update the effective yield for each CLO equity position held within the Company’s portfolio at the initiation of each investment and each subsequent quarter thereafter.
Expense Recognition
Expenses are recorded on the accrual basis of accounting. Please refer to Note 4 “Related Party Transactions” for further discussion relating to the Company’s expenses.
Interest Expense
Interest expense includes the amounts due under the Credit Facility (as defined in Note 8 “Revolving Credit Facility”) in relation to the outstanding borrowings and unused commitment fees. Interest expense is recorded as an expense on the Statement of Operations. Please refer to Note 8 “Revolving Credit Facility” for further discussion on the interest expense.
Prepaid Expenses
Prepaid expenses consist of insurance premiums, filing fees, shelf registration expenses and at-the-market (“ATM”) program expenses. Insurance premiums are amortized over the term of the current policy. Shelf registration expenses and ATM program expenses represent fees and expenses incurred in connection with maintaining the Company’s shelf registration and ATM program that have not been allocated to date.
Organizational Expenses
Organizational expenses when incurred, are reflected on the statement of operations in accordance with guidance noted in FASB ASC Topic 720-15-25 Other Expenses — Start Up Costs — Recognition. Please refer to Note 4 “Related Party Transactions” for further discussion on organizational expenses.
Offering Expenses
Offering expenses associated with the successful sale of shares of common stock are charged to paid-in capital in accordance with guidance noted in FASB ASC Topic 946-20-25-5 Investment Companies — Investment Company Activities — Recognition during the period incurred. Please refer to Note 4 “Related Party Transactions” for further discussion on offering expenses.
Payments by Affiliates
Contributions made by affiliates of the Adviser in connection with the Company’s private placement of shares of common stock in May 2019 are reflected within paid-in capital and accounted for as payments by affiliates, which follows the guidance noted in FASB ASC Topic 946-20-25 Investment Companies — Investment Company Activities — Recognition. Please refer to Note 4 “Related Party Transactions” for further discussion relating to payments by affiliates in connection with the Company’s private placement of shares of common stock in May 2019.
Deferred Financing Costs
Deferred financing costs consist of fees and expenses incurred in connection with the Credit Facility. Deferred financing costs are capitalized and amortized over the term of the Credit Facility, and are reflected

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
in Borrowings under the credit facility on the Statement of Asset and Liabilities. Amortization of deferred financing costs is recorded as an expense on the Statement of Operations on a straight-line basis, which approximates the effective interest method.
Federal and Other Taxes
The Company intends to continue to operate so as to qualify to be taxed as a RIC under subchapter M of the Code and, as such, to not be subject to federal income tax on the portion of its taxable income and gains distributed to stockholders. To qualify for RIC tax treatment, among other requirements, the Company is required to distribute at least 90% of its investment company taxable income, as defined by the Code. Accordingly, the Company intends to distribute its taxable income and net realized gains, if any, to stockholders in accordance with timing requirements imposed by the Code. Therefore, no federal income provision is required. The Company’s tax year end is December 31. The Company intends to file federal income and excise tax returns as well as any applicable state tax filings. The statute of limitations on the Company’s tax return filings generally remains open for three years. The Company has analyzed its tax positions for its tax year ended December 31, 2019, including open tax years, and does not believe there are any uncertain tax positions requiring recognition in the Company’s financial statements.
Because U.S. federal income tax regulations differ from U.S. GAAP, distributions in accordance with tax regulations may differ from net investment income and realized capital gains recognized for financial reporting purposes. Differences may be permanent or temporary. Permanent differences are reclassified among capital accounts in the financial statements to reflect their tax character. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future. Differences in classification may also result from the treatment of short-term capital gains as ordinary income for federal income tax purposes.
For the year ended December 31, 2019, $93,473 was reclassed between Aggregate distributable earnings (losses) and Paid-in capital. This reclass was primarily due to nondeductible U.S. federal excise taxes incurred in relation to the 2019 excise tax year. These differences have no effect on net assets or net asset value per share.
For the tax year ended December 31, 2019, the estimated components of distributable earnings, on a tax basis, were as follows:
For the tax year ended December 31, 2019
Undistributed ordinary income	$2,466,768
Capital loss carryforward	(458,946)
Unrealized depreciation	(5,035,113)
The tax character of distributions declared and paid for the tax year ended December 31, 2019 were ordinary dividends of $4,123,118 and return of capital of $0 and for the tax year ended December 31, 2018 were ordinary dividends of $1,316,466 and return of capital of $0. Tax information for the tax year ended December 31, 2019 is estimated and is not considered final until the Company files its tax return.
As of December 31, 2019, the Company’s tax cost for federal income tax purposes was $138,818,631. Accordingly, accumulated net unrealized depreciation on investments held by the Company was $(5,035,113), consisting of $1,028,450 gross unrealized appreciation and $(6,063,563) gross unrealized depreciation.
Depending on the level of taxable income earned in a tax year, the Company is permitted to carry forward taxable income (including net capital gains, if any) in excess of its current year distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required.

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)
The Company has determined that its estimated current year annual taxable income will be in excess of current year distributions from such income. The Company accrues and pays excise tax on its estimated excess taxable income that has not been distributed. The Company has accrued a U.S. federal excise tax for the year ended December 31, 2019 of $93,473, which is reported on the Statement of Operations.
For the year ended December 31, 2019, the Company incurred $100,000 in Delaware franchise tax expense, $41,667 of which was reimbursed to the Company by the Adviser and is not subject to recoupment.
Distributions
The composition of distributions paid to common stockholders from net investment income and capital gains are determined in accordance with U.S. federal income tax regulations, which may differ from U.S. GAAP. Distributions to common stockholders are comprised of net investment income, realized gains or losses and return of capital for either U.S. federal income tax or U.S. GAAP purposes and are intended to be paid monthly. Distributions payable to common stockholders are recorded as a liability on record date and, unless a common stockholder opts out of the Company’s dividend reinvestment plan (the “DRIP”), are automatically reinvested in full shares of the Company as of the payment date, pursuant to the DRIP. The Company’s common stockholders who opt-out of participation in the DRIP (including those common stockholders whose shares are held through a broker who has opted out of participation in the DRIP) will receive all distributions in cash.
In addition to regular distributions, and subject to available taxable earnings of the Company, the Company may make periodic special distributions. A special distribution represents the excess of the Company’s net taxable income over the Company’s aggregate regular distributions paid during the year.
For the year ended December 31, 2019, the Company declared and paid distributions on common stock of $4,123,118 or $0.6851 per share.
The characterization of distributions paid to stockholders, as set forth in the Financial Highlights, reflect estimates made by the Company for federal income tax purposes. Such estimates are subject to change once the final determination of the source of all distributions has been made by the Company.
3. INVESTMENTS
Fair Value Measurement
The following tables summarize the valuation of the Company’s investments measured and reported at fair value under the fair value hierarchy levels described in Note 2 “Summary of Significant Accounting Policies” as of December 31, 2019:
Fair Value Measurement
	Level I	Level II	Level III	Total
Assets
CLO Debt	$—	$116,716,287	$—	$116,716,287
CLO Equity	—	—	16,967,809	16,967,809
Total Investments, at Fair Value	$—	$116,716,287	$16,967,809	$133,684,096

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
3. INVESTMENTS – (continued)
The changes in investments classified as Level III are as follows for the year ended December 31, 2019:
CLO Equity
Beginning Balance at January 1, 2019	$—
Purchases of investments	19,517,825
Proceeds from sales or maturity of investments	(99,422)
Net realized gains (losses) and net change in unrealized appreciation (depreciation)	(2,450,594)
Balance as of December 31, 2019	$16,967,809
Change in unrealized appreciation (depreciation) on investments still held as of December 31, 2019	$(2,450,594)
The net realized gains (losses) recorded for Level III investments, if any, are reported in the net realized gain (loss) on investments balance in the Statement of Operations. Net changes in unrealized appreciation (depreciation) are reported in the net change in unrealized appreciation (depreciation) on investments balance in the Statement of Operations.
The change in unrealized depreciation on Level III investments still held as of December 31, 2019 was $(2,450,594).
Valuation of CLO Debt
The Company’s investments in CLO debt have been valued using an independent pricing service. The valuation methodology of the independent pricing service includes incorporating data comprised of observable market transactions, executable bids, broker quotes from dealers with two sided markets, as well as transaction activity from comparable securities to those being valued. As the independent pricing service contemplates real time market data and no unobservable inputs or significant judgement has been used by the Adviser in the valuation of the Company’s investment in CLO debt, such positions are considered Level II assets.
Valuation of CLO Equity
The Adviser gathers price indications from dealers, if available, as part of its valuation process as an input to estimate fair value of each CLO equity investment. Dealer price indications are not firm bids and may not be representative of the actual value where trades can be consummated. In addition, the Adviser utilizes the output of a third-party financial model to estimate the fair value of CLO equity investments. The model contains detailed information on the characteristics of each CLO, including recent information about assets and liabilities from data sources such as trustee reports, and is used to project future cash flows to the CLO note tranches, as well as management fees.
The following table summarizes the quantitative inputs and assumptions used for investments categorized in Level III of the fair value hierarchy as of December 31, 2019. In addition to the techniques and inputs noted in the table below, the Adviser may use other valuation techniques and methodologies when determining the Company’s fair value measurements as provided for in the valuation policy approved by the Board. The table below is not intended to be all-inclusive, but rather provides information on the significant Level III inputs as they relate to the Company’s fair value measurements as of December 31, 2019.

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
3. INVESTMENTS – (continued)
	Quantitative Information about Level III Fair Value Measurements
Assets	Fair Value as of December 31, 2019	Valuation Techniques/Methodologies	Unobservable Inputs	Range / Weighted Average
CLO Equity	$16,967,809	Discounted Cash Flows	Constant Default Rate	0.00% – 2.00%
			Constant Prepayment Rate	25.00%
			Reinvestment Spread	3.55% – 3.85% / 3.65%
			Reinvestment Price	99.50%
			Recovery Rate	69.85% – 70.00% / 69.93%
			Yield to Maturity	16.95% – 21.76% / 19.11%
Increases (decreases) in the constant default rate, reinvestment price and yield to maturity in isolation would result in a lower (higher) fair value measurement. Increases (decreases) in the reinvestment spread and recovery rate in isolation would result in a higher (lower) fair value measurement. Changes in the constant prepayment rate may result in a higher (lower) fair value, depending on the circumstances. Generally, a change in the assumption used for the constant default rate may be accompanied by a directionally opposite change in the assumption used for the constant prepayment rate and recovery rate.
The Adviser categorizes CLO equity as Level III investments. Certain pricing inputs may be unobservable. An active market may exist, but not necessarily for CLO equity investments the Company holds as of the reporting date. Additionally, unadjusted dealer quotes, when obtained for valuation purposes, are indicative.
Investment Risk Factors and Concentration of Investments
The following list is not intended to be a comprehensive list of all of the potential risks associated with the Company. The Company’s prospectus provides a detailed discussion of the Company’s risks and considerations. The risks described in the prospectus are not the only risks the Company faces. Additional risks and uncertainties not currently known to the Company or that are currently deemed to be immaterial also may materially and adversely affect its business, financial condition and/or operating results.
Market Risk
Certain events particular to each market in which the Company’s investments conduct operations, as well as general economic and political conditions, may have a significant negative impact on the operations and profitability of the Company’s investments and/or on the fair value of the Company’s investments. Such events are beyond the Company’s control, and the likelihood they may occur and the potential effect on the Company cannot be predicted.
Concentration Risk
The Company is classified as “non-diversified” under the 1940 Act. As a result, the Company can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Company may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.
Liquidity Risk
The securities issued by CLOs generally offer less liquidity than below investment grade or high-yield corporate debt, and are subject to certain transfer restrictions imposed on certain financial instruments and other eligibility requirements on prospective transferees. Other investments the Company may purchase through privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer.

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
3. INVESTMENTS – (continued)
As a result of this illiquidity, the Company’s ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments may be limited, which could prevent the Company from making sales to mitigate losses on such investments.
Risks of Investing in CLOs
The Company’s investments consist primarily of CLO securities and the Company may invest in other related structured finance securities. CLOs and structured finance securities are generally backed by an asset or a pool of assets (typically senior secured loans and other credit-related assets in the case of a CLO) which serve as collateral. The Company and other investors in CLO and related structured finance securities ultimately bear the credit risk of the underlying collateral. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of junior tranches, and scheduled payments to junior tranches have a priority in right of payment to subordinated/equity tranches. Therefore, CLO and other structured finance securities may present risks similar to those of the other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLO and other structured finance securities. In addition to the general risks associated with investing in debt securities, CLO securities carry additional risks, including, but not limited to: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) the fact that investments in CLO junior debt and equity tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
Interest Rate Risk
The fair value of certain investments held by the Company may be significantly affected by changes in interest rates. Although senior secured loans are generally floating rate instruments, the Company’s investments in senior secured loans through CLOs are sensitive to interest rate levels and volatility. Although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses which may adversely affect the Company’s cash flow, fair value of its assets and operating results.
LIBOR Risk
The CLO equity and debt securities in which the Company invests and earns interest at, and CLOs in which it invests typically obtain financing at a floating rate based on LIBOR.
On July 27, 2017, the FCA announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021 (the “FCA Announcement”). The FCA Announcement indicates that the continuation of LIBOR on the current basis (or at all) cannot and will not be guaranteed after 2021 and that planning a transition to alternative reference rates that are based firmly on transactions, such as reformed Sterling Over Night Index Average (“SONIA”) must begin. Furthermore, in the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the Alternative Reference Rates Committee (“ARRC”) of the Federal Reserve Board and the Federal Reserve Bank of New York. On June 22, 2017, the ARRC identified the Secured Overnight Financing Rate (“SOFR”), a broad U.S. treasuries repo financing rate to be published by the Federal Reserve Bank of New York, as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. The first publication of SOFR was released in April 2018. Although there have been a few issuances

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
3. INVESTMENTS – (continued)
utilizing SONIA and SOFR, it remains in question whether or not these alternative reference rates will attain market acceptance as replacements for LIBOR.
At this time, it is not possible to predict the effect of the FCA Announcement or other regulatory changes or announcements, the establishment of SOFR, SONIA or any other alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom, the United States or elsewhere. As such, the potential effect of any such event on the Company’s net investment income cannot yet be determined.
As LIBOR is currently being reformed, investors should be aware that: (a) any changes to LIBOR could affect the level of the published rate, including to cause it to be lower and/or more volatile than it would otherwise be; (b) if the applicable rate of interest on any CLO security is calculated with reference to a tenor which is discontinued, such rate of interest will then be determined by the provisions of the affected CLO security, which may include determination by the relevant calculation agent in its discretion; (c) the administrator of LIBOR will not have any involvement in the CLOs or loans and may take any actions in respect of LIBOR without regard to the effect of such actions on the CLOs or loans; and (d) any uncertainty in the value of LIBOR or, the development of a widespread market view that LIBOR has been manipulated or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform may adversely affect the liquidity of the securities in the secondary market and their market value. Any of the above or any other significant change to the setting of LIBOR could have a material adverse effect on the value of, and the amount payable under, (i) any underlying asset of the CLO which pay interest linked to a LIBOR rate and (ii) the CLO securities in which the Company invest.
If LIBOR is eliminated as a benchmark rate, it is uncertain whether broad replacement conventions in the CLO markets will develop and, if conventions develop, what those conventions will be and whether they will create adverse consequences for the issuer or the holders of CLO securities.
Low Interest Rate Environment
As of the date of the financial statements interest rates in the United States remain relatively low, which may increase the Company’s exposure to risks associated with rising interest rates. Moreover, interest rate levels are currently impacted by extraordinary monetary policy initiatives, the effect of which is impossible to predict with certainty.
Leverage Risk
The Company may incur leverage through the Credit Facility, and the Company may incur additional leverage, directly or indirectly, through one or more special purpose vehicles, including indebtedness for borrowed money and leverage in the form of derivative transactions, shares of preferred stock and other structures and instruments, in significant amounts and on terms the Adviser and the Board deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of the Company’s investments, to pay fees and expenses and for other purposes. Any such leverage does not include embedded or inherent leverage in CLO structures in which the Company invests or in derivative instruments in which the Company may invest. Accordingly, there may be a layering of leverage in overall structure. The more leverage is employed, the more likely a substantial change will occur in the Company’s net asset value (“NAV”). For instance, any decrease in the Company’s income would cause net income to decline more sharply than it would have had the Company not borrowed. In addition, any event adversely affecting the value of an investment would be magnified to the extent leverage is utilized.
Highly Subordinated and Leveraged Securities Risk
The Company’s portfolio includes junior debt and equity investments in CLOs, which involve a number of significant risks. CLOs are typically very highly leveraged (with CLO equity securities typically being

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
3. INVESTMENTS – (continued)
leveraged nine to thirteen times), and therefore the junior debt and equity tranches in which the Company invests are subject to a higher degree of risk of total loss. In particular, investors in CLO securities indirectly bear risks of the collateral held by such CLOs. The Company generally has the right to receive payments only from the CLOs, and generally does not have direct rights against the underlying borrowers or the entity that sponsored the CLO.
Credit Risk
If a CLO in which the Company invests, an underlying asset of any such CLO or any other type of credit investment in the Company’s portfolio declines in price or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status either or both the Company’s income and NAV may be adversely impacted. Non-payment would result in a reduction of the Company’s income, a reduction in the value of the applicable CLO security or other credit investment experiencing non-payment and, potentially, a decrease in the Company’s NAV. To the extent the credit rating assigned to a security in the Company’s portfolio is downgraded, the market price and liquidity of such security may be adversely affected. In addition, if a CLO in which the Company invests triggers an event of default as a result of failing to make payments when due or for other reasons, the CLO would be subject to the possibility of liquidation, which could result in full loss of value to the CLO junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in those circumstances.
Low Or Unrated Debt Securities Risks
The Company invests primarily in securities that are rated below investment grade or, in the case of CLO equity securities, are not rated by a national securities rating service. The primary assets underlying the CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans, high yield bonds, emerging market loans or bonds and structured finance securities with underlying exposure to CDO tranches, residential mortgage backed securities, commercial mortgage backed securities, trust preferred securities and other types of securitizations. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, the Company may obtain direct exposure to such financial assets/instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as “high yield” or “junk.” High-yield debt securities have greater credit and liquidity risk than investment grade obligations. High-yield debt securities are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the issuer thereof to make payments of principal or interest.
4. RELATED PARTY TRANSACTIONS
Investment Adviser
On October 5, 2018, the Company entered into an investment advisory agreement with the Adviser (the “Advisory Agreement”). Pursuant to the terms of the Advisory Agreement, the Company pays the Adviser, for its services, a management fee equal to an annual rate of 1.25% of the Company’s “Managed Assets”. Managed Assets are defined as the Company’s total assets (including assets attributable to the Company’s use of leverage) minus the sum of the Company’s accrued liabilities (other than liabilities incurred for the purpose of creating leverage). The management fee is calculated monthly and payable quarterly in arrears based on the Company’s Managed Assets at the end of each calendar month. For the period of January 1, 2019 to May 31, 2019, the Adviser voluntarily waived the management fee in the amount of $404,345. Such waived amount of

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
4. RELATED PARTY TRANSACTIONS – (continued)
management fee is not subject to recoupment. For the period of June 1, 2019 to December 31, 2019, the Company was charged a management fee of $832,477, $371,841 of which was payable as of December 31, 2019.
Pursuant to the terms of the Advisory Agreement, the Adviser paid all of the Company’s organizational and offering expenses incurred prior to or in connection with the Company’s IPO that exceeded $750,000 (excluding the sales load, which was paid solely by the Adviser or its affiliates, and including the offering expenses incurred in connection with the Company’s private placement of shares of common stock in May 2019). The Company reimbursed the Adviser and its affiliates $750,000 for offering costs incurred prior to or in connection with the Company’s IPO and the Company’s private placement of shares of common stock in May 2019. Such costs were borne by the Company and charged to paid-in capital. Please refer to Note 2 “Summary of Significant Accounting Policies” for further discussion on accounting treatment associated with the Company’s offering costs. As of December 31, 2019, the amount of the applicable organizational and offering expenses exceeding $750,000 was approximately $0.8 million and was paid solely by the Adviser and its affiliates and is not subject to reimbursement or recoupment. Additionally, the aggregate sales load expense incurred as part of the Company’s IPO was approximately $1.3 million and was paid solely by the Adviser and its affiliates and is not subject to reimbursement or recoupment.
Please refer to Note 5 — “Common Stock” for further discussion on the Company’s IPO.
The Company incurred $303,435 of operating expenses for the period from January 1, 2019 to May 31, 2019, all of which have been voluntarily reimbursed to the Company by the Adviser or its affiliates and are not subject to recoupment.
A contribution by an affiliate of the Adviser in the aggregate amount of $897,481 was made in connection with the Company’s private placement of shares of common stock in May 2019. The contribution amount is considered a payment from an affiliate and is reflected as a paid-in capital contribution in the capital share transaction section of the Statement of Changes in Net Assets for the year ended December 31, 2019. Please refer to Note 2 “Summary of Significant Accounting Policies” for further discussion on the accounting treatment associated with payments from affiliates. Additionally, the amount of offering expenses incurred in connection with the May 2019 private placement was approximately $0.1 million as of December 31, 2019 and were paid solely by the Adviser and its affiliates. Such amounts are not subject to recoupment.
Please refer to Note 5 — “Common Stock” for further discussion on the May 2019 Private Placement.
Administrator
Effective October 5, 2018, the Company entered into an administration agreement (the “Administration Agreement”) with the Administrator, an affiliate of the Adviser. Pursuant to the Administration Agreement, the Administrator performs, or arranges for the performance of, the Company’s required administrative services, which include being responsible for the financial records which the Company is required to maintain and preparing reports which are disseminated to the Company’s stockholders. In addition, the Administrator provides the Company with accounting services, assists the Company in determining and publishing its net asset value, oversees the preparation and filing of the Company’s tax returns, monitors the Company’s compliance with tax laws and regulations, and prepares and assists the Company with any financial statement audits by an independent public accounting firm. The Administrator is also responsible for printing and disseminating reports to the Company’s stockholders and maintaining the Company’s website, providing support to investor relations, generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others, and providing such other administrative services as the Company may from time to time designate.

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
4. RELATED PARTY TRANSACTIONS – (continued)
Payments under the Administration Agreement are equal to an amount based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing compliance functions and the Company’s allocable portion of the compensation of the Company’s chief compliance officer, chief financial officer, chief operating officer and the Company’s allocable portion of the compensation of any related support staff. The Company’s allocable portion of such compensation is based on an allocation of the time spent on the Company relative to other matters. To the extent the Administrator outsources any of its functions, the Company pays the fees on a direct basis, without profit to the Administrator. Certain accounting and other administrative services have been delegated by the Administrator to SS&C Technologies, Inc. (“SS&C”). The Administration Agreement may be terminated by the Company without penalty upon not less than sixty days’ written notice to the Administrator and by the Administrator upon not less than ninety days’ written notice to the Company. The Administration Agreement is approved by the Board, including by a majority of the Company’s independent directors, on an annual basis.
For the year ended December 31, 2019 the Company incurred $427,791 in administration fees consisting of $340,573 and $87,218, relating to services provided by the Administrator and SS&C, respectively, which are included in the Statement of Operations. For the period from January 1, 2019 to May 31, 2019 the Administrator voluntarily waived $129,264 in administration fees relating to services provided by the Administrator, which would have otherwise been charged to the Company. Such waived amount is not subject to recoupment. Additionally, the Adviser reimbursed the Company $30,218 of administration fees relating to services provided by SS&C for the period from January 1, 2019 through May 31, 3019, which is included as part of the operating expense reimbursement described above and is not subject to recoupment. As of December 31, 2019, $96,794 was payable to the Administrator and reflected on the Statement of Assets and Liabilities.
Affiliated Ownership
As of December 31, 2019, the Adviser and its affiliates and senior investment team held an aggregate of 0.78% of the Company’s common stock. In addition, an affiliate of Cavello Bay holds an indirect non-controlling ownership interest in the Adviser. As of December 31, 2019, Cavello Bay held an aggregate of 62.6% of the Company’s common stock.
5. COMMON STOCK
On October 16, 2018, the Company converted from a Delaware limited liability company into a Delaware corporation. At the time of the Conversion, the Members of EP Income Company LLC became stockholders of Eagle Point Income Company Inc. and were issued an aggregate of 3,769,596 shares of common stock, par value of $0.001 per share.
In May 2019, the Company issued 886,563 shares of common stock pursuant to a private placement at an average net price per share to the Company of $20.11, which represented the applicable net asset value per share of common stock. Of such average net price per share of common stock, $19.10 per share was paid by investors participating in the private placement and $1.01 per share was contributed to the Company by an affiliate of the Adviser. As a result, the Company received total net proceeds of $17,832,932 in connection with the private placement, $897,481 of which was contributed by an affiliate of the Adviser. Please refer to Note 4 “Related Party Transactions” for further discussion on the Company’s private placement of shares of common stock in May 2019.
On July 23, 2019, the Company priced its IPO and sold an additional 1,200,000 shares of common stock at a public offering price of $19.89 per share, resulting in gross proceeds to the Company of $23,868,000. In addition, the underwriters partially exercised the overallotment option granted to them in connection with the

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
5. COMMON STOCK – (continued)
IPO and purchased 162,114 shares, resulting in additional gross proceeds of $3,224,447. The Adviser and its affiliates paid the full amount of the sales load of $1.3 million or $0.9945 per common share issued in the offering (excluding shares sold to the Company’s board of directors, the Adviser, its affiliates, and employees of the Adviser and its affiliates). As the sales load was paid solely by the Adviser and its affiliates, the sales load did not reduce the NAV per share of the Company’s common stock. The Company reimbursed $750,000 or $0.1246 per common share to the Adviser and its affiliates in offering costs incurred prior to or in connection with the IPO. This cost was borne by all common stockholders as a charge to paid-in capital. The Company utilized the net proceeds from the IPO to acquire investments in accordance with the Company’s investment objectives and strategies and for general working capital purposes. Please refer to Note 4 “Related Party Transactions” for further discussion on the Company’s IPO.
On July 24, 2019, the Company’s shares began trading on the NYSE under the symbol “EIC”.
On November 22, 2019 the Company launched an ATM offering to sell up to $14,500,000 aggregate amounts of its common stock, pursuant to the prospectus supplement filed with the SEC on November 22, 2019. As of December 31, 2019, no common stock was issued under the ATM program.
As of December 31, 2019, there were 150,000,000 shares of common stock authorized, of which 6,018,273 shares were issued and outstanding.
6. COMMITMENTS AND CONTINGENCIES
The Company is not currently subject to any material legal proceedings. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under contracts. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect these proceedings will have a material effect upon its financial condition or results of operations.
As of December 31, 2019, the Company had no unfunded commitments.
7. INDEMNIFICATIONS
Under the Company’s organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Company. In addition, during the normal course of business, the Company enters into contracts containing a variety of representations which provide general indemnifications. The Company’s maximum exposure under these agreements cannot be known; however, the Company expects any risk of loss to be remote.
8. REVOLVING CREDIT FACILITY
The Company may utilize leverage to the extent permitted by the 1940 Act. The Company may obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to repurchase agreements or similar transactions. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. The use of leverage creates an opportunity for increased net income and capital appreciation, but also creates additional risks and expenses which will be borne entirely by common stock holders. The Company’s leverage strategy may not ultimately be successful.
Consistent with the ability to utilize leverage, on September 27, 2019, the Company entered into a senior secured revolving credit facility (the “Credit Facility”) with Société Générale. Pursuant to the terms of the Credit Facility, the Company can borrow up to an aggregate principal balance of $30,000,000 (the “Commitment Amount”). Such borrowings under the Credit Facility bear interest at 3 month LIBOR plus a

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
8. REVOLVING CREDIT FACILITY – (continued)
spread. The Company is required to pay a commitment fee of 0.25% on the unused amount, which is subject to change based on the terms of the Credit Facility.
For the year ended December 31, 2019, the Company had an average outstanding borrowing and average interest rate of $3,416,073 and 3.56%, respectively. The interest expense for the year ended December 31, 2019 on the Credit Facility was $35,478, inclusive of the commitment fee, and is recorded on the Statement of Operations. As of December 31, 2019 the current outstanding borrowing amount was $13,743,000.
The Credit Facility will mature on the earlier of (i) the termination of the Commitment, as defined by the terms of the Credit Facility or (ii) the scheduled maturity date of September 27, 2021.
See Note 9 “Asset Coverage” for further discussion on the Company’s calculation of asset coverage with respect to the Credit Facility.
9. ASSET COVERAGE
Under the provisions of the 1940 Act, the Company is permitted to issue senior securities, including debt securities and preferred stock, and borrow from banks or other financial institutions, provided that the Company satisfies certain asset coverage requirements.
With respect to senior securities that are stocks, such as preferred stock, the Company is required to have asset coverage of at least 200%, as measured at the time of the issuance of any such senior securities that are stocks and calculated as the ratio of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, over the aggregate amount of the Company’s outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of senior securities that are stocks.
With respect to senior securities representing indebtedness, such as the Credit Facility or any bank borrowings (other than temporary borrowings as defined under the 1940 Act), the Company is required to have asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, over the aggregate amount of the Company’s outstanding senior securities representing indebtedness.
If the Company’s asset coverage declines below 300% (or 200%, as applicable), the Company would be prohibited under the 1940 Act from incurring additional debt or issuing additional preferred stock and from declaring certain distributions to its stockholders. In addition, the terms of the Credit Facility require the Company to cure any breach of the applicable asset coverage if the Company fails to maintain the applicable asset coverage.
As of December 31, 2019, the Company’s asset coverage of senior securities representing indebtedness was 947%. Asset coverage is calculated in accordance with Section 18(h) of the 1940 act, as generally described above.
10. RECENT ACCOUNTING AND TAX PRONOUNCEMENTS
In August 2018, FASB issued Accounting Standards Update No. 2018-13 (“ASU 2018-13”) related to FASB ASC Topic 820 Fair Value Measurement and Disclosures — Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 eliminates, amends, and adds to the fair value measurement disclosure requirements of ASC Topic 820. The amendments are designed to provide more decision useful information to financial statement users. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019. The Company does not expect this pronouncement to have a material effect on the financial statements of the Company.

Eagle Point Income Company Inc.
Notes to Financial Statements
December 31, 2019
11. SUBSEQUENT EVENTS
On January 2, 2020, the Company declared three separate distributions of $0.1326 per share on its common stock. The first distribution of $798,023 or $0.1326 per share was paid on January 31, 2020 to holders of record as of January 13, 2020. The additional distributions are payable on each of February 28, 2020 and March 31, 2020 to holders of record as of February 12, 2020 and March 12, 2020, respectively.
As of February 24, 2020, the date these financials were available to be distributed, the aggregate outstanding principal amount borrowed by the Company from the Credit Facility was $28,183,000.
Management of the Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 24, 2020, and has determined there are no events in addition to those described above which would require adjustment to or disclosure in the financial statements and related notes through the date of release of this report.

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS
Per Share Data	For the year ended December 31, 2019	For the period from October 16, 2018 to December 31, 2018
Net asset value, beginning of period	$18.28	$20.00
Net investment income, before fee waivers and expenses reimbursed(1)	1.15	0.10
Management fee voluntarily waived by the Adviser(1)	0.08	0.05
Expenses reimbursed by the Adviser(1)	0.06	0.20
Administration fee voluntarily waived by the Administrator(1)	0.03	—
Net investment income	1.32	0.35
Net realized gain (loss) and change in unrealized appreciation (depreciation) on investments(1)(2)	0.70	(1.72)
Net income (loss) and net increase (decrease) in net assets resulting from operations	2.02	(1.37)
Common stock distributions from net investment income(3)	(0.69)	(0.35)
Common stock distributions from net realized gains on investments(3)	—	—
Common stock distributions from tax return of capital(3)	—	—
Total common stock distributions declared to stockholders(3)	(0.69)	(0.35)
Common stock distributions based on weighted average shares impact	(0.15)	—
Total common stock distributions	(0.84)	(0.35)
Effect of shares issued(4)	(0.19)
Effect of offering expenses associated with shares issued(5)	(0.12)
Effect of paid-in capital contribution(6)	0.19
Net effect of shares issued	(0.12)	—
Net asset value at end of period	$19.34	$18.28
Per share market value at beginning of period(7)	$19.89	N/A
Per share market value at end of period	$18.76	N/A
Total return, based on market value(8)	(2.27)%	N/A
Total return, based on net asset value(9)	9.56%	(6.85)%
Shares of common stock outstanding at end of period	6,018,273	3,769,596
Ratios and Supplemental Data:
Net asset value at end of period	$116,408,383	$68,923,362
Ratio of net investment income to average net assets(10)(12)	6.67%	8.54%
Ratio of expenses, before fee waivers and expenses reimbursed, to average net assets(10)(11)(12)	2.75%	3.12%
Ratio of expenses, after fee waivers and expenses reimbursed, to average net assets(10)(11)(12)	1.89%	0.00%
Portfolio turnover rate(13)	11.42%	2.35%
Credit Facility:
Principal amount outstanding at end of period	$13,740,000	$—
Asset coverage per $1,000 at end of period(14)	$9,470.38	$—

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS – (continued)

Footnotes to the Financial Highlights:
(1)
Per share amounts are based on the weighted average of shares of common stock outstanding for the period.

(2)
Net realized gain (loss) and change in unrealized appreciation (depreciation) on investments includes a balancing figure to reconcile to the change in NAV per share at the end of the period. The amount shown for a share outstanding throughout the period may not agree with the change in the aggregate net realized gain (loss) and change in unrealized appreciation (depreciation) on investments for the period because of the timing of sales of the Company’s common stock in relation to fluctuating market values for the portfolio.

(3)
The information provided is based on estimates available at the year ended December 31, 2019 and each respective fiscal year end. The final tax characteristics of the Company’s earnings cannot be determined until tax returns are filed after the end of the fiscal year and may vary from these estimates.

(4)
Represents the effect per share of the Company’s issuance of shares of common stock pursuant to a private placement in May 2019.

(5)
Represents the effect per share of offering expenses incurred prior to or in connection with the Company’s IPO. Please refer to Note 4 “Related Party Transactions” for further discussion relating to the Company’s reimbursement of offering expenses.

(6)
Represents the effect of the paid-in capital contribution made by an affiliate of the Adviser pursuant to a private placement in May 2019. Please refer to Note 4 “Related Party Transactions” for further discussion relating to the contribution made by an affiliate of the Adviser.

(7)
Represents the IPO price as of July 23, 2019.

(8)
Total return based on market value is calculated as the change in market value per share for the period commencing July 23, 2019, the date of the Company’s IPO, through December 31, 2019, assuming distributions are reinvested in accordance with the Company’s dividend reinvestment plan, divided by the beginning market value per share. The beginning market value per share is based on the initial public offering price of $19.89 per share.

(9)
Total return based on net asset value is calculated as the change in net asset value per share during the period plus declared and paid dividends per share, divided by the beginning net asset value per share.

(10)
Ratios for the period from October 16, 2018 to December 31, 2018 are annualized. Ratios include the impact of the fee waivers and expenses reimbursed by the Adviser. Please refer to Note 4 “Related Party Transactions” for further discussion relating to the fee waivers and expenses reimbursed by the Advisor.

(11)
Expenses of the Company for the period from October 16, 2018 to December 31, 2018 and for the period from January 1, 2019 to May 31, 2019 were reimbursed by the Adviser. In addition, the Adviser has voluntarily waived the management fee and the Administrator has voluntarily waived the administration fee for the same periods from October 16, 2018 to December 31, 2018 and from January 1, 2019 to May 31, 2019. Please refer to Note 4 “Related Party Transactions” for further discussion relating to the Company’s expenses.

(12)
Ratios for the year ended December 31, 2019 include interest expense on the credit facility and excise tax expense of 0.04% and 0.10% of average net assets, respectively.

(13)
The portfolio turnover rate is calculated as the lesser of total investment purchases executed during the period or the total of investment sales executed during the periods and repayments of principal, divided by the average fair value of the investments for the same period.

(14)
The asset coverage per unit figure is the ratio of the Company’s total assets, less all liabilities and indebtedness not represented by the credit facility, to the aggregate dollar amount of outstanding borrowings of the credit facility, in accordance with section 18(h) of the 1940 Act. The asset coverage per unit figure is expressed in terms of dollar amounts per $1,000 principal amount.

EAGLE POINT INCOME COMPANY INC.
FINANCIAL HIGHLIGHTS
Financial highlights for the period from October 4, 2018 (Commencement of Operations) to October 15, 2018 for the Members are as follows:
Per Unit Data	For the period from October 4, 2018 (Commencement of Operations) to October 15, 2018
Net asset value at beginning of period	$1,000.00
Net investment income	2.69
Net change in unrealized appreciation (depreciation) on investments	0.51
Net income (loss) and net increase (decrease) in net assets resulting from operations	3.20
Net asset value at end of period	$1,003.20
Total return(1)	0.32%
Ratios and Supplemental Data:
Net asset value at end of period	$75,391,911
Ratio of net investment income to average net assets(1)	0.27%
Ratio of expenses to average net assets(2)	0.00%
Portfolio turnover rate(3)	0.00%

(1)
Total return and ratio of net investment income to average net assets for the period from October 4, 2018 (Commencement of Operations) to October 15, 2018 are not annualized.

(2)
No expenses were borne by the Company from October 4, 2018 (Commencement of Operations) to October 15, 2018. Please refer to Note 4 “Related Party Transactions” for further discussion relating to the Company’s expenses.

(3)
The Company did not enter transactions to purchase or sell securities from October 4, 2018 (Commencement of Operations) to October 15, 2018. As such, the portfolio turnover rate is 0.00%.

Note: The above Financial Highlights for the period from October 4, 2018 (Commencement of Operations) to October 15, 2018 for Members represents the period when the Company was initially organized as a Delaware limited liability company.

KPMG LLP 345 Park Avenue New York, NY 10154-0102
Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors
Eagle Point Income Company Inc.:
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Eagle Point Income Company Inc. (the Company), including the schedule of investments, as of December 31, 2019, the related statements of operations and cash flows for the year then ended, and the statement of changes in net assets for the year then ended and for the period from October 16, 2018 to December 31, 2018, the statement of members’ equity for the period from October 4, 2018 (commencement of operations) to October 15, 2018 and the related notes (collectively, the financial statements), and the financial highlights for the year then ended, the period of October 16, 2018 through December 31, 2018, and the period from October 4, 2018 (commencement of operations) through October 15, 2018. In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Company as of December 31, 2019, the results of its operations for the year then ended, the changes in its net assets for the year then ended, and the financial highlights for the year then ended, for the period of October 16, 2018 through December 31, 2018, and for the period from October 4, 2018 (commencement of operations) through October 15, 2018, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Such procedures also included confirmation of securities owned as of December 31, 2019, by correspondence with the custodian. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. We believe that our audits provide a reasonable basis for our opinion.
We have served as the auditor of one or more companies advised by an affiliate of Eagle Point Income Management LLC since 2014.
New York, New York
February 24, 2020

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

DESCRIPTION OF SECURITIES RATINGS
Moody’s Investors Service, Inc. — A brief description of the applicable Moody’s Investors Service, Inc. (Moody’s) rating symbols and their meanings (as published by Moody’s) follows:
1. Long-Term Obligation Ratings
Moody’s long-term obligation ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.
Moody’s Long-Term Rating Definitions:
Aaa:
Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa:
Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A:
Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa:
Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba:
Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B:
Obligations rated B are considered speculative and are subject to high credit risk.

Caa:
Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca:
Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C:
Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note:
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Short-Term Debt Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels — MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.
MIG 1.
This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2.
This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3.
This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG.
This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.
When either the long or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.
VMIG
rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1.
This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2.
This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3.
This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG.
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

2. Short-Term Ratings
Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1
Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2
Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3
Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP
Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

NOTE:
Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

Standard & Poor’s
A brief description of the applicable Standard & Poor’s (S&P) rating symbols and their meanings as published by S&P) follows:

Issuer Credit Rating Definitions
A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days, including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating. Medium-term notes are assigned long-term ratings.
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
•
Likelihood of payment-capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•
Nature of and provisions of the obligation;

•
Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB:
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C:
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB:
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B:
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC:
An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.
C:
A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D:
An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.
N.R.:
This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings
A-1:
A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2:
A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3:
A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B:
A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. Ratings of  ‘B-1’, ‘B-2’, and ‘B-3’ may be assigned to indicate finer distinctions within the ‘B’ category. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B-1:
A short-term obligation rated ‘B-1’ is regarded as having significant speculative characteristics, but the obligor has a relatively stronger capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-2:
A short-term obligation rated ‘B-2’ is regarded as having significant speculative characteristics, and the obligor has an average speculative-grade capacity to meet its financial commitments over the short-term compared to other speculative-grade obligors.

B-3:
A short-term obligation rated ‘B-3’ is regarded as having significant speculative characteristics, and the obligor has a relatively weaker capacity to meets its financial commitments over the short-term compared to other speculative-grade obligors.

C:
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D:
A short-term obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch Ratings, Inc.
A brief description of the applicable Fitch Ratings, Inc. (Fitch) rating symbols and their meanings (as published by Fitch) follows:
Long-Term Credit Ratings
Investment Grade
AAA:
Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA:
Very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A:
High credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB:
Good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade
BB:
Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B:
Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC:
Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC:
Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C:
Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.
The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC.’
The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations. These currently are published for most individual obligations of corporate issuers with IDRs in the ‘B’ rating category and below.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.
RR1:
Outstanding recovery prospects given default.   ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91% – 100% of current principal and related interest.

RR2:
Superior recovery prospects given default.   ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71% – 90% of current principal and related interest.

RR3:
Good recovery prospects given default.   ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51% – 70% of current principal and related interest.

RR4:
Average recovery prospects given default.   ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31% – 50% of current principal and related interest.

RR5:
Below average recovery prospects given default.   ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11% – 30% of current principal and related interest.

RR6:
Poor recovery prospects given default.   ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0% – 10% of current principal and related interest.

Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1:
Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2:
Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3:
Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B:
Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C:
High short-term default risk. Default is a real possibility.

RD:
Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D:
Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

600,000 Shares
Eagle Point Income Company Inc.
COMMON STOCK

PROSPECTUS SUPPLEMENT
October 29, 2021

Sole Bookrunning Manager
B. Riley Securities